   AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON FEBRUARY 12, 1998.

                                                     REGISTRATION NO. 333-
================================================================================

                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549
                             ---------------------

                                    FORM S-4
            REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933
                             ---------------------

                             PILLOWTEX CORPORATION
             (Exact Name of Registrant as Specified in Its Charter)

               TEXAS                              2392                           75-2147728
    (State or Other Jurisdiction      (Primary Standard Industrial            (I.R.S. Employer
        of Incorporation or          Classification Control Number)         Identification No.)
            Organization)

                                 4111 MINT WAY
                              DALLAS, TEXAS 75237
                                 (214) 333-3225
                  (Address, Including Zip Code, and Telephone
                          Number, Including Area Code,
                  of Registrant's Principal Executive Offices)
                             ---------------------

                               JEFFREY D. CORDES
                     PRESIDENT AND CHIEF OPERATING OFFICER
                             PILLOWTEX CORPORATION
                                 4111 MINT WAY
                              DALLAS, TEXAS 75237
                                 (214) 333-3225
                      (Name, Address, Including Zip Code,
                        and Telephone Number, Including
                        Area Code, of Agent For Service)
   SEE TABLE OF ADDITIONAL REGISTRANTS ON THE FOLLOWING PAGE FOR INFORMATION
        RELATING TO THE GUARANTORS OF THE SECURITIES REGISTERED HEREBY.
                             ---------------------

                                   Copies to:

                           KATHLEEN R. MCLAURIN, ESQ.
                           JONES, DAY, REAVIS & POGUE
                           2300 TRAMMELL CROW CENTER
                                2001 ROSS AVENUE
                              DALLAS, TEXAS 75201
                                 (214) 220-3939
                             ---------------------

    APPROXIMATE DATE OF COMMENCEMENT OF PROPOSED SALE TO THE PUBLIC: As soon as practicable after this Registration Statement becomes effective.

    If the only securities being registered on this Form are being offered in connection with the formation of a holding company and there is compliance with General Instruction G, check the following box. [ ]

    If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]
------------.

    If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]
------------.

                        CALCULATION OF REGISTRATION FEE

==================================================================================================================
                                                          PROPOSED             PROPOSED
        TITLE OF EACH CLASS OF          AMOUNT TO BE  MAXIMUM OFFERING    MAXIMUM AGGREGATE         AMOUNT OF
     SECURITIES TO BE REGISTERED         REGISTERED    PRICE PER UNIT     OFFERING PRICE(1)     REGISTRATION FEE
------------------------------------------------------------------------------------------------------------------
9% Senior Subordinated Notes due
  2007................................  $185,000,000        100%             $185,000,000          $54,575(2)
------------------------------------------------------------------------------------------------------------------
Guarantees of the 9% Senior
  Subordinated Notes due 2007.........  $185,000,000         (3)                 (3)                   (3)
==================================================================================================================

(1) Estimated solely for the purpose of calculating the registration fee under Rule 457 of the Securities Act of 1933, as amended (the "Securities Act").

(2) The registration fee for the securities offered hereby, $54,575, is calculated under Rule 457(f)(2) of the Securities Act.

(3) Pursuant to Rule 457(n) under the Securities Act, no separate fee for the guarantees is payable.

    THE REGISTRANTS HEREBY AMEND THIS REGISTRATION STATEMENT ON SUCH DATE OR DATES AS MAY BE NECESSARY TO DELAY ITS EFFECTIVE DATE UNTIL THE REGISTRANTS SHALL FILE A FURTHER AMENDMENT WHICH SPECIFICALLY STATES THAT THIS REGISTRATION STATEMENT SHALL THEREAFTER BECOME EFFECTIVE IN ACCORDANCE WITH SECTION 8(A) OF THE SECURITIES ACT OR UNTIL THE REGISTRATION STATEMENT SHALL BECOME EFFECTIVE ON SUCH DATE AS THE COMMISSION, ACTING PURSUANT TO SECTION 8(A), MAY DETERMINE.
================================================================================

                        TABLE OF ADDITIONAL REGISTRANTS

     The address of the principal executive offices of each of the additional registrants listed below, and the name and address of the agent for service therefor, is the same as is set forth for Pillowtex Corporation on the facing page of this Registration Statement.

                                        JURISDICTION OF  PRIMARY STANDARD       I.R.S.
              EXACT NAME                 INCORPORATION      INDUSTRIAL         EMPLOYER
             AS SPECIFIED                     OR          CLASSIFICATION    IDENTIFICATION
          IN THEIR CHARTERS              ORGANIZATION         NUMBER            NUMBER
          -----------------             ---------------  ----------------   --------------
Amoskeag Company                        Delaware             6744               04-1032485
Amoskeag Management Corporation         Delaware             8980               04-2846718
Bangor Investment Company               Maine                6748               01-0200600
Beacon Manufacturing Company            North Carolina       2281               75-2568775
Crestfield Cotton Company               Tennessee            2298               62-0909424
Downeast Securities Corporation         Delaware             6749               13-3105881
Encee, Inc.                             Delaware             5700               56-1675214
FCC Canada, Inc.                        Delaware             2298               56-1813430
Fieldcrest Cannon Financing, Inc.       Delaware             8980               56-1899877
Fieldcrest Cannon, Inc.                 Delaware             2390               56-0586036
Fieldcrest Cannon International, Inc.   Delaware             6749               56-0844275
Fieldcrest Cannon Licensing, Inc.       Delaware             8980               56-1899876
Fieldcrest Cannon Sure Fit, Inc.        Delaware             2390               56-1903913
Fieldcrest Cannon Transportation, Inc.  Delaware             4200               56-1899875
Manetta Home Fashions, Inc.             North Carolina    2211, 2297            56-1835854
Moore's Falls Corporation               Delaware             6748               04-2485069
Pillowtex, Inc.                         Delaware             2392               13-3876864
Pillowtex Management Services Company   Delaware          2211, 2221            75-2639144
PTEX Holding Company                    Delaware             6719               51-0373367
St. Mary's, Inc.                        Delaware             6749               56-1968253
Tennessee Woolen Mills, Inc.            Tennessee         2231, 2297            62-1202303

INFORMATION CONTAINED HEREIN IS SUBJECT TO COMPLETION OR AMENDMENT. A REGISTRATION STATEMENT RELATING TO THESE SECURITIES HAS BEEN FILED WITH THE SECURITIES AND EXCHANGE COMMISSION. THESE SECURITIES MAY NOT BE SOLD NOR MAY OFFERS TO BUY BE ACCEPTED PRIOR TO THE TIME THE REGISTRATION STATEMENT BECOMES EFFECTIVE. THIS PROSPECTUS SHALL NOT CONSTITUTE AN OFFER TO SELL OR THE SOLICITATION OF AN OFFER TO BUY NOR SHALL THERE BE ANY SALE OF THESE SECURITIES IN ANY STATE IN WHICH SUCH OFFER, SOLICITATION OR SALE WOULD BE UNLAWFUL PRIOR TO REGISTRATION OR QUALIFICATION UNDER THE SECURITIES LAWS OF ANY SUCH STATE.

                 SUBJECT TO COMPLETION, DATED FEBRUARY 12, 1998

                              PILLOWTEX CORP. LOGO
                                   PROSPECTUS

                               OFFER TO EXCHANGE
                     9% SENIOR SUBORDINATED NOTES DUE 2007,
                          FOR ANY AND ALL OUTSTANDING
                     9% SENIOR SUBORDINATED NOTES DUE 2007
                             ---------------------

        THE EXCHANGE OFFER WILL EXPIRE AT                , NEW YORK CITY
                   TIME, ON                , UNLESS EXTENDED.
                             ---------------------

     Pillowtex Corporation, a Texas corporation (the "Company"), hereby offers, upon the terms and subject to the conditions set forth in this Prospectus and the accompanying Letter of Transmittal (the "Letter of Transmittal"), to exchange (the "Exchange Offer") its outstanding 9% Senior Subordinated Notes Due 2007 (the "Series A Notes"), of which $185,000,000 aggregate principal amount is outstanding as of the date hereof, for an equal aggregate principal amount of its newly issued 9% Senior Subordinated Notes Due 2007 (the "Series B Notes") which have been registered under the Securities Act of 1933, as amended (the "Securities Act"). The Series B Notes are being offered hereby in order to satisfy certain obligations of the Company and the Guarantors (as defined herein) under the Registration Rights Agreement, dated December 18, 1997, among the Company and certain other signatories thereto (the "Registration Rights Agreement"). The form and terms of the Series B Notes will be the same as those of the Series A Notes except that the Series B Notes will have been registered under the Securities Act, and consequently will not be subject to certain transfer restrictions, registration rights and related liquidated damages provisions applicable to the Series A Notes. The Series B Notes will evidence the same debt as the Series A Notes and will be entitled to the benefits of an indenture (the "Indenture"), dated as of December 18, 1997, by and among the Company, the Guarantors and Norwest Bank Minnesota, National Association, as trustee (the "Trustee"). The Indenture provides for the issuance of both the Series A Notes and the Series B Notes. The Series A Notes and the Series B Notes are referred to herein collectively as the "Notes" and holders of the Notes are sometimes referred to herein as the "Holders."

     The Series A Notes were issued on December 18, 1997 pursuant to an offering (the "Offering") that was exempt from registration under the Securities Act. The Series A Notes were issued in connection with the merger (the "Merger") on December 19, 1997 of Fieldcrest Cannon, Inc. ("Fieldcrest") with and into a wholly owned subsidiary of the Company pursuant to the Merger Agreement (as defined herein).

     The Notes mature on December 15, 2007, unless previously redeemed. Interest on the Notes will be payable semiannually in arrears on June 15 and December 15 of each year commencing June 15, 1998. The Notes will be redeemable at the option of the Company, in whole or in part, on or after December 15, 2002, at the redemption prices set forth herein, plus accrued and unpaid interest thereon, and Liquidated Damages (as defined herein), if any, to the redemption date. Upon a Change of Control (as defined herein), the Company will be required to make an offer to repurchase all outstanding Notes at 101% of the aggregate principal amount thereof plus accrued and unpaid interest thereon, and Liquidated Damages, if any, to the date of repurchase.

     The Series A Notes are, and the Series B Notes will be, general unsecured obligations of the Company, ranking senior in right of payment to all existing and future subordinated indebtedness of the Company, pari passu in right of payment with the Company's existing 10% Senior Subordinated Notes due 2006 (the "10% Senior Subordinated Notes"), and subordinated in right of payment to all existing and future Senior Indebtedness (as defined herein) of the Company, including indebtedness under the New Senior Credit

                                                        (continued on next page)

      SEE "RISK FACTORS" BEGINNING ON PAGE 16 FOR A DISCUSSION OF CERTAIN FACTORS THAT
SHOULD BE CONSIDERED BY HOLDERS PRIOR TO TENDERING THEIR SERIES A NOTES IN THE EXCHANGE
OFFER.

THESE SECURITIES HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE SECURITIES AND
    EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION NOR HAS
       THE SECURITIES AND EXCHANGE COMMISSION OR ANY STATE SECURITIES
          COMMISSION PASSED UPON THE ACCURACY OR
              ADEQUACY OF THIS PROSPECTUS. ANY REPRESENTATION
                 TO THE CONTRARY IS A CRIMINAL OFFENSE.
                             ---------------------

                  This Prospectus is dated             , 1998.

(continued from cover page)

Facilities (as defined herein). The Series A Notes are, and the Series B Notes will be, fully and unconditionally guaranteed on a senior basis (the "Subsidiary Guarantees") by each of the Company's current and future domestic Subsidiaries (as defined herein) (the "Guarantors"), including Fieldcrest. The Subsidiary Guarantees are senior unsecured obligations, ranking senior in right of payment to all existing and future subordinated indebtedness of the Guarantors, pari passu in right of payment to the Guarantor's guarantees of the 10% Senior Subordinated Notes, and subordinated in right of payment to all existing and future senior indebtedness of the Guarantors, including the guarantees of indebtedness under the New Senior Credit Facilities. As of September 27, 1997, on a pro forma basis after giving effect to the consummation of the Merger and the related Financing Transactions (as defined herein), including the Offering, and the application of the proceeds from the Financing Transactions as described under "Use of Proceeds," the Company and its subsidiaries on a consolidated basis would have had $420.0 million of indebtedness (excluding $37.8 million in letters of credit) effectively ranking senior to the Notes. See "Description of Notes."

     The Company will accept for exchange any and all Series A Notes that are properly tendered in the Exchange Offer and not withdrawn prior to 5:00 p.m.,
New York City time, on             , 1998 (such date if and as it may be
extended, the "Expiration Date"). Tenders of Series A Notes may be withdrawn at any time prior to 5:00 p.m., New York City time, on the Expiration Date. In the event the Exchange Offer is terminated, the Series A Notes not accepted for exchange will be returned without expense to the tendering holders as promptly as practicable. See "The Exchange Offer."

     Based on interpretations by the staff of the Securities and Exchange Commission (the "Commission") as set forth in no action letters issued to third parties, the Company believes that Series B Notes issued pursuant to the Exchange Offer in exchange for Series A Notes may be offered for resale, resold and otherwise transferred by Holders thereof (other than any such Holder which is an "affiliate" of the Company within the meaning of Rule 405 under the Securities Act) without compliance with the registration and prospectus delivery provisions of the Securities Act, provided that such Series B Notes are acquired in the ordinary course of such Holder's business and such Holder has no arrangement with any person to participate in the distribution of such Series B Notes. The Company does not intend to request the Commission to consider, and the Commission has not considered, the Exchange Offer in the context of a no-action letter and there can be no assurance that the staff of the Commission would make a similar determination with respect to the Exchange Offer as in such other circumstances. Each Holder, other than a broker-dealer, must acknowledge that it is not engaged in, and does not intend to engage in, a distribution of such Series B Notes and has no arrangement or understanding to participate in a distribution of Series B Notes. Each broker-dealer that receives Series B Notes for its own account pursuant to the Exchange Offer must acknowledge that it will deliver a prospectus in connection with any resale of such Series B Notes. The Letter of Transmittal states that by so acknowledging and by delivering a prospectus, a broker-dealer will not be deemed to admit that it is an "underwriter" within the meaning of the Securities Act. This Prospectus, as it may be amended or supplemented from time to time, may be used by a broker-dealer in connection with resales of Series B Notes received in exchange for Series A Notes where such Series A Notes were acquired by such broker-dealer as a result of market-making activities or other trading activities. The Company has agreed that, for a period of one year after the Registration Statement has been declared effective, it will make this Prospectus available to any broker-dealer for use in connection with any such resale. See "The Exchange Offer" and "Plan of Distribution."
     There is no existing trading market for the Notes, and there can be no assurance regarding the future development of a market for the Notes, or the ability of Holders of the Notes to sell their Notes or the price at which such Holders may be able to sell their Notes. The Company does not intend to list the Notes on any securities exchange nor has the Company entered into any arrangement or understanding with any person to distribute the Notes to be received in the Exchange Offer.

     Holders of Series A Notes whose Series A Notes are not tendered and accepted in the Exchange Offer will continue to hold such Series A Notes and will be entitled to all the rights and preferences and subject to the limitations applicable thereto under the Indenture. Following consummation of the Exchange Offer, the Holders of Series A Notes will continue to be subject to the existing restrictions upon transfer thereof, and the Company will have no further obligation to such Holders to provide for the registration under the Securities Act of the Series A Notes.

     The Company will not receive any proceeds from, and has agreed to bear all registration expenses of, the Exchange Offer. No underwriter is being used in connection with the Exchange Offer. See "The Exchange Offer -- Fees and Expenses."

                             AVAILABLE INFORMATION

     The Company is subject to the information and reporting requirements of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), and in accordance therewith files periodic reports, proxy statements, and other information with the Commission. Such reports, proxy statements, and other information may be inspected and copied at the public reference facilities maintained by the Commission at 450 Fifth Street, N.W., Room 1024, Washington, D.C. 20549; 7 World Trade Center, Suite 1300, New York, New York 10048; and Citicorp Center, 500 West Madison Street, Suite 1400, Chicago, Illinois 60661. The Commission also maintains a Website, located at http://www.sec.gov, that contains reports, proxy statements, and other information regarding registrants that file electronically with the Commission. Copies of such reports, proxy statements, and other information also may be obtained by mail from the Public Reference Section of the Commission, 450 Fifth Street, N.W., Washington, D.C. 20549, at prescribed rates. Such reports, proxy statements, and other information relating to Pillowtex may also be inspected at the offices of the New York Stock Exchange ("NYSE") at 20 Broad Street, New York, New York 10005. The Common Stock, par value $0.01 per share, of the Company (the "Pillowtex Common Stock") is listed and traded on the NYSE under the symbol "PTX."

     The Company and the Guarantors have filed with the Commission a registration statement on Form S-4 (including the exhibits and amendments thereto, the "Registration Statement") under the Securities Act with respect to the Series B Notes offered hereby. As permitted under the Securities Act and the Exchange Act, this Prospectus does not contain all the information set forth in the Registration Statement. Such additional information can be inspected and copied or obtained from the Commission in the manner described above. Statements contained in this Prospectus as to the contents of any other document referred to herein are not necessarily complete, and each such statement is qualified in all respects by reference to the copy of such other document filed as an exhibit to the Registration Statement.

     The Company has agreed that, whether or not it is required to do so by the rules and regulations of the Commission, for so long as any of the Notes remain outstanding, it will furnish to the holders of the Notes and file with the Commission (unless the Commission will not accept such filing) (i) all quarterly and annual financial information that would be required to be contained in a filing with the Commission on Forms 10-Q and 10-K if the Company were required to file such forms pursuant to the Exchange Act including a "Management's Discussion and Analysis of Results of Operations and Financial Condition" and, with respect to the annual financial statements only, a report thereon by the Company's independent accountants and (ii) all reports that would be required to be filed with the Commission on Form 8-K if the Company were required to file such reports.

     NO PERSONS HAVE BEEN AUTHORIZED TO GIVE ANY INFORMATION OR TO MAKE ANY REPRESENTATION OTHER THAN THOSE CONTAINED IN THIS PROSPECTUS AND, IF GIVEN OR MADE, SUCH INFORMATION OR REPRESENTATION MUST NOT BE RELIED UPON AS HAVING BEEN AUTHORIZED BY THE COMPANY. THIS PROSPECTUS DOES NOT CONSTITUTE AN OFFER TO SELL, OR A SOLICITATION OF AN OFFER TO BUY, ANY SECURITIES IN ANY JURISDICTION TO OR FROM ANY PERSON TO WHOM IT IS NOT LAWFUL TO MAKE ANY SUCH OFFER OR SOLICITATION IN SUCH JURISDICTION. NEITHER THE DELIVERY OF THIS PROSPECTUS NOR ANY DISTRIBUTION OF SECURITIES MADE HEREUNDER SHALL UNDER ANY CIRCUMSTANCES CREATE AN IMPLICATION THAT THERE HAS BEEN NO CHANGE IN THE FACTS SET FORTH IN THIS PROSPECTUS OR THE AFFAIRS OF THE COMPANY SINCE THE DATE HEREOF OR THAT THE INFORMATION HEREIN IS CORRECT AS OF ANY TIME SUBSEQUENT TO THE DATE HEREOF.

               INCORPORATION OF CERTAIN INFORMATION BY REFERENCE

     THIS PROSPECTUS INCORPORATES CERTAIN DOCUMENTS BY REFERENCE WHICH ARE NOT PRESENTED HEREIN OR DELIVERED HEREWITH. SUCH DOCUMENTS (OTHER THAN EXHIBITS TO SUCH DOCUMENTS UNLESS SUCH EXHIBITS ARE SPECIFICALLY INCORPORATED BY REFERENCE) ARE AVAILABLE WITHOUT CHARGE TO ANY PERSON TO WHOM THIS PROSPECTUS IS DELIVERED UPON WRITTEN OR ORAL REQUEST. REQUESTS FOR SUCH DOCUMENTS SHOULD BE DIRECTED TO PILLOWTEX CORPORATION, 4111 MINT WAY, DALLAS, TEXAS 75237, ATTENTION: MARK KIRKPATRICK, TELEPHONE (214) 333-3225. IN ORDER TO ENSURE TIMELY DELIVERY OF
DOCUMENTS, ANY REQUEST SHOULD BE MADE BY             , 1998.

                                      (ii)

     The following documents which have been filed by the Company with the Commission are hereby incorporated by reference in this Prospectus: (i) Annual Report on Form 10-K for the year ended December 28, 1996; (ii) Quarterly Reports on Form 10-Q for the fiscal quarters ended March 29, 1997, June 28, 1997, and September 27, 1997; (iii) Current Report on Form 8-K, dated September 10, 1997 (as amended by an amendment on Form 8-K/A); (iv) Proxy Statement on Schedule 14A for the Annual Meeting of Shareholders held May 8, 1997; (v) Registration Statement on Form 8-A, effective March 17, 1993 (Commission File No. 1-11756), and (vi) Current Report on Form 8-K, dated January 6, 1998 (as amended by an amendment on Form 8-K/A).

     The following documents which have been filed by Fieldcrest with the Commission are hereby incorporated by reference in this Prospectus: (i) Annual Report on Form 10-K for the year ended December 31, 1996; (ii) Quarterly Reports on Form 10-Q for the quarters ended March 31, 1997, June 30, 1997, and September 30, 1997; (iii) Current Report on Form 8-K, dated September 15, 1997; and (iv) Current Report on Form 8-K dated December 29, 1997.

     The information relating to Pillowtex and Fieldcrest contained in this Prospectus should be read together with the information in the documents incorporated by reference.

     All documents and reports filed by the Company pursuant to Section 13(a), 13(c), 14, or 15(d) of the Exchange Act after the date of this Prospectus and prior to the termination of the Exchange Offer are deemed to be incorporated by reference in this Prospectus and to be a part hereof from the dates of filing of such documents or reports. Any statement contained in a document incorporated or deemed to be incorporated by reference herein is deemed to be modified or superseded for purposes of this Prospectus to the extent that a statement contained herein or in any other subsequently filed documents which also is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded will not be deemed, except as so modified or superseded, to constitute a part of this Prospectus.

                   NOTE REGARDING FORWARD-LOOKING INFORMATION

     THE INFORMATION CONTAINED IN THIS PROSPECTUS CONTAINS "FORWARD-LOOKING STATEMENTS" WITHIN THE MEANING OF THE PRIVATE SECURITIES LITIGATION REFORM ACT OF 1995, WHICH ARE IDENTIFIED BY THE USE OF FORWARD-LOOKING TERMINOLOGY SUCH AS "MAY," "WILL," "COULD," "SHOULD," "EXPECT," "ANTICIPATE," "INTEND," "PLAN," "ESTIMATE," OR "CONTINUE" OR THE NEGATIVE THEREOF OR OTHER VARIATIONS THEREOF. SUCH FORWARD-LOOKING STATEMENTS ARE NECESSARILY BASED ON VARIOUS ASSUMPTIONS AND ESTIMATES AND ARE INHERENTLY SUBJECT TO VARIOUS RISKS AND UNCERTAINTIES, INCLUDING RISKS AND UNCERTAINTIES RELATING TO THE POSSIBLE INVALIDITY OF THE UNDERLYING ASSUMPTIONS AND ESTIMATES AND POSSIBLE CHANGES OR DEVELOPMENTS IN SOCIAL, ECONOMIC, BUSINESS, INDUSTRY, MARKET, LEGAL, AND REGULATORY CIRCUMSTANCES AND CONDITIONS AND ACTIONS TAKEN OR OMITTED TO BE TAKEN BY THIRD PARTIES, INCLUDING CUSTOMERS, SUPPLIERS, BUSINESS PARTNERS, AND COMPETITORS AND LEGISLATIVE, REGULATORY, JUDICIAL, AND OTHER GOVERNMENTAL AUTHORITIES AND OFFICIALS. IN ADDITION TO ANY RISKS AND UNCERTAINTIES SPECIFICALLY IDENTIFIED IN THE TEXT SURROUNDING SUCH FORWARD-LOOKING STATEMENTS, THE STATEMENTS IN "RISK FACTORS" BEGINNING ON PAGE 16 OF THIS PROSPECTUS OR IN THE REPORTS, PROXY STATEMENTS, AND OTHER INFORMATION REFERRED TO IN "AVAILABLE INFORMATION" CONSTITUTE CAUTIONARY STATEMENTS IDENTIFYING IMPORTANT FACTORS THAT COULD CAUSE ACTUAL AMOUNTS, RESULTS, EVENTS, AND CIRCUMSTANCES TO DIFFER MATERIALLY FROM THOSE REFLECTED IN SUCH FORWARD-LOOKING STATEMENTS.

                                      (iii)

                               TABLE OF CONTENTS

                                                              PAGE
                                                              ----
Available Information.......................................  ii
Incorporation of Certain Information by Reference...........  ii
Note Regarding Forward-Looking Information..................  iii
Summary.....................................................  1
Risk Factors................................................  16
The Merger..................................................  23
Use of Proceeds.............................................  25
Pro Forma Capitalization of Pillowtex.......................  26
Unaudited Pro Forma Combined Financial Information..........  28
Selected Historical Financial Information of Pillowtex......  36
Selected Historical Financial Information of Fieldcrest.....  37
The Exchange Offer..........................................  38
Business....................................................  46
Description of Notes........................................  59
Post-Merger Indebtedness....................................  87
Pillowtex Series A Redeemable Convertible Preferred Stock...  90
Certain United States Federal Income Tax Considerations.....  92
Plan of Distribution........................................  93
Legal Matters...............................................  93
Experts.....................................................  93

                                      (iv)

                                    SUMMARY

     The following summary is qualified in its entirety by, and should be read in conjunction with, the more detailed information and financial data, including the financial statements and notes thereto included elsewhere in this Prospectus.

     On December 19, 1997, Fieldcrest merged with and into a wholly owned subsidiary of Pillowtex pursuant to an Agreement and Plan of Merger dated September 10, 1997 (as amended, the "Merger Agreement"). Upon consummation of the Merger, Fieldcrest became a wholly owned subsidiary of Pillowtex. Except as otherwise required by the context, references herein to periods prior to December 19, 1997 to (i) "Pillowtex" are to Pillowtex Corporation and its subsidiaries prior to giving effect to the Merger; (ii) "Fieldcrest" are to Fieldcrest Cannon, Inc. and its subsidiaries prior to giving effect to the Merger; and (iii) the "Company" are to Pillowtex Corporation and its subsidiaries, including Fieldcrest, following the Merger. References herein to periods after December 19, 1997 to "Pillowtex" or the "Company" include Fieldcrest and its subsidiaries.

     The unaudited pro forma condensed combined financial information contained herein gives effect to the consummation of the Merger and the Financing Transactions, as if such transactions had been consummated as of September 27, 1997, in the case of the balance sheet information of Pillowtex, and on December 31, 1995, the first day of Pillowtex's 1996 fiscal year, in the case of the statement of operations information. References herein to "fiscal" years are references to fiscal years of Pillowtex (which end on December 31 for years prior to 1995 and on the Saturday nearest December 31 for years after 1994) or to fiscal years of Fieldcrest (which end on December 31), as the case may be.

                                  THE COMPANY

     The Company is one of the largest, based on net sales, North American designers, manufacturers, and marketers of home textile products, offering a full line of bed pillows, sheets, blankets, mattress pads, down comforters, towels, bath rugs, and other home textile products. As a leading supplier across all distribution channels, the Company sells its products to most major mass merchants, department stores, and specialty retailers, providing its customers a centralized "one-stop" source for their home textile merchandise.

     The Company manufactures and markets products utilizing established and well recognized Company-owned trademarks and trade names, including Royal Velvet(R), Cannon(R), Charisma(R), Touch of Class(R), Fieldcrest(R), Nettle Creek(R), and Beacon(R). In addition, the Company has licensed, for certain products, highly recognizable brands such as Ralph Lauren, Disney's Mickey UNLIMITED(R), Mickey's Stuff for Kids(R), and Mickey & Co.(R), Comforel(R), Adrienne Vittadini(R), Ellen Tracy(R), and Waverly(R) as well as such well-known copyrighted characters as Mickey Mouse and Winnie the Pooh. This diverse portfolio of premier brand names allows the Company to differentiate its products from those of its competitors and provides distinct brand names for different channels of retail distribution and for different price points. The Company believes that this portfolio of well-known brands and trade names provides it with a significant competitive advantage.

     On a pro forma combined basis, after giving effect to the Merger and the Financing Transactions, the Company would have had net sales and pro forma EBITDA (as defined herein) of approximately $1.6 billion and $158.5 million, respectively, for the last 12 months ended September 27, 1997. See "Business -- General."

     The Company's principal executive office is located at 4111 Mint Way, Dallas, Texas 75237, and its telephone number is (214) 333-3225.

                              RECENT DEVELOPMENTS

     Since the consummation of the Merger on December 19, 1997, the Company has disposed of certain non-core business assets of Fieldcrest for approximately $24.0 million in cash. The Company plans to continue to evaluate certain Fieldcrest properties and lines of business unrelated to its core home textile business of towel, bath rugs, sheets and fashion bedding and expects to enter into additional agreements for the disposal of these properties and businesses.

     On January 20, 1998, the Company announced that it was consolidating its four blanket production units into two facilities in Westminster, South Carolina and Swannanoa, North Carolina. In connection with this consolidation the Company has announced that it is closing certain facilities operated by its subsidiaries, Manetta Home Fashions, Inc. and Tennessee Woolen Mills, Inc. The consolidation is expected to be completed by the end of the second quarter of this year. As part of the consolidation, the Company will take a pre-tax charge to earnings of approximately $6.0 million for the period ended January 3, 1998, and approximately $1.5 million for the period ending April 4, 1998. Management expects these nonrecurring costs to be initially funded through cash flows and borrowings under the New Senior Credit Facilities.

                                   PILLOWTEX

     Pillowtex, founded in 1954, is a leading North American designer, manufacturer, and marketer of bed pillows, blankets, mattress pads, and down comforters. Other complementary bedroom textile furnishings offered by Pillowtex include comforter covers, featherbeds, pillow protectors, decorative pillows, bedspreads, synthetic comforters, pillow shams, dust ruffles, and window treatments. Pillowtex has positioned itself as a single-source supplier to retailers for top-of-the-bed home textile furnishings (other than sheets), offering a broad assortment of products across multiple price points.

     Pillowtex markets its products primarily to department stores, mass merchants, wholesale clubs, specialty retail stores, catalogs, and institutional distributors. Pillowtex believes it is one of the principal suppliers of bedroom textile products to several of the largest retailers in the United States, including Wal-Mart Stores, Inc. (including Wal-Mart and Sam's Club stores) ("Wal-Mart"), Dayton Hudson Corporation (including Mervyn's, Marshall Field's, and Target stores) ("Dayton Hudson") and Federated Department Stores, Inc. (including Macy's East and Macy's West, Bloomingdale's, and Burdine's stores) ("Federated").

     Pillowtex manufactures and markets its products under numerous Company-owned trademarks, trade names, and customer-owned private labels, as well as certain licensed trademarks. Pillowtex uses trademarks, trade names, and private labels as merchandising tools to assist its customers in coordinating their product offerings and to differentiate their products from those of their competitors. Pillowtex has also entered into various license agreements under which it markets pillows, down comforters, blankets, and related products, using such well-known trademarks as Ralph Lauren, The Walt Disney Company's ("Disney") Mickey UNLIMITED(R), Mickey's Stuff for Kids(R), and Mickey & Co.(R), and Comforel(R). In 1996, Pillowtex entered into exclusive license agreements with Fieldcrest for the manufacture and sale of various goods including bed pillows, mattress pads, and down comforters under a variety of Fieldcrest's trademarks, including Royal Velvet(R), Cannon(R), Charisma(R), Touch of Class(R), and Fieldcrest(R). In addition, Pillowtex manufactures pillows, blankets, throws, and mattress pads under the MARTHA STEWART EVERYDAY(TM) brand name for Kmart Corporation ("Kmart").

     Pillowtex's net sales and EBITDA were $525.5 million and $59.0 million, respectively, for the 12 months ended September 27, 1997. See "Business."

                                   FIELDCREST

     Fieldcrest, founded in 1953, designs, manufactures, and markets a broad range of household textile products including towels, bath rugs, sheets, and comforters. Other complementary products include furniture coverings, ceramic accessories, and shower curtains. Fieldcrest is the leading supplier of towels in North America and has a significant market share in bath rugs, sheets, and fashion bedding items.

     Fieldcrest markets a broad range of household textile products through all major distribution channels, including department stores, mass merchants, wholesale clubs, specialty retail stores, catalogs, and institutional distributors. Fieldcrest is a leading supplier to department and specialty stores, including Federated, The May Department Stores Company, Dayton Hudson, and Bed Bath & Beyond Inc. In addition, Fieldcrest has achieved a significant market share in the mass merchant channel by developing relationships with the channel's leading retailers including Wal-Mart, Kmart, and Target. Fieldcrest also serves the institutional segment of the industry, including Hilton Hotels Corporation; Marriott Hotels, Resorts, and Suites, a division of Marriott International, Inc.; and Hyatt Hotels Corporation.

     Fieldcrest's bed and bath products are sold under such brand names as Royal Velvet(R), Cannon(R), Charisma(R), Fieldcrest(R), Royal Family(R), Caldwell(R), and St. Mary's(R). Fieldcrest also has license agreements for the use of various trademarks, including Waverly(R), Adrienne Vittadini(R), Court of Versailles(R), Ellen Tracy(R), and others. In 1996, approximately 93% of Fieldcrest's sales were derived from products carrying Fieldcrest's brand names. The Company believes that Fieldcrest's principal brand names are widely recognized in the industry as representing excellence and value in product quality, fashion, and design.

     Fieldcrest's net sales and EBITDA were $1.1 billion and $77.9 million, respectively, for the 12 months ended September 30, 1997.

                             COMPETITIVE STRENGTHS

     The Merger has created one of the largest firms, based on net sales, in the home textile industry with competitive strengths that are significantly greater than those of either Pillowtex or Fieldcrest on a stand-alone basis. The Company has the largest market share in North America in each of the towel, bed pillow, blanket, and down comforter product segments and a significant market share in sheets, mattress pads, fashion bedding, and bath rugs.

     Pillowtex's management team has successfully integrated eight acquisitions over the last five years while improving Pillowtex's overall efficiency and consistently producing a record of growth and profitability. From 1991 through 1996, Pillowtex's net sales have increased from $259.0 million to $490.7 million, representing a compound annual growth rate of 13.6%. Over this same period Pillowtex's EBITDA has improved from $22.0 million to $50.9 million, representing a compound annual growth rate of 18.3%. The combined company's management team will provide a breadth of expertise rivaling any in the industry.

     The Company's management team will use the following competitive strengths to enhance the Company's position in the marketplace:

     - Industry Leading Brands: As a result of the Merger, the Company owns some of the most recognizable brands in the industry, including Royal Velvet(R), Cannon(R), Charisma(R), and Touch of Class(R). Recent consumer research has shown that Cannon(R) and Fieldcrest(R) are the two most recognized home textile brands in the United States. In addition, Cannon(R) is the sixth most recognized domestic consumer brand. Furthermore, through licensing agreements, the Company currently has exclusive rights to manufacture and, in some instances, market certain bedding products under such well-known brands as Ralph Lauren, Disney's Mickey UNLIMITED(R), Mickey's Stuff for Kids(R), and Mickey & Co.(R), Comforel(R), Adrienne Vittadini(R), Ellen Tracy(R), and Waverly(R). This diverse portfolio of premier brand names allows the Company to differentiate its products from those of its competitors and provides distinct brand names for different channels of retail distribution and for different price points. These brand names will also enable the Company to assist its customers in coordinating their product offerings and differentiating such offerings from those of their competitors.

     - Strong Customer Relationships: The Company has established relationships with 49 of the top 50 home textile retailers in the United States and Canada. The combination of the two companies enhances these relationships, providing customers the benefits of a true "one-stop" source for bed and bath products. These strong relationships will create a stable base from which the Company can pursue future business and new product introductions.

     - Creative Merchandising Strategies: Historically, both Pillowtex and Fieldcrest have maintained creative partnerships with their customers, including extensive merchandising programs, that have resulted in the creation of successful new products, product mix strategies, point-of-sale concepts, and advertising campaigns. Retail customers are increasingly demanding exclusive or specially designed product lines to differentiate their product offerings from those of other retailers and to implement price tiering in order to achieve higher margins. The Company will continue this collaboration with its retail customers to design products and marketing programs responsive to individual customer needs.

     - Low Cost Operating Capabilities: As a result of its continued emphasis on cost-containment and capital expenditures to obtain greater plant efficiencies, the Company is a low cost producer of bed pillows, mattress pads, down comforters, and blankets in the home textile industry. The Merger provides the Company with efficient, low cost towel and bath rug production capabilities, including a new, state-of-the-art towel production facility. In addition, Pillowtex has emphasized a low cost of operations, creating a competitive advantage by operating with one of the lowest selling, general, and administrative ("SG&A") expenses, as a percentage of sales, in the industry. The Company believes that significant opportunities exist to improve this competitive position by lowering Fieldcrest's SG&A costs as a percentage of sales to Pillowtex's historic levels.

                               BUSINESS STRATEGY

     The Company's strategic objectives are to capitalize on its industry leading position by leveraging the strength of its brand names, customer relationships, and operational capabilities across the most comprehensive array of product offerings in the home textile industry. The Company's strategic focus will be to:

     - Capitalize on Industry Leading Position: The Merger has created a powerhouse within the home textiles industry in terms of dollar sales volume and product offerings. The Company will focus on leveraging its market leadership by implementing sales and marketing programs designed to facilitate a customer-driven "pull" strategy. By cross-marketing both Pillowtex and Fieldcrest products using the Company's strong brand names, the Company will create enhanced product value and facilitate greater differentiation of its products from those of its competitors.

     - Develop the Premier "One-Stop Shop" for Home Textiles: The breadth of the Company's product lines provide it with a significant competitive advantage as it can offer its retailer customers a centralized "one-stop" purchasing source for all their home textile merchandise. The Company's extensive assortment of home textile products will include fashion and utility bedding, as well as a full line of bath products. The Company will exploit its position as a "one-stop" purchasing source by continuing its practice of offering broad product assortments across diverse product lines, thereby offering retailers a central source from which to efficiently and effectively purchase their home textile items.

     - Further Strengthen Customer Relationships: The Company has a long history of strong customer relationships with the top retailers in the United States and Canada. The Company has developed these relationships by providing value-added services, such as innovative marketing and cross-merchandising capabilities. The Company believes that the value of such services to retailers will be increased significantly by combining the traditional Pillowtex and Fieldcrest product lines in a centralized purchasing source and utilizing the Fieldcrest portfolio of brand names across all such product lines. The Company will also increase the use of marketing and cross-merchandising services in connection with the traditional Fieldcrest products, creating opportunities for added sales and providing retailers with more opportunities to differentiate their product offerings from those of their competitors.

     - Enhance Operational Efficiencies: The Company will continue to focus on reducing its manufacturing cost structure by rationalizing its current operations and investing in automation, equipment modernization, process improvements, and system controls throughout all aspects of its business. The Company's management believes that significant opportunities exist to improve production efficiency through capital investment, improved operational logistics, selective outsourcing, and increased utilization of information systems. The Company intends to make capital expenditures in excess of $240.0 million over the next several years, principally to modernize the acquired Fieldcrest sheet and certain of the towel manufacturing facilities through the addition of new machinery and equipment. The Company anticipates that approximately $80.0 million of such capital expenditures will be made in fiscal 1998.

     - Realize Significant Cost Savings: The Company has identified approximately $21.6 million of annual cost savings that it expects to realize immediately as a result of the Merger. These cost savings are comprised of $20.3 million of savings from the elimination of duplicate staff salaries and $1.3 million of savings from the elimination of duplicative corporate expenses. The Company additionally expects to realize significant ongoing cost savings, including at least $8.4 million to be realized within the first 12 months after consummation of the Merger, as follows: (i) $0.9 million by eliminating other redundant cost functions; (ii) $2.0 million by improving procurement efficiencies by exploiting the combined company's purchasing power; (iii) $3.0 million by reducing trade advertising; (iv) $1.0 million by rationalizing and streamlining operations; and (v) $1.5 million by reducing the use of outside consultants.

                                   THE MERGER

     Pillowtex and Fieldcrest entered into the Merger Agreement, pursuant to which a wholly owned subsidiary of Pillowtex was merged on December 19, 1997 with and into Fieldcrest. Following consummation of the Merger, Fieldcrest became a wholly owned subsidiary of Pillowtex. At the effective time of the Merger (the "Effective Time"), (i) each then-outstanding share of common stock, par value $1.00 per share, of Fieldcrest (the "Fieldcrest Common Stock") was exchanged for the right to receive consideration valued at $34.00, consisting of $27.00 in cash and 0.269 Pillowtex Common Stock, and (ii) each then-outstanding share of preferred stock, par value $0.01 per share, of Fieldcrest (the "Fieldcrest Preferred Stock") was exchanged for the right to receive consideration valued at $58.12, consisting of $46.15 in cash and the remainder in shares of Pillowtex Common Stock. Each outstanding option (each, a "Fieldcrest Option") to purchase shares of Fieldcrest Common Stock entitled the holder thereof to receive, at the election of the holder, an amount in cash equal to the difference between $34.00 and the per share exercise price of such Fieldcrest Option; Fieldcrest Options in respect of which such election was not made were assumed by Pillowtex at the Effective Time and constitute an option to purchase a number of shares of Pillowtex Common Stock as set forth in the Merger Agreement. From and after the Effective Time, the 6% Convertible Subordinated Debentures due 2012 of Fieldcrest (the "Fieldcrest Convertible Debentures") are convertible into the same consideration that a holder of the number of shares of Fieldcrest Common Stock into which such Fieldcrest Convertible Debentures might have been converted immediately prior to the Merger would be entitled to receive in the Merger. See "The Merger."

     Pillowtex financed the Merger and refinanced certain indebtedness of Pillowtex and Fieldcrest, paid related fees and expenses, and provided for the ongoing working capital needs of the Company through a combination of (i) initial borrowings of $149.0 million under a new $350.0 million revolving credit facility (the "Revolver") and $250.0 million under a new term loan facility (the "Term Loan"), each with NationsBank of Texas, N.A. (collectively, the "New Senior Credit Facilities"), (ii) the issuance and sale of $185.0 million in aggregate principal amount of the Series A Notes, and (iii) the issuance and sale of $65.0 million in liquidation preference of Series A Redeemable Convertible Preferred Stock (the "Pillowtex Preferred Stock") to affiliates of Apollo Management, L.P. (collectively, "Apollo"). The issuance of the Series A Notes and the Pillowtex Preferred Stock, the initial borrowings under the New Senior Credit Facilities, the repayment of all amounts outstanding under Pillowtex's and Fieldcrest's existing bank credit facilities, and the satisfaction and discharge of all indebtedness represented by the Fieldcrest 11.25% Senior Subordinated Debentures due 2004 (the "Fieldcrest 11.25% Senior Subordinated Debentures") pursuant to an irrevocable deposit of amounts sufficient to provide for the redemption thereof are hereinafter referred to collectively as the "Financing Transactions." See "The Merger," "Post-Merger Indebtedness," and "Pillowtex Series A Redeemable Convertible Preferred Stock."

                               THE EXCHANGE OFFER

The Exchange Offer.........  The Series B Notes are being offered, upon the terms and conditions set forth herein and in the Letter of Transmittal, in exchange for a like principal amount of Series A Notes. The issuance of the Series B Notes is intended to satisfy obligations of the Company contained in the Registration Rights Agreement.

Tenders; Expiration Date;
  Withdrawal...............  The Exchange Offer will expire at 5:00 p.m., New
                             York City time, on                , 1998, or such
                             later date and time to which it is extended by the Company in its sole discretion, in which case the term "Expiration Date" shall mean the latest date and time to which the Exchange Offer is extended. The tender of Series A Notes pursuant to the Exchange Offer may be withdrawn at any time prior to the Expiration Date. Any Series A Note not accepted for exchange for any reason will be returned without expense to the tendering holder thereof as promptly as practicable after the expiration or termination of the Exchange Offer. See "The Exchange Offer -- Procedures for Tendering Series A Notes" and "The Exchange
                             Offer -- Withdrawal Rights."

Certain Conditions to
Exchange Offer.............  The Company shall not be required to accept for exchange, or to issue Series B Notes in exchange for, any Series A Notes and may terminate or amend the Exchange Offer if at any time before the acceptance of the Series A Notes for exchange or the exchange of the Series B Notes for such Series A Notes certain events have occurred, which in the reasonable judgment of the Company, make it inadvisable to proceed with the Exchange Offer and/or with such acceptance for exchange or with such exchange. Such events include (i) any threatened, instituted or pending action seeking to restrain or prohibit the Exchange Offer, (ii) a general suspension of trading in securities on any national securities exchange or in the over-the-counter market, (iii) a general banking moratorium, (iv) the commencement of a war or armed hostilities involving the United States, and (v) a material adverse change or development involving a prospective material adverse change in the Company's business, properties, assets, liabilities, financial condition, operations, results of operations or prospects that may affect the value of the Series A Notes or the Series B Notes. In addition, the Company will not accept for exchange any Series A Notes tendered, and no Series B Notes will be issued in exchange for any such Series A Notes, at any such time any stop order shall be threatened or in effect with respect to the Registration Statement of which the Prospectus constitutes a part or the qualification of the Indenture under the Trust Indenture Act of 1939 (the "Trust Indenture Act"). See "The Exchange Offer -- Certain Conditions to the Exchange Offer."

Procedures for Tendering
  Series A Notes...........  Each holder of Series A Notes wishing to accept the
                             Exchange Offer must complete, sign, and date the Letter of Transmittal, or a facsimile thereof, in accordance with the instructions contained herein and therein, and mail or otherwise deliver such Letter of Transmittal, or such facsimile, together with such Series A Notes and any other required documentation to Norwest Bank Minnesota, National Association, as exchange agent (the "Exchange Agent"), at the address set forth herein.

                             By executing the Letter of Transmittal, the holder will represent to and agree with the Company that, among other things, (i) the Series B Notes to be acquired by such holder of Series A Notes in connection with the Exchange Offer are being acquired by such holder in the ordinary course of its business, (ii) such holder is not participating, does not intend to participate and has no arrangement or understanding with any person to participate in a distribution of the Series B Notes, and (iii) such holder is not an "affiliate," as defined in Rule 405 under the Securities Act, of the Company. If the holder is a broker-dealer that will receive Series B Notes for its own account in exchange for Series A Notes that were acquired as a result of market-making or other trading activities, such holder will be required to acknowledge in the Letter of Transmittal that such holder will deliver a prospectus in connection with any resale of such Series B Notes, however, by so acknowledging and by delivering a prospectus, such holder will not be deemed to admit that it is an "underwriter" within the meaning of the Securities Act. See "The Exchange Offer -- Procedures for Tendering Series A Notes."

Special Procedures for
Beneficial Owners..........  Any beneficial owner whose Series A Notes are registered in the name of a broker, dealer, commercial bank, trust company or other nominee and who wishes to tender such Series A Notes in the Exchange Offer should contact such registered holder promptly and instruct such registered holder to tender on such beneficial owner's behalf. If such beneficial owner wishes to tender on such owner's own behalf, such owner must, prior to completing and executing the Letter of Transmittal and delivering such owner's Series A Notes, either make appropriate arrangements to registered ownership of the Series A Notes in such owner's name or obtain a properly completed bond power from the registered holder. The transfer of registered ownership may take considerable time and may not be able to be completed prior to the Expiration Date. See "The Exchange Offer -- Procedures for Tendering Series A Notes."

Guaranteed Delivery
Procedures.................  Holders of Series A Notes who wish to tender their
                             Series A Notes and whose Series A Notes are not immediately available or who cannot deliver their Series A Notes, the Letter of Transmittal or any other documentation required by the Letter of Transmittal to the Exchange Agent prior to the Expiration Date must tender their Series A Notes according to the guaranteed delivery procedures set forth under "The Exchange Offer -- Guaranteed Delivery Procedures."

Effect of Not Tendering
Series A Notes for
  Exchange.................  Series A Notes that are not tendered or that are not properly tendered will, following the expiration of the Exchange Offer, continue to be subject to the existing restrictions upon transfer thereof. The Company will have no further obligations to provide for the registration under the Securities Act of such Series A Notes and such Series A Notes will, following the expiration of the Exchange Offer, bear interest at the same rate and in the same manner as the Series B Notes.

Federal Income Tax
  Consequences.............  The exchange pursuant to the Exchange Offer should not result in gain or loss to the holders or the Company for federal income tax purposes. See "Certain United States Federal Income Tax Considerations."

Exchange Agent.............  Norwest Bank Minnesota, National Association is
                             serving as exchange agent in connection with the Exchange Offer. Norwest Bank Minnesota, National Association also serves as the Trustee under the Indenture.

Use of Proceeds............  There will be no proceeds to the Company from the exchange pursuant to the Exchange Offer. See "Use of Proceeds."

Resale of Series B Notes...  Holders of Series A Notes who do not exchange their
                             Series A Notes for Series B Notes pursuant to the Exchange Offer will continue to be subject to the provisions in the Indenture regarding transfer and exchange of the Series A Notes and the restrictions on transfer of such Series A Notes as set forth in the legend thereon as a consequence of the issuance of the Series A Notes pursuant to exemptions from, or in transactions not subject to, the registration requirements of the Securities Act and applicable state securities laws. In general, the Series A Notes may not be offered or sold, unless registered under the Securities Act, except pursuant to an exemption from, or in a transaction not subject to, the Securities Act and applicable state securities laws. The Company does not currently anticipate that it will register Series A Notes under the Securities Act. See "Description of
                             Notes -- Registration Rights; Liquidated Damages." Based on interpretations by the staff of the Commission, as set forth in no-action letters issued to third parties, the Company believes that Series B Notes issued pursuant to the Exchange Offer in exchange for Series A Notes may be offered for resale, resold or otherwise transferred by holders thereof (other than any holder which is an "affiliate" of the Company within the meaning of Rule 405 under the Securities Act) without compliance with the registration and prospectus delivery provisions of the Securities Act, provided that such Series B Notes are acquired in the ordinary course of such holders' business and such holders have no arrangement with any person to participate in the distribution of such Series B Notes. However, the Company does not intend to request the Commission to consider, and the Commission has not considered, the Exchange Offer in the context of a no-action letter and there can be no assurance that the staff of the Commission would make a similar determination with respect to the Exchange Offer as in such other circumstances. Each holder, other than a broker-dealer, must acknowledge that it is not engaged in, and does not intend to engage in, a distribution of Series B Notes and has no arrangement or understanding to participate in a distribution of Series B Notes. If any holder is an affiliate of the Company, is engaged or intends to engage in or has any arrangement or understanding with respect to the distribution of the Series B Notes to be acquired pursuant to the Exchange Offer, such holder (i) could not rely on the applicable interpretations of the staff of the Commission and (ii) must comply with the registration and prospectus delivery requirements of the Securities Act in connection with any resale transaction.

                             Each broker-dealer that receives Series B Notes for its own account in exchange for Series A Notes must acknowledge that such Series A Notes were acquired by such broker-dealer as a result of market-making activities or other trading activities and that it will deliver a prospectus in connection with any resale of such Series B Notes. The Letter of Transmittal states that by so acknowledging and by delivering a prospectus, a broker-dealer will not be deemed to admit that it is an "under-writer" within the meaning of the Securities Act. This Prospectus, as it may be amended or supplemented from time to time, may be used by a broker-dealer in connection with resales of Series B Notes received in exchange for Series A Notes where such Series A Notes were acquired by such broker-dealer as a result of market-making activities or other trading activities. The Company has agreed that, for a period of one year after the Registration Statement has been declared effective, it will make this Prospectus available to any broker-dealer for use in connection with any such resale. See "Plan of Distribution." In addition, to comply with the state securities laws, the Series B Notes may not be offered or sold in any state unless they have been registered or qualified for sale in such state or an exemption from registration or qualification is available and is complied with. The Company currently does not intend to register or qualify the sale of the Series B Notes in any state where an exemption from registration or qualification is required and not available. See "The Exchange Offer -- Consequences of Exchanging Series A Notes" and "Description of Notes -- Registration Rights; Liquidated Damages."

Termination of Certain
Rights.....................  All rights under the Registration Rights Agreement accorded to holders of Series A Notes will terminate upon the consummation of the Exchange Offer except with respect to the Company's duty to keep the Registration Statement effective until the closing of the Exchange Offer and, subject to certain conditions, for a period not to exceed one year after the registration of the Series B Notes has been declared effective, to provide copies of the latest version of the Prospectus to any broker-dealer that requests copies for use in connection with its own account as a result of market-making or other trading activities. See "The Exchange Offer -- Consequences of Exchanging Series A Notes."

                                 SERIES B NOTES

     The form and terms of the Series B Notes will be the same as those of the Series A Notes except that the Series B Notes will have been registered under the Securities Act, and consequently will not be subject to certain transfer restrictions, registration rights and related liquidated damages provisions applicable to the Series A Notes. See "Description of Notes -- Registration Rights; Liquidated Damages."

Securities Offered.........  Up to $185,000,000 aggregate principal amount of 9%
                             Senior Subordinated Notes due 2007 of the Company, which have been registered under the Securities Act.

Maturity Date..............  December 15, 2007.

Interest Payment Dates.....  June 15 and December 15, commencing June 15, 1998.

Optional Redemption........  The Notes may be redeemed at the option of the
                             Company, in whole or in part, on or after December 15, 2002, at the redemption prices set forth herein, plus accrued and unpaid interest and Liquidated Damages (as defined herein), if any, to the redemption date. See "Description of Notes -- Optional Redemption."

Ranking....................  The Notes are general unsecured obligations of the
                             Company, ranking senior to all existing and future subordinated indebtedness of the Company, pari passu in right of payment with the 10% Senior Subordinated Notes, and subordinated in right of payment to all existing and future Senior Indebtedness of the Company, including indebtedness under the New Senior Credit Facilities. As of September 27, 1997, on a pro forma basis after giving effect to the consummation of the Merger and the Financing Transactions, Pillowtex and its subsidiaries would have had $420.0 million of indebtedness (excluding $37.8 million in letters of credit) effectively ranking senior to the Notes. See "Description of Notes -- Ranking and Subordination."

Guarantees.................  The payment of principal, premium, if any, and interest on the Notes is fully and unconditionally guaranteed on a joint and several basis by each of the Company's existing domestic subsidiaries and any future domestic Restricted Subsidiaries (as defined herein) other than Receivables Subsidiaries (as defined herein) and each other subsidiary of the Company that guarantees the Company's obligations under the New Senior Credit Facilities. The Guarantees rank senior to all existing and future subordinated indebtedness of the Guarantors, pari passu in right of payment on the Guarantor's Guarantees with the 10% Senior Subordinated Notes, and are subordinated in right of payment to all existing and future Senior Indebtedness of the Guarantors, including the guarantees of indebtedness under the New Senior Credit Facilities. See "Description of Notes -- Subsidiary Guarantees."

Change of Control..........  Upon a Change of Control (as defined herein), the
                             Company will be required to make an offer to repurchase all outstanding Notes at 101% of the principal amount thereof plus accrued and unpaid interest thereon, if any, to the date of repurchase. See "Description of Notes -- Repurchase at the Option of Holders -- Change of Control."

Covenants..................  The Indenture restricts, among other things, the ability of the Company and its Restricted
                             Subsidiaries to, among other things, incur additional indebtedness; pay dividends or make certain other restricted payments; incur liens; apply net proceeds from certain asset sales; merge or consolidate with any other person; sell, assign, transfer, lease, convey, or otherwise dispose of substantially all of the assets of the Company and its Restricted Subsidiaries; enter into certain transactions with affiliates; or incur indebtedness that is subordinate in right of payment to any indebtedness and senior in right of payment to the Notes or a Guarantee. See "Description of
                             Notes -- Certain Covenants."

Use of Proceeds............  The Company will not receive any proceeds from the
                             Exchange Offer.

Book-Entry, Delivery and
Form.......................  It is expected that delivery of the Series B Notes will be made in book-entry form. The Company expects that Series B Notes exchanged for Series A Notes currently represented by a restricted global notes certificate deposited with, or on behalf of, The Depository Trust Company (the "DTC") and registered in the name of Cede & Co., its nominee, will be represented by global notes certificates and deposited upon issuance with the DTC and registered in its name or the name of its nominee. Beneficial interests in the global notes certificate representing the Series B Notes will be shown on, and transfers thereof will be effected through, records maintained by the DTC and its participants.

     For additional information regarding the Notes, see "The Exchange Offer," "Description of Notes," and "Certain United States Federal Income Tax Considerations."

                                  RISK FACTORS

     See "Risk Factors," which begins at page 16 for a discussion of certain factors that should be considered in evaluating an investment in the Notes.

           SUMMARY UNAUDITED PRO FORMA COMBINED FINANCIAL INFORMATION

     The following unaudited pro forma combined financial statements of Pillowtex give effect to the consummation of the Merger and the Financing Transactions, as if such transactions had been consummated: (i) on September 27, 1997, in the case of the Unaudited Pro Forma Combined Balance Sheet at September 27, 1997 and (ii) on December 31, 1995, the first day of Pillowtex's 1996 fiscal year, in the case of the Unaudited Pro Forma Combined Statement of Operations for the fiscal year ended December 28, 1996 and the nine months ended September 27, 1997. As used herein, the term "Financing Transactions" means (i) initial borrowings under the New Senior Credit Facilities of $149.0 million under the Revolver and $250.0 million under the Term Loan, (ii) the issuance and sale of $185.0 million aggregate principal amount of Notes, (iii) the issuance and sale of 65,000 shares of Pillowtex Preferred Stock, (iv) the repayment of all amounts outstanding under Pillowtex's and Fieldcrest's existing bank credit facilities, and (v) the satisfaction and discharge of all indebtedness represented by Fieldcrest's 11.25% Senior Subordinated Debentures Due 2002 to 2004 pursuant to an irrevocable deposit of amounts sufficient to provide for the redemption thereof.

                                                              HISTORICAL
                                                      --------------------------     PRO FORMA
                                                       PILLOWTEX     FIELDCREST      COMBINED
                                                      -----------    -----------    -----------
                                                      (IN THOUSANDS, EXCEPT FOR PER SHARE DATA)
STATEMENT OF OPERATIONS FOR THE YEAR ENDED DECEMBER
  28, 1996:
Net sales...........................................  $   490,655    $ 1,092,496    $ 1,583,151
Cost of goods sold..................................      411,048        956,522      1,364,368
                                                      -----------    -----------    -----------
Gross profit........................................       79,607        135,974        218,783
Selling, general, and administrative expenses.......       41,445        105,405        136,434
Restructuring charge................................           --          8,130          8,130
                                                      -----------    -----------    -----------
Earnings from operations............................       38,162         22,439         74,219
Interest expense....................................       13,971         26,869         63,446
Other income, net...................................           --         (5,604)        (5,604)
                                                      -----------    -----------    -----------
Earnings before income taxes and extraordinary
  items.............................................       24,191          1,174         16,377
Income taxes........................................        9,459            114          8,375
                                                      -----------    -----------    -----------
Earnings before extraordinary items.................       14,732          1,060          8,002
Preferred dividends.................................           --         (4,500)        (1,950)
                                                      -----------    -----------    -----------
Earnings (loss) before extraordinary items
  applicable to common stock........................  $    14,732    $    (3,440)   $     6,052
                                                      ===========    ===========    ===========
OTHER DATA:
Depreciation and amortization.......................  $    12,775    $    36,678    $    57,394
EBITDA(1)...........................................       50,937         59,117        131,613
Ratio of earnings to fixed charges(2)...............          2.4x           1.0x           1.2x
BALANCE SHEET DATA AT SEPTEMBER 27, 1997:
Total current assets................................  $   261,320    $   379,828    $   660,148
Total assets........................................      419,168        789,479      1,436,625
Long-term debt......................................      218,806        308,820        821,596
Shareholders' equity................................      110,777        229,321        199,555

---------------

(1) EBITDA is income before income taxes plus depreciation expense, amortization expense, and net interest expense. EBITDA is presented because it is a widely accepted financial indicator of a company's ability to service and/or incur indebtedness; however, EBITDA should not be considered as an alternative to net income (as a measure of operating results) or to cash flows (as a measure of liquidity) computed in accordance with generally accepted accounting principles. In addition, EBITDA as presented herein may not be directly comparable to EBITDA as reported by other companies.

(2) In calculating the ratio of earnings to fixed charges, earnings consist of income taxes plus fixed charges (excluding capitalized interest). Fixed charges consist of interest expense (which includes amortization of deferred financing costs) whether expensed or capitalized and one-third of rental expense, deemed representative of that portion of rental expense estimated to be attributable to interest.

                    SUMMARY HISTORICAL FINANCIAL INFORMATION

     The following summary historical financial information of Pillowtex and Fieldcrest has been derived from the historical consolidated financial statements of Pillowtex and Fieldcrest filed with the Commission, and should be read in conjunction with such financial statements and the notes thereto and the other financial information appearing in Pillowtex's Annual Report on Form 10-K for the year ended December 28, 1996 and its Quarterly Report on Form 10-Q for the quarter ended September 27, 1997 and Fieldcrest's Annual Report on Form 10-K for the year ended December 31, 1996 and its Quarterly Report on Form 10-Q for the quarter ended September 30, 1997, each as incorporated by reference herein. See "Available Information," "Selected Historical Financial Information of Pillowtex," and "Selected Historical Financial Information of Fieldcrest." The historical financial information at the end of and for each fiscal year in the five-year period ended December 28, 1996 with respect to Pillowtex and December 31, 1996 with respect to Fieldcrest has been extracted from audited financial statements filed with the Commission. Historical financial information at the end of and for the nine-month periods ended September 28, 1996 and September 27, 1997 with respect to Pillowtex and September 30, 1996 and 1997 with respect to Fieldcrest has been extracted from unaudited financial statements filed with the Commission and, in the opinion of management, includes all adjustments, consisting only of normal recurring adjustments, necessary for a fair presentation, in all material respects, of the results of operations and financial position at the end of and for each of the interim periods presented. Interim period results are not necessarily indicative of results to be expected for a complete fiscal year. See "Incorporation of Certain Information by Reference."

             SUMMARY HISTORICAL FINANCIAL INFORMATION OF PILLOWTEX
                                 (IN THOUSANDS)

                                                                                               NINE MONTHS ENDED
                                                      FISCAL YEAR                        -----------------------------
                                  ----------------------------------------------------   SEPTEMBER 28,   SEPTEMBER 27,
                                    1992     1993(1)    1994(2)      1995       1996         1996            1997
                                  --------   --------   --------   --------   --------   -------------   -------------
                                                                                                  (UNAUDITED)
STATEMENTS OF OPERATIONS DATA:
Net sales.......................  $273,462   $291,624   $349,520   $474,899   $490,655     $335,770        $370,633
Cost of goods sold..............   222,611    238,155    294,714    395,922    411,048      280,272         305,674
                                  --------   --------   --------   --------   --------     --------        --------
Gross profit....................    50,851     53,469     54,806     78,977     79,607       55,498          64,959
Selling, general, and
  administrative expenses.......    33,376     29,227     36,399     42,508     41,445       31,170          33,728
                                  --------   --------   --------   --------   --------     --------        --------
Earnings from operations........    17,475     24,242     18,407     36,469     38,162       24,328          31,231
Interest expense................     4,997      3,042      6,361     17,491     13,971       10,279          13,957
Other expense (income), net.....     1,049         --       (379)        --         --           --              --
                                  --------   --------   --------   --------   --------     --------        --------
Earnings before income taxes and
  extraordinary loss............    11,429     21,200     12,425     18,978     24,191       14,049          17,274
Income taxes....................       529      8,420      4,736      7,509      9,459        5,495           6,702
                                  --------   --------   --------   --------   --------     --------        --------
Earnings before extraordinary
  loss..........................    10,900     12,780      7,689     11,469     14,732        8,554          10,572
Extraordinary loss, net.........        --         --         --         --       (609)          --              --
                                  --------   --------   --------   --------   --------     --------        --------
Net earnings(3).................  $ 10,900   $ 12,780   $  7,689   $ 11,469   $ 14,123     $  8,554        $ 10,572
                                  ========   ========   ========   ========   ========     ========        ========
Net earnings available to common
  stock shareholders(3).........  $  8,400   $ 12,780   $  7,689   $ 11,469   $ 14,123     $  8,554        $ 10,572
                                  ========   ========   ========   ========   ========     ========        ========
OTHER DATA:
Depreciation and amortization...  $  3,104   $  3,868   $  6,365   $ 11,994   $ 12,775     $  9,440        $ 10,642
Capital expenditures(4).........     5,869      7,135     10,538     12,448      6,960        2,981          13,891
EBITDA(5).......................    19,530     28,110     25,151     48,463     50,937       33,768          41,873
EBITDA margin...................       7.1%       9.6%       7.2%      10.2%      10.4%        10.1%           11.3%
Ratio of earnings to fixed
  charges(6)....................       3.0x       6.8x       2.8x       2.0x       2.4x         2.2x            2.0x
BALANCE SHEET DATA:
Working capital.................  $ 65,567   $ 78,141   $122,738   $110,128   $150,506     $152,787        $181,234
Total assets....................   131,542    180,967    319,544    324,710    375,714      370,670         419,168
Long-term debt..................    63,599     63,735    177,149    153,472    194,851      180,200         218,806
Shareholders' equity............     7,072     69,329     76,478     87,990    100,004       95,042         110,777

---------------

(1) Results for fiscal 1993 reflect the operations of Manetta Home Fashions, Inc. from August 30, 1993, Tennessee Woolen Mills, Inc. from September 7, 1993 and Torfeaco Industries Limited from December 1, 1993.

(2) Results for fiscal 1994 reflect the operations of Imperial Feather Company from August 19, 1994 and Beacon Manufacturing Company from December 1, 1994.

(3) Pillowtex, under a 1990 stock repurchase agreement with its former majority shareholder, was committed to repurchase certain shares of common stock from the former majority shareholder which resulted in accretion of $2,500. This accretion was charged to retained earnings and deducted from earnings available for common stock shareholders in the computation of pro forma earnings per common share for fiscal 1992. Additionally, on a pro forma basis, giving effect to the termination of Pillowtex's status as an S corporation under subchapter S of the Internal Revenue Code (which termination resulted from the initial public offering of Pillowtex Common Stock), as if such termination had occurred on January 1, 1992, net earnings and net earnings available to common stock shareholders would have been $7,692 and $5,192 respectively, for fiscal 1992, and $12,877 and $12,877, respectively, for fiscal 1993.

(4) Capital expenditures for fiscal year 1996 exclude $5,745 and $8,335 related to the purchase of the assets of the Fieldcrest blanket division and the purchase of the Mauldin, South Carolina distribution facility, respectively.

(5) EBITDA is income before income taxes plus depreciation expense, amortization expense, and net interest expense. EBITDA is presented because it is a widely accepted financial indicator of a company's ability to service and/or incur indebtedness; however, EBITDA should not be considered as an alternative to net income as a measure of operating results or to cash flows as a measure of liquidity in accordance with generally accepted accounting principles.

(6) In calculating the ratio of earnings to fixed charges, earnings consist of income before income taxes plus fixed charges (excluding capitalized interest). Fixed charges consist of interest expense (which includes amortization of deferred financing costs) whether expensed or capitalized and one-third of rental expense, deemed representative of that portion of rental expense estimated to be attributable to interest.

             SUMMARY HISTORICAL FINANCIAL INFORMATION OF FIELDCREST
                                 (IN THOUSANDS)

                                                                                                         NINE MONTHS ENDED
                                                            FISCAL YEAR                            ------------------------------
                                    ------------------------------------------------------------   SEPTEMBER 30,   SEPTEMBER 30,
                                      1992        1993         1994         1995         1996          1996             1997
                                    --------   ----------   ----------   ----------   ----------   -------------   --------------
                                                                                                            (UNAUDITED)
STATEMENTS OF OPERATIONS DATA:
Net sales.........................  $981,773   $1,000,107   $1,063,731   $1,095,193   $1,092,496     $812,995         $820,635
Cost of sales.....................   818,729      834,701      898,437      966,642      956,522      706,482          695,615
                                    --------   ----------   ----------   ----------   ----------     --------         --------
Gross profit......................   163,044      165,406      165,294      128,551      135,974      106,513          125,020
Selling, general, and
  administrative expenses(1)......   102,189      111,843       94,756      128,663      113,535       86,536           85,563
                                    --------   ----------   ----------   ----------   ----------     --------         --------
Operating income (loss)...........    60,855       53,563       70,538         (112)      22,439       19,977           39,457
Interest expense(2)...............    34,149       27,659       23,268       27,630       26,869       21,496           18,708
Other expense (income), net.......       130         (975)         987           67       (5,604)         519           (2,021)
                                    --------   ----------   ----------   ----------   ----------     --------         --------
Income (loss) before income
  taxes...........................    26,576       26,879       46,283      (27,809)       1,174       (2,038)          22,770
Income taxes......................    10,886       11,913       15,538      (12,084)         114         (764)           8,087
                                    --------   ----------   ----------   ----------   ----------     --------         --------
Income (loss) from continuing
  operations before accounting
  changes.........................  $ 15,690   $   14,966   $   30,745   $  (15,725)  $    1,060     $ (1,274)        $ 14,683
                                    ========   ==========   ==========   ==========   ==========     ========         ========

Net income (loss)(3)..............  $ 15,250   $  (42,931)  $   30,745   $  (15,725)  $    1,060     $ (1,274)        $ 14,683
Preferred dividends...............        --         (463)      (4,500)      (4,500)      (4,500)      (3,375)          (3,375)
                                    --------   ----------   ----------   ----------   ----------     --------         --------
Earnings (loss) on common.........  $ 15,250   $  (43,394)  $   26,245   $  (20,225)  $   (3,440)    $ (4,649)        $ 11,308
                                    ========   ==========   ==========   ==========   ==========     ========         ========
OTHER DATA:
Depreciation and amortization.....  $ 31,370   $   31,539   $   29,828   $   31,746   $   36,678     $ 26,979         $ 26,241
Capital expenditures..............    20,687       21,594       51,929       64,153       33,386       21,035           46,214
EBITDA(4).........................    92,225       85,102      100,366       31,634       59,117       46,956           65,698
EBITDA margin.....................       9.4%         8.5%         9.4%         2.9%         5.4%         5.8%             8.0%
Ratio of earnings to fixed
  charges(5)......................       1.7x         1.8x         2.5x          --          1.0x          --              2.0x
BALANCE SHEET DATA:
Working capital...................  $296,580   $  262,326   $  282,461   $  268,477   $  229,010     $288,103         $221,210
Total assets......................   863,991      740,446      782,665      812,946      768,493      832,992          789,479
Long-term debt....................   353,419      294,611      317,744      365,262      311,496      373,748          308,820
Stockholders' equity..............   284,478      193,330      231,202      215,431      215,755      213,689          229,321

---------------

(1) Includes restructuring charges of $10,000, $20,469 and $8,130 for fiscal years 1993, 1995 and 1996, respectively, and $8,130 for the nine months ended September 30, 1996. Such restructuring charges were incurred in connection with (i) a 1993 program to reduce overhead through a voluntary early retirement program and certain corporate reorganization costs, (ii) the 1995 reorganization of Fieldcrest's New York operations, and (iii) the 1996 sale of Fieldcrest's blanket division to Pillowtex and the closing of the blanket facilities in Eden, North Carolina.

(2) Interest expense is net of interest income in the amount of $416, $613, $749, $1,859 and $4,161 for fiscal years 1992 through 1996, respectively, and $2,067 and $1,743 for the nine months ended September 30, 1996 and 1997, respectively.

(3) Includes an extraordinary loss on early retirement of debt of $5,179 for fiscal 1992, income from discontinued operations of $4,739 and $3,201 for fiscal years 1992 and 1993, respectively, and a gain from disposition of discontinued operations and cumulative effect of accounting changes of $9,207 and ($70,305), respectively, for fiscal 1993.

(4) EBITDA is income before income taxes plus depreciation expense, amortization expense and net interest expense. EBITDA is presented because it is a widely accepted financial indicator of a company's ability to service and/or incur indebtedness; however, EBITDA should not be considered as an alternative to net income as a measure of operating results or to cash flows as a measure of liquidity in accordance with generally accepted accounting principles.

(5) In calculating the ratio of earnings to fixed charges, earnings consist of income before income taxes plus fixed charges (excluding capitalized interest). Fixed charges consist of interest expense (which includes amortization of deferred financing costs) whether expensed or capitalized and one-third of rental expense, deemed representative of that portion of rental expense estimated to be attributable to interest. For the year ended December 31, 1995, and the nine months ended September 30, 1996, earnings were insufficient to cover fixed charges by $27,809 and $2,038, respectively.

                                  RISK FACTORS

     Prospective investors should carefully consider the following factors in addition to the other information set forth in this Prospectus before making an investment in the Notes offered hereby. See also "Note Regarding Forward-Looking Information." Any or all of the risk factors discussed below could have a material adverse effect on the business, financial condition, results of operations, and prospects of the Company.

SIGNIFICANT LEVERAGE AND DEBT SERVICE

     The Company is highly leveraged. At September 27, 1997, on a pro forma basis, after giving effect to the consummation of the Merger and the Financing Transactions, Pillowtex would have had total outstanding long-term indebtedness (including the current portion of long-term indebtedness) of approximately $827.8 million and total shareholders' equity of approximately $199.6 million. See "Pro Forma Capitalization of Pillowtex." In addition, subject to restrictions contained in instruments governing its indebtedness, the Company and its subsidiaries may incur additional indebtedness from time to time to finance acquisitions or capital expenditures or for general corporate purposes.

     The level of the Company's indebtedness could have important consequences to the business activities of the Company, including: (i) a substantial portion of the Company's cash flow from operations must be dedicated to debt service and will not be available for other purposes; (ii) the Company's ability to obtain additional debt financing in the future for other acquisitions, working capital, capital expenditures, or research and development may be limited; and (iii) the Company's level of indebtedness could limit its flexibility in reacting to changes in its industry or economic conditions generally.

     The Company's ability to service its debt obligations will depend upon its future operating performance, which will be affected by prevailing economic conditions and financial, business, and other factors, certain of which are beyond its control, as well as the availability of borrowings under the New Senior Credit Facilities or any other credit arrangement. The Company will require substantial amounts of cash to fund scheduled payments of principal and interest on its outstanding indebtedness, as well as future capital expenditures and any increased working capital requirements. If the Company is unable to meet its cash requirements out of cash flow from operations and its available borrowings, there can be no assurance that it will be able to obtain alternative financing or that it will be permitted to do so under the terms of the New Senior Credit Facilities or its other indebtedness. In the absence of such financing, the Company's ability to respond to changing business and economic conditions, to make future acquisitions, to absorb adverse operating results, or to fund capital expenditures or research and development costs may be adversely affected. If the Company does not generate sufficient increases in cash flow from operations to repay its indebtedness at maturity, it could attempt to refinance such indebtedness; however, no assurance can be given that such refinancing would be available on terms acceptable to the Company, if at all.

SUBORDINATION OF NOTES AND GUARANTEES

     The Notes are subordinated in right of payment to all existing and future Senior Indebtedness (as defined herein) of the Company, including borrowings under the New Senior Credit Facilities. In the event of bankruptcy, liquidation, or reorganization of the Company, the assets of the Company will be available to pay obligations on the Notes only after all Senior Indebtedness has been paid in full, and there may not be sufficient assets remaining to pay amounts due on any or all of the Notes then outstanding. Each Guarantee will be similarly subordinated in right of payment to all existing and future Guarantor Senior Indebtedness (as defined herein) of the relevant Guarantor, including such Guarantor's guaranty of the Company's indebtedness under the New Senior Credit Facilities. In addition, under certain circumstances the Company will not be permitted to pay its obligations under the Notes in the event of a default under certain Senior Indebtedness. Certain operations of the Company will be conducted by its foreign subsidiaries that are not Guarantors. Accordingly, these subsidiaries will have no obligations to pay amounts due under the Notes. As of September 27, 1997, on a pro forma basis after giving effect to the consummation of the Merger and the Financing Transactions, Pillowtex and its subsidiaries would have had $420.0 million of indebtedness (excluding $37.8 million in letters of credit) effectively ranking senior to the Notes. If it were assumed that the holders of all of the outstanding Fieldcrest Convertible Debentures were converted into shares of Fieldcrest Common Stock immediately prior to the Merger (rather than remaining outstanding), then at September 27, 1997, on a pro forma combined basis, the revolving credit borrowings (which will be senior in right of payment to the Notes) would have increased $71.1 million. Additional Senior Indebtedness may be incurred by the Company from time-to-time, subject to certain restrictions. See "Description of Notes -- Ranking and Subordination."

RISKS ASSOCIATED WITH ACQUISITIONS; ABILITY TO ACHIEVE COST SAVINGS

     The Company expects to continue a strategy of identifying and acquiring companies with complementary products or services that may be expected to enhance the Company's operations and profitability. There can be no assurances that the Company will be able to integrate the operations of Fieldcrest or any other acquired company successfully with existing operations or that any of such acquisitions will prove profitable.

     The Company has identified approximately $21.6 million of annual cost savings that it expects to realize immediately as a result of the Merger. These cost savings are comprised of $20.3 million of savings from the elimination of duplicate staff salaries and $1.3 million of savings from the elimination of duplicative corporate expenses. The Company additionally expects to realize significant ongoing cost savings, including at least $8.4 million to be realized within the first twelve months after consummation of the Merger, as follows: (i) $0.9 million by eliminating other redundant cost functions; (ii) $2.0 million by improving procurement efficiencies by exploiting the combined company's purchasing power; (iii) $3.0 million by reducing trade advertising; (iv) $1.0 million by rationalizing and streamlining operations; and (v) $1.5 million by reducing the use of outside consultants.

     There can be no assurance as to the timing or amount of any cost savings that may actually be realized, or that unforeseen costs and expenses, decreases in sales or revenues, or other factors will not offset any cost savings actually realized.

DEPENDENCE ON RAW MATERIALS

     The raw materials on which the Company is primarily dependent include the raw feather and down that the Company uses to produce natural fill pillows and down comforters. The People's Republic of China ("China") is currently the primary source of raw feather and down for Pillowtex. See "-- Dependence on Supply Sources in China." The raw materials on which Fieldcrest is primarily dependent include the cotton and synthetic fibers that Fieldcrest uses to manufacture its home furnishing products.

     The raw materials used by the Company are generally available from a number of sources, and no significant shortage of such materials is currently anticipated. However, the Company uses significant quantities of such raw materials, which are subject to price fluctuations, and there can be no assurance that shortages of such materials will not occur in the future, which could increase the cost of or delay the shipment of products.

     Cotton is the primary raw material used in the Company's business. Cotton is an agricultural product and, consequently, its availability is subject to weather conditions and other factors affecting agricultural markets. There have been historical periods of rapid and significant movement in the price of cotton both upward and downward. There can be no assurance that the Company will be able to pass on any increase in the price of cotton or other raw materials to its customers.

DEPENDENCE ON SUPPLY SOURCES IN CHINA

     In fiscal year 1996 and the nine months ended September 27, 1997, approximately 83% and 84%, respectively, of the raw feather and down that Pillowtex used to produce natural fill pillows and down comforters was imported from China.

     The Company's relationships with its suppliers in China could be disrupted or adversely affected due to a number of factors, including governmental regulation, fluctuation in exchange rates, and changes in economic and political conditions in China. If the Company's supply sources in China were disrupted for any reason, the

Company believes, based on existing market conditions, that it could establish alternative supply relationships. However, because establishing these relationships involves numerous uncertainties relating to delivery requirements, price, payment terms, quality control, and other matters, the Company is unable to predict whether such relationships would be on terms satisfactory to the Company.

     The Company's relationships with its suppliers in China are also subject to risks associated with changes in United States legislation and regulations relating to imports, including quotas, duties, and taxes, and other charges or restrictions on imports. Products that the Company imports from China currently receive preferential tariff treatment accorded goods from countries granted "most favored nation" status. Under the Trade Act of 1974, the President of the United States is authorized, upon making specified findings, to waive certain restrictions that would otherwise render China ineligible for most favored nation treatment. The President has waived these provisions each year since 1979. Most favored nation status was accordingly renewed in June 1997 despite legislation pursued by Congress demanding that China desist from certain trade and military activities. Congress will continue to monitor these activities and may encourage the President to reconsider the renewal of most favored nation status for China in June 1998 and no assurance can be given that China will continue to enjoy this status in the future. Raw materials and finished products entering the United States from China without the benefit of most favored nation treatment would be subject to significantly higher duty rates.

ADVERSE RETAIL INDUSTRY CONDITIONS

     The Company sells its products to a number of department stores and other major retailers who have experienced financial difficulties during the past several years. Some of these retailers have recently emerged from the protection of federal bankruptcy laws and some current retail customers of the Company may seek protection under the federal bankruptcy laws or state insolvency laws in the future. As a result of these financial difficulties and bankruptcy and insolvency proceedings, the Company may be unable to collect some or all amounts owed by these retail customers. Additionally, all or part of the operations of a retail customer that seeks bankruptcy or other debtor protection may be discontinued or sales of the Company's products to such a customer may be curtailed or terminated as a result of bankruptcy or insolvency proceedings.

DEPENDENCE ON KEY LICENSES

     The Company holds licenses with organizations such as Polo Ralph Lauren Corporation, Disney, and others, using such well-known trademarks and trade names as Ralph Lauren and Disney's Mickey UNLIMITED(R), Mickey's Stuff for Kids(R), and Mickey & Co.(R) Although the significance of specific licenses varies from year to year, a substantial portion of the Company's net sales for fiscal year 1996 and the nine-month period ended September 27, 1997 were attributable to products sold under licensed trademarks and trade names. These licenses generally require the payment of royalties based on net sales, including the payment of minimum annual royalties, and expire at various dates through 1998. No assurance can be given that the Company will be able to renew these licenses on acceptable terms upon their expiration or will be able to acquire new licenses to use other popular trademarks.

     The Company's license with Polo Ralph Lauren Corporation expires on June 30, 1998. The Company has had a longstanding relationship with Polo Ralph Lauren Corporation and has no reason to believe that its Ralph Lauren license will not be renewed, however, renewal of the license on terms acceptable to the Company cannot be assured and the loss of the license could have a material adverse effect on the Company. In addition, the Company's license with Polo Ralph Lauren Corporation provides that if Charles M. Hansen, Jr., Pillowtex's Chairman of the Board and Chief Executive Officer, and Mary R. Silverthorne, a director of Pillowtex, or their immediate families, in the aggregate, cease to beneficially own at least 25% of the outstanding Pillowtex Common Stock, such license will become subject to termination at the option of the licensor.

     The Company's licenses for the use of various Disney trademarks and trade names have tended to be of brief duration, usually two years or less. The market for new and renewal Disney licenses has become increasingly competitive, and there can be no assurance that the Company will be able to continue to receive new Disney licenses as granted or to obtain renewals of its licenses on acceptable terms. The loss of one or more of the Company's existing Disney licenses is unlikely to have a material adverse effect on the business of the Company.

     Fieldcrest also holds licenses with third parties, including Waverly(R), Adrienne Vittadini(R), and Ellen Tracy(R). Fieldcrest, however, primarily manufactures and markets products bearing its own proprietary brand names. See "-- Dependence on Brand Names."

DEPENDENCE ON BRAND NAMES

     In fiscal year 1996, approximately 93% of Fieldcrest's net sales were from sales of products bearing Fieldcrest's proprietary brand names of Royal Velvet(R), Cannon(R), Charisma(R), Fieldcrest(R), Royal Family(R), Caldwell(R), Monticello(R), SureFit(R), and St. Mary's(R). The remaining 7% of Fieldcrest's 1996 net sales were from sales of private label products. Accordingly, the Company's future success may depend in part upon the goodwill associated with Fieldcrest's brand names.

     Fieldcrest's principal brand names are registered in the United States and certain foreign countries. However, there can be no assurance that the steps taken by Fieldcrest to protect its proprietary rights in such brand names will be adequate to prevent the misappropriation thereof in the United States or abroad. In addition, the laws of some foreign countries do not protect proprietary rights in brand names to the same extent as do the laws of the United States.

RISK OF LOSS OF MATERIAL CUSTOMERS

     In fiscal year 1996, sales to Wal-Mart and Dayton Hudson accounted for 14% and 13% of Pillowtex's total sales, respectively. For the nine months ended September 27, 1997, sales to Wal-Mart and Dayton Hudson accounted for 12% and 13%, respectively, of Pillowtex's total sales. No other single customer accounted for more than 10% of Pillowtex's total sales during such periods.

     In fiscal year 1996, sales to Wal-Mart and its affiliates accounted for 21% of Fieldcrest's total sales. For the nine months ended September 30, 1997, sales to Wal-Mart and its affiliates accounted for 25% of Fieldcrest's total sales. No other single customer accounted for more than 10% of Fieldcrest's net sales during such periods.

     On a pro forma basis, after giving effect to the consummation of the Merger as if it had been consummated December 31, 1995, sales to Wal-Mart would have accounted for 19% of the Company's total sales for fiscal 1996 and sales to the top ten customers would have accounted for 57% of total sales for such period.

     Consistent with industry practice, the Company does not operate under a long-term written supply contract with any of its customers. The business, financial condition, and results of operations of the Company could be materially adversely affected by the loss of Dayton Hudson or Wal-Mart as a customer.

LABOR RELATIONS

     Pillowtex has approximately 3,800 employees, approximately 14% of which are subject to collective bargaining agreements. Fieldcrest has approximately 10,400 employees, approximately 27% of which are subject to collective bargaining agreements.

     Since 1991, the Union of Needletrades, Industrial and Textile Workers ("UNITE") has campaigned to organize approximately 5,500 additional hourly workers at five Fieldcrest plants, including Fieldcrest's main manufacturing facility in Kannapolis, North Carolina. Fieldcrest has opposed UNITE's organizing efforts. Although a majority of employees at these plants recently voted not to select UNITE as a bargaining representative, the results are subject to legal challenge. There can be no assurance as to whether or when the results of such election will be certified or a new election will be scheduled. It is impossible to predict what effect, if any, a lengthy continuation of another organizing campaign will have on the productivity of the Fieldcrest workforce.

INDUSTRY COMPETITION AND COMPETITIVE FACTORS

     The Company operates in a highly competitive industry. Each of Pillowtex and Fieldcrest has competed, and continues to compete, with a number of established manufacturers, importers, and distributors of home textile furnishings, some of which have greater financial, distribution, manufacturing, and marketing resources.

SEASONALITY OF BUSINESS

     The Company business is subject to a pattern of seasonal fluctuation. During the past three years, sales and earnings from operations generated during the second half of the year averaged approximately 61% and 66%, respectively, of Pillowtex's total sales and earnings from operations. Pillowtex's needs for working capital increase in the second half of the year and, accordingly, total debt levels tend to peak in the third and fourth quarters, falling off again in the first quarter of the following year. The amount of Pillowtex's sales generated during the second half of the year generally depends upon a number of factors, including the level of retail sales for home textile furnishings during the fall and winter, weather conditions affecting the level of sales of down comforters and blankets (which are sold in greater quantities in cold weather), general economic conditions, and other factors beyond Pillowtex's control.

     Fieldcrest's business is subject to a similar pattern of seasonal fluctuation, having greater sales volume in the last three quarters of the calendar year than in the first calendar quarter. Accordingly, it is likely that Fieldcrest's operating performance in the first quarter of a given calendar year will be less favorable than operating performance in the last three quarters.

INFLUENCE BY SIGNIFICANT SHAREHOLDERS

     As of January 26, 1998, Charles M. Hansen, Jr., Mary R. Silverthorne, certain trusts for which Ms. Silverthorne acts as trustee (i.e., the John H. Silverthorne Marital Trust B and the John H. Silverthorne Family Trust A), and adult children of Ms. Silverthorne owned, in the aggregate, approximately 39.6% of the outstanding shares of the Pillowtex Common Stock. Accordingly, such shareholders will continue to exert significant influence over the management and direction of Pillowtex.

DEPENDENCE ON KEY PERSONNEL

     Pillowtex's business is managed by or under the direction of Charles M. Hansen, Jr., who serves as Chairman of the Board and Chief Executive Officer. The Company believes that its future success will be highly dependent upon its ability to attract and retain skilled managers and other personnel, including Mr. Hansen. The loss of Mr. Hansen's services could have a material adverse effect on the Company.

RESTRICTIONS IMPOSED BY TERMS OF THE COMPANY'S INDEBTEDNESS

     Certain instruments governing the Company's indebtedness, including the Indenture, restrict, among other things, the ability of the Company and its subsidiaries to incur additional indebtedness, pay dividends or make certain other restricted payments, incur liens to secure pari passu or subordinated indebtedness, sell stock of subsidiaries, apply net proceeds from certain asset sales, merge or consolidate with any other person, sell, assign, transfer, lease, convey, or otherwise dispose of substantially all of the assets of the Company, enter into certain transactions with affiliates, or incur indebtedness that is subordinate in right of payment to any Senior Indebtedness and senior in right of payment to the Notes.

     The New Senior Credit Facilities contain more extensive and restrictive covenants than the Indenture and require the Company to maintain specified financial ratios and satisfy certain financial condition tests. The Company's ability to meet those financial ratios and tests can be affected by events beyond its control, and there can be no assurance that the Company will meet those tests. The New Senior Credit Facilities also prohibit the Company from prepaying other indebtedness (including the Notes) before indebtedness under the New Senior Credit Facilities. A breach of any of these covenants or covenants contained in the New Senior Credit Facilities could result in a default thereunder. Upon the occurrence of an event of default under the New Senior Credit Facilities, the lenders thereunder could elect to declare all amounts outstanding under the New Senior Credit Facilities, including accrued interest or other obligations, to be immediately due and payable or proceed against the collateral granted to them to secure that indebtedness. If any other Senior Indebtedness (as defined herein) were to be accelerated, there can be no assurance that the assets of the Company would be sufficient to repay in full that indebtedness and the other indebtedness of the Company, including the Notes.

     As a result of the covenants described above, the ability of the Company to respond to changing business and economic conditions and to secure additional financing, if needed, may be significantly restricted, and the Company may be prevented from engaging in transactions that might otherwise be considered beneficial to the Company. See "Description of Notes -- Certain Covenants."

FRAUDULENT CONVEYANCE STATUTES

     Under applicable provisions of federal bankruptcy law or comparable provisions of state fraudulent transfer law, if, among other things, the Company or any Guarantor, at the time it incurred the indebtedness evidenced by the Notes or its Guarantee, as the case may be, (i)(a) was or is insolvent or rendered insolvent by reason of such occurrence, (b) was or is engaged in a business or transaction for which the assets remaining with the Company or such Guarantor constituted unreasonably small capital, or (c) intended or intends to incur, or believed or believes that it would incur, debts beyond its ability to pay such debts as they mature, and (ii) the Company or such Guarantor received or receives less than reasonably equivalent value or fair consideration for the incurrence of such indebtedness, the Notes or the applicable Guarantee could be voided, or claims in respect of the Notes or the Guarantee could be subordinated to all other debts of the Company or such Guarantor, as the case may be. The voiding or subordination of any of such pledges or other security interests or of any of such indebtedness could result in an Event of Default (as defined herein) with respect to such indebtedness, which could result in acceleration thereof. In addition, the payment of interest and principal by the Company pursuant to the Notes or the payment of amounts by a Guarantor pursuant to a Guarantee could be voided and required to be returned to the person making such payment, or to a fund for the benefit of the creditors of the Company or such Guarantor, as the case may be.

     The measures of insolvency for purposes of the foregoing considerations will vary depending upon the law applied in any proceeding with respect to the foregoing. Generally, however, the Company or a Guarantor would be considered insolvent if (i) the sum of its debts, including contingent liabilities, were greater than the fair saleable value of all of its assets at a fair valuation or if the present fair saleable value of its assets were less than the amount that would be required to pay its probable liability on its existing debts, including contingent liabilities, as they become absolute and mature or (ii) it could not pay its debts as they become due.

     To the extent any Guarantees were voided as a fraudulent conveyance or held unenforceable for any other reason, holders of Notes would cease to have any claim in respect of such Guarantor and would-be creditors solely of the Company and any Guarantor whose Guarantee was not avoided or held unenforceable. In such event, the claims of the holders of Notes against the issuer of an invalid Guarantee would be subject to the prior payment of all liabilities and preferred stock claims of such Guarantor. There can be no assurance that, after providing for all prior claims and preferred stock interests, if any, there would be sufficient assets to satisfy the claims of the holders of Notes relating to any voided portions of any of the Guarantees.

     The Company is a holding company whose material assets consist primarily of the capital stock of the Guarantors and certain intellectual property assets. Consequently, the Company will be dependent upon dividends paid by the Guarantors to pay its operating expenses, service its debt obligations, including the Notes, and satisfy any mandatory repurchase obligations relating to the Notes, as a result of a Change of Control (as defined herein) or a sale or other disposition of certain assets. See "Description of Notes -- Repurchase at the Option of the Holders."

POTENTIAL INABILITY TO FUND A CHANGE OF CONTROL OFFER

     Upon a Change of Control (as defined herein), the Company will be required to offer to repurchase all outstanding Notes and all 10% Senior Subordinated Notes at 101% of the principal amount thereof plus accrued and unpaid interest to the date of repurchase and Liquidated Damages (as defined herein). There can be no assurance, however, that sufficient funds will be available at the time of any Change of Control to make any required repurchases of Notes and 10% Senior Subordinated Notes tendered. Moreover, restrictions in the New Senior Credit Facilities prohibit the Company from making such required repurchases; consequently, any such repurchases would constitute an event of default under the New Senior Credit Facilities. There can be no assurance that the Company will be able to obtain appropriate consents under the New Senior Credit Facilities to enable it to fulfill such repurchase obligations. Notwithstanding these provisions, the Company could enter into certain transactions, including certain recapitalizations, that would not constitute a Change of Control but would increase the amount of debt outstanding at such time. See "Description of Notes -- Repurchase at the Option of Holders."

CONSEQUENCES OF FAILURE TO EXCHANGE

     The Series B Notes will be issued in exchange for Series A Notes only after timely receipt by the Exchange Agent of such Series A Notes, a properly completed and duly executed Letter of Transmittal and all other required documents. Therefore, holders of Series A Notes desiring to tender such Series A Notes in exchange for Series B Notes should allow sufficient time to ensure timely delivery. Neither the Exchange Agent nor the Company are under any duty to give notification of defects or irregularities with respect to tenders of Series A Notes for exchange. Series A Notes that are not tendered or that are tendered but not accepted will, following consummation of the Exchange Offer, continue to be subject to the existing restrictions upon transfer thereof and will not retain any rights to registration. See "The Exchange Offer -- Consequences of Exchanging Series A Notes." In addition, any holder of Series A Notes who tenders in the Exchange Offer for the purpose of participating in a distribution of the Series B Notes will be required to comply with the registration and prospectus delivery requirements of the Securities Act in connection with any resale transaction. Each broker-dealer who holds Series A Notes acquired for its own account as a result of market-making or other trading activities and who receives Series B Notes for its own account in exchange for such Series A Notes pursuant to the Exchange Offer must acknowledge that it will deliver a prospectus in connection with any resale of such Series B Notes. To the extent that Series A Notes are tendered and accepted in the Exchange Offer, the trading market for untendered and tendered but unaccepted shares of Series A Notes could be adversely affected due to the limited number of shares of Series A Notes that are expected to remain outstanding following the Exchange Offer. See "Plan of Distribution" and "The Exchange Offer."

ABSENCE OF PUBLIC MARKET

     The Series B Notes are being offered to the Holders of the Series A Notes. The Series A Notes were issued on December 18, 1997 pursuant to an exemption from registration under applicable securities laws and are subject to certain transfer restrictions; accordingly, no public market for the Series A Notes has developed. The Series B Notes are a new issue of securities for which there is currently no active trading market. If any such securities are traded after their initial issuance, they may trade at a discount from their initial offering price, depending upon the liquidity of such securities, the market for similar securities, and other factors, including general economic conditions and the financial condition, performance of, and prospects for the Company.

                                   THE MERGER

GENERAL

     Pillowtex and Fieldcrest entered into the Merger Agreement, pursuant to which a wholly owned subsidiary of Pillowtex was merged on December 19, 1997 with and into Fieldcrest. Following consummation of the Merger, Fieldcrest became a wholly owned subsidiary of Pillowtex.

CONVERSION OF FIELDCREST SHARES

     At the Effective Time, each then-outstanding share of Fieldcrest Common Stock (other than any shares held in the treasury of Fieldcrest, by any of its subsidiaries, or directly or indirectly by Pillowtex, which shares will be canceled and shares held by stockholders, if any, who properly exercised their appraisal rights under Delaware law) was converted into the right to receive total consideration valued at $34.00, consisting of (i) a cash payment in an amount equal to $27.00 and (ii) 0.269 (the "Conversion Number") shares of Pillowtex Common Stock.

     At the Effective Time, each then-outstanding share of Fieldcrest Preferred Stock (other than shares converted into Fieldcrest Common Stock prior to the Closing Date and any shares held in the treasury of Fieldcrest, by any of its subsidiaries, or directly or indirectly by Pillowtex, which shares were cancelled and shares held by stockholders, if any, who properly exercised their appraisal rights under Delaware law) was converted into a right to receive total consideration valued at $58.12, consisting of (i) a cash payment of $46.15 and
(ii) 0.4598286 shares of Pillowtex Common Stock.

TREATMENT OF FIELDCREST OPTIONS

     Each holder of an outstanding Fieldcrest Option had the option to elect, prior to the Effective Time, to receive for each share of Fieldcrest Common Stock subject to such Fieldcrest Option an amount in cash equal to the difference between $34.00 and the per share exercise price of such Fieldcrest Option. At the Effective Time, each outstanding Fieldcrest Option, other than Fieldcrest Options in respect of which the above-described election was made, was assumed by the Company and now constitutes an option to purchase, in lieu of each share of Fieldcrest Common Stock previously subject thereto, a number of shares of Pillowtex Common Stock (increased to the nearest whole share) equal to the product of (i) the number of shares of Fieldcrest Common Stock subject to such Fieldcrest Option immediately prior to the Effective Time and (ii) 1.308 (the "Option Conversion Number") at an exercise price per share of Pillowtex Common Stock (increased to the nearest whole cent) equal to the exercise price per share of Fieldcrest Common Stock subject to such Fieldcrest Option immediately prior to the Effective Time divided by the Option Conversion Number.

TREATMENT OF FIELDCREST CONVERTIBLE DEBENTURES

     Fieldcrest presently has outstanding $112.5 million ($118.5 million at September 30, 1997) in aggregate principal amount of its Fieldcrest Convertible Debentures. The Fieldcrest Convertible Debentures are convertible into the same consideration that a holder of the number of shares of Fieldcrest Common Stock into which such Fieldcrest Convertible Debentures might have been converted immediately prior to the Merger would be entitled to receive in the Merger. For example, a Fieldcrest Convertible Debenture having an aggregate principal amount of $1,000 is convertible into (i) a cash payment equal to the product of (a) the amount of the cash payment to be made on account of each share of Fieldcrest Common Stock converted in the Merger and (b) 22.60 and (ii) a number of shares of Pillowtex Common Stock equal to the product of (i) the Conversion Number and
(ii) 22.60. It is anticipated that the Company will use funds available to it under the Revolver to fund any conversions after the consummation of the Merger. If it were assumed that all holders of Fieldcrest Convertible Debentures elected this option, then at September 27, 1997, on a pro forma combined basis, the revolving credit borrowings would have increased $71.1 million, total debt would have declined by $26.8 million and shareholder equity would have increased by $20.1 million. See "Unaudited Pro

Forma Combined Financial Information," and "Post-Merger
Indebtedness -- Fieldcrest Convertible Debentures."

MERGER FINANCING

     Pillowtex financed the Merger and refinanced certain indebtedness of Pillowtex and Fieldcrest, paid related fees and expenses, and provided for the ongoing working capital needs of the Company through a combination of (i) initial borrowings of $149.0 million under the Revolver and $250.0 million under the Term Loan, (ii) the issuance and sale of $185.0 million in aggregate principal amount of the Series A Notes, and (iii) the issuance and sale of $65.0 million in liquidation preference of the Pillowtex Preferred Stock to affiliates of Apollo. The Financing Transactions were effected concurrently with the consummation of the Merger. See "Post-Merger Indebtedness," and "Pillowtex Series A Redeemable Convertible Preferred Stock."

                                USE OF PROCEEDS

     The Company will not receive any proceeds from the Exchange Offer. The approximate net proceeds to the Company from the issuance of the Series A Notes of $179.9 million (after deducting certain discounts and commissions) together with proceeds from the New Senior Credit Facilities, and the Pillowtex Preferred Stock purchased by Apollo, were used to pay the merger consideration, repay certain outstanding indebtedness of both Fieldcrest and Pillowtex, pay related fees and expenses, and provide for the ongoing working capital needs of the Company. See "The Merger -- Merger Financing."

     The following table sets forth the sources and uses of funds required to effect the Merger on a pro forma basis, assuming the Merger was consummated on September 27, 1997. The actual amounts of sources and uses of funds differed at the closing (dollars in thousands).

Sources of Funds:
  New Senior Credit Facilities(1)...........................  $398,956
  Notes.....................................................   185,000
  Pillowtex Preferred Stock.................................    65,000
                                                              --------
                                                              $648,956
                                                              ========
Uses of Funds:
  Cash to be paid to Fieldcrest stockholders(1)(2)..........  $318,802
  Repayment of indebtedness(3)..............................   186,350
  Redemption of Fieldcrest 11.25% Senior Subordinated
     Debentures.............................................    85,000
  Settlement of Fieldcrest options and stock appreciation
     rights.................................................     6,774
  Fees and expenses(4)......................................    52,030
                                                              --------
                                                              $648,956
                                                              ========

---------------

(1) The New Senior Credit Facilities include the Term Loan and the Revolver. The amount shown excludes letters of credit totaling $37,809 outstanding at the Effective Time. After giving effect to the Merger the Company had $163,235 available under the Revolver. At the consummation of the Merger, the initial borrowings under the New Senior Credit Facilities were approximately $379,900. The borrowings are expected to increase as additional expenses incurred in connection with the Merger are paid. From and after the Effective Time, the Fieldcrest Convertible Debentures are convertible into the same consideration that a holder of the number of shares of Fieldcrest Common Stock into which such Fieldcrest Convertible Debentures might have been converted immediately prior to the Merger would be entitled to receive in the Merger. If it were assumed that all holders of Fieldcrest Convertible Debentures elected this option, then at September 27, 1997, on a pro forma combined basis, the revolving credit borrowings would have increased $71,071, total debt would have declined by $26,770, and shareholders' equity would have increased by $20,081. See "Unaudited Pro Forma Combined Financial Information of Pillowtex," "The Merger -- Fieldcrest Convertible Debentures," and "Post-Merger Indebtedness -- Fieldcrest Convertible Debentures."

(2) Assumes that cash to be paid to holders of Fieldcrest Common Stock will be $249,577 (9,243,602 shares at $27.00 per share) and the cash to be paid to holders of Fieldcrest Preferred Stock will be $69,225 (1,500,000 shares at $46.15 per share). At the consummation of the Merger, actual cash paid to holders of Fieldcrest Common Stock was $249,559 (9,242,935 shares at $27.00 per share), cash paid to holders of Fieldcrest Preferred Stock was $69,225 (1,500,000 shares at $46.15 per share) and cash paid for fractional shares was $38.

(3) Assumes repayment of $86,350 of the existing Pillowtex senior credit facility and $100,000 of the Fieldcrest revolving credit facility. At the consummation of the Merger, repayment of the existing Pillowtex senior credit facility and the Fieldcrest revolving credit facility was $85,964 and $114,085, respectively.

(4) Includes premium of $4,782 associated with the redemption of the Fieldcrest 11.25% Senior Subordinated Debentures, $13,606 of severance payments, estimated discounts to NationsBanc Montgomery Securities, Inc. and Bear, Stearns & Co. Inc. (the "Initial Purchasers"), bank fees, financial advisory fees, and legal, accounting and other expenses payable or reimbursable by the Company in connection with the Merger and the Financing Transactions.

                     PRO FORMA CAPITALIZATION OF PILLOWTEX

     The following table sets forth the historical capitalization of each of Pillowtex and Fieldcrest as of September 27, 1997 and September 30, 1997, respectively, and the pro forma capitalization of Pillowtex as of September 27, 1997, adjusted to give effect to the consummation of the Merger and the Financing Transactions, as if such transactions had been consummated on September 27, 1997. "Financing Transactions" means (i) initial borrowings under the New Senior Credit Facilities of $149.0 million under the Revolver and $250.0 million under the Term Loan, (ii) the issuance and sale of $185.0 million aggregate principal amount of Notes, (iii) the issuance and sale of 65,000 shares of Pillowtex Preferred Stock, (iv) the repayment of all amounts outstanding under Pillowtex's and Fieldcrest's existing bank credit facilities, and (v) the satisfaction and discharge of all indebtedness represented by Fieldcrest's 11.25% Senior Subordinated Debentures pursuant to an irrevocable deposit of amounts sufficient to provide for the redemption thereof.

     The pro forma information set forth below is presented for illustrative purposes only and is not necessarily indicative of what Pillowtex's actual consolidated capitalization would have been had the foregoing transactions been consummated on September 27, 1997, nor does it give effect to (i) any transactions other than the foregoing transactions and those discussed in the Notes to Unaudited Pro Forma Combined Financial Information of Pillowtex contained elsewhere herein or (ii) Pillowtex's or Fieldcrest's respective results of operations since September 27, 1997 and September 30, 1997, respectively. Accordingly, the pro forma information set forth below does not purport to be indicative of Pillowtex's consolidated capitalization as of the Effective Time, the date hereof, or any future date.

     The following table should be read in conjunction with the historical financial statements of Pillowtex and Fieldcrest and the unaudited pro forma combined financial information and the related notes contained elsewhere herein or incorporated herein by reference to documents previously filed with the Commission.

                                 CAPITALIZATION
                               SEPTEMBER 27, 1997
                       (IN THOUSANDS, EXCEPT SHARE DATA)

                                                                    HISTORICAL
                                                              -----------------------    PRO FORMA
                                                              PILLOWTEX    FIELDCREST     COMBINED
                                                              ---------    ----------    ----------
Short-term debt:
  Current portion of long-term debt.........................  $  1,553      $  4,697     $    6,250
                                                              --------      --------     ----------
    Total short-term debt...................................     1,553         4,697          6,250
Long-term debt:
  Revolving credit borrowings...............................    86,350       100,000        148,956
  Senior bank term A........................................        --            --        125,000
  Senior bank term B........................................        --            --        125,000
  Notes.....................................................        --            --        185,000
  10% Senior Subordinated Notes.............................   125,000            --        125,000
  Fieldcrest 6% Convertible Subordinated Debentures.........        --       112,500         93,864(a)
  Fieldcrest 11.25% Senior Subordinated Debentures..........        --        85,000             --
  Deed of Trust Note........................................     2,199            --          2,199
  PEDFA Industrial Revenue Bonds............................     2,310            --          2,310
  MBFC Industrial Revenue Bonds.............................     2,760            --          2,760
  Industrial Development Bonds due 2021.....................        --        10,000         10,000
  Industrial Revenue Installment Bonds due 2002.............        --         1,320          1,320
  Other long-term debt......................................       187            --            187
                                                              --------      --------     ----------
    Total long-term debt....................................   218,806       308,820        821,596
                                                              --------      --------     ----------
        Total debt..........................................   220,359       313,517        827,846

Pillowtex Series A Redeemable Convertible Preferred Stock,
  $0.01 par value, 200,000 shares authorized, 65,000 shares
  issued and outstanding (as adjusted)......................        --            --         62,882
Shareholders' equity:
Preferred Stock, $0.01 par value, 20,000,000 shares
  authorized, none issued and outstanding (Pillowtex
  historical); $0.01 par value, 10,000,000 shares
  authorized, 1,500,000 shares issued and outstanding
  (Fieldcrest historical); $0.01 par value, 20,000,000
  shares authorized, none issued and outstanding (as
  adjusted).................................................        --            15             --
Common Stock, $0.01 par value, 30,000,000 shares authorized,
  10,786,819 shares issued and outstanding (Pillowtex
  historical); $0.01 par value, 25,000,000 shares
  authorized, 12,850,002 shares issued and outstanding
  (Fieldcrest historical); $0.01 par value, 30,000,000
  shares authorized, 13,963,348 shares issued and
  outstanding (as adjusted).................................       108        12,850            140
Additional paid-in capital..................................    60,825       226,758        150,539
Retained earnings...........................................    50,316       106,923         49,348(b)
Treasury stock, 3,606,400 shares (Fieldcrest historical); ..
  0 shares (as adjusted)....................................        --      (117,225)            --
Currency translation adjustment.............................      (472)           --           (472)
                                                              --------      --------     ----------
  Total shareholders' equity................................   110,777       229,321        199,555
                                                              --------      --------     ----------
        Total capitalization................................  $331,136      $542,838     $1,090,283
                                                              ========      ========     ==========
        Ratio of total debt to total capitalization.........     66.55%        57.76%         75.93%(c)
                                                              ========      ========     ==========

---------------

(a) Reflects an adjustment to record the Fieldcrest 6% Convertible Debentures due 2012 at fair market value.
(b) Reflects a charge of $968, net of income tax benefit, for the write off of Pillowtex unamortized debt issuance costs.
(c) Including the Pillowtex Preferred Stock together with total debt, the ratio would be 81.70%.

 See accompanying Notes to Unaudited Pro Forma Combined Financial Information.

        UNAUDITED PRO FORMA COMBINED FINANCIAL INFORMATION OF PILLOWTEX

     The following unaudited pro forma combined financial statements of Pillowtex give effect to the consummation of the Merger and the Financing Transactions, as if such transactions had been consummated: (i) on September 27, 1997, in the case of the Unaudited Pro Forma Combined Balance Sheet at September 27, 1997 and (ii) on December 31, 1995, the first day of Pillowtex's 1996 fiscal year, in the case of the Unaudited Pro Forma Combined Statement of Operations for the fiscal year ended December 28, 1996 and the nine months ended September 27, 1997. As used herein, the term "Financing Transactions" means (i) initial borrowings under the New Senior Credit Facilities of $149.0 million under the Revolver and $250.0 million under the Term Loan, (ii) the issuance and sale of $185.0 million aggregate principal amount of Notes, (iii) the issuance and sale of 65,000 shares of Pillowtex Preferred Stock, (iv) the repayment of all amounts outstanding under Pillowtex's and Fieldcrest's existing bank credit facilities, and (v) the satisfaction and discharge of all indebtedness represented by Fieldcrest's 11.25% Senior Subordinated Debentures Due 2002 to 2004 pursuant to an irrevocable deposit of amounts sufficient to provide for the redemption thereof.

     The following unaudited pro forma combined financial information is presented for illustrative purposes only and is not necessarily indicative of what Pillowtex's actual financial position or results of operations would have been had the foregoing transactions been consummated on such dates, nor does it give effect to (i) any transactions other than the foregoing transactions and those described in the accompanying Notes to Unaudited Pro Forma Combined Financial Information, (ii) Pillowtex's or Fieldcrest's results of operations since September 27, 1997 and September 30, 1997, respectively, or (iii) one-time charges of approximately $7.5 million, including approximately $2.0 million of cash charges, expected to result from the Merger and the integration of the operations of Pillowtex. Although the following unaudited pro forma combined financial information gives effect to assumed annual cost savings of $21.6 million, it does not give effect to certain additional annual cost savings expected to be achieved following consummation of the Merger. The pro forma combined financial information does not purport to be indicative of the Company's financial position or results of operations as of the date of the closing of the Merger or for any period ended on the date of the closing of the Merger, as of the date hereof or for any period ending on the date hereof, or as of or for any future date or period.

     The following unaudited pro forma combined financial information is based upon the historical financial statements of Pillowtex and Fieldcrest and should be read in conjunction with such historical financial statements and the related notes. See "Available Information," "Incorporation of Certain Information by Reference," "Selected Historical Information of Pillowtex," and "Selected Historical Information of Fieldcrest." In the preparation of the following unaudited pro forma combined financial information, it has been generally assumed that the historical value of Fieldcrest's assets and liabilities approximates the fair value thereof (except as described in the accompanying Notes to Unaudited Pro Forma Combined Financial Information), as an independent valuation has not been completed. The Company will be required to determine the fair value of the assets and liabilities of Fieldcrest (including intangible assets) as of the Effective Time. Although such determination of fair value is not presently expected to result in values that are materially greater or less than the values assumed in the preparation of the following unaudited pro forma combined financial information, there can be no assurance with respect thereto.

     The Unaudited Pro Forma Combined Balance Sheet at September 27, 1997 is based upon Pillowtex's financial position at September 27, 1997 and upon Fieldcrest's financial position at September 30, 1997. The Unaudited Pro Forma Combined Statement of Operations for the fiscal year ended December 28, 1996 is based upon Pillowtex's results of operations for its fiscal year ended December 28, 1996 and upon Fieldcrest's results of operations for its fiscal year ended December 31, 1996. The Unaudited Pro Forma Combined Statement of Operations for the nine months ended September 27, 1997 is based upon Pillowtex's results of operations for the nine months ended September 27, 1997 and upon Fieldcrest's results of operations for the nine months ended September 30, 1997.

     The home textiles and furnishings industry is seasonal in nature, with a higher proportion of sales and earnings usually being generated in the third and fourth quarters of the fiscal year than in other periods. Because of this seasonality and other factors, results of operations for interim periods are not necessarily indicative of results of operations for an entire fiscal year.

               UNAUDITED PRO FORMA COMBINED FINANCIAL INFORMATION

                                 BALANCE SHEET
                               SEPTEMBER 27, 1997
                                 (IN THOUSANDS)

                                     ASSETS

                                                 HISTORICAL                      PRO FORMA
                                         ---------------------------    ----------------------------
                                         PILLOWTEX      FIELDCREST      ADJUSTMENTS        COMBINED
                                         ---------    --------------    -----------       ----------
Current assets:
  Cash.................................  $     34        $  5,475        $     --(2)      $    5,509
  Accounts receivable..................   104,353         170,071              --            274,424
  Inventories..........................   150,084         202,064          19,000(1)         371,148
  Prepaid expenses and other current
     assets............................     6,849           2,218              --              9,067
                                         --------        --------        --------         ----------
     Total current assets..............   261,320         379,828          19,000            660,148
Property, plant, and equipment, net....    98,916         342,392          50,000(1)         491,308
Goodwill, net..........................    45,683           6,495         186,544(1)         238,722
Other assets, net......................    13,249          60,764         (44,129)(1)         46,447
                                                                           (1,600)(3)
                                                                           18,163(4)
                                         --------        --------        --------         ----------
          Total assets.................  $419,168        $789,479        $227,978         $1,436,625
                                         ========        ========        ========         ==========

                                LIABILITIES AND SHAREHOLDERS' EQUITY

Current liabilities:
  Accounts payable.....................  $ 50,699        $ 63,893        $     --         $  114,592
  Accrued expenses.....................    25,253          69,435           5,318(1)          99,374
                                                                             (632)(3)
  Current portion of long-term debt....     1,553           4,697              --              6,250
  Deferred income taxes................     2,581          20,593           1,266(1)          24,440
                                         --------        --------        --------         ----------
     Total current liabilities.........    80,086         158,618           5,952            244,656

Long-term debt.........................   218,806         308,820         293,970(2)(4)      821,596
Deferred income taxes..................     9,499          39,758           4,984(1)          54,241
Other non-current liabilities..........        --          52,962             733(1)          53,695
                                         --------        --------        --------         ----------
     Total liabilities.................   308,391         560,158         305,639          1,174,188

Redeemable convertible preferred
  stock................................        --              --          62,882(5)          62,882
Shareholders' equity:
  Preferred stock......................        --              15             (15)(6)             --
  Common stock.........................       108          12,850         (12,818)(6)            140
  Additional paid-in capital...........    60,825         226,758        (137,044)(6)        150,539
  Retained earnings....................    50,316         106,923        (106,923)(6)         49,348
                                                                             (968)(3)
  Treasury stock.......................        --        (117,225)        117,225(6)              --
  Currency translation adjustment......      (472)             --              --               (472)
                                         --------        --------        --------         ----------
          Total shareholders' equity...   110,777         229,321        (140,543)           199,555
                                         --------        --------        --------         ----------
          Total liabilities and
            shareholders' equity.......  $419,168        $789,479        $227,978         $1,436,625
                                         ========        ========        ========         ==========

 See accompanying Notes to Unaudited Pro Forma Combined Financial Information.

               UNAUDITED PRO FORMA COMBINED FINANCIAL INFORMATION

                            STATEMENT OF OPERATIONS
                          YEAR ENDED DECEMBER 28, 1996
                   (IN THOUSANDS, EXCEPT FOR PER SHARE DATA)

                                                HISTORICAL                   PRO FORMA
                                         -------------------------   --------------------------
                                          PILLOWTEX    FIELDCREST    ADJUSTMENTS     COMBINED
                                         -----------   -----------   -----------    -----------
Net sales..............................  $   490,655   $ 1,092,496    $      --     $ 1,583,151
Cost of goods sold.....................      411,048       956,522        3,713(7)    1,364,368
                                                                         (6,915)(8)
                                         -----------   -----------    ---------     -----------
  Gross profit.........................       79,607       135,974        3,202         218,783
Selling, general, and administrative
  expenses.............................       41,445       105,405         (530)(1)     136,434
                                                                            412(7)
                                                                        (14,644)(8)
                                                                          4,825(7)
                                                                           (479)(9)
Restructuring charges..................           --         8,130           --           8,130
                                         -----------   -----------    ---------     -----------
  Earnings from operations.............       38,162        22,439       13,618          74,219
Nonoperating (income) expense:
  Interest expense.....................       13,971        26,869       22,606(10)      63,446
  Other income, net....................           --        (5,604)          --          (5,604)
                                         -----------   -----------    ---------     -----------
          Total nonoperating expense...       13,971        21,265       22,606          57,842
                                         -----------   -----------    ---------     -----------
  Earnings before income taxes and
     extraordinary items...............       24,191         1,174       (8,988)         16,377
Income taxes...........................        9,459           114       (1,198)(11)       8,375
                                         -----------   -----------    ---------     -----------
  Earnings before extraordinary
     items.............................       14,732         1,060       (7,790)          8,002
Preferred dividends....................           --        (4,500)       2,550(12)      (1,950)
                                         -----------   -----------    ---------     -----------
  Earnings (loss) before extraordinary
     items applicable to common
     stock.............................  $    14,732   $    (3,440)   $  (5,240)    $     6,052
                                         ===========   ===========    =========     ===========
PRIMARY EARNINGS PER SHARE:
  Earnings (loss) before extraordinary
     items.............................  $      1.39   $     (0.38)                 $      0.44
                                         ===========   ===========                  ===========
  Weighted average common shares
     outstanding.......................   10,617,722     9,023,958                   13,794,251(13)
                                         ===========   ===========                  ===========
FULLY DILUTED EARNINGS PER SHARE:
  Earnings (loss) before extraordinary
     items.............................                $        --                  $      0.44
                                                       ===========                  ===========
  Weighted average common shares
     outstanding.......................                 14,413,901                   13,794,251(13)
                                                       ===========                  ===========
OTHER OPERATING DATA:
  Depreciation and amortization........  $    12,775   $    36,678                  $    57,394
  EBITDA(14)...........................       50,937        59,117                      131,613
  Ratio of earnings to fixed
     charges(15).......................          2.4x          1.0x                         1.2x

 See accompanying Notes to Unaudited Pro Forma Combined Financial Information.

               UNAUDITED PRO FORMA COMBINED FINANCIAL INFORMATION

                            STATEMENT OF OPERATIONS
                      NINE MONTHS ENDED SEPTEMBER 27, 1997
                   (IN THOUSANDS, EXCEPT FOR PER SHARE DATA)

                                                  HISTORICAL                   PRO FORMA
                                           ------------------------   ---------------------------
                                            PILLOWTEX    FIELDCREST   ADJUSTMENTS      COMBINED
                                           -----------   ----------   -----------     -----------
Net sales...............................   $   370,633   $  820,635    $      --      $ 1,191,268
Cost of goods sold......................       305,674      695,615        2,784(7)       998,887
                                                                          (5,186)(8)
                                           -----------   ----------    ---------      -----------
  Gross profit..........................        64,959      125,020        2,402          192,381

Selling, general, and administrative
  expenses..............................        33,728       85,563         (398)(1)      111,520
                                                                             310(7)
                                                                         (10,983)(8)
                                                                           3,619(7)
                                                                            (319)(9)
                                           -----------   ----------    ---------      -----------
  Earnings from operations..............        31,231       39,457       10,173           80,861

Nonoperating (income) expense:
  Interest expense......................        13,957       18,708       19,970(10)       52,635
  Other income, net.....................            --       (2,021)          --           (2,021)
                                           -----------   ----------    ---------      -----------
          Total nonoperating expense....        13,957       16,687       19,970           50,614
                                           -----------   ----------    ---------      -----------

  Earnings before income taxes and
     extraordinary items................        17,274       22,770       (9,797)          30,247

Income taxes............................         6,702        8,087       (1,412)(11)      13,377
                                           -----------   ----------    ---------      -----------
  Earnings before extraordinary items...        10,572       14,683       (8,385)          16,870

Preferred dividends.....................            --       (3,375)       1,912(12)       (1,463)
                                           -----------   ----------    ---------      -----------
  Earnings before extraordinary items
     applicable to common stock.........   $    10,572   $   11,308    $  (6,473)     $    15,407
                                           ===========   ==========    =========      ===========
PRIMARY EARNINGS PER SHARE:
  Earnings before extraordinary items...   $      0.99   $     1.23                   $      1.11(13)
                                           ===========   ==========                   ===========
  Weighted average common shares
     outstanding........................    10,669,225    9,204,171                    16,554,087
                                           ===========   ==========                   ===========
FULLY DILUTED EARNINGS PER SHARE:
  Earnings before extraordinary items...                 $     1.23                   $      1.11(13)
                                                         ==========                   ===========
  Weighted average common shares
     outstanding........................                  9,247,477                    16,554,087
                                                         ==========                   ===========
OTHER OPERATING DATA:
  Depreciation and amortization.........   $    10,642   $   26,241                   $    42,879
  EBITDA(14)............................        41,873       65,698                       123,740
  Ratio of earnings to fixed
     charges(15)........................           2.0x         2.0x                          1.5x

 See accompanying Notes to Unaudited Pro Forma Combined Financial Information.

          NOTES TO UNAUDITED PRO FORMA COMBINED FINANCIAL INFORMATION

 (1) In connection with the Merger, at the Effective Time each then-outstanding share of Fieldcrest Common Stock was converted into the right to receive total consideration consisting of $27.00 in cash and 0.269 shares of Pillowtex Common Stock and each then-outstanding share of Fieldcrest Preferred Stock was converted into a right to receive total consideration consisting of $46.15 in cash and 0.4598286 shares of Pillowtex Common Stock. For purposes of the unaudited pro forma combined financial information contained herein, the fair market value of Pillowtex Common Stock is assumed to be $28.36 per share, which is the average closing market price of the Pillowtex Common Stock for the four consecutive trading days immediately preceding December 19, 1997 (i.e., the closing date of the Merger). The aggregate purchase price assumed to be paid by Pillowtex in connection with the acquisition of Fieldcrest pursuant to the Merger is summarized below.

ISSUANCE OF PILLOWTEX COMMON STOCK:

Number of shares of Fieldcrest Common Stock outstanding at
  the Effective Time........................................     9,243,602
Conversion ratio............................................         0.269
                                                              ------------
Number of shares of Pillowtex Common Stock assumed to be
  issued to holders of Fieldcrest Common Stock in connection
  with the Merger...........................................     2,486,529
                                                              ------------

Number of shares of Fieldcrest Preferred Stock outstanding
  at the Effective Time.....................................     1,500,000
Conversion ratio (rounded to the nearest one-hundredth).....          0.46
                                                              ------------
Number of shares of Pillowtex Common Stock assumed to be
  issued to holders of Fieldcrest Preferred Stock in
  connection with the Merger................................       690,000
                                                              ------------

Total shares of Pillowtex Common Stock assumed to be issued
  in connection with the Merger.............................     3,176,529
                                                              ============

AGGREGATE PURCHASE PRICE:

Cash assumed to be paid to holders of Fieldcrest Common
  Stock (9,243,602 shares at $27.00 per share)..............  $249,577,000
Cash assumed to be paid to holders of Fieldcrest Preferred
  Stock (1,500,000 shares at $46.15 per share)..............    69,225,000
Assumed fair value of Pillowtex Common Stock assumed to be
  issued in connection with the Merger (3,176,529 shares at
  $28.36 per share).........................................    90,086,000
Severance costs assumed to be incurred in connection with
  the Merger................................................    13,021,000(a)
Settlement of Fieldcrest Options and Fieldcrest SARs........     6,774,000(b)
Early call premium on Fieldcrest 11.25% Senior Subordinated
  Debentures................................................     4,782,000
Financial advisors, legal, accounting, and other
  professional fees.........................................    13,606,000
                                                              ------------

Aggregate purchase price....................................  $447,071,000
                                                              ============

ALLOCATION OF PURCHASE PRICE:

Aggregate purchase price...........................                 $447,071,000
Less net book value of assets acquired.............                  229,321,000
                                                                    ------------
Excess of cost over net book value of assets
  acquired.........................................                  217,750,000

Less adjustments to record assets and liabilities
  acquired
at fair market value:
  Inventory........................................   19,000,000(c)
  Property, plant, and equipment...................   50,000,000(d)
  Goodwill.........................................   (6,495,000)(e)
  Other assets.....................................  (44,129,000)(f)
  Accrued expenses.................................   (5,318,000)(g)
  Deferred income taxes -- current.................   (1,266,000)(h)
  Long-term debt...................................   18,636,000(i)
  Deferred income taxes -- noncurrent..............   (4,984,000)(h)
  Noncurrent liabilities...........................     (733,000)(j)   24,711,000
                                                     -----------    ------------
Excess of cost over fair market value of net assets
  acquired (k).....................................                 $193,039,000
                                                                    ============

---------------

     (a) Reflects severance costs to be incurred in connection with the Merger in accordance with EITF 95-3, "Recognition of Liabilities in Connection with a Purchase Business Combination."

     (b) Reflects the settlement of the outstanding options to purchase shares of Fieldcrest Common Stock (the "Fieldcrest Options") and outstanding stock appreciation rights issued by Fieldcrest (the "Fieldcrest SARs") in connection with the Merger.

     (c) Reflects principally the elimination of Fieldcrest's last-in, first-out reserve, together with certain offsetting adjustments necessary to state inventory at fair market value.

     (d) Reflects a preliminary adjustment to fair value of Fieldcrest's property, plant, and equipment. The preliminary adjustment is based upon internal estimates and is allocated as follows:

Land....................................  $ 5,000,000
Buildings...............................   20,000,000
Machinery and Equipment.................   25,000,000
                                          -----------
                                          $50,000,000
                                          ===========

     (e) Reflects the elimination of Fieldcrest's existing goodwill of $6,495,000. The reversal of the related amortization was $530,000 for the year ended December 28, 1996 and $398,000 for the nine months ended September 27, 1997.

     (f) Reflects an adjustment to record the (i) preliminary fair value remeasurement of Fieldcrest's pension asset resulting in a reduction of $27,087,000, (ii) elimination of the asset related to the Fieldcrest licensing agreement with Pillowtex of $10,393,000, (iii) write-off of the unamortized balance of debt issuance costs related to Fieldcrest's bank credit facility, Fieldcrest's 11.25% Senior Subordinated Debentures Due 2002 (the "11.25% Senior Subordinated Debentures"), and Fieldcrest's 6% Convertible Debentures due 2012 (the "Fieldcrest Convertible Debentures") of $4,649,000 and (iv) preliminary fair value adjustment related to notes receivable of $2,000,000.

     (g) Reflects the adjustment to record miscellaneous reserves of $5,318,000 charged to pre-Merger earnings.

     (h) To record a $6,250,000 deferred tax liability related to the temporary difference between the financial statement carrying amount and the tax basis of the Fieldcrest acquired assets as adjusted at an assumed income tax rate of 35.0% for the years in which those differences are expected to be recovered or settled.

     (i) Reflects the adjustment to record the Fieldcrest Convertible Debentures at an amount that approximates the market value of the Fieldcrest Convertible Debentures on December 19, 1997, (i.e., the closing date of the Merger). The discount of $18,636,000 will be amortized to interest expense using the interest method over the remaining life of the Fieldcrest Convertible Debentures.

     (j) Reflects the preliminary fair value remeasurement of Fieldcrest's liability for post-retirement benefits other than pension ("OPEB") of $733,000.

     (k) Upon completion of its determination of fair values, Pillowtex may identify intangible assets (such as trade names) to which a portion of the purchase price should be allocated. Pillowtex believes that the amortization period for such identifiable intangible assets will also be 40 years.

 (2) Reflects the adjustment to record the following:

Initial borrowings under the New Senior Credit Facilities...  $ 398,956,000
Gross proceeds from the issuance and sale of the Notes......    185,000,000
Gross proceeds from the issuance and sale of Pillowtex
  Preferred Stock...........................................     65,000,000
Cash assumed to be paid to holders of Fieldcrest Common
  Stock (9,243,602 shares at $27.00 per share)..............   (249,577,000)
Cash assumed to be paid to holders of Fieldcrest Preferred
  Stock (1,500,000 shares at $46.15 per share)..............    (69,225,000)
Repayment of Pillowtex's revolving credit facility..........    (86,350,000)
Repayment of Fieldcrest's revolving credit facility.........   (100,000,000)
Satisfaction and discharge of Fieldcrest's 11.25% Senior
  Subordinated Debentures...................................    (85,000,000)
Severance costs assumed to be incurred in connection with
  the Merger (see note 1(a))................................    (13,021,000)
Settlement of Fieldcrest Options and Fieldcrest SARs (see
  note 1(b))................................................     (6,774,000)
Early call premium on Fieldcrest 11.25% Senior Subordinated
  Debentures................................................     (4,782,000)
Financial advisors, legal, accounting, and other
  professional fees.........................................    (34,227,000)
                                                              -------------
                                                              $          --
                                                              =============

 (3) Reflects the adjustment to (a) write off the unamortized balance of debt issuance costs related to the existing Pillowtex bank credit facility of $1,600,000, (b) record the related tax benefit of $632,000 and (c) record a net reduction in retained earnings of $968,000.

 (4) Reflects the adjustment to record the following:

Bank borrowings required to finance the Merger..............  $ 398,956,000
Issuance and sale of the Notes..............................    185,000,000
Repayment of Pillowtex's revolving credit facility..........    (86,350,000)
Repayment of Fieldcrest's revolving credit facility.........   (100,000,000)
Satisfaction and discharge of Fieldcrest's 11.25% Senior
  Subordinated Debentures...................................    (85,000,000)
Discount of the Fieldcrest Convertible Debentures at fair
  market value (see note 1(i))..............................    (18,636,000)
                                                              -------------
                                                              $ 293,970,000
                                                              =============

     Additionally, debt issuance costs of $18,163,000 were incurred in connection with the Merger.

 (5) Reflects the issuance and sale of 65,000 shares of Pillowtex Preferred Stock at an offering price of $1,000 per share, net of offering costs of $2,118,000.

 (6) Reflects the (i) elimination of Fieldcrest's equity which will be canceled upon consummation of the Merger, (ii) issuance of 3,176,529 shares of Pillowtex Common Stock at a par value of $0.01 in connection with the Merger, and (iii) the related additional paid-in capital of $90,054,000, net of equity issuance costs of $340,000.

 (7) Reflects incremental depreciation and amortization expense as a result of the preliminary adjustment to fair value of Fieldcrest's property, plant, and equipment and the excess of cost over fair market value of the net assets acquired (see note 1) as follows:

                                                                               NINE MONTHS
                                                               YEAR ENDED         ENDED
                                               ESTIMATED      DECEMBER 28,    SEPTEMBER 27,
                                              USEFUL LIFE         1996            1997
                                             -------------    ------------    -------------
Additional depreciation of Fieldcrest
  Merger property, plant, and equipment....  8 to 20 years     $4,125,000      $3,094,000
                                                               ==========      ==========
Amortization of excess of cost over fair
  value of net assets acquired.............    40 years        $4,825,000      $3,619,000
                                                               ==========      ==========

 (8) Reflects the elimination of duplicate corporate expenses of $21,559,000 for the year ended December 28, 1996 and $16,169,000 for the nine months ended September 27, 1997.

 (9) Reflects the reversal of the amortization related to Pillowtex's debt issuance costs which have been written off in connection with the Merger (see note 3) of $479,000 for the year ended December 28, 1996 and $319,000 for the nine months ended September 27, 1997.

(10) Reflects an adjustment to record additional interest expense, amortization of debt issuance costs, and the amortization of the discount on the Fieldcrest Convertible Debentures incurred in connection with the Merger. For each 1/8% change in the assumed effective interest rate on Pillowtex's floating-rate debt, interest expense would change by $672,000 and $481,000 for the year ended December 28, 1996 and the nine months ended September 27, 1997, respectively.

(11) Reflects the income tax benefit related to the effects of the pro forma adjustments based upon an assumed composite income tax rate of 39.5%.

(12) Reflects an adjustment to (i) reverse Fieldcrest's historical preferred stock dividends and (ii) record the dividends on the Pillowtex Preferred Stock assuming a 3% dividend rate as follows:

                                                                            NINE MONTHS
                                                            YEAR ENDED         ENDED
                                                           DECEMBER 28,    SEPTEMBER 27,
                                                               1996            1997
                                                           ------------    -------------
Reversal of historical Fieldcrest Preferred Stock
  dividends..............................................  $(4,500,000)     $(3,375,000)
Addition of Pillowtex Preferred Stock dividends..........    1,950,000        1,463,000
                                                           -----------      -----------
                                                           $(2,550,000)     $(1,912,000)
                                                           ===========      ===========

    If Pillowtex were to fail to attain specified earnings per share targets in 1999, dividends for fiscal years after 1999 would increase from the initial 3.0% rate to 7.0% or 10.0% and Pillowtex would be required to pay an additional dividend consisting of shares of Pillowtex Preferred Stock, in each case as described above.

(13) The assumed conversion of the Fieldcrest Convertible Debentures and the Pillowtex Preferred Stock would have an anti-dilutive effect on earnings per share for the year ended December 28, 1996, and therefore has been excluded from the computation thereof.

    The assumed conversion of the Fieldcrest Convertible Debentures would have an anti-dilutive effect on earnings per share for the nine months ended September 27, 1997, and therefore has been excluded from the computation thereof.

(14) EBITDA is income before income taxes plus depreciation expense, amortization expense, and net interest expense. EBITDA is presented because it is a widely accepted financial indicator of a company's ability to service and/or incur indebtedness; however, EBITDA should not be considered as an alternative to net income (as a measure of operating results) or to cash flows (as a measure of liquidity) computed in accordance with generally accepted accounting principles. In addition, EBITDA as presented herein may not be directly comparable to EBITDA as reported by other companies.

(15) In calculating the ratio of earnings to fixed charges, earnings consist of income before income taxes plus fixed charges (excluding capitalized interest). Fixed charges consist of interest expense (which includes amortization of deferred financing costs) whether expensed or capitalized and one-third of rental expense, deemed representative of that portion of rental expense estimated to be attributable to interest.

             SELECTED HISTORICAL FINANCIAL INFORMATION OF PILLOWTEX

     The following summary historical financial information of Pillowtex has been derived from the historical consolidated financial statements of Pillowtex filed with the Commission, and should be read in conjunction with such financial statements and the notes thereto and the other financial information appearing in Pillowtex's Annual Report on Form 10-K for the year ended December 28, 1996 and the Quarterly Report on Form 10-Q of Pillowtex for the quarter ended September 27, 1997, and incorporated herein by reference. See "Available Information" and "Incorporation of Certain Information by Reference." The historical financial information at the end of and for each fiscal year in the five-year period ended December 28, 1996 has been extracted from audited financial statements filed with the Commission. Historical financial information at the end of and for the nine-month periods ended September 28, 1996 and September 27, 1997 has been extracted from unaudited financial statements filed with the Commission and incorporated herein by reference and, in the opinion of management, includes all adjustments, consisting only of normal recurring adjustments, necessary for a fair presentation, in all material respects, of the results of operations and financial position at the end of and for each of the interim periods presented. Interim period results are not necessarily indicative of results to be expected for a complete fiscal year.

                                                                                                          NINE MONTHS ENDED
                                                                 FISCAL YEAR                        -----------------------------
                                             ----------------------------------------------------   SEPTEMBER 28,   SEPTEMBER 27,
                                               1992     1993(1)    1994(2)      1995       1996         1996            1997
                                             --------   --------   --------   --------   --------   -------------   -------------
                                                            (DOLLARS IN THOUSANDS)                           (UNAUDITED)
STATEMENT OF OPERATIONS DATA:
Net sales..................................  $273,462   $291,624   $349,520   $474,899   $490,655     $335,770        $370,633
Cost of goods sold.........................   222,611    238,155    294,714    395,922    411,048      280,272         305,674
                                             --------   --------   --------   --------   --------     --------        --------
Gross profit...............................    50,851     53,469     54,806     78,977     79,607       55,498          64,959
Selling, general, and administrative
  expenses ................................    33,376     29,227     36,399     42,508     41,445       31,170          33,728
                                             --------   --------   --------   --------   --------     --------        --------
Earnings from operations...................    17,475     24,242     18,407     36,469     38,162       24,328          31,231
Interest expense...........................     4,997      3,042      6,361     17,491     13,971       10,279          13,957
Other expense (income), net................     1,049         --       (379)        --         --           --              --
                                             --------   --------   --------   --------   --------     --------        --------
Earnings before income taxes and
  extraordinary loss.......................    11,429     21,200     12,425     18,978     24,191       14,049          17,274
Income taxes...............................       529      8,420      4,736      7,509      9,459        5,495           6,702
                                             --------   --------   --------   --------   --------     --------        --------
Earnings before extraordinary loss.........    10,900     12,780      7,689     11,469     14,732        8,554          10,572
Extraordinary loss, net....................        --         --         --         --       (609)          --              --
                                             --------   --------   --------   --------   --------     --------        --------
Net earnings(3)............................  $ 10,900   $ 12,780   $  7,689   $ 11,469   $ 14,123     $  8,554        $ 10,572
                                             ========   ========   ========   ========   ========     ========        ========
Net earnings available to common stock
  shareholders(3)..........................  $  8,400   $ 12,780   $  7,689   $ 11,469   $ 14,123     $  8,554        $ 10,572
                                             ========   ========   ========   ========   ========     ========        ========
OTHER DATA:
Depreciation and amortization..............  $  3,104   $  3,868   $  6,365   $ 11,994   $ 12,775     $  9,440        $ 10,642
Capital expenditures(4)....................     5,869      7,135     10,538     12,448      6,960        2,981          13,891
EBITDA(5)..................................    19,530     28,110     25,151     48,463     50,937       33,768          41,873
EBITDA margin..............................       7.1%       9.6%       7.2%      10.2%      10.4%        10.1%           11.3%
Ratio of earnings to fixed charges(6)......       3.0x       6.8x       2.8x       2.0x       2.4x         2.2x            2.0x
BALANCE SHEET DATA:
Working capital............................  $ 65,567   $ 78,141   $122,738   $110,128   $150,506     $152,787        $181,234
Total assets...............................   131,542    180,967    319,544    324,710    375,714      370,670         419,168
Long-term debt.............................    63,599     63,735    177,149    153,472    194,851      180,200         218,806
Shareholders' equity.......................     7,072     69,329     76,478     87,990    100,004       95,042         110,777

---------------

(1) Results for fiscal 1993 reflect the operations of Manetta Home Fashions, Inc. from August 30, 1993, Tennessee Woolen Mills, Inc. from September 7, 1993 and Torfeaco Industries Limited from December 1, 1993.

(2) Results for fiscal 1994 reflect the operations of Imperial Feather Company from August 19, 1994 and Beacon Manufacturing Company from December 1, 1994.

(3) Pillowtex, under a 1990 stock repurchase agreement with its former majority shareholder, was committed to repurchase certain shares of common stock from the former majority shareholder which resulted in accretion of $2,500. This accretion was charged to retained earnings and deducted from earnings available for common stock shareholders in the computation of pro forma earnings per common share for fiscal 1992. Additionally, on a pro forma basis, giving effect to the termination of Pillowtex's status as an S corporation under subchapter S of the Internal Revenue Code (which termination resulted from the initial public offering of Pillowtex Common Stock), as if such termination had occurred on January 1, 1992, net earnings and net earnings available to common stock shareholders would have been $7,692 and $5,192, respectively, for fiscal 1992 and $12,877 and $12,877, respectively, for fiscal 1993.

(4) Capital expenditures for fiscal year 1996 exclude $5,745 and $8,335 related to the purchase of the assets of the Fieldcrest blanket division and the purchase of the Mauldin, South Carolina distribution facility, respectively.

(5) EBITDA is income before income taxes plus depreciation expense, amortization expense, and net interest expense. EBITDA is presented because it is a widely accepted financial indicator of a company's ability to service and/or incur indebtedness; however, EBITDA should not be considered as an alternative to net income as a measure of operating results or to cash flows as a measure of liquidity in accordance with generally accepted accounting principles.

(6) In calculating the ratio of earnings to fixed charges, earnings consist of income before income taxes plus fixed charges (excluding capitalized interest). Fixed charges consist of interest expense (which includes amortization of deferred financing costs) whether expensed or capitalized and one-third of rental expense, deemed representative of that portion of rental expense estimated to be attributable to interest.

            SELECTED HISTORICAL FINANCIAL INFORMATION OF FIELDCREST

     The following summary historical financial information of Fieldcrest has been derived from the historical consolidated financial statements of Fieldcrest filed with the Commission, and should be read in conjunction with such financial statements and the notes thereto and the other financial information appearing in Fieldcrest's Annual Report on Form 10-K for the year ended December 31, 1996 and the Quarterly Report on Form 10-Q of Fieldcrest for the quarter ended September 30, 1997, and incorporated herein by reference. See "Available Information" and "Incorporation of Certain Information by Reference." The historical financial information at the end of and for each fiscal year in the five-year period ended December 31, 1996 has been extracted from audited financial statements filed with the Commission. Historical financial information at the end of and for the nine-month periods ended September 30, 1996 and 1997 has been extracted from unaudited financial statements filed with the Commission and, in the opinion of management, includes all adjustments, consisting only of normal recurring adjustments, necessary for a fair presentation, in all material respects, of the results of operations and financial position at the end of and for each of the interim periods presented. Interim period results are not necessarily indicative of results to be expected for a complete fiscal year.

                                                                                                                  NINE MONTHS
                                                                                                                     ENDED
                                                                       FISCAL YEAR                               SEPTEMBER 30,
                                               ------------------------------------------------------------   -------------------
                                                 1992        1993         1994         1995         1996        1996       1997
                                               --------   ----------   ----------   ----------   ----------   --------   --------
                                                                  (DOLLARS IN THOUSANDS)                          (UNAUDITED)
STATEMENT OF OPERATIONS DATA:
Net sales....................................  $981,773   $1,000,107   $1,063,731   $1,095,193   $1,092,496   $812,995   $820,635
Cost of sales................................   818,729      834,701      898,437      966,642      956,522    706,482    695,615
                                               --------   ----------   ----------   ----------   ----------   --------   --------
Gross profit.................................   163,044      165,406      165,294      128,551      135,974    106,513    125,020
Selling, general and administrative
  expenses(1)................................   102,189      111,843       94,756      128,663      113,535     86,536     85,563
                                               --------   ----------   ----------   ----------   ----------   --------   --------
Operating income (loss)......................    60,855       53,563       70,538         (112)      22,439     19,977     39,457
Interest expense.............................    34,149       27,659       23,268       27,630       26,869     21,496     18,708
Other expense (income), net..................       130         (975)         987           67       (5,604)       519     (2,021)
                                               --------   ----------   ----------   ----------   ----------   --------   --------
Income (loss) before income taxes............    26,576       26,879       46,283      (27,809)       1,174     (2,038)    22,770
Income taxes.................................    10,886       11,913       15,538      (12,084)         114       (764)     8,087
                                               --------   ----------   ----------   ----------   ----------   --------   --------
Income (loss) from continuing operations
  before accounting charges..................  $ 15,690   $   14,966   $   30,745   $  (15,725)  $    1,060   $ (1,274)  $ 14,683
                                               ========   ==========   ==========   ==========   ==========   ========   ========
Net income (loss)(3).........................  $ 15,250   $  (42,931)  $   30,745   $  (15,725)  $    1,060   $ (1,274)  $ 14,683
Preferred dividends..........................        --         (463)      (4,500)      (4,500)      (4,500)    (3,375)    (3,375)
                                               --------   ----------   ----------   ----------   ----------   --------   --------
Earnings (loss) on common....................  $ 15,250   $  (43,394)  $   26,245   $  (20,225)  $   (3,440)  $ (4,649)  $ 11,308
                                               ========   ==========   ==========   ==========   ==========   ========   ========
OTHER DATA:
Depreciation and amortization................  $ 31,370   $   31,539   $   29,828   $   31,746   $   36,678   $ 26,979   $ 26,241
Capital expenditures.........................    20,687       21,594       51,929       64,153       33,386     21,035     46,214
EBITDA(4)....................................    92,225       85,102      100,366       31,634       59,117     46,956     65,698
EBITDA margin................................       9.4%         8.5%         9.4%         2.9%         5.4%       5.8%       8.0%
Ratio of earnings to fixed charges(5)........       1.7x         1.8x         2.5x          --          1.0x        --        2.0x

BALANCE SHEET DATA:
Working capital..............................  $296,580   $  262,326   $  282,461   $  268,477   $  229,010   $288,103   $221,210
Total assets.................................   863,991      740,446      782,665      812,946      768,493    832,992    789,479
Long-term debt...............................   353,419      294,611      317,744      365,262      311,496    373,748    308,820
Stockholders' equity.........................   284,478      193,330      231,202      215,431      215,755    213,689    229,321

---------------

(1) Includes restructuring charges of $10,000, $20,469 and $8,130 for fiscal years 1993, 1995 and 1996, respectively, and $8,130 for the nine months ended September 30, 1996. Such restructuring charges were incurred in connection with (i) a 1993 program to reduce overhead through a voluntary early retirement program and certain corporate reorganization costs, (ii) the 1995 reorganization of Fieldcrest's New York operations, and (iii) the 1996 sale of Fieldcrest's blanket division to Pillowtex and the closing of the blanket facilities in Eden, North Carolina.

(2) Interest expense is net of interest income in the amount of $416, $613, $749, $1,859 and $4,161 for fiscal years 1992 through 1996, respectively, and $2,067 and $1,743 for the nine months ended September 30, 1996 and 1997, respectively.

(3) Includes extraordinary loss on early retirement of debt of $5,179 for fiscal 1992, income from discontinued operations of $4,739 and $3,201 for fiscal years 1992 and 1993, respectively, and a gain from disposition of discontinued operations and cumulative effect of accounting changes of $9,207 and ($70,305), respectively, for fiscal 1993.

(4) EBITDA is income before income taxes plus depreciation expense, amortization expense, and net interest expense. EBITDA is presented because it is a widely accepted financial indicator of a company's ability to service and/or incur indebtedness; however, EBITDA should not be considered as an alternative to net income as a measure of operating results or to cash flows as a measure of liquidity in accordance with generally accepted accounting principles.

(5) In calculating the ratio of earnings to fixed charges, earnings consist of income before income taxes plus fixed charges (excluding capitalized interest). Fixed charges consist of interest expense (which includes amortization of deferred financing costs) whether expended or capitalized and one-third of rental expense, deemed representative of that portion of rental expense estimated to be attributable to interest. For the year ended December 31, 1995, and the nine months ended September 30, 1996, earnings were insufficient to cover fixed charges by $27,809 and $2,038, respectively.

                               THE EXCHANGE OFFER

     On December 18, 1997, the Company sold $185,000,000 in aggregate principal amount of the Series A Notes in a transaction exempt from the registration requirements of the Securities Act. In connection with the sale of the Series A Notes, the Company entered into the Registration Rights Agreement that requires the Company, among other things, to use its best efforts to file with the Commission a registration statement under the Securities Act covering the offer by the Company to exchange all of the Series A Notes for the Series B Notes and to cause such registration statement to become effective under the Securities Act. The Company is further obligated, upon the effectiveness of that registration statement, to offer each Holder of the Series B Notes the opportunity to exchange such Series A Notes for an equal principal amount at maturity of Series B Notes. A copy of the Registration Rights Agreement has been filed previously with the Commission. The Exchange Offer is being made pursuant to the Registration Rights Agreement to satisfy the Company's obligations thereunder. The term "Holder" with respect to the Exchange Offer means any person in whose name Series A Notes are registered on the Company's books or any other person who has obtained a properly completed assignment from the registered holder.

     Upon the terms and subject to the conditions set forth in this Prospectus and in the accompanying Letter of Transmittal (which together constitute the Exchange Offer), the Company will accept for exchange Series A Notes which are properly tendered on or prior to the Expiration Date and not withdrawn as permitted below. As used herein, the term "Expiration Date" means 5:00 p.m., New
York City Time, on             , 1998; provided, however, that if the Company,
in its sole discretion, has extended the period of time for which the Exchange Offer is open, the term "Expiration Date" means the latest time and date to which the Exchange Offer is extended.

     As of the date of this Prospectus, $185,000,000 aggregate principal amount of the Series A Notes were outstanding. This Prospectus, together with the
Letter of Transmittal, is first being sent on or about             , 1998, to
all holders of Series A Notes known to the Company. The Company expressly reserves the right, at any time or from time to time, to extend the period of time during which the Exchange Offer is open, and thereby delay acceptance for exchange of any Series A Notes, by giving oral or written notice of such extension to the holders thereof as described below. During any such extension, all Series A Notes previously tendered will remain subject to the Exchange Offer and may be accepted for exchange by the Company. Any Series A Notes not accepted for exchange for any reason will be returned without expense to the tendering holder thereof as promptly as practicable after the expiration or termination of the Exchange Offer.

     Series A Notes tendered in the Exchange Offer must be in denominations of principal amount of $1,000 and any integral multiple thereof. The Company will give oral or written notice of any extension, amendment, non-acceptance or termination to the holders of the Series A Notes as promptly as practicable, such notice in the case of any extension to be issued by means of a press release or other public announcement no later than 9:00 a.m., New York City time, on the next business day after the previously scheduled Expiration Date.

PROCEDURES FOR TENDERING SERIES A NOTES

     The tender to the company of Series A Notes by a Holder thereof as set forth below and the acceptance thereof by the Company will constitute a binding agreement between the tendering Holder and the Company upon the terms and subject to the conditions set forth in this Prospectus and in the accompanying Letter of Transmittal. Except as set forth below, a Holder who wishes to tender Series A Notes for exchange pursuant to the Exchange Offer must transmit either
(i) a properly completed and duly executed Letter of Transmittal, including all other documents required by such Letter of Transmittal, to the Exchange Agent, at the address set forth below under "-- Exchange Agent" on or prior to the Expiration Date, or (ii) if such Series A Notes are tendered pursuant to the procedures for book-entry transfer set forth below, a holder tendering Series A Notes may transmit an Agent's Message (as defined herein) to the Exchange Agent in lieu of the Letter of Transmittal, in either case on or prior to the Expiration Date. In addition, either (i) certificates for such Series A Notes must be received by the Exchange Agent along with the Letter of Transmittal,
(ii) a timely confirmation of a book-entry transfer (a "Book-Entry Confirmation") of such Series A Notes, if such procedure is available, into the Exchange Agent's account at the DTC (the "Book-Entry Transfer Facility") pursuant to the procedure for book-entry transfer described below, along with the Letter of Transmittal or an Agent's Message, as the case may be, must be received by the Exchange Agent prior to the Expiration Date, or (iii) the holder must comply with the guaranteed delivery procedures described below. The term "Agent's Message" means a message, transmitted to the Book-Entry Transfer Facility and received by the Exchange Agent and forming a part of the Book-Entry Confirmation, which states that the Book-Entry Transfer Facility has received an express acknowledgment from the tendering Participant (as defined herein) that such Participant has received and agrees to be bound by the Letter of Transmittal and the Company may enforce the Letter of Transmittal against such Participant. THE METHOD OF DELIVERY OF SERIES A NOTES, LETTERS OF TRANSMITTAL OR AGENT'S MESSAGE AND ALL OTHER REQUIRED DOCUMENTS IS AT THE ELECTION AND RISK OF THE HOLDER. IF SUCH DELIVERY IS BY MAIL, IT IS RECOMMENDED THAT REGISTERED MAIL, PROPERLY INSURED, WITH RETURN RECEIPT REQUESTED, BE USED. IN ALL CASES, SUFFICIENT TIME SHOULD BE ALLOWED TO ASSURE TIMELY DELIVERY. NO LETTERS OF TRANSMITTAL OR SERIES A NOTES SHOULD BE SENT TO THE COMPANY.

     Signatures on a Letter of Transmittal or a notice of withdrawal, as the case may be, must be guaranteed unless the Series A Notes surrendered for exchange pursuant thereto are tendered (i) by a registered holder of the Series A Notes who has not completed the box entitled "Special Issuance Instructions" or "Special Delivery Instructions" on the Letter of Transmittal or (ii) for the account of an Eligible Institution (as defined herein). In the event that signatures on a Letter of Transmittal or a notice of withdrawal, as the case may be, are required to be guaranteed, such guarantees must be by a firm which is a member of a registered national securities exchange or a member of the National Association of Securities Dealers, Inc. or by a commercial bank or trust company having an office or correspondent in the United States (collectively, "Eligible Institutions"). If Series A Notes are registered in the name of a person other than a signatory of the Letter of Transmittal, the Series A Notes surrendered for exchange must be endorsed by, or be accompanied by a written instrument or instruments of transfer or exchange, in satisfactory form as determined by the Company in its sole discretion, duly executed by, the registered Holder with the signature thereon guaranteed by an Eligible Institution.

     All questions as to the validity, form, eligibility (including time of receipt) and acceptance of Series A Notes tendered for exchange will be determined by the Company in its sole discretion, which determination shall be final and binding. The Company reserves the absolute right to reject any and all tenders of any particular Series A Notes not properly tendered or to refuse to accept any particular Series A Notes which acceptance might, in the judgment of the Company or its counsel, be unlawful. The Company also reserves the absolute right to waive any defects or irregularities or conditions of the Exchange Offer as to any particular Series A Notes either before or after the Expiration Date (including the right to waive the ineligibility of any holder who seeks to tender Series A Notes in the Exchange Offer). The interpretation of the terms and conditions of the Exchange Offer as to any particular Series A Notes either before or after the Expiration Date (including the Letter of Transmittal and the instructions thereto) by the Company shall be final and binding on all parties. Unless waived, any defects or irregularities in connection with tenders of Series A Notes for exchange must be cured within such reasonable period of time as the Company shall determine. Neither the Company, the Exchange Agent nor any other person shall be under any duty to give notification of any defect or irregularity with respect to any tender of Series A Notes for exchange, nor shall any of them incur any liability for failure to give such notification.

     If the Letter of Transmittal is signed by a person or persons other than the registered holder or holders of Series A Notes, such Series A Notes must be endorsed or accompanied by appropriate powers of attorney, in either case signed exactly as the name or names of the registered holder or holders that appear on the Series A Notes.

     If the Letter of Transmittal or any Series A Notes or powers of attorney are signed by trustees, executors, administrators, guardians, attorneys-in-fact, officers of corporations or others acting in a fiduciary or representative capacity, such persons should so indicate when signing, and, unless waived by the Company, proper evidence satisfactory to the Company of their authority to so act must be submitted.

     By tendering, each Holder will represent to the Company that, among other things, the Series B Notes acquired pursuant to the Exchange Offer are being obtained in the ordinary course of business of the person receiving such Series B Notes, whether or not such person is the holder, and that neither the holder nor such other person has any arrangement or understanding with any person to participate in the distribution of the Series B Notes. In the case of a Holder that is not a broker-dealer, each such holder, by tendering, will also represent to the Company that such holder is not engaged in, or does not intend to engage in, a distribution of the Series B Notes. If any Holder or any such other person is an "affiliate," as defined under Rule 405 of the Securities Act, of the Company, or is engaged in or intends to engage in or has an arrangement or understanding with any person to participate in a distribution of such Series B Notes to be acquired pursuant to the Exchange Offer, such Holder or any such other person (i) could not rely on the applicable interpretations of the staff of the Commission and (ii) must comply with the registration and prospectus delivery requirements of the Securities Act in connection with any resale transaction. Each broker-dealer that receives Series B Notes for its own account in exchange for Series A Notes, where such Series A Notes were acquired by such broker-dealer as a result of market-making activities or other trading activities, must acknowledge that it will deliver a prospectus in connection with any resale of such Series B Notes. See "Plan of Distribution." The Letter of Transmittal states that by so acknowledging and by delivering a prospectus, a broker-dealer will not be deemed to admit that it is an "underwriter" within the meaning of the Securities Act.

ACCEPTANCE OF SERIES A NOTES FOR EXCHANGE; DELIVERY OF SERIES B NOTES

     Upon satisfaction or waiver of all of the conditions to the Exchange Offer, the Company will accept, promptly after the Expiration Date, all Series A Notes properly tendered and will issue the Series B Notes promptly after acceptance of the Series A Notes. For purposes of the Exchange Offer, the Company shall be deemed to have accepted properly tendered Series A Notes for exchange when, as and if the Company has given oral or written notice thereof to the Exchange Agent, with written confirmation of any oral notice to be given promptly thereafter.

     For each Series A Note accepted for exchange, the holder of such Series A Note will receive a Series B Note having a principal amount equal to that of the surrendered Series A Note. The Series B Note will bear interest from the date which the Series A Note bears interest. Series A Notes accepted for exchange will cease to accrue interest from and after the date of consummation of the Exchange Offer. Holders of Series A Notes whose Series A Notes are accepted for exchange will not receive any payment in respect of interest on such Series A Notes otherwise payable on any interest payment date the record date for which occurs on or after consummation of the Exchange Offer. If the Exchange Offer is not consummated within the time period set forth herein under the heading "Description of Notes -- Registration Rights; Liquidation Rights," special interest in the form of Liquidated Damages will accrue and be payable on the Series A Notes until the Exchange Offer is consummated.

     In all cases, issuance of Series B Notes for Series A Notes that are accepted for exchange pursuant to the Exchange Offer will be made only after timely receipt by the Exchange Agent of certificates for such Series A Notes or a timely Book-Entry Confirmation of such Series A Notes into the Exchange Agent's account at the Book-Entry Transfer Facility, a properly completed and duly executed Letter of Transmittal and all other required documents or, in the case of a Book-Entry Confirmation, an Agent's Message in lieu thereof. If any tendered Series A Notes are not accepted for any reason set forth in the terms and conditions of the Exchange Offer of if Series A Notes are submitted for a greater principal amount than the holder desired to exchange, such unaccepted or non-exchanged Series A Notes will be resumed without expense to the tendering holder thereof (or, in the case of Series A Notes tendered by book-entry transfer into the Exchange Agent's account at the Book-Entry Transfer Facility pursuant to the book-entry procedures described below, such non-exchanged Series A Notes will be credited to an account maintained with such Book-Entry Transfer Facility) as promptly as practicable after the expiration or termination of the Exchange Offer.

CERTAIN CONDITIONS TO THE EXCHANGE OFFER

     Notwithstanding any other provision of the Exchange Offer, the Company shall not be required to accept for exchange, or to issue Series B Notes in exchange for, any Series A Notes and may terminate or amend the Exchange Offer, if at any time before the acceptance of such Series A Notes for exchange or the exchange of the Series B Notes for exchange or the exchange of the Series B Notes for such Series A Notes, any of the following shall occur:

          (a) there shall be threatened, instituted or pending any action or proceeding before, or any injunction, order of decree shall have been issued by, any court or governmental agency or other governmental regulatory or administrative agency or commission, (i) seeking to restrain or prohibit the making or consummation of the Exchange Offer or any other transaction contemplated by the Exchange Offer, or assessing or seeking any damages as a result thereof, or (ii) resulting in a material delay in the ability of the Company to accept for exchange or exchange some or all of the Series A Notes pursuant to the Exchange Offer; or any statute, rule, regulation, order or injunction shall be sought, proposed, introduced, enacted, promulgated or deemed applicable to the Exchange Offer or any of the transactions contemplated by the Exchange Offer by any government or governmental authority, domestic or foreign, or any action shall have been taken, proposed or threatened, by any government, governmental authority, agency or court, domestic or foreign, that in the reasonable judgment of the Company might directly or indirectly result in any of the consequences referred to in clauses (i) or (ii) above or, in the reasonable judgment of the Company, might result in the holders of Series B Notes having obligations with respect to resales and transfers of Series B Notes which are greater than those described in the interpretation of the Commission referred to on the cover page of this Prospectus, or would otherwise make it inadvisable to proceed with the Exchange Offer; or

          (b) there shall have occurred (i) any general suspension of or general limitation on prices for, or trading in, securities on any national securities exchange or in the over-the-counter market, (ii) any limitation by any governmental agency or authority which may adversely affect the ability of the Company to complete the transactions contemplated by the Exchange Offer, (iii) a declaration of a banking moratorium or any suspension of payments in respect of banks in the United States or any limitation by any governmental agency or authority which adversely affects the extension of credit, or (iv) a commencement of a war, armed hostilities or other similar international calamity directly or indirectly involving the United States, or, in the case of any of the foregoing existing at the time of the commencement of the Exchange Offer, a material acceleration or worsening thereof; or

          (c) any change (or any development involving a prospective change) shall have occurred or be threatened in the business, properties, assets, liabilities, financial condition, operations, results of operations or prospects of the Company and its subsidiaries taken as a whole that, in the reasonable judgment of the company, is or may be adverse to the Company, or the Company shall have become aware of facts that, in the reasonable judgment of the Company, have or may have adverse significance with respect to the value of the Series A Notes or the Series B Notes;

which in the reasonable judgment of the company in any case, and regardless of the circumstances (including any action by the Company) giving rise to any event described above, makes it inadvisable to proceed with the Exchange Offer and/or with such acceptance for exchange or with such exchange.

     The foregoing conditions are for the sole benefit of the Company and may be asserted by the Company regardless of the circumstances giving rise to any such condition or may be waived by the Company in whole or in part at any time and from time to time in its sole discretion. The failure by the Company at any time to exercise any of the foregoing rights shall not be deemed a waiver of any such right and each such right shall be deemed an ongoing right which may be asserted at any time and from time to time.

     In addition, the Company will not accept for exchange any Series A Notes tendered, and no Series B Notes will be issued in exchange for any such Series A Notes, if at such time any stop order shall be threatened or in effect with respect to the Registration Statement of which this Prospectus constitutes a part or the qualification of the Indenture under the Trust Indenture Act.

BOOK ENTRY TRANSFER

     The Exchange Agent will make a request to establish an account with respect to the Series A Notes at the Book-Entry Transfer Facility for purposes of the Exchange Offer within two business days after the date of this Prospectus, and any financial institution that is a participant in the Book-Entry Transfer Facility's systems may make book-entry delivery of Series A Notes by causing the Book-Entry Transfer Facility to transfer such Series A Notes into the Exchange Agent's account at the Book-Entry Transfer Facility in accordance with such Book-Entry Transfer Facility's procedures for transfer. However, although delivery of Series A Notes may be effected through book-entry transfer at the Book-Entry Transfer Facility, the Letter of Transmittal or facsimile thereof, with any required signature guarantees, or an Agent's Message in lieu of a Letter of Transmittal, and any other required documents, must, in any case, be transmitted to and received by the Exchange Agent at one of the addresses set forth below under "-- Exchange Agent" on or prior to the Expiration Date or the guaranteed delivery procedures described below must be complied with.

GUARANTEED DELIVERY PROCEDURES

     If a registered holder of the Series A Notes desires to tender Series A Notes held by such Holder and such Series A Notes are not immediately available, or time will not permit such Holder's Series A Notes or other required documents to reach the Exchange Agent before the Expiration Date, or the procedure for book-entry transfer cannot be completed on a timely basis, a tender may be effected if (i) the tender is made through an Eligible Institution, (ii) prior to the Expiration Date, the Exchange Agent receives from such Eligible Institution a properly completed and duly executed Letter of Transmittal (or a facsimile thereof) and Notice of Guaranteed Delivery, substantially in the form provided by the Company (by telegram, telex, facsimile transmission, mail or hand delivery), setting forth the name and address of the Holder of Series A Notes and the amount of Series A Notes tendered, stating that the tender is being made thereby and guaranteeing that within three NYSE trading days after the date of execution of the Notice of Guaranteed Delivery, the certificates for all physically tendered Series A Notes, in proper form for transfer, or a Book-Entry Confirmation, as the case may be, and any other documents required by the Letter of Transmittal will be deposited by the Eligible Institution with the Exchange Agent, and (iii) the certificates for all physically tendered Series A Notes, in proper form for transfer, or a Book-Entry Confirmation, as the case may be, and all other documents required by the Letter of Transmittal, are received by the Exchange Agent within three NYSE trading days after the date of execution of the Notice of Guaranteed Delivery.

WITHDRAWAL RIGHTS

     Tenders of Series A Notes may be withdrawn at any time prior to the Expiration Date.

     For a withdrawal to be effective, a written notice of withdrawal must be received by the Exchange Agent at the addresses set forth below under "-- Exchange Agent." Any such notice of withdrawal must specify the name of the person having tendered the Series A Notes to be withdrawn, identify the Series A Notes to be withdrawn (including the principal amount of such Series A Notes), and (where certificates for Series A Notes have been transmitted) specify the name in which such Series A Notes are registered, if different from that of the withdrawing holder. If certificates for Series A Notes have been delivered or otherwise identified to the Exchange Agent, then, prior to the release of such certificates the withdrawing holder must also submit the serial numbers of the particular certificates to be withdrawn and signed notice of withdrawal with signatures guaranteed by an Eligible Institution unless such holder is an Eligible Institution. If Series A Notes have been tendered pursuant to the procedure for book-entry transfer described above, any notice of withdrawal must specify the name and number of the account at the Book-Entry Transfer Facility to be credited with the withdrawn Series A Notes and otherwise comply with the procedures of such facility. All questions as to the validity, form and eligibility (including time of receipt) of such notices will be determined by the Company, whose determination shall be final and binding on all parties. Any Series A Notes so withdrawn will be deemed not to have been validly tendered for exchange for purposes of the Exchange Offer. Any Series A Notes which have been tendered for exchange but which are not exchanged for any reason will be returned to the holder thereof without cost to such holder (or, in the case of Series A Notes tendered by book-entry transfer into the Exchange Agent's account at the Book-Entry Transfer Facility pursuant to the book-entry transfer procedures described above, such Series A Notes will be credited to an account maintained with such Book-Entry Transfer Facility for the Series A Notes) as soon as practicable after withdrawal, rejection of tender or termination of the Exchange Offer. Properly withdrawn Series A Notes may be retendered by following one of the procedures described under "-- Procedures for Tendering Series A Notes" above at any time on or prior to the Expiration Date.

EXCHANGE AGENT

     Norwest Bank Minnesota, National Association has been appointed as the Exchange Agent for the Exchange Offer. All executed Letters of Transmittal should be directed to the Exchange Agent at one of the addresses set forth below. Questions and requests for assistance, requests for additional copies of this Prospectus or of the Letter of Transmittal and requests for Notices of Guaranteed Delivery should be directed to the Exchange Agent addressed as follows:

     By Mail or Overnight Courier:
               Norwest Bank Minnesota, National Association
           6th Street and Marquette Avenue
           M.S. 0069
           Minneapolis, MN 55479
           Attn: Jane Schweiger
     By Facsimile (for Eligible Institutions only):        (612) 667-9825
     By Telephone (to confirm receipt of facsimile):     (612) 667-2344

     DELIVERY OF THE LETTER OF TRANSMITTAL TO AN ADDRESS OTHER THAN AS SET FORTH ABOVE OR TRANSMISSION OF INSTRUCTIONS VIA FACSIMILE OTHER THAN AS SET FORTH ABOVE DOES NOT CONSTITUTE A VALID DELIVERY OF SUCH LETTER OF TRANSMITTAL.

FEES AND EXPENSES

     The Company will not make any payment to brokers, dealers, or others soliciting acceptances of the Exchange Offer.

     The estimated cash expenses to be incurred in connection with the Exchange Offer will be paid by the Company and are estimated in the aggregate to be $225,000.

TRANSFER TAXES

     Holders who tender their Series A Notes for exchange will not be obligated to pay any transfer taxes in connection therewith, except that holders who instruct the Company to register Series B Notes in the name of, or request that Series A Notes not tendered or not accepted in the Exchange Offer be returned to, a person other than the registered tendering holder will be responsible for the payment of any applicable transfer tax thereon.

ACCOUNTING TREATMENT

     The Series B Notes will be recorded at the same carrying value as the Series A Notes, which is face value, as reflected in the Company's accounting records on the date of the exchange. Accordingly, no gain or loss for accounting purposes will be recognized. The expenses of the Exchange Offer and the unamortized expenses related to the issuance of the Series A Notes will be amortized over the term of the Series B Notes.

CONSEQUENCES OF EXCHANGING SERIES A NOTES

     Holders of Series A Notes who do not exchange their Series A Notes for Series B Notes pursuant to the Exchange Offer will continue to be subject to the provisions in the Indenture regarding transfer and exchange of the Series A Notes and the restrictions on transfer of such Series A Notes as set forth in the legend thereon as a consequence of the issuance of the Series A Notes pursuant to exemptions from, or in transactions not subject to, the registration requirements of the Securities Act and applicable state securities laws. In general, the Series A Notes may not be offered or sold, unless registered under the Securities Act, except pursuant to an exemption from, or in a transaction not subject to, the Securities Act and applicable state securities laws. The Company does not currently anticipate that it will register Series A Notes under the Securities Act. See "Description of Notes." Based on interpretations by the staff of the Commission, as set forth in no-action letters issued to third parties, the Company believes that Series B Notes issued pursuant to the Exchange Offer in exchange for Series A Notes may be offered for resale, resold or otherwise transferred by holders thereof (other than any such holder which is an "affiliate" of the Company within the meaning of Rule 405 under the Securities
Act) without compliance with the registration and prospectus delivery provisions of the Securities Act, provided that such Series B Notes are acquired in the ordinary course of such holders' business and such holders have no arrangement or understanding with any person to participate in the distribution of such Series B Notes. However, the Company does not intend to request the Commission to consider, and the Commission has not considered, the Exchange Offer in the context of a no-action letter and there can be no assurance that the staff of the Commission would make a similar determination with respect to the Exchange Offer as in such other circumstances.

     Each Holder, other than a broker-dealer, must acknowledge that it is not engaged in, and does not intend to engage in, a distribution of Series B Notes and has no arrangement or understanding to participate in a distribution of Series B Notes. If any Holder is an affiliate of the Company, is engaged in or intends to engage in or has any arrangement or understanding with respect to the distribution of the Series B Notes to be acquired pursuant to the Exchange Offer, such Holder (i) could not rely on the applicable interpretations of the staff of the Commission and (ii) must comply with the registration and prospectus delivery requirements of the Securities Act in connection with any resale transaction. In addition, to comply with state securities laws, the Series B Notes may not be offered or sold in any state unless they have been registered or qualified for sale in such state or an exemption from registration or qualification is available and is complied with. The offer and sale of the Series B Notes to "qualified institutional buyers" (as such term is defined under Rule 144A of the Securities Act) is generally exempt from registration or qualification under the state securities laws. The Company currently does not intend to register or qualify the sale of the Series B Notes in any state where an exemption from registration or qualification is required and not available.

     All rights under the Registration Rights Agreement accorded to Holders of Series A Notes will terminate upon the consummation of the Exchange Offer except with respect to the Company's duty to keep the Registration Statement effective until the closing of the Exchange Offer and, for a period not to exceed one year after the Registration Statement has been declared effective, to provide copies of the latest version of this Prospectus to any broker-dealer that requests copies of such Prospectus in the Letter of Transmittal for use in connection with any resale by such broker-dealer of Exchange Senior Notes received for its own account pursuant to the Exchange Offer in exchange for Private Notes acquired for its own account as a result of market-making or other trading activities, subject to the conditions described above.

PRO FORMA LIQUIDITY AND CAPITAL RESOURCES

     Approximately $649.0 million of financing was required in connection with the Merger and related transactions. The Company obtained the necessary funds from (i) the sale of the Pillowtex Preferred Stock, (ii) the issuance and sale of the Series A Notes, and (iii) borrowings under the New Senior Credit Facilities. See "The Merger," "Use of Proceeds," and "Post-Merger Indebtedness."

     The Merger had a significant impact on the capitalization of the Company. At September 27, 1997, the pro forma combined indebtedness of Pillowtex would have been $827.8 million compared to $220.4 million on a Pillowtex stand-alone basis at that date.

     The Company intends to use cash flows from operations and funds available under the Revolver to meet its working capital requirements, debt service obligations, capital expenditure requirements, and, if permitted, to make preferred and common stock dividend payments. Financing available under the New Senior Credit Facilities includes $350.0 million under the Revolver, approximately $163.2 million of which currently remains available. In addition, the New Senior Credit Facilities include $250.0 million under the Term Loan, all of which was drawn upon closing of the Merger. See "Unaudited Pro Forma Combined Financial Information" and "Post-Merger Indebtedness."

     The Fieldcrest Convertible Debentures are convertible into the same consideration that a holder of the number of shares of Fieldcrest Common Stock into which such Fieldcrest Convertible Debentures might have been converted immediately prior to the Merger would be entitled to receive in the Merger. If all of the outstanding Fieldcrest Convertible Debentures were so converted following the consummation of the Merger, the resulting cash component required to be paid by the Company to the holders of such debentures would be approximately $71.1 million. The Company expects to utilize funds available from the Revolver to pay the cash portion of the conversion value of the Fieldcrest Convertible Debentures to the extent these securities are converted.

     The Revolver matures on the sixth anniversary of the Merger. The Term Loan consists of a $125.0 million Tranche A Term Loan and a $125.0 million Tranche B Term Loan. The Tranche A Term Loan and the Tranche B Term Loan will begin scheduled quarterly amortization of principal in arrears commencing in 1999 and 1998, respectively, with final maturities on December 31, 2003 and December 31, 2004, respectively. Interest on loans under the New Senior Credit Facilities bears interest at rates based upon federal or Eurodollar rates plus an applicable margin. Loans under the New Senior Credit Facilities are guaranteed by any and all existing or future domestic subsidiaries of the Company and will be secured by substantially all of the assets of the Company and its domestic subsidiaries. See "Risk Factors -- Significant Leverage and Debt Service" and "Post-Merger Indebtedness -- New Senior Credit Facilities."

     The Company enters into interest-rate swap agreements to modify the interest characteristics of portions of its outstanding debt. Swap agreements are designated with all or a portion of the principal balance and term of a specific debt obligation. These agreements involve the exchange of amounts based on a fixed or variable rate for the opposite type of rate over the life of the agreement without an exchange of the notional amount upon which the payments are based. The differential to be paid or received as interest rates change is accrued and recognized as an adjustment of interest expense related to the debt (the accrual accounting method). The fair value of the swap agreements and changes in fair value as a result of changes in market interest rates are not recognized in the financial statements. Subsequent to January 3, 1998, the Company terminated a swap agreement in place covering approximately $125.0 million of indebtedness for a cash gain of approximately $1.0 million. The gain has been deferred and will be amortized as an adjustment to interest expense over the remaining three-year term of the terminated swap agreement. On January 9, 1998, the Company entered into an interest rate swap agreement covering $250.0 million of indebtedness expiring February 19, 1999 at a fixed rate of 5.56%.

     As a result of recent discussions with the Pension Benefit Guaranty Corporation, the Company has a $15.0 million letter of credit in support of certain funding obligations it may have after the Merger in connection with certain of the Fieldcrest pension plans.

     The Company intends to make capital expenditures in excess of $240.0 million over the next several years, principally to modernize the acquired Fieldcrest sheet and certain of the towel manufacturing facilities through the addition of new machinery and equipment. The Company anticipates that approximately $80.0 million of such capital expenditures will be made in fiscal 1998. See "Business -- Business Strategy."

     Subsequent to the Merger, the Company will implement measures intended to maximize economies of scale and operating efficiencies, and to achieve cost savings, in the operation of the businesses of Pillowtex and Fieldcrest on a combined basis. On January 20, 1998, the Company announced that it was consolidating its four blanket production units into two facilities in Westminster, South Carolina and Swannanoa, North Carolina. In connection with this consolidation the Company has announced that it is closing certain facilities operated by its subsidiaries, Manetta Home Fashions, Inc. and Tennessee Woolen Mills, Inc. The consolidation is expected to be completed by the end of the second quarter of this year. As part of the consolidation, the Company will take a pre-tax charge to earnings of approximately $6.0 million for the period ended January 3, 1998, and approximately $1.5 million for the period ending April 4, 1998. Management expects these nonrecurring costs to be initially funded through cash flows and borrowings under the New Senior Credit Facilities.

     The Company anticipates that it will continue to pay a quarterly dividend of $0.06 per share on its common stock. Through December 31, 1999 and subject to obligations under its various debt instruments, the Company will pay dividends on the Pillowtex Preferred Stock at a rate per annum equal to 3%, or approximately $2.0 million per year. Thereafter, the Pillowtex Preferred Stock will accrue dividends based upon the Company's earnings per share for the fiscal year. See "Pillowtex Series A Redeemable Convertible Preferred Stock." The payment of such dividends is restricted under the New Senior Credit Facilities and the Indenture.

     The Company anticipates that its principal use of cash following the Merger will be working capital requirements, debt service requirements, payment of dividends (if permitted), and capital expenditures as well as expenditures relating to acquisitions and integrating acquired businesses. Based upon current and anticipated levels of operations, the Company believes that its cash flow from operations, together with amounts available under the New Senior Credit Facilities, will be adequate to meet its anticipated requirements through December 31, 1998 for working capital, capital expenditures, and interest payments. There can be no assurance, however, that the Company's business will continue to generate sufficient cash flow from operations in the future to service its debt, and the Company may be required to refinance all or a portion of its existing debt or to obtain additional financing. These increased borrowings may result in higher interest payments. There can be no assurance that any such refinancing would be possible or that any additional financing could be obtained. The inability to obtain additional financing could have a material adverse effect on the Company. See "Risk Factors -- Significant Leverage and Debt Service."

                                    BUSINESS

GENERAL

     The Company is one of the largest, based on net sales, North American designers, manufacturers, and marketers of home textile products, offering a full line of bed pillows, sheets, blankets, mattress pads, down comforters, towels, bath rugs, and other home textile products. As a leading supplier across all distribution channels, the Company markets to virtually all major mass merchants, department stores, and specialty retail stores, providing its customers a centralized "one-stop" source for their home textile merchandise.

     The Company manufactures and markets products utilizing established and well recognized Company-owned trademarks and trade names, including Royal Velvet(R), Cannon(R), Charisma(R), Touch of Class(R), Fieldcrest(R), Beacon(R), and Nettle Creek(R). Recent consumer research has shown that Cannon(R) and Fieldcrest(R) are the two most recognized home textile brands in the United States. In addition, Cannon(R) is the sixth most recognized domestic consumer brand in the United States. Furthermore, the Company has licensed, for certain products, highly recognizable brands such as Ralph Lauren, Disney's Mickey UNLIMITED(R), Mickey's Stuff for Kids(R), and Mickey & Co.(R), Comforel(R), Adrienne Vittadini(R), Ellen Tracy(R), Court of Versailles(R), and Waverly(R) as well as such well-known copyrighted characters as Mickey Mouse and Winnie the Pooh.

     On a pro forma combined basis, after giving effect to the Merger and the Financing Transactions, the Company would have had net sales and pro forma EBITDA of approximately $1.6 billion and $131.6 million, respectively, for the fiscal year ended December 28, 1996, and $1.2 billion and $123.7 million, respectively, for the nine months ended September 27, 1997.

RECENT DEVELOPMENTS

     Since the consummation of the Merger on December 19, 1997, the Company has disposed of certain non-core business assets of Fieldcrest for approximately $24.0 million in cash. The Company plans to continue to evaluate certain Fieldcrest properties and lines of business unrelated to its core home textile business of towel, bath rugs, sheets and fashion bedding and expects to enter into more additional agreements for the disposal of these properties and businesses.

     On January 20, 1998, the Company announced that it was consolidating its four blanket production units into two facilities in Westminster, South Carolina and Swannanoa, North Carolina. In connection with this consolidation the Company has announced that it is closing certain facilities operated by its subsidiaries, Manetta Home Fashions, Inc. and Tennessee Woolen Mills, Inc. The consolidation is expected to be completed by the end of the second quarter of this year. As part of the consolidation, the Company will take a pre-tax charge to earnings of approximately $6.0 million for the period ended January 3, 1998, and approximately $1.5 million for the period ending April 4, 1998. Management expects these nonrecurring costs to be initially funded through cash flows and borrowings under the New Senior Credit Facilities.

COMPETITIVE STRENGTHS

     The Merger has created one of the largest firms, based on net sales, in the home textile industry with competitive strengths that are significantly greater than those of either Pillowtex or Fieldcrest on a stand-alone basis. The Company has the largest market share in North America in each of the towel, bed pillow, blanket, and down comforter product segments and a significant market share in sheets, mattress pads, fashion bedding, and bath rugs.

     Pillowtex's management team has successfully integrated eight acquisitions over the last five years while improving Pillowtex's overall efficiency and consistently producing a record of growth and profitability. From 1991 through 1996, Pillowtex's net sales have increased from $259.0 million to $490.7 million, representing a compound annual growth rate of 13.6%. Over this same period Pillowtex's EBITDA has improved from $22.0 million to $50.9 million, representing a compound annual growth rate of 18.3%. The combined company's management team will provide a breadth of expertise rivaling any in the industry.

     The Company's management team will use the following competitive strengths to enhance the Company's position in the marketplace:

     - Industry Leading Brands: As a result of the Merger, the Company owns some of the most recognizable brands in the industry, including Royal Velvet(R), Cannon(R), Charisma(R), and Touch of Class(R). Recent consumer research has shown that Cannon(R) and Fieldcrest(R) are the two most recognized home textile brands in the United States. In addition, Cannon(R) is the sixth most recognized domestic consumer brand. Furthermore, through licensing agreements, the Company currently has exclusive rights to manufacture and, in some instances, market certain bedding products under such well-known brands as Ralph Lauren, Disney's Mickey UNLIMITED(R), Mickey's Stuff for Kids(R), and Mickey & Co.(R), Comforel(R), Adrienne Vittadini(R), Ellen Tracy(R), and Waverly(R). This diverse portfolio of premier brand names allows the Company to differentiate its products from those of its competitors and provides distinct brand names for different channels of retail distribution and for different price points. These brand names will also enable the Company to assist its customers in coordinating their product offerings and differentiating such offerings from those of their competitors.

     - Strong Customer Relationships: The Company has established relationships with 49 of the top 50 home textile retailers in the United States and Canada. The combination of the two companies enhances these relationships, providing customers the benefits of a true "one-stop" source for bed and bath products. These strong relationships will create a stable base from which the Company can pursue future business and new product introductions.

     - Creative Merchandising Strategies: Historically, both Pillowtex and Fieldcrest have maintained creative partnerships with their customers, including extensive merchandising programs, that have resulted in the creation of successful new products, product mix strategies, point-of-sale concepts, and advertising campaigns. Retail customers are increasingly demanding exclusive or specially designed product lines to differentiate their product offerings from those of other retailers and to implement price tiering in order to achieve higher margins. The Company will continue this collaboration with its retail customers to design products and marketing programs responsive to individual customer's needs.

     - Low Cost Operating Capabilities: As a result of its continued emphasis on cost-containment and capital expenditures to obtain greater plant efficiencies, Pillowtex is a low cost producer of bed pillows, mattress pads, down comforters, and blankets in the home textile industry. The Merger provides the Company with efficient, low cost towel and bath rug production capabilities, including a new, state-of-the-art towel production facility. In addition, Pillowtex has emphasized a low cost of operations, creating a competitive advantage by operating with one of the lowest SG&A expenses, as a percentage of sales, in the industry. The Company believes that significant opportunities exist to improve this competitive position by lowering Fieldcrest's SG&A costs as a percentage of sales to Pillowtex's historic levels.

BUSINESS STRATEGY

     The Company's strategic objectives are to capitalize on its industry leading position by leveraging the strength of its brand names, customer relationships, and operational capabilities across the most comprehensive array of product offerings in the home textile industry. The Company's strategic focus will be to:

     - Capitalize on Industry Leading Position: The Merger has created a powerhouse within the home textiles industry in terms of dollar sales volume and product offerings. The Company will focus on leveraging its market leadership by implementing sales and marketing programs designed to facilitate a customer-driven "pull" strategy. By cross-marketing both Pillowtex and Fieldcrest products using the Company's strong brand names, the Company will create enhanced product value and facilitate greater differentiation of its products from those of its competitors.

     - Develop the Premier "One-Stop Shop" for Home Textiles: The breadth of the Company's product lines provide it with a significant competitive advantage as it can offer its retailer customers a centralized "one-stop" purchasing source for all their home textile merchandise. The Company's extensive assortment of home textile products will include fashion and utility bedding, as well as a full line of bath products. The Company will exploit its position as a "one-stop" purchasing source by continuing its practice of offering broad product assortments across diverse product lines, thereby offering retailers a central source from which to efficiently and effectively purchase their home textile items.

     - Further Strengthen Customer Relationships: The Company has a long history of strong customer relationships with the top retailers in the United States and Canada. The Company has developed these relationships by providing value-added services, such as innovative marketing and cross-merchandising capabilities. The Company believes that the value of such services to retailers will be increased significantly by combining the traditional Pillowtex and Fieldcrest product lines in a centralized purchasing source and utilizing the Fieldcrest portfolio of brand names across all such product lines. The Company will also increase the use of marketing and cross-merchandising services in connection with the traditional Fieldcrest products, creating opportunities for added sales and providing retailers with more opportunities to differentiate their product offerings from those of their competitors.

     - Enhance Operational Efficiencies: The Company will continue to focus on reducing its manufacturing cost structure by rationalizing its current operations and investing in automation, equipment modernization, process improvements, and system controls throughout all aspects of its business. The Company's management believes that significant opportunities exist to improve production efficiency through capital investment, improved operational logistics, selective outsourcing, and increased utilization of information systems. The Company intends to make capital expenditures in excess of $240.0 million over the next several years, principally to modernize the acquired Fieldcrest sheet and certain of the towel manufacturing facilities through the addition of new machinery and equipment. The Company anticipates that approximately $80.0 million in capital expenditures will be made in fiscal 1998.

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

     - Realize Significant Cost Savings: Currently, the Company has identified approximately $21.6 million of annual cost savings that it expects to realize immediately as a result of the Merger. These cost savings are comprised of $20.3 million of savings from the elimination of duplicate staff salaries and $1.3 million of savings from the elimination of duplicative corporate expenses. The Company additionally expects to realize significant ongoing cost savings, including at least $8.4 million to be realized within the first 12 months after consummation of the Merger, as follows: (i) $0.9 million by eliminating other redundant cost functions; (ii) $2.0 million by improving procurement efficiencies by exploiting the combined company's purchasing power; (iii) $3.0 million by reducing trade advertising; (iv) $1.0 million by rationalizing and streamlining operations; and (v) $1.5 million by reducing the use of outside consultants.

PRODUCTS

  Pillowtex

     Pillowtex, originally founded in 1954 as a pillow manufacturer, expanded its product lines through acquisitions into other categories of top-of-the-bed home textiles including mattress pads, comforters and blankets. Pillowtex has been successful in integrating these acquisitions into its existing operations, resulting in increased sales, more efficient distribution, and a broader product line.

     Pillowtex originally expanded its product line to include blankets through the acquisition of Manetta Mills, Inc. in August 1993 and Tennessee Woolen Mills, Inc. in September 1993. However, see "-- Recent Developments." In addition, in December 1994, Pillowtex acquired substantially all of the assets of Beacon Manufacturing Company ("Beacon"), a manufacturer of cotton and synthetic blankets and throws. Pillowtex expanded its manufacturing operations into Canada through the acquisition of Torfeaco Industries, Ltd. ("Torfeaco"), a manufacturer of fashion and synthetic bedding products, in December 1993, and Imperial Feather Company ("Imperial"), a manufacturer of bedding products, including natural fill and synthetic bed pillows, down comforters, and comforter covers, in August 1994. In 1996, Pillowtex acquired certain assets from Fieldcrest's blanket operations, including a large number of newer, more efficient looms that have been installed at Pillowtex's other blanket facilities.

     The combination of its historic pillow operations with the acquired top-of-the-bed product lines has enabled Pillowtex to build its core business around four utility bedding product lines that have a low risk of obsolescence. These include bed pillows (including natural fill, synthetic fiber fill, and latex), blankets (including cotton, wool blends, acrylic and polyester blankets, and throws), down comforters, and mattress pads (including thread quilt, sonic quilt and convoluted foam). Pillowtex also sells other bedroom textile furnishings, including comforter covers, featherbeds, pillow protectors, decorative pillows, bedspreads, synthetic comforters, pillow shams, dust ruffles, and window treatments.

     Bed Pillows. Pillowtex believes that it is a leading manufacturer and marketer of bed pillows in the United States and Canada. Pillowtex produces and markets a broad line of traditional bed pillows, as well as specially designed bed pillows such as the BedMate(R) body pillow and Great Shapes(R) pillows, including Euro Square, U-Neck and Neck Roll. Pillowtex offers products at various levels of quality and price, from synthetic pillows sold at retail prices as low as $4 to fine white goose down pillows sold at a retail price of up to approximately $185.

     Pillowtex believes that it is a leading feather and down pillow manufacturer in the United States and Canada, offering products filled with quality goose and duck down, or blends of feather and down, in a range of grades. These materials, known as "natural fill," are noted for their loft and resiliency.

     Pillowtex also manufactures and markets a full line of bed pillows featuring staple (cut and crimped), tow (continuous filament), and cluster (individual ball) synthetic fiber fills. Pillowtex believes that it is a leading supplier of premium synthetic and latex bed pillows in the United States and Canada.

     Blankets. Pillowtex believes that it is a leading producer of blankets in the United States and Canada, manufacturing woven and nonwoven conventional and thermal weave blankets and throws in a wide assortment of fibers, including cotton, wool blend, acrylic, and polyester. Pillowtex is the exclusive supplier in

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

the United States and Canada of blankets for Ralph Lauren. Pillowtex has a strong presence in the infant blanket market with products ranging from nonwoven receiving blankets, to jacquard throws, to the finest Supima(R) cotton crib blanket. Pillowtex also designs and manufactures a full line of decorative cotton and acrylic jacquard throws.

     Down Comforters. Pillowtex was a pioneer in marketing down comforters in the United States, and Pillowtex believes that it is a leading manufacturer and marketer of down comforters in the United States and Canada. Down comforters have become increasingly popular for both their insulation and fashion qualities, selling well in both warm and cool climates. They sell at department stores at prices ranging from $70 to approximately $400. Increasingly popular higher end comforters typically offer more down fill, sport higher thread count shells and feature more appealing "surface interest," such as damask dots, stripes and checks.

     Mattress Pads. Pillowtex believes that it is a leading manufacturer and marketer of mattress pads in the United States and Canada, producing and marketing a complete line of mattress pads, including sizes for adults and children, natural and synthetic filled, flat, and fitted as well as its skirted Adjust-A-Fit(R) mattress pad, an adjustable fit mattress pad made with Lycra(R), a multidirectional stretch material produced by E.I. DuPont de Nemours & Co. ("DuPont"). The Adjust-A-Fit(R) mattress pad correctly fits a broad range of mattress thicknesses, including pillow top mattresses.

     Other Bedroom Textiles. Pillowtex offers a variety of other complementary bedroom textile products including comforter covers, featherbeds, pillow protectors, synthetic fill comforters, decorative pillows, pillow shams, dust ruffles, and window treatments. These products represent a source of additional profitability as "add-on" sales for retailers.

  Fieldcrest

     Fieldcrest manufactures and markets quality bed and bath products, including towels, sheets, comforters, and bath rugs, which are sold under such brand names as Royal Velvet(R), Cannon(R), Fieldcrest(R), Charisma(R), St. Mary's(R), and Royal Family(R).

     Towels. Fieldcrest's bathroom textile products include bath, hand and fingertip towels, washcloths, and bath mats. Royal Velvet(R), Cannon(R), Charisma(R), Fieldcrest(R), and St. Mary's(R) are well-known, high quality towel brand names, providing Fieldcrest with a strong market position in key sectors of the United States market. Fieldcrest is also recognized as the color leader in the towel industry as it markets 40 colors in its Royal Velvet(R) franchise. In the marketplace, Fieldcrest differentiates its towels by using fine ring spun cotton yarns to produce Royal Velvet(R) towels and pima cotton yarns for Charisma(R). The towel line includes solid color cam and dobby towels, woven stripes and fancy jacquards as well as printed towels. Retail prices of Fieldcrest's towels range from $1.84 for a 25 inch by 42 inch solid color towel to $25.00 for a 30 inch by 52 inch Charisma(R) towel made of Supima(R) cotton.

     Bath Rugs. Fieldcrest markets a variety of bath and accent rugs in conjunction with its towel offering. Sizes range from 18 inches by 30 inches to 50 inches by 30 inches. Products are marketed under the Royal Velvet(R), Charisma(R), Fieldcrest(R) Cannon(R), and Cannon Royal Family(R) brands, as well as private labels. Retail prices for bath rugs range from $4.99 to $35.00.

     Other Bath Products. Fieldcrest had marketed shower curtains and ceramic bath accessories as complementary bath products for its towel and bath mat product lines. In January 1998, the Company entered into a license agreement with Ex-Cell Home Fashions, Inc. ("Ex-Cell"), pursuant to which the Company granted Ex-Cell an exclusive, world-wide license to manufacture, sell and distribute shower curtains and bath accessories under the highly recognized family of Fieldcrest brands, including Charisma(R), Touch of Class(R), Royal Velvet(R), Fieldcrest(R) and Cannon(R). The license agreement requires royalty payments based upon product sales, including payments of minimum annual royalties, and is for an initial term of five years with up to two optional renewal terms of five years each.

     Sheets and Fashion Bedding. Fieldcrest produces a wide variety of sheets, ranging from a 128-thread count sheet of blended cotton and polyester to top-of-the-line 310-thread count 100% pima cotton sheets. Its principal brand names for this product line include Cannon(R), Fieldcrest(R), Royal Velvet(R), and Charisma(R), all
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

of which are widely recognized by consumers. Among Fieldcrest's sheeting strengths are solid color sheets with coordinating decorative bedding accessories. In addition to sheets, Fieldcrest's fashion bedding products consist of matching comforters, duvet covers, and pillow shams along with coordinated ruffled or pleated bed skirts. Retail prices of Fieldcrest's sheets start at approximately $6.99 for a twin size, 128-thread count sheet set and extend to $150.00 for a king size, 310-thread count Charisma(R) sheet. Comforters are sold at retail prices as low as $19.99 for a solid color twin size to approximately $449.00 for a king size Charisma(R) comforter.

     Furniture Covering Products. Fieldcrest also manufactures and markets a full line of ready-made furniture coverings through its SureFit(R) operations. Product sizes include chair, love-seat, sofa, and large sofa. These products sell at retail prices ranging from $16.99 for lower-end solid and polyester-cotton prints to $199.99 for novelty upholstery weight sofa covers.

MARKETING, SALES AND DISTRIBUTION

  Pillowtex

     Pillowtex markets its products to virtually all major retailers through channels of distribution that include department and specialty stores, mass merchants, discounters and catalogs, as well as institutional suppliers. Pillowtex believes that it is one of the principal suppliers of bedroom textile products to several of the largest retailers in the United States. Pillowtex's top ten customers accounted for approximately 65% of total sales in 1996. Wal-Mart and Dayton Hudson accounted for 14% and 13% of Pillowtex's total sales in 1996, respectively. No other customer accounted for more than 10% of total sales in 1996. For the nine months ended September 27, 1997, sales to Wal-Mart and Dayton Hudson accounted for 12% and 13%, respectively, of Pillowtex's total sales. Consistent with industry practice, Pillowtex does not generally operate under long-term written supply contracts with its customers. Pillowtex does not anticipate a reduction in customer orders after the Effective Time solely as a result of the overlap of customers of both Pillowtex and Fieldcrest, though there can be no assurance in this regard. See "Risk Factors -- Risk of Loss of Material Customers."

     Pillowtex's current international business is concentrated in Canada, although it also sells in Mexico, Latin America, and overseas. Pillowtex's acquisition of Torfeaco in 1993, and of Imperial and Beacon in 1994, greatly enhanced Pillowtex's market position in Canada and its relationships with important Canadian retailers.

     Pillowtex's relationship with the Polo Ralph Lauren Corporation began in 1987 and Ralph Lauren is among Pillowtex's most important licensed trademarks. Pillowtex holds an exclusive license for pillows, down comforters, mattress pads, and blankets in the United States and Canada, and a non-exclusive license to manufacture, and in certain cases to sell, a variety of fashion bedding products in the territory. Ralph Lauren products are sold worldwide to fine department and specialty stores.

     In an effort to maximize Pillowtex's product exposure and increase sales, Pillowtex works closely with its major customers to assist them in merchandising and promoting Pillowtex's products to the consumer. In addition to frequent personal consultation with the employees of these customers, Pillowtex meets with its customers' senior management periodically to jointly develop merchandise assortments and plan promotional events specifically tailored to that customer. Pillowtex provides merchandising assistance with store layouts, fixture designs, advertising and point of sale displays and also provides customers with preprinted, customized advertising materials designed to increase sales.

     Pillowtex's electronic data interchange system allows customers to place, and allows Pillowtex to fill, track and bill, orders by computer. This system enables Pillowtex to ship products on a "quick response" basis.

     Pillowtex generally employs salespeople who have many years of industry experience. Most sales people are compensated with a combination of salary and discretionary bonus. Certain Ralph Lauren products are sold by the Ralph Lauren sales force.

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

  Fieldcrest

     Fieldcrest offers its customers a broad selection of home textile items, from affordably priced cotton-polyester blend products to the finest pima and Supima(R) cotton products. Design leadership is a key element of Fieldcrest's marketing strategy. Fieldcrest employs in-house design staff as well as licensing designer names such as Waverly(R), Adrienne Vittadini(R), Court of Versailles(R), and Ellen Tracy(R). Fieldcrest's products are marketed by its sales and marketing staff consisting of approximately 71 professionals and distributed nationally to customers for ultimate retail sale. Fieldcrest generally introduces new products to the retail trade during the April and October industry home textile markets while private label products manufactured by Fieldcrest are introduced throughout the year. Fieldcrest's top ten customers accounted for approximately 53% of total sales for fiscal 1996. In 1996, Wal-Mart was Fieldcrest's largest customer, representing approximately 21% of total sales. No other customer accounted for more than 10% of total sales in 1996. See "Risk Factors -- Risk of Loss of Material Customers."

     As a supplement to its primary distribution channels, Fieldcrest operates retail outlet stores which sell Fieldcrest's products directly to customers. These stores sell both first quality merchandise and seconds or "off-goods." Fieldcrest's strategy is to locate its outlet stores in regions which are not served by its primary customers and to sell its products at competitive retail prices. Fieldcrest believes that its retail outlet stores provide an effective channel for the distribution of its inventory of second quality merchandise and enhances its distribution of first quality products in regions where consumers would not otherwise have access to Fieldcrest's products. In 1996, retail outlet stores sales were $46.3 million or 4.2% of total sales.

     Fieldcrest segments its use of brand names by distribution channel to solidify the perceived value of such brands and maintain their integrity. Royal Velvet(R), Fieldcrest(R), and Cannon Royal Family(R) brand name bed and bath products are distributed primarily to leading department stores, specialty home furnishing stores, and catalog merchants. St. Mary's(R) and Cannon(R) brand name bed and bath products are distributed through mass merchants. Fieldcrest supports its brands with national consumer advertising. In addition, Fieldcrest utilizes private brands through large chain stores and also sells a smaller amount of unbranded products to institutional and government customers. In 1996, approximately 93% of Fieldcrest's sales were derived from products carrying Fieldcrest's brand names.

     The Fieldcrest sales organization works closely with its customers in the development of new product, production planning, and forecasting of the business. Fieldcrest is currently working with several mass retailers on vendor managed and co-managed inventory replenishment. Fieldcrest also develops in-store collateral signing for its retail customers on the Royal Velvet(R) bed and bath events.

     Fieldcrest sales and marketing personnel generally are experienced industry professionals with diverse backgrounds in the home textiles business and compensated with a salary and a performance oriented bonus.

TRADEMARKS AND LICENSE AGREEMENTS

  Pillowtex

     Pillowtex markets its products under its own proprietary trademarks, trade names, and customer-owned private labels, as well as certain licensed trademarks and trade names. Pillowtex uses trademarks, trade names, and private labels as merchandising tools to assist its customers in coordinating their product offerings and differentiating their products from those of their competitors.

     Pillowtex owns various trademarks and trade names, including Beacon(R), Nettle Creek(R), Softie(R), Globe(R), and BedMate(R). Pillowtex regards its trademarks and trade names as valuable assets and vigorously protects them against infringement.

     Pillowtex holds the exclusive license for the highly regarded Ralph Lauren trademark for pillows, down comforters, mattress pads, and blankets in the United States and Canada. In addition, Pillowtex holds a non-exclusive license to manufacture, and in certain cases sell, a variety of fashion bedding products under the Ralph Lauren trademark in North America. Pillowtex's licenses with Polo Ralph Lauren Corporation expire on June 30, 1998. Pillowtex has had a long-standing relationship with Polo Ralph Lauren Corporation and has

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

no reason to believe that such licenses will not be renewed. However, there can be no assurance that Pillowtex will be able to renew these licenses on acceptable terms upon their expiration. See "Risk Factors -- Dependence on Key Licenses."

     In addition, Pillowtex manufactures and sells various goods, including pillows, blankets, and throws under non-exclusive license agreements with Disney for the Disney standard characters including Mickey Mouse, Minnie Mouse, and Donald Duck, as well as other characters and film properties such as Winnie the Pooh and the Lion King. In 1996, Pillowtex entered into exclusive license agreements with Fieldcrest for the manufacture and sale of various goods including bed pillows, mattress pads, and down comforters under the Royal Velvet(R), Cannon(R), Charisma(R), and Touch of Class(R) trademarks. These license agreements generally require royalty payments based upon product sales, including payments of minimum annual royalties, and generally expire at various future dates in 1998. See "Risk Factors -- Dependence on Key Licenses."

  Fieldcrest

     Fieldcrest owns various trademarks and trade names including Royal Velvet(R), Cannon(R), Charisma(R), Fieldcrest(R), Royal Family(R), Caldwell(R), and St. Mary's(R). Recent consumer research has shown that Cannon(R) is not only the most recognized towel brand in the United States, but is also the sixth most recognized domestic consumer brand. Fieldcrest's other principal brand names are widely recognized in the industry and along with Cannon(R), represent excellence and value in product quality, fashion, and design. Fieldcrest regards its trademarks and trade names as valuable assets and vigorously protects them against infringement. See "Risk Factors -- Dependence on Brand Names."

     Fieldcrest utilizes license agreements with Waverly(R), Adrienne Vittadini(R), Court of Versailles(R), Ellen Tracy(R), and others. Fieldcrest is only partially dependent upon such licenses in certain product lines and the loss of any exclusivity in these areas would not materially adversely affect overall profitability.

PRODUCT DEVELOPMENT

  Pillowtex

     Pillowtex's product development staff creates and develops products with new or superior performance characteristics in cooperation with various outside sources, including its suppliers and customers. Pillowtex believes that this ability is an important competitive advantage. As a result, Pillowtex commits time and resources to identifying new materials, designs and products from a variety of domestic and international vendors.

     In addition to internal product development, Pillowtex's acquisitions have expanded its product lines and enhanced its manufacturing and other resources available for developing existing and new product lines.

  Fieldcrest

     Fieldcrest works closely with its customers to develop new products that would provide value to its customers and stimulate sales. In 1996, Fieldcrest and Wal-Mart associates worked together to develop Sahara(R), a new towel that features the patented Cannon DryFast(R) System for quicker drying. DryFast(R) is a special combination of spinning, weaving, and finishing processes that results in super-absorbency. In 1997, Fieldcrest extended its offering of DryFast(R) products to kitchen towels, tub mats, and bath sheets.

MANUFACTURING, RAW MATERIALS AND IMPORTS

  Pillowtex

     Pillowtex operates an extensive network of manufacturing and distribution facilities in Texas, North Carolina, South Carolina, Tennessee, California, Pennsylvania, Mississippi, Illinois, and Toronto, Canada. Pillowtex's nationwide manufacturing and distribution network enables Pillowtex to ship pillows, mattress pads, and comforters cost effectively to all major cities in the United States and Canada. The hub of the network for pillows and comforters is located in Dallas, Texas, where Pillowtex operates what it believes to be the largest feather and down processing facility in North America, producing significant economies of scale.
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

Feather and down are processed by state-of-the-art computerized washing and sorting equipment and are sorted into a variety of mixtures and grades used in manufacturing natural fill pillows and comforters. The raw materials are shipped along with imported products to Pillowtex's regional facilities for final assembly and distribution to customers. Pillowtex also operates an automated sewing facility in Dallas, Texas, where high speed, computerized machines cut and sew fabric into pillow shells.

     Many of Pillowtex's regional manufacturing facilities produce natural fill and synthetic fill pillows. Natural fill pillows are assembled by blowing processed feather and down into the pillow shell and sewing the open seam closed. Synthetic fill pillows are produced on machines known as garnets that pull, comb, and expand compressed polyester fibers. Once expanded, the fibers are inserted into a pillow shell and the open seam is sewn shut.

     Mattress pads are manufactured at the California, Mississippi, Pennsylvania, and Toronto, Canada facilities by two automated methods. The traditional quilt sewing method uses high speed equipment that sews the top, bottom and fill material together. The sonic method fuses the top, bottom, and fill material together.

     Pillowtex's line of natural fill comforters are manufactured by Pillowtex at its California, Illinois, Pennsylvania, Mississippi, and Toronto, Canada locations using processed down from the Dallas facility. Pillowtex imports the majority of its comforter shells from China, Hong Kong, and India.

     Pillowtex produces blankets and spins yarn at manufacturing facilities in North Carolina, South Carolina, and Tennessee. These plants provide full vertical production capability, including spinning, weaving, dyeing, and finishing. During 1996, Pillowtex acquired a 746,600 square foot warehouse in Mauldin, South Carolina to consolidate the operations of four smaller warehouses in a more central distribution facility.

     In late 1996, Pillowtex acquired certain assets from Fieldcrest's blanket operations, including newer and faster equipment which has been installed at Pillowtex's existing blanket facilities. As with its other lines of business, Pillowtex plans the continuation of equipment and plant upgrades over the next several years in order to increase production efficiency and add capacity.

     Pillowtex's quality control program is designed to assure that its products meet predetermined quality standards established both internally and by its customers. Pillowtex has devoted significant resources to support its quality improvement efforts. Each manufacturing facility is staffed with a quality control team that identifies and resolves quality issues. Pillowtex attempts to maintain close contact with customer quality control or other appropriate personnel to assure that Pillowtex understands the customer's requirements.

     Pillowtex analyzes feather and down and other raw materials, as well as finished products of both Pillowtex and its competitors, at its facilities in Dallas, Texas. Pillowtex maintains a computerized tracking system to monitor feather and down processing from the receipt of raw materials through the delivery of finished products. At the blanket production plants, numerous distinct quality check points are monitored throughout the manufacturing process. Pillowtex also has a program with its major suppliers to assure the consistency of purchased raw materials by imposing strict standards and materials inspection, and requiring rapid response to Pillowtex's complaints.

     The principal raw materials that Pillowtex uses in manufacturing its products are: feather and down; synthetic (polyester and acrylic), cotton and wool fibers; and cotton and polyester-cotton blend fabrics. Pillowtex imports feather and down from several sources outside the United States. A majority of such purchases are from China, where feather and down are by-products of ducks and geese raised for food. Pillowtex believes that it is currently the largest United States importer of feather and down from China, the world's largest producing country. Pillowtex is generally able to purchase feather and down from its suppliers in China on open credit terms without letters of credit. See "Risk Factors -- Dependence on Supply Sources in China."

     As of July 1, 1996, quota restrictions on down comforter shells from China were eliminated, allowing Pillowtex to import shells on an unlimited and as-needed basis.

     Pillowtex purchases its Adjust-A-Fit(R) mattress pad Lycra(R) skirting from DuPont. Because of DuPont's patent on Lycra(R), it is the exclusive supplier for this material. Pillowtex believes that the risk that DuPont will cease to manufacture and sell Lycra(R) to Pillowtex is minimal. Pillowtex purchases synthetic fiber from, among others, DuPont, Wellman, Inc., Monsanto Company, Cytec Industries Inc., Hoechst Celanese Textile Fibers, and Kanematsu U.S.A. Inc. To reduce the effect of potential price fluctuations, Pillowtex makes commitments from time to time for future purchases of synthetic and natural fibers. In 1996, Pillowtex experienced some decreases in costs of cotton and synthetic raw materials, however, cotton in particular is subject to price volatility. See "Risk Factors -- Dependence on Raw Materials."

     Pillowtex uses fabric purchased from third parties in the production of pillow shells, comforter covers, and various other products. Although Pillowtex believes that fabric is a commodity-type product that is available from numerous sources, Pillowtex currently purchases large quantities of pillow ticking fabric from a single supplier, Santee Print Works, to control costs and quality. Consistent with industry practice, Pillowtex and Santee Print Works have not entered into a long-term supply contract. However, to reduce the effect of potential price fluctuations Pillowtex makes commitments from time to time for future purchases from Santee Print Works.

     Management of Pillowtex believes that its relationships with its suppliers are good.

  Fieldcrest

     Fieldcrest is principally vertically integrated in that it purchases raw materials, principally cotton and synthetic fibers, and converts these materials into finished consumer products. Fieldcrest operates 15 principal facilities in the United States; nine in North Carolina, one in Georgia, two in Alabama, one in Pennsylvania, one in New York, and one in Virginia. Generally, each facility ships its finished products directly to the customer. Fieldcrest has and will continue to implement electronic data interchange and vendor-managed inventory programs with major customers in order to minimize the lead time for customer orders and permit a more efficient, targeted manufacturing schedule.

     Fieldcrest produces bath towels at its facilities in Virginia, North Carolina, Georgia, and Alabama. Cotton and synthetic fibers are spun into yarn utilizing Fieldcrest's spinning capacity and, then, woven into fabric or greige cloth. The greige cloth is finished, dyed, cut, and sewn into finished towel products. Fieldcrest's Fieldale, Virginia facility generally produces the higher quality, department and specialty stores' products. The Columbus, Georgia and Phenix City, Alabama facilities generally support Fieldcrest's mass merchant business segment. The Kannapolis, North Carolina facility is capable of producing both types of products and, as a result, is used to support both segments.

     Bed sheet products are produced in Fieldcrest's facilities in the Kannapolis, North Carolina area. As with Fieldcrest's towel operations, these facilities provide the full range of Fieldcrest's sheet products for substantially all channels of distribution. Cotton and synthetic fibers are spun into yarn and woven into greige cloth for finishing, dyeing, cutting, and sewing. In late 1995, however, Fieldcrest outsourced certain yarn production and closed two operations to take advantage of certain cost savings made available by a supplier of yarn. In an effort to maximize cost savings, Pillowtex intends to review Fieldcrest's trend toward outsourcing certain manufacturing and corporate functions on a case by case basis. Pillowtex initially intends to continue Fieldcrest's outsourcing practices in areas that appear to result in reduced operating costs, such as in sheeting yarn spinning, and may increase or curtail the use of outsourcing in spinning and other areas based on future cost and other considerations, although the potential impact of any future outsourcing decisions on the combined companies' operating results cannot be determined at this time.

     Fieldcrest produces comforters and other decorative bedding products such as pillow shams and decorative pillows at its Eden and Laurel Hill, North Carolina facilities. Finished cloth generally is supplied by Fieldcrest's bed sheet operations. The cloth is cut, polyester fiber-fill is inserted, and the product is sewn and packaged for shipment to retail customers.

     Bath rugs are produced in Fieldcrest's Scottsboro, Alabama facility. Tufted yarn is punched into fabric and cut into a uniform height. A latex coating is applied to the underside of the fabric to hold the fibers. The product is dyed, cut and finished. Furniture coverings are produced at Fieldcrest's SureFit(R) operations in

Allentown, Pennsylvania. Finished cloth is purchased from third-party vendors, cut and sewn into generally four sizes to match standard furniture sizes.

     Fieldcrest's quality control program is designed to assure that its products meet predetermined quality standards established both internally and by its customers. Fieldcrest has devoted significant resources to support its quality improvement efforts. Each manufacturing facility is staffed with a quality control team that identifies and resolves quality control issues. Fieldcrest attempts to maintain close contact with customer quality control or other appropriate personnel to assure that Fieldcrest understands the customer's requirements.

     Over the past years, Fieldcrest has initiated a number of modernization programs. For example, Fieldcrest replaced a substantial portion of its Fieldale, Virginia weaving capacity with modern rapier looms, reducing unit cost and the proportion of off-goods produced. In 1996, Fieldcrest completed its $86.0 million Phenix City, Alabama weaving facility. This program included the installation of 172 Tsudakoma air-jet looms, automatic cutting and sewing stations and new warehouse sortation operations, making Phenix City one of the world's most state-of-the-art towel facilities.

     Fieldcrest's basic raw materials are cotton and synthetic fibers. These materials are generally available from a wide variety of sources, and no significant shortage of such materials is currently anticipated. Domestic cotton merchants are Fieldcrest's primary source of cotton, and domestic fiber producers are Fieldcrest's primary source of synthetic fibers. Fieldcrest uses significant quantities of cotton which is subject to ongoing price fluctuations. Fieldcrest in the ordinary course of business may arrange for purchase commitments with vendors for future cotton requirements.

BACKLOG

     The amount of both Pillowtex's and Fieldcrest's backlog orders at any particular time is affected by a number of factors, including seasonality and scheduling of the manufacturing and shipment of products. In general, both Pillowtex's and Fieldcrest's electronic data interchange and "quick response" capabilities have resulted in shortened lead times between submission of purchase orders and delivery and lowered the level of backlog orders. Consequently, the Company believes that the amount of its backlog is not an appropriate indicator of levels of future production.

EMPLOYEES

  Pillowtex

     As of February 2, 1998, Pillowtex had approximately 3,800 employees. Pillowtex is subject to four collective bargaining agreements covering approximately 550 employees. These agreements are between Pillowtex and each of United Auto Workers; Warehouse, Mail Order, Office, Technical and Professional Employees (Teamsters); and UNITE. One of these agreements expires August 1, 1999; the remainder expire in the first quarter of 2000.

     To date, none of these unions have engaged in strikes or work stoppages against Pillowtex. Pillowtex believes that its relationships with both its union and non-union employees are good. See "Risk Factors -- Labor Relations."

  Fieldcrest

     As of February 2, 1998, Fieldcrest had approximately 10,400 employees. Fieldcrest is subject to three collective bargaining agreements covering approximately 2,800 employees. These agreements are between Fieldcrest and each of UNITE, United Textile Workers of America and United Food and Commercial Workers International Union. The agreements expire January 6, 2000, March 28, 1998 and June 28, 1998, respectively.

     Since 1991, UNITE has campaigned to organize approximately 5,500 additional hourly workers at five Fieldcrest plants, including Fieldcrest's main manufacturing facility in Kannapolis, North Carolina. Fieldcrest has opposed UNITE's organizing efforts. Although a majority of employees at these plants recently voted not to select UNITE as a bargaining representative, the results are subject to legal challenge. There can be no assurances as to whether or when the results of such election will be certified or a new election will be scheduled. It is impossible to predict the effect, if any, a lengthy continuation of another organizing campaign will have on the productivity of the Fieldcrest workforce.

     Fieldcrest believes that its relationships with both its union and nonunion employees are good. See "Risk Factors -- Labor Relations."

FACILITIES

  Pillowtex

     The following table summarizes certain information concerning certain of Pillowtex's facilities:

                                                                               APPROX.     OWNED/
         LOCATION                            PRINCIPAL USE                   SQUARE FEET   LEASED
         --------                            -------------                   -----------   ------
Dallas, Texas                 Headquarters and feather and down processing      104,000     Owned
Dallas, Texas                 General administration, manufacturing and
                                distribution                                    150,000     Owned
Los Angeles, California       Manufacturing and distribution
                                                                                320,000    Leased
Tunica, Mississippi           Manufacturing and distribution                    288,000     Owned
Hanover, Pennsylvania         Manufacturing and distribution                    291,000     Owned
Rocky Mount, North Carolina   Manufacturing and distribution                    139,000     Owned
Rocky Mount, North Carolina   Manufacturing and distribution
                                                                                 78,000    Leased
Chicago, Illinois             Manufacturing and distribution                    121,000     Owned
New York, New York            Principal sales office and showroom
                                                                                 12,500    Leased
Monroe, North Carolina        Manufacturing and distribution
                                                                                288,000    Leased
Goodlettsville, Tennessee     Warehouse and distribution
                                                                                158,000    Leased
Lebanon, Tennessee            Warehouse and distribution
                                                                                 53,000    Leased
Lebanon, Tennessee            Manufacturing                                     175,000     Owned
Toronto, Ontario, Canada      Manufacturing and distribution
                                                                                 99,000    Leased
Toronto, Ontario, Canada      Manufacturing and distribution
                                                                                 60,000    Leased
Swannanoa, North Carolina     Manufacturing, distribution, warehouse, and
                                office                                        1,425,000     Owned
Swannanoa, North Carolina     Outlet Store                                        5,000     Owned
Asheville, North Carolina     Warehouse
                                                                                177,000    Leased
Asheville, North Carolina     Warehouse
                                                                                254,000    Leased
Asheville, North Carolina     Warehouse
                                                                                185,000    Leased
Westminster, South Carolina   Manufacturing, distribution, warehouse, and
                                office                                          652,000     Owned
Westminster, South Carolina   Warehouse
                                                                                 29,000    Leased
Newton, North Carolina        Manufacturing and distribution
                                                                                297,000    Leased
Mauldin, South Carolina       Warehouse and distribution                        746,600     Owned

     Pillowtex also maintains small sales offices for its sales staff in Arkansas, California, Massachusetts, Minnesota, North Carolina, and Washington.

     Pillowtex believes that its facilities are generally well maintained, in good operating condition and adequate for its current needs. Pillowtex will continue to emphasize improvements at these plants, upgrading the physical plant and purchasing additional and newer machinery and equipment.

  Fieldcrest

     The following table summarizes certain information concerning certain of Fieldcrest's principal facilities:

                                                                                 APPROX.     OWNED/
         LOCATION                             PRINCIPAL USE                    SQUARE FEET   LEASED
         --------                             -------------                    -----------   ------
Kannapolis, North Carolina    Offices, manufacturing and warehouse              5,863,041     Owned
Kannapolis, North Carolina    Manufacturing                                       760,939     Owned
Concord, North Carolina       Manufacturing                                       696,963     Owned
Eden, North Carolina          Manufacturing and warehouse                         529,273     Owned
Eden, North Carolina          Warehouse                                           185,214     Owned
Rockwell, North Carolina      Manufacturing                                        98,240     Owned
Salisbury, North Carolina     Manufacturing                                       229,361     Owned
Salisbury, North Carolina     Manufacturing and warehouse                         567,000     Owned
Laurel Hill, North Carolina   Manufacturing and warehouse                         238,072     Owned
Scottsboro, Alabama           Manufacturing and warehouse                         272,800     Owned
Phenix City, Alabama          Manufacturing and warehouse                         678,681     Owned
Columbus, Georgia             Manufacturing and warehouse                         727,246     Owned
New York, New York            Sales office and showroom
                                                                                   64,490    Leased
Allentown, Pennsylvania       Manufacturing and warehouse
                                                                                  315,000    Leased
Fieldale, Virginia            Manufacturing and warehouse                         973,253     Owned

     In addition to the foregoing, Fieldcrest maintains certain warehousing and distribution centers in the states where its manufacturing facilities are located and maintains small sales and marketing offices in seven additional states. Fieldcrest also owns various other properties, both developed and undeveloped, which are unrelated to its manufacturing operations. Certain of these properties were acquired throughout the years for investment or ancillary to specific acquisitions. Some of such properties are currently held for investment by Fieldcrest, some are listed for sale, and some are leased by Fieldcrest to third parties.

     The facilities of Fieldcrest are considered to be generally well maintained, in good operating condition, and adequate for its current needs. Significant capital expenditures for new plants, modernization and improvements have been made in recent years. The plants generally operate on either a three shift basis for a five-day week or a four shift basis for a seven-day week during 50 weeks a year except during periods of curtailment.

LEGAL PROCEEDINGS

  Pillowtex

     Louisville Bedding Company ("Louisville") filed a complaint for patent infringement against Pillowtex in the United States District Court for the Western District of Kentucky, Louisville Division, in 1994. Louisville's complaint alleges that certain of Pillowtex's Adjust-A-Fit(R) mattress pad product lines infringe on certain of Louisville's patents. Louisville's allegations relate both to Pillowtex's current mattress pad product line as well as to certain discontinued product lines sold from 1991 through 1995. Louisville's complaint seeks an injunction against Pillowtex's sale of its current stretch-to-fit mattress pad line, as well as an accounting of profits and unspecified damages relating to both Pillowtex's current and discontinued product lines. In addition, Louisville's complaint seeks trebled damages, interest, costs, and attorneys' fees.

     During April of 1997, Louisville voluntarily dismissed its infringement claims against Pillowtex's current opening price point mattress pad line and, during October of 1997, the district court granted summary judgment for Pillowtex on the issue of infringement with respect to Pillowtex's current premium product. On January 30, 1998, the district court entered an additional order confirming that Pillowtex's current premium price point product did not infringe Louisville's patents as alleged. The Company does not expect the Louisville suit to have any effect on the Company's continued right to market its current line of stretch-to-fit mattress pads. Notwithstanding the foregoing, Louisville continues to allege that the Company's discontinued product lines infringed upon the Louisville patents at the time of their sale and continues to seek an accounting of profits, trebled damages, interest, costs and attorneys' fees with respect to the Company's discontinued mattress pad line. The Company continues to deny Louisville's allegations and is vigorously defending the suit.

  Fieldcrest

     Fieldcrest is involved in various claims and lawsuits incidental to its business; however, the outcome of these suits is not expected to have a material effect on the Company's financial position or results of operations.

COMPETITION

     The home textile industry consists of 15 product categories including area rugs, bath rugs, bath towels, blankets, comforters/bedspreads, curtains/draperies, decorative pillows, down comforters, kitchen textiles, mattress pads, sheets/pillowcases, shower curtains, sleep pillows, table linen, and throws. This industry is highly competitive. The Company competes with a number of established manufacturers, importers, and distributors of home textile furnishings, some of which have greater financial, distribution, and marketing resources. The Company's current competitors consist primarily of domestic suppliers of bed pillows, blankets, mattress pads, down comforters, other bedroom textile furnishings, towels, sheets, and bath rugs.

     The Company competes on the basis of price, quality, brand names, and service. The Company believes that the principal competitive factors affecting its business and the business of the combined operations of Pillowtex and Fieldcrest include its sales and marketing expertise, its ability to create and develop products offering superior performance characteristics, its relationships with customers, and its manufacturing and distribution capabilities.

GOVERNMENT REGULATION

     The Company is subject to various federal, state and local environmental laws and regulations governing the discharge, storage, handling and disposal of various substances, including provisions of the California Health and Safety Code pertaining to air quality management. The Company is also subject to federal and state laws and regulations that require products such as bed pillows and comforters to bear product content labels containing specified information, including their place of origin and fiber content. In addition, the Company's operations are governed by a variety of federal, state, local and foreign laws and regulations relating to worker safety and health, advertising, importing and exporting, and other matters applicable to businesses in general. All laws and regulations are subject to change and the Company cannot predict what effect, if any, changes in laws and regulations might have on its business.

                              DESCRIPTION OF NOTES

GENERAL

     The Series B Notes will be issued pursuant to the Indenture, a copy of which is filed as an exhibit to the Registration Statement of which this Prospectus forms a part. The terms of the Notes include those stated in the Indenture and those made part of the Indenture by reference to the Trust Indenture Act. The Notes are subject to all such terms, and the Holders are referred to the Indenture and the Trust Indenture Act for a statement thereof. The following summary of certain provisions of the Indenture does not purport to be complete and is qualified in its entirety by reference to the Indenture, including the definitions therein of certain terms used below. The form and terms of the Series B Notes will be the same as the form and terms of the Series A Notes except that the Series B Notes will be registered under the Securities Act and hence will not bear legends restricting the transfer thereof. Following consummation of the Exchange Offer, all rights under the Registration Rights Agreement accorded to holders of Series A Notes, including the right to receive Liquidated Damages, to the extent and in the circumstances specified therein, will terminate. As of the date of the Indenture, all of the Company's domestic Subsidiaries will be Restricted Subsidiaries. However, under certain circumstances, the Company will be able to designate current or future Subsidiaries as Unrestricted Subsidiaries. Unrestricted Subsidiaries will not be subject to many of the restrictive covenants set forth in the Indenture. The definitions of certain terms used in the following summary are set forth below under "-- Certain Definitions." All references to the "Company" in this "Description of Notes" are to Pillowtex and not to any of its subsidiaries.

PRINCIPAL, MATURITY AND INTEREST

     The Notes are limited in aggregate principal amount to $185.0 million and will mature on December 15, 2007. Interest on the Notes will accrue at the rate of 9% per annum and will be payable semiannually in arrears on June 15 and December 15, commencing on June 15, 1998, to Holders of record on the immediately preceding June 1 and December 1. Interest on the Notes will accrue from the most recent date to which interest has been paid or, if no interest has been paid, from the date of original issuance. Interest will be computed on the basis of a 360-day year comprised of twelve 30-day months. Principal, premium, if any, and interest and Liquidated Damages (as defined below) on the Notes will be payable at the office or agency of the Company maintained for such purpose within the City and State of New York or, at the option of the Company, payment of interest and Liquidated Damages may be made by check mailed to the Holders of Notes at their respective addresses set forth in the register of Holders of Notes; provided that all payments with respect to Notes that the Holders of which have given wire transfer instructions to the Company will be required to be made by wire transfer of immediately available funds to the accounts specified by the Holders thereof. Until otherwise designated by the Company, the Company's office or agency in New York will be the office of the Trustee maintained for such purpose. The Notes will be issued in denominations of $1,000 and integral multiples thereof.

RANKING AND SUBORDINATION

     The Series A Notes are, and the Series B Notes will be, general unsecured obligations of the Company, ranking senior to all existing and future subordinated indebtedness of the Company, pari passu in right of payment with the 10% Senior Subordinated Notes; and subordinated in right of payment to all existing and future Senior Indebtedness of the Company. The payment of principal of, premium, if any, and interest and Liquidated Damages, if any, on the Notes will be subordinated in right of payment, as set forth in the Indenture, to the prior payment in full of all Senior Indebtedness, whether outstanding on the date of the Indenture or thereafter incurred.

     Upon any distribution to creditors of the Company in a liquidation or dissolution of the Company or in a bankruptcy, reorganization, insolvency, receivership or similar proceeding relating to the Company or its property, an assignment for the benefit of creditors or any marshaling of the Company's assets and liabilities, the holders of Senior Indebtedness will be entitled to receive payment in full of all obligations due in respect of such Senior Indebtedness (including, in the case of Senior Indebtedness under the New Senior Credit Facilities, interest after the commencement of any such proceeding at the rate specified in the applicable Senior Indebtedness) before the Holders of Notes will be entitled to receive any payment with respect to the Notes, and until all Obligations with respect to Senior Indebtedness are paid in full, any distribution to which the Holders of Notes would be entitled shall be made to the holders of Senior Indebtedness (except that Holders of Notes may receive common equity securities or debt securities that are subordinated at least to the same extent as the Notes to Senior Indebtedness and any securities issued in exchange for Senior Indebtedness (collectively, "Permitted Junior Securities") and payments made from the trust described under "-- Legal Defeasance and Covenant Defeasance").

     The Company also may not make any payment upon or in respect of the Notes (except in Permitted Junior Securities or from the trust described under "-- Legal Defeasance and Covenant Defeasance") if (i) a default in the payment of the principal of, premium, if any, or interest on Designated Senior Indebtedness occurs and is continuing beyond any applicable period of grace or
(ii) any other default occurs and is continuing with respect to Designated Senior Indebtedness that permits holders of the Designated Senior Indebtedness as to which such default relates to accelerate its maturity and the Trustee receives a notice of such default (a "Payment Blockage Notice") from the Company or the holders of any Designated Senior Indebtedness. Payments on the Notes may and shall be resumed (a) in the case of a payment default, upon the date on which such default is cured or waived and (b) in case of a nonpayment default, the earlier of the date on which such nonpayment default is cured or waived or 179 days after the date on which the applicable Payment Blockage Notice is received, unless the maturity of any Designated Senior Indebtedness has been accelerated. No new period of payment blockage may be commenced unless and until
(i) 360 days have elapsed since the effectiveness of the immediately prior Payment Blockage Notice and (ii) all scheduled payments of principal, premium, if any, and interest on the Notes that have come due have been paid in full in cash. No nonpayment default that existed or was continuing on the date of delivery of any Payment Blockage Notice to the Trustee shall be, or be made, the basis for a subsequent Payment Blockage Notice unless such default shall have been waived for a period of not less than 90 days.

     The Indenture further requires that the Company promptly notify holders of Senior Indebtedness if payment of the Notes is accelerated because of an Event of Default.

     As a result of the subordination provisions described above, in the event of a liquidation or insolvency, Holders of Notes may recover less ratably than creditors of the Company who are holders of Senior Indebtedness. On a pro forma basis, after giving effect to the Merger and the Financing Transactions, including the offering of the Series A Notes and the application of the proceeds therefrom, the principal amount of Senior Indebtedness outstanding at September 27, 1997 would have been approximately $420.0 million (excluding $37.8 million in letters of credit). The Indenture limits, subject to certain financial tests, the amount of additional Indebtedness, including Senior Indebtedness, that the Company and its Restricted Subsidiaries may incur. See "Certain
Covenants -- Incurrence of Indebtedness and Issuance of Preferred Stock."

SUBSIDIARY GUARANTEES

     The Company's payment obligations under the Notes are jointly and severally guaranteed by all Restricted Subsidiaries of the Company (collectively, the "Guarantors") other than (x) Receivables Subsidiaries and (y) Restricted Subsidiaries organized outside the United States and which do not guarantee any Indebtedness or other obligations of the Company and its Restricted Subsidiaries. The Guarantees are senior obligations of the Guarantors, pari passu with all other unsubordinated Indebtedness of the Guarantors and senior to all subordinated Indebtedness of the Guarantors. The Guarantee of each Guarantor is subordinated to the prior payment in full of all Guarantor Senior Indebtedness of such Guarantor, which includes the guarantees issued by the Guarantors of the Company's obligations under the New Senior Credit Facilities. The obligations of each Guarantor under its Guarantee are limited so as not to constitute a fraudulent conveyance under applicable law. See "Risk
Factors -- Fraudulent Conveyance Statutes."

     The Indenture provides that no Guarantor may consolidate with or merge with or into (whether or not such Guarantor is the surviving Person), another corporation, Person or entity whether or not affiliated with such Guarantor unless (i) subject to the provisions of the following paragraph, the Person formed by or surviving any such consolidation or merger (if other than such Guarantor) assumes all the obligations of such Guarantor under the Notes and the Indenture pursuant to a supplemental indenture in form and substance reasonably satisfactory to the Trustee, and (ii) immediately after giving effect to such transaction, no Default or Event of Default exists.

     The Indenture provides that (i) upon the release by all holders of Senior Indebtedness and Guarantor Senior Indebtedness of all guarantees issued by a Guarantor relating to such Senior Indebtedness and Guarantor Senior Indebtedness and all Liens on the property and assets of such Guarantor relating to Senior Indebtedness and Guarantor Senior Indebtedness or (ii) in the event of a sale or other disposition of all of the assets of any Guarantor, by way of merger, consolidation or otherwise, or a sale or other disposition of all of the capital stock of any Guarantor, then such Guarantor (in the event of clause (i) above or a sale or other disposition, by way of such a merger, consolidation or otherwise, of all of the capital stock of such Guarantor or the corporation acquiring the property (in the event of a sale or other disposition of all of the assets of such Guarantor) will be released and relieved of any obligations under its Guarantee; provided that the Net Proceeds of any such sale or other disposition described in clause (ii) above are applied in accordance with the applicable provisions of the Indenture. See "-- Repurchase at the Option of Holders -- Asset Sales." In addition, the Indenture provides that, in the event the Company (i) designates a Restricted Subsidiary to be an Unrestricted Subsidiary in accordance with the Indenture or (ii) designates a Subsidiary as a Receivables Subsidiary in accordance with the Indenture, then such newly designated Unrestricted Subsidiary or Receivables Subsidiary, as the case may be, shall be released from its obligations under its Subsidiary Guarantee.

OPTIONAL REDEMPTION

     The Notes will not be redeemable at the Company's option prior to December 15, 2002. Thereafter, the Notes will be subject to redemption at the option of the Company, in whole or in part, upon not less than 30 nor more than 60 days' notice, at the redemption prices (expressed as percentages of principal amount) set forth below plus accrued and unpaid interest and Liquidated Damages thereon to the applicable redemption date, if redeemed during the 12-month period, beginning on December 15 of the years indicated below:

                   YEAR                      PERCENTAGE
                   ----                      ----------
2002.......................................   104.500%
2003.......................................   103.000%
2004.......................................   101.500%
2005.......................................   100.000%

SELECTION AND NOTICE

     If less than all of the Notes are to be redeemed at any time, selection of Notes for redemption will be made by the Trustee in compliance with the requirements of the principal national securities exchange, if any, on which the Notes are listed, or, if the Notes are not so listed, on a pro rata basis, by lot or by such method as the Trustee shall deem fair and appropriate; provided that no Notes of $1,000 or less shall be redeemed in part. Notices of redemption shall be mailed by first class mail at least 30 but not more than 60 days before the redemption date to each Holder of Notes to be redeemed at its registered address. If any Note is to be redeemed in part only, the notice of redemption that relates to such Note shall state the portion of the principal amount thereof to be redeemed. A new Note in principal amount equal to the unredeemed portion thereof will be issued in the name of the Holder thereof upon cancellation of the original Note. On and after the redemption date, interest ceases to accrue on Notes or portions thereof called for redemption if the Company has deposited with the Paying Agent funds in satisfaction of the redemption price pursuant to the Indenture.

MANDATORY REDEMPTION

     Except as set forth below under "-- Repurchase at the Option of Holders," the Company is not required to make mandatory redemption or sinking fund payments with respect to the Notes.

REPURCHASE AT THE OPTION OF HOLDERS

  Change of Control

     Upon the occurrence of a Change of Control, each Holder of Notes will have the right to require the Company to repurchase all or any part (equal to $1,000 or an integral multiple thereof) of such Holder's Notes pursuant to the offer described below (the "Change of Control Offer") at an offer price in cash equal to 101% of the aggregate principal amount thereof plus accrued and unpaid interest, if any, and Liquidated Damages thereon to the date of repurchase (the "Change of Control Payment"). Within ten days following any Change of Control, the Company will mail a notice to each Holder describing the transaction or transactions that constitute the Change of Control and offering to repurchase Notes pursuant to the procedures required by the Indenture and described in such notice. The Company will comply with the requirements of Rule 14e-l under the Exchange Act, and any other securities laws and regulations thereunder to the extent such laws and regulations are applicable in connection with the repurchase of the Notes as a result of a Change of Control.

     On the Change of Control Payment Date, the Company will, to the extent lawful, (i) accept for payment all Notes or portions thereof properly tendered pursuant to the Change of Control Offer, (ii) deposit with the Paying Agent an amount equal to the Change of Control Payment in respect of all Notes or portions thereof so tendered and (iii) deliver or cause to be delivered to the Trustee the Notes so accepted together with an Officers' Certificate stating the aggregate principal amount of Notes or portions thereof being purchased by the Company. The Paying Agent will promptly mail to each Holder of Notes so tendered the Change of

Control Payment for such Notes, and the Trustee will promptly authenticate and mail (or cause to be transferred by book entry) to each Holder a new Note equal in principal amount to any unpurchased portion of the Notes surrendered, if any; provided that each such new Note will be in a principal amount of $1,000 or an integral multiple thereof. The Indenture will provide that, prior to complying with the provisions of this covenant, but in any event within 90 days following a Change of Control, the Company will either repay all outstanding Senior Indebtedness or obtain the requisite consents, if any, under all agreements governing outstanding Senior Indebtedness to permit the repurchase of Notes required by this covenant. The Company will publicly announce the results of the Change of Control Offer on or as soon as practicable after the Change of Control Payment Date.

     The Change of Control provisions described above will be applicable whether or not any other provisions of the Indenture are applicable. Except as described above with respect to a Change of Control, the Indenture does not contain provisions that permit Holders of Notes to require that the Company repurchase or redeem the Notes in the event of a takeover, recapitalization or similar transaction.

     The New Senior Credit Facilities provide that certain change of control events with respect to the Company would constitute a default thereunder. Any future credit agreements or other agreements relating to Senior Indebtedness to which the Company becomes a party may contain similar restrictions and provisions. In the event a Change of Control occurs at a time when the Company is prohibited from repurchasing Notes, the Company could seek the consent of its lenders to the repurchase of Notes or could attempt to refinance the borrowings that contain such prohibition. If the Company does not obtain such a consent or repay such borrowings, the Company will remain prohibited from repurchasing Notes. In such case, the Company's failure to repurchase tendered Notes would constitute an Event of Default under the Indenture which would, in turn, constitute a default under the New Senior Credit Facilities. In such circumstances, the subordination provisions in the Indenture would likely restrict payments to Holders of Notes.

     The definition of Change of Control includes a phrase relating to the sale, lease, transfer, conveyance or other disposition of "all or substantially all" of the assets of the Company and its Subsidiaries taken as a whole. Although there is a developing body of case law interpreting the phrase "substantially all," the phrase varies according to the facts and circumstances of the subject transaction and there is no precise established definition of the phrase under applicable law. Accordingly, the ability of a Holder of Notes to require the Company to repurchase such Notes as a result of a sale, lease, transfer, conveyance or other disposition of less than all of the assets of the Company and its Subsidiaries taken as a whole to another Person or group may be uncertain.

     The Company will not be required to make a Change of Control Offer upon a Change of Control if a third party makes the Change of Control Offer in the manner, at the times and otherwise in compliance with the requirements set forth in the Indenture applicable to a Change of Control Offer made by the Company and purchases all Notes validly tendered and not withdrawn under such Change of Control Offer.

  Asset Sales

     The Indenture provides that the Company will not, and will not permit any of its Restricted Subsidiaries to, consummate an Asset Sale unless (i) the Company (or the Restricted Subsidiary, as the case may be) receives consideration at the time of such Asset Sale at least equal to the fair market value (evidenced by a resolution of the Board of Directors or a committee of the Board of Directors, having at least one Independent director, set forth in an officers' certificate delivered to the Trustee, or by an independent appraisal by an accounting, appraisal or investment banking firm of national standing or, in the case of Investment Assets, an officer's certificate) of the assets or Equity Interests issued or sold or otherwise disposed of and (ii) at least 75% of the consideration therefor (or 50%, in the case of any Investment Assets) received by the Company or such Restricted Subsidiary is in the form of cash; provided that (a) the amount of any liabilities (as shown on the Company's or such Restricted Subsidiary's most recent balance sheet) of the Company or any such Restricted Subsidiary (other than contingent liabilities and liabilities that by their terms are subordinated to the Notes or any guarantee thereof) that are assumed by the transferee of any such assets (pursuant to a customary novation agreement that releases the Company and its Restricted Subsidiaries from all obligations in respect thereof) shall be deemed to be cash for purposes of this provision and (b) any notes or other obligations received by the Company or such Restricted Subsidiary from such transferee in exchange for any such assets that are promptly converted into cash (to the extent of cash received) shall be deemed to be cash for purposes of this provision.

     Within 365 days after the receipt of any Net Proceeds from an Asset Sale, the Company may apply all such Net Proceeds, at its option, (i) to permanently reduce Senior Indebtedness (and correspondingly reduce commitments with respect thereto in the case of any reduction of borrowings under the New Senior Credit Facilities, (ii) to the acquisition of a controlling interest in another business, the making of a capital expenditure or the acquisition of other long-term assets ("Productive Assets"), in each case, in the same or a similar line of business as the Company was engaged in on the date of the Indenture, or
(iii) to reimburse the Company or its Subsidiaries for expenditures made, and costs incurred, to repair, rebuild, replace or restore property subject to loss, damage or taking to the extent that the net proceeds consist of insurance proceeds received on account of such loss, damage or taking. Pending the final application of any such Net Proceeds, the Company may temporarily reduce Senior Indebtedness or otherwise invest such Net Proceeds in any manner that is not prohibited by the Indenture. Any Net Proceeds from Asset Sales that are not applied or invested as provided in the first sentence of this paragraph will be deemed to constitute "Excess Proceeds." When the aggregate amount of Excess Proceeds exceeds $10.0 million, the Company will be required to make an offer to all Holders of Notes and, to the extent required by the terms of any Pari Passu Indebtedness, to all holders of such Pari Passu Indebtedness (an "Asset Sale Offer") to repurchase the maximum principal amount of Notes and any such Pari Passu Indebtedness that may be repurchased out of the Excess Proceeds, at an offer price in cash in an amount equal to 100% of the principal amount thereof plus accrued and unpaid interest and Liquidated Damages thereon, if any, to the date of purchase, in accordance with the procedures set forth in the Indenture or such Pari Passu Indebtedness, as applicable. To the extent that the aggregate amount of Notes and any such Pari Passu Indebtedness tendered pursuant to an Asset Sale Offer is less than the Excess Proceeds, the Company may use any remaining Excess Proceeds for general corporate purposes. If the aggregate principal amount of Notes and any Pari Passu Indebtedness surrendered by Holders thereof exceeds the amount of Excess Proceeds, the Trustee shall select the Notes to be repurchased on a pro rata basis. Upon completion of such offer to repurchase, the amount of Excess Proceeds shall be reset at zero.

     The Company will comply with the requirements of Rule 14e-1 under the Exchange Act and any other securities laws and regulations thereunder to the extent such laws and regulations are applicable in connection with the repurchase of Notes pursuant to an Asset Sale Offer.

     Notwithstanding the foregoing, the Company and its Subsidiaries will be permitted to consummate one or more Asset Sales with respect to assets or properties with an aggregate fair market value not in excess of $10.0 million in the aggregate subsequent to the date of the Indenture without complying with clause (ii) of the first paragraph of this covenant; provided that (x) at least 75% of the consideration for such Asset Sale constitutes either Productive Assets or cash, and (y) any Net Proceeds received by the Company or any of its Restricted Subsidiaries in connection with any Asset Sale permitted to be consummated under this paragraph shall be subject to the provisions of the second paragraph of this covenant.

CERTAIN COVENANTS

  Restricted Payments

     The Indenture provides that the Company will not, and will not permit any of its Restricted Subsidiaries to, directly or indirectly: (i) declare or pay any dividend or make any other payment or distribution on account of the Equity Interests of the Company or any of its Restricted Subsidiaries (including, without limitation, any payment in connection with any merger or consolidation involving the Company or any of its Restricted Subsidiaries) to the direct or indirect holders of the Equity Interests of the Company or any of its Restricted Subsidiaries in their capacity as such (other than dividends or distributions payable in Equity Interests (other than Disqualified Stock) of the Company, dividends or distributions payable to the Company or any Restricted Subsidiary of the Company (other than a Receivables Subsidiary) or dividends or distributions made by a Restricted Subsidiary of the Company (other than a Receivables Subsidiary) to all holders of its common stock on a pro rata basis); (ii) purchase, redeem or otherwise acquire or retire for value any Equity Interests of the Company, any Restricted Subsidiary of the Company or any direct or indirect parent of the Company, (other than any such Equity Interests owned by the Company or any Restricted Subsidiary of the Company (other than a Receivables Subsidiary)); (iii) make any payment on or in respect of, or purchase, redeem, defease or otherwise acquire or retire for value any Indebtedness that is pari passu with or subordinated to the Notes, except at Stated Maturity or (iv) make any Restricted Investment (all such payments and other actions set forth in clauses (i) through (iv) above being collectively referred to as "Restricted Payments"), unless, at the time of and after giving effect to such Restricted Payment:

          (a) no Default or Event of Default shall have occurred and be continuing or would occur as a consequence thereof; and

          (b) the Company would, at the time of such Restricted Payment and after giving pro forma effect thereto as if such Restricted Payment had been made at the beginning of the applicable four quarter period, have been permitted to incur at least $1.00 of additional Indebtedness pursuant to the Fixed Charge Coverage Ratio test set forth in the first paragraph of the covenant described under the caption "-- Incurrence of Indebtedness and Issuance of Preferred Stock"; and

          (c) such Restricted Payment, together with the aggregate of all other Restricted Payments made by the Company and its Subsidiaries after the date of the Indenture (excluding Restricted Payments permitted by clauses (u) and (x) of the next succeeding paragraph), is less than the sum of (i) 50% of the Consolidated Net Income of the Company for the period (taken as one accounting period) commencing on the effective date of the Merger to the end of the Company's most recently ended fiscal quarter for which internal financial statements are available at the time of such Restricted Payment (or, if such Consolidated Net Income for such period is a deficit, less 100% of such deficit), plus (ii) 100% of the aggregate net cash proceeds received by the Company from the issue or sale subsequent to the date of the Indenture of Equity Interests of the Company or of debt securities of the Company that have been converted into such Equity Interests (other than Equity Interests (or convertible debt securities) sold to a Subsidiary of the Company and other than Disqualified Stock or debt securities that have been converted into Disqualified Stock), plus (iii) to the extent that any Restricted Investment that was made after the date of the Indenture is sold for cash or otherwise liquidated or paid for cash, the lesser of (A) the cash return of capital with respect to such Restricted Investment (less the cost of disposition, if any) and (B) the initial amount of such Restricted Investment, plus (iv) $20.0 million.

     The foregoing provisions will not prohibit (v) the payment of any dividend within 60 days after the date of declaration thereof, if at said date of declaration such payment would have complied with the provisions of the Indenture; (w) the making of any Restricted Investment, or the redemption; repurchase, retirement or other acquisition of any Equity Interests of the Company, in exchange for, or out of the proceeds of, the substantially concurrent sale (other than to a Restricted Subsidiary of the Company) of other Equity Interests of the Company (other than any Disqualified Stock); provided that the amount of any such net cash proceeds that are utilized for any such Restricted Investment, redemption, repurchase, retirement or other acquisition shall be excluded from clause (c)(ii) of the preceding paragraph; (x) the defeasance, redemption or repurchase of pari passu or subordinated Indebtedness with the net cash proceeds from an incurrence of Permitted Refinancing Indebtedness or the substantially concurrent sale (other than to a Restricted Subsidiary of the Company) of Equity Interests of the Company (other than Disqualified Stock); provided that the amount of any such net cash proceeds that are utilized for any such redemption, repurchase, retirement or other acquisition shall be excluded from clause (c) (ii) of the preceding paragraph;
(y) the repurchase, redemption or other acquisition or retirement for value of any Equity Interests of the Company or any Restricted Subsidiary of the Company held by any member of the Company's (or any of its Subsidiaries') management pursuant to any management equity subscription agreement or stock option agreement in effect as of the date of the Indenture; provided that (A) the aggregate price paid for all such repurchased, redeemed, acquired or retired Equity Interests shall not exceed $1.0 million in any 12-month period plus the aggregate cash proceeds received by the Company during such 12-month period from any reissuance of Equity Interests by the Company to members of management of the Company and its Restricted Subsidiaries, and (B) no

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

Default or Event of Default shall have occurred and be continuing immediately after such transaction; and (z) so long as no Default or Event of Default shall have occurred and be continuing, ordinary dividends paid by the Company in respect of its Common Stock in an aggregate amount not to exceed $6.0 million since the date of the Indenture.

     The Board of Directors may designate any Restricted Subsidiary to be an Unrestricted Subsidiary if such designation would not cause a Default. For purposes of making such determination, all outstanding Investments by the Company and its Restricted Subsidiaries (except to the extent repaid in cash) in the Subsidiary so designated will be deemed to be Restricted Payments at the time of such designations and will reduce the amount available for Restricted Payments under the first paragraph of this covenant. All such outstanding Investments will be deemed to constitute Investments in an amount equal to the fair market value of such Investments at the time of such designation. Such designation will only be permitted if such Restricted Payment would be permitted at such time and if such Restricted Subsidiary otherwise meets the definition of an Unrestricted Subsidiary.

     The amount of all Restricted Payments (other than cash) shall be the fair market value (evidenced by a resolution of the Board of Directors or a committee of the Board of Directors having at least one Independent director set forth in an Officers' Certificate delivered to the Trustee) on the date of the Restricted Payment of the asset(s) proposed to be transferred by the Company or such Restricted Subsidiary, as the case may be, pursuant to the Restricted Payment. Not later than the date of making any Restricted Payment, the Company shall deliver to the Trustee an Officers' Certificate stating that such Restricted Payment is permitted and setting forth the basis upon which the calculations required by the covenant "-- Restricted Payments" were computed, which calculations may be based upon the Company's latest available financial statements.

     The Indenture provides that the Merger (including the payment of the Merger consideration) does not constitute a Restricted Payment under the Indenture.

  Incurrence of Indebtedness and Issuance of Preferred Stock

     The Indenture provides that the Company will not, and will not permit any of its Subsidiaries to, directly or indirectly, create, incur, issue, assume, guarantee or otherwise become directly or indirectly liable, contingently or otherwise, with respect to (collectively, "incur") any Indebtedness (including Acquired Indebtedness) and that the Company will not issue any Disqualified Stock, and will not permit any of its Subsidiaries to issue any shares of preferred stock; provided, however, that (x) the Company and the Guarantors may incur Indebtedness (including Acquired Indebtedness) and (y) the Company may issue shares of Disqualified Stock, in each case if the Fixed Charge Coverage Ratio for the Company's most recently ended four full fiscal quarters for which internal financial statements are available immediately preceding the date on which such additional Indebtedness is incurred or such Disqualified Stock is issued would have been at least 2.0 to 1.0, determined on a pro forma basis (including a pro forma application of the net proceeds therefrom), as if the additional Indebtedness had been incurred, or the Disqualified Stock had been issued, as the case may be, at the beginning of such four-quarter period.

     The foregoing provisions will not apply to:

          (i) the incurrence by the Company of Indebtedness under the New Senior Credit Facilities (and guarantees thereof by the Guarantors) in an aggregate principal amount at any time outstanding (with letters of credit being deemed to have a principal amount equal to the maximum potential liability of the Company and its Subsidiaries thereunder) not to exceed the greater of (x) $600.0 million and (y) the sum of 80% of Eligible Receivable and 65% of Eligible Inventory, less, in the case of each of clause (x) and clause (y), the aggregate amount of all Net Proceeds of Asset Sales applied to permanently reduce the commitments with respect to such Indebtedness pursuant to the covenant described above under the caption "-- Repurchase at the Option of Holders -- Asset Sales";

          (ii) the incurrence by the Company of Indebtedness represented by the Notes and the incurrence by the Guarantors of Indebtedness represented by the Guarantees;

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

          (iii) the incurrence by the Company or any of its Subsidiaries of Indebtedness represented by Capital Lease Obligations (whether or not incurred pursuant to sale and leaseback transactions), mortgage financing or purchase money obligations, in each case incurred for the purpose of financing all or any part of the purchase price or cost of construction or improvement of property, plant or equipment used in the business of the Company or such Restricted Subsidiary, in an aggregate principal amount not to exceed $15.0 million at any time outstanding;

          (iv) the incurrence by the Company or any of its Subsidiaries of Permitted Refinancing Indebtedness in exchange for, or the net proceeds of which are used to extend, refinance, renew, replace, defease or refund, Existing Indebtedness or Indebtedness that was permitted by the Indenture to be incurred (other than any such Indebtedness incurred pursuant to clause (i), (iii), (v), (vi), (vii) (viii) or (xiii) of this paragraph);

          (v) the incurrence by the Company or any of its Wholly Owned Subsidiaries (other than a Receivables Subsidiary) of intercompany Indebtedness between or among the Company and any of its Wholly Owned Subsidiaries (other than a Receivables Subsidiary); provided, however, that
     (i) if the Company is the obligor on such Indebtedness, such Indebtedness is expressly subordinate to the payment in full of all Obligations with respect to the Notes and (ii)(A) any subsequent issuance or transfer of Equity Interests that results in any such Indebtedness being held by a Person other than the Company or a Wholly Owned Subsidiary (other than a Receivables Subsidiary) and (B) any sale or other transfer of any such Indebtedness to a Person that is not either the Company or a Wholly Owned Subsidiary (other than a Receivables Subsidiary) shall be deemed, in each case, to constitute an incurrence of such Indebtedness by the Company or such Subsidiary, as the case may be;

          (vi) the incurrence by the Company or any Subsidiary of Hedging Obligations that are incurred for the purpose of fixing or hedging interest rate risk that is permitted by the terms of the Indenture to be incurred;

          (vii) the incurrence by the Company of Hedging Obligations under commodity hedging and currency exchange agreements; provided that, such agreements were entered into in the ordinary course of business for the purpose of limiting risks that arise in the ordinary course of business;

          (viii) the incurrence of Indebtedness of a Guarantor represented by guarantees of Indebtedness of the Company that has been incurred in accordance with the terms of the Indenture;

          (ix) the incurrence of Indebtedness by the Company and its Subsidiaries solely in respect of performance bonds, workers' compensation claims, payment obligations in connection with self-insurance and other similar requirements (to the extent that such incurrence does not result in the incurrence of any obligation to repay any obligation relating to borrowed money of others) in the ordinary course of business in accordance with customary industry practices, in amounts and for the purpose customary in the Company's industry;

          (x) Existing Indebtedness;

          (xi) the incurrence of Indebtedness arising from agreements providing for indemnification, adjustment of purchase price or similar obligations, or from guarantees or letters of credit, surety bonds or performance bonds securing any such obligations of the Company or any such Subsidiary pursuant to such agreements, in each case incurred in connection with the disposition of any business, assets or Subsidiary of the Company, other than Guarantees of Indebtedness incurred by any Person acquiring all or any portion of such business, assets or Subsidiary for the purpose of financing such acquisition, provided that none of the foregoing results in Indebtedness required to be reflected as indebtedness on the balance sheet of the Company or any such Subsidiary in accordance with GAAP and the maximum aggregate liability in respect of all such Indebtedness shall at no time exceed 100% of the gross proceeds actually received by the Company and its Subsidiaries in connection with such disposition;

          (xii) the incurrence of Indebtedness by a Receivables Subsidiary that is not recourse to the Company or to any other Subsidiary of the Company (other than Standard Securitization Undertakings) incurred in connection with a Qualified Receivables Transaction;

          (xiii) the incurrence by the Company of Indebtedness (in addition to Indebtedness permitted by any other clause of this paragraph) in an aggregate principal amount (or accreted value, as applicable) at any time outstanding not to exceed $20.0 million; and

          (xiv) the incurrence by the Company's Unrestricted Subsidiaries of Non-Recourse Debt, provided, however, that if any such Indebtedness ceases to be Non-Recourse Debt of an Unrestricted Subsidiary, such event shall be deemed to constitute an incurrence of Indebtedness by a Restricted Subsidiary of the Company that was not permitted by this clause (xiv).

  Liens

     The Indenture provides that the Company will not, and will not permit any of its Restricted Subsidiaries to, directly or indirectly, create, incur, assume or suffer to exist any Lien securing Indebtedness on any asset now owned or hereafter acquired, or any income or profits therefrom or assign or convey any right to receive income therefrom, except Permitted Liens, unless all payments due under the Indenture and the Notes are secured on an equal and ratable basis with the Indebtedness so secured until such time as such is no longer secured by a Lien; provided that if such Indebtedness is by its terms expressly subordinated to the Notes or any Guarantee, the Lien securing such Indebtedness shall be subordinate and junior to the Lien securing the Notes and the Guarantees with the same relative priority as such subordinate or junior Indebtedness shall have with respect to the Notes and the Guarantees.

  Dividend and Other Payment Restrictions Affecting Restricted Subsidiaries

     The Indenture provides that the Company will not, and will not permit any of its Restricted Subsidiaries to, directly or indirectly, create or otherwise cause or suffer to exist or become effective any encumbrance or restriction on the ability of any Restricted Subsidiary to (i)(a) pay dividends or make any other distributions to the Company or any of its Restricted Subsidiaries (1) on its Capital Stock or (2) with respect to any other interest or participation in, or measured by, its profits, or (b) pay any Indebtedness owed to the Company or any of its Restricted Subsidiaries, (ii) make loans or advances to the Company or any of its Restricted Subsidiaries or (iii) transfer any of its properties or assets to the Company or any of its Restricted Subsidiaries. The foregoing shall not apply to encumbrances or restrictions existing under or by reason of (a) applicable law, (b) any instrument governing Indebtedness or Capital Stock of a Person acquired by the Company or any of its Restricted Subsidiaries as in effect at the time of such acquisition (except to the extent such Indebtedness was incurred in connection with or in contemplation of such acquisition), which encumbrance or restriction is not applicable to any Person, or the properties or assets of any Person, other than the Person, or the property or assets of the Person, so acquired, (c) customary non-assignment provisions in leases entered into in the ordinary course of business and consistent with past practices, (d) purchase money obligations for property acquired in the ordinary course of business that impose restrictions of the nature described in clause (iii) above on the property so acquired, or (e) Permitted Refinancing Indebtedness, provided that the restrictions contained in the agreements governing such Permitted Refinancing Indebtedness are no more restrictive than those contained in the agreements governing the Indebtedness being refinanced or (f) any Purchase Money Note, or other Indebtedness or contractual requirements of a Receivables Subsidiary, in each case, incurred in connection with a Qualified Receivables Transaction, provided that such restrictions apply only to such Receivables Subsidiary.

  Merger, Consolidation, or Sale of Assets

     The Indenture provides that the Company may not consolidate or merge with or into (whether or not the Company is the surviving corporation), or sell, assign, transfer, lease, convey or otherwise dispose of all or substantially all of its properties or assets in one or more related transactions, to another corporation, Person or entity unless (i) the Company is the surviving corporation or the entity or the Person formed by or surviving any such consolidation or merger (if other than the Company) or to which such sale, assignment, transfer, lease, conveyance or other disposition shall have been made is a corporation organized or existing under the laws of the United States, any state thereof or the District of Columbia; (ii) the entity or Person formed by or surviving any such consolidation or merger (if other than the Company) or the entity or Person to which such sale, assignment, transfer, lease, conveyance or other disposition shall have been made assumes all the obligations of the Company under the Notes and the Indenture pursuant to a supplemental indenture in a form reasonably satisfactory to the Trustee; (iii) immediately after such transaction no Default or Event of Default exists; and
(iv) except in the case of a merger of the Company with or into a Wholly Owned Subsidiary of the Company (other than a Receivables Subsidiary), the Company or the entity or Person formed by or surviving any such consolidation or merger (if other than the Company), or to which such sale, assignment, transfer, lease, conveyance or other disposition shall have been made (A) will have Consolidated Net Worth immediately after the transaction equal to or greater than 95% of the Consolidated Net Worth of the Company immediately preceding the transaction and
(B) will, at the time of such transaction and after giving pro forma effect thereto as if such transaction had occurred at the beginning of the applicable four-quarter period, be permitted to incur at least $1.00 of additional Indebtedness pursuant to the Fixed Charge Coverage Ratio test set forth in the first paragraph of the covenant described above under the caption "-- Incurrence of Indebtedness and Issuance of Preferred Stock."

  Transactions with Affiliates

     The Indenture provides that the Company will not, and will not permit any of its Restricted Subsidiaries to, make any payment to, or sell, lease, transfer or otherwise dispose of any of its properties or assets to, or purchase any property or assets from, or enter into or make or amend any contract, agreement, understanding, loan, advance or guarantee with, or for the benefit of, any Affiliate (each of the foregoing, an "Affiliate Transaction"), unless (i) such Affiliate Transaction is on terms that are no less favorable to the Company or the relevant Restricted Subsidiary than those that would have been obtained in a comparable transaction by the Company or such Restricted Subsidiary with an unrelated Person, (ii) with respect to any Affiliate Transaction or series of related Affiliate Transactions involving aggregate consideration in excess of $2.0 million the Company delivers to the Trustee, a resolution of the Board of Directors set forth in an Officers' Certificate certifying that such Affiliate Transaction complies with clause (i) above and that such Affiliate Transaction has been approved by a majority of the disinterested members of the Board of Directors and (iii) with respect to any Affiliate Transaction or series of related Affiliate Transactions involving aggregate consideration in excess of $5.0 million, the Company delivers to the Trustee, an opinion as to the fairness to the Holders of Notes of such Affiliate Transaction from a financial point of view issued by an accounting, appraisal or investment banking firm of national standing; provided that (v) any issuance of securities, or other payments, awards or grants in cash, securities or otherwise pursuant to, or the funding of, employment arrangements, stock options and stock ownership plans approved by the Board of Directors or the payment of fees and indemnities to directors of the Company and its Restricted Subsidiaries in the ordinary course of business and consistent with the past practice of the Company or such Restricted Subsidiary, (w) loans or advances to employees in the ordinary course of business, (x) transactions between or among the Company and/or its Restricted Subsidiaries (other than a Receivables Subsidiary) or between Restricted Subsidiaries (other than Receivables Subsidiaries), (y) Restricted Payments (other than Investments) that are permitted by the provisions of the Indenture described above under the caption "-- Restricted Payments," and (z) sales or other transfers or dispositions of accounts receivable and other related assets customarily transferred in an asset securitization transaction involving accounts receivable to a Receivables Subsidiary in a Qualified Receivables Transaction, in each case, shall not be deemed Affiliate Transactions.

  Guarantees of Certain Indebtedness

     The Indenture provides that (i) the Company will not permit any of its Subsidiaries that is not a Guarantor to incur, guarantee or secure through the granting of Liens the payment of any Senior Indebtedness and (ii) the Company will not and will not permit any of its Subsidiaries to pledge any intercompany notes representing obligations of any of its Subsidiaries, to secure the payment of any Senior Indebtedness, in each case unless such Subsidiary, the Company and the Trustee execute and deliver a supplemental indenture
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

evidencing such Subsidiary's Guarantee (providing for the unconditional guarantee by such Subsidiary, on a senior subordinated basis, of the Notes).

  Limitation on Layering

     The Indenture provides that (i) the Company will not incur, create, issue, assume, guarantee or otherwise become liable for any Indebtedness that is subordinate or junior in right of payment to any Indebtedness of the Company and senior in any respect in right of payment to the Notes, and (ii) no Guarantor will incur, create, issue, assume, guarantee or otherwise become liable for any Indebtedness of such Guarantor that is subordinate or junior in right of payment to any Indebtedness of such Guarantor and senior in any respect in right of payment to the Guarantee of such Guarantor.

  Payments for Consent

     The Indenture provides that neither the Company nor any of its Subsidiaries will, directly or indirectly, pay or cause to be paid any consideration, whether by way of interest, fee or otherwise, to any Holder of any Notes for or as an inducement to any consent, waiver or amendment of any of the terms or provisions of the Indenture or the Notes unless such consideration is offered to be paid or is paid to all Holders of the Notes that consent, waive or agree to amend in the time frame set forth in the solicitation documents relating to such consent, waiver or agreement.

  Reports

     The Indenture provides that, whether or not required by the rules and regulations of the Commission, so long as any Notes are outstanding, the Company will furnish to Holders of Notes (i) all quarterly and annual financial information that would be required to be contained in a filing with the Commission on Forms 10-Q and 10-K under the Exchange Act if the Company were required to file such Forms, including a "Management's Discussion and Analysis of Financial Condition and Results of Operations" that describes the financial condition and results of operations of the Company and its consolidated Subsidiaries (showing in reasonable detail, either on the face of the financial statements or in the footnotes thereto and in Management's Discussion and Analysis of Financial Condition and Results of Operations, the financial condition and results of operations of the Company and its Restricted Subsidiaries separate from the financial condition and results of operation of the Unrestricted Subsidiaries of the Company) and, with respect to the annual information only, a report thereon by the Company's certified independent accountants and (ii) all current reports that would be required to be filed with the Commission on Form 8-K if the Company were required to file such reports. In addition, whether or not required by the rules and regulations of the Commission, the Company will file a copy of all such information and reports with the Commission for public availability and make such information available to securities analysts and prospective investors upon request. In addition, the Company and the Guarantors have agreed that, for so long as any Notes remain outstanding, they will furnish to the Holders and to securities analysts and prospective investors, upon their request, the information required to be delivered pursuant to Rule 144A(d)(4) under the Securities Act.

  Events of Default and Remedies

     The Indenture provides that each of the following constitutes an Event of
Default: (i) default for 30 days in the payment when due of interest on, or Liquidated Damages with respect to, the Notes (whether or not prohibited by the subordination provisions of the Indenture); (ii) default in payment when due of the principal of or premium, if any, on the Notes (whether or not prohibited by the subordination provisions of the Indenture); (iii) failure by the Company to comply with the provisions described under the captions "Repurchase at the Option of Holders -- Change of Control," "-- Repurchase at the Option of
Holders -- Asset Sales," "--Restricted Payments," "-- Incurrence of Indebtedness and Issuance of Preferred Stock" or "Special Redemption"; (iv) failure by the Company for 60 days after notice to comply with any of its other agreements in the Indenture or the Notes; (v) default under any mortgage, indenture or instrument under which there may be issued or by which there may be secured or evidenced any Indebtedness for money borrowed by the Company or any of its Restricted Subsidiaries (or the payment of which is guaranteed by the
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

Company or any of its Restricted Subsidiaries) whether such Indebtedness or guarantee now exists, or is created after the date of the Indenture, which default (a) is caused by a failure to pay principal of or premium, if any, or interest on such Indebtedness at its final stated maturity or (b) results in the acceleration of such Indebtedness prior to its maturity and, in each case, the principal amount of which Indebtedness, together with the principal amount of any other such Indebtedness described in clauses (a) and (b) above, aggregates $10.0 million or more; (vi) failure by the Company or any of its Subsidiaries to pay final judgments aggregating in excess of $10.0 million, which judgments are not paid, discharged or stayed for a period of 60 days; (vii) certain events of bankruptcy or insolvency with respect to the Company or any of its Significant Subsidiaries; or (viii) the Guarantee of any Guarantor is held in judicial proceedings to be unenforceable or invalid or ceases for any reason to be in full force and effect (other than in accordance with the terms of the Indenture) or any Guarantor or any Person acting on behalf of any Guarantor denies or disaffirms such Guarantor's obligations under its Guarantee (other than by reason of a release of such Guarantor from its Guarantee in accordance with the terms of the Indenture.

     If any Event of Default occurs and is continuing, the Trustee or the Holders of at least 25% in principal amount of the then outstanding Notes may declare all the Notes to be due and payable immediately; provided, however, that if any Senior Indebtedness is outstanding under the New Senior Credit Facilities, upon a declaration of acceleration, the Notes shall be payable upon the earlier of (x) the day which is five Business Days after the provision to the Company and the agent under the New Credit Senior Facilities of written notice of such declaration and (y) the date of acceleration of any Indebtedness under the New Senior Credit Facilities. Notwithstanding the foregoing, in the case of an Event of Default arising from certain events of bankruptcy or insolvency, with respect to the Company, any Significant Subsidiary or any group of Subsidiaries that, taken together, would constitute a Significant Subsidiary, all outstanding Notes will become due and payable without further action or notice. Holders of Notes may not enforce the Indenture or the Notes except as provided in the Indenture. Subject to certain limitations, Holders of a majority in principal amount of the then outstanding Notes may direct the Trustee in its exercise of any trust or power. The Trustee may withhold from Holders of Notes notice of any continuing Default or Event of Default (except a Default or Event of Default relating to the payment of principal or interest) if it determines that withholding notice is in their interest.

     In the case of any Event of Default occurring by reason of any willful action (or inaction) taken (or not taken) by or on behalf of the Company with the intention of avoiding payment of the premium that the Company would have had to pay if the Company then had elected to redeem the Notes pursuant to the optional redemption provisions of the Indenture, an equivalent premium shall also become and be immediately due and payable to the extent permitted by law upon the acceleration of the Notes. If an Event of Default occurs prior to December 15, 2002, by reason of any willful action (or inaction) taken (or not taken) by or on behalf of the Company with the intention of avoiding the prohibition on redemption of the Notes prior to December 15, 2002, then the premium specified in the Indenture shall also become immediately due and payable to the extent permitted by law upon the acceleration of the Notes.

     The Holders of a majority in aggregate principal amount of the Notes then outstanding by notice to the Trustee may on behalf of the Holders of all of the Notes waive any existing Default or Event of Default and its consequences under the Indenture except a continuing Default or Event of Default in the payment of interest on, or the principal of, the Notes.

     The Company is required to deliver to the Trustee annually a statement regarding compliance with the Indenture, and the Company is required upon becoming aware of any Default or Event of Default, to deliver to the Trustee a statement specifying such Default or Event of Default.

NO PERSONAL LIABILITY OF DIRECTORS, OFFICERS, EMPLOYEES AND SHAREHOLDERS

     No director, officer, employee, incorporator or shareholder of the Company or any Guarantor, as such, shall have any liability for any obligations of the Company or any Guarantor under the Notes, the Guarantees, the Indenture or for any claim based on, in respect of, or by reason of, such obligations or their creation. Each Holder of Notes by accepting a Note waives and releases all such liability. The waiver and release are part of

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

the consideration for issuance of the Notes. Such waiver may not be effective to waive liabilities under the federal securities laws, and it is the view of the Commission that such a waiver is against public policy.

LEGAL DEFEASANCE AND COVENANT DEFEASANCE

     The Company may, at its option and at any time, elect to have all of the obligations of the Company and the Guarantors discharged with respect to the outstanding Notes ("Legal Defeasance") except for (i) the rights of Holders of outstanding Notes to receive payments in respect of the principal of, premium, if any, and accrued and unpaid interest and Liquidated Damages on such Notes when such payments are due from the trust referred to below, (ii) the Company's obligations with respect to the Notes concerning issuing temporary Notes, registration of Notes, mutilated, destroyed, lost or stolen Notes and the maintenance of an office or agency for payment and money for security payments held in trust, (iii) the rights, powers, trusts, duties and immunities of the Trustee, and the Company's obligations in connection therewith and (iv) the Legal Defeasance provisions of the indenture. In addition, the Company may, at its option and at any time, elect to have the obligations of the Company released with respect to certain covenants that are described in the Indenture ("Covenant Defeasance") and thereafter any omission to comply with such obligations shall not constitute a Default or Event of Default with respect to the Notes. In the event Covenant Defeasance occurs, certain events (not including non-payment, bankruptcy, receivership, rehabilitation and insolvency events) described under "Events of Default" will no longer constitute an Event of Default with respect to the Notes.

     In order to exercise either Legal Defeasance or Covenant Defeasance, (i) the Company must irrevocably deposit with the Trustee, in trust, for the benefit of the Holders of Notes, cash in United States dollars, non-callable Government Securities, or a combination thereof, in such amounts as will be sufficient, in the opinion of a nationally recognized firm of independent public accountants, to pay the principal of, premium, if any, and accrued and unpaid interest and Liquidated Damages on the outstanding Notes on the stated maturity or on the applicable redemption date, as the case may be, and the Company must specify whether the Notes are being defeased to maturity or to a particular redemption date; (ii) in the case of Legal Defeasance, the Company shall have delivered to the Trustee an opinion of counsel in the United States reasonably acceptable to the Trustee confirming that (a) the Company has received from, or there has been published by, the Internal Revenue Service a ruling or (b) since the date of the Indenture, there has been a change in the applicable federal income tax law, in either case to the effect that, and based thereon such opinion of counsel shall confirm that, the Holders of the outstanding Notes will not recognize income, gain or loss for federal income tax purposes as a result of such Legal Defeasance and will be subject to federal income tax on the same amounts, in the same manner and at the same times as would have been the case if such Legal Defeasance had not occurred; (iii) in the case of Covenant Defeasance, the Company shall have delivered to the Trustee an opinion of counsel in the United States reasonably acceptable to the Trustee confirming "that the Holders of the outstanding Notes will not recognize income, gain or loss for federal income tax purposes as a result of such Covenant Defeasance and will be subject to federal income tax on the same amounts, in the same manner and at the same times as would have been the case if such Covenant Defeasance had not occurred; (iv) no Default or Event of Default shall have occurred and be continuing on the date of such deposit (other than a Default or Event of Default resulting from the borrowing of funds to be applied to such deposit) or insofar as Events of Default from bankruptcy or insolvency events are concerned, at any time in the period ending on the 91st day after the date of deposit; (v) such Legal Defeasance or Covenant Defeasance will not result in a breach or violation of, or constitute a default under any material agreement or instrument (other than the Indenture) to which the Company or any of its Subsidiaries is a party or by which the Company or any of its Subsidiaries is bound; (vi) the Company must have delivered to the Trustee an opinion of counsel to the effect that after the 91st day following the deposit, the trust funds will not be subject to the effect of any applicable bankruptcy, insolvency, reorganization or similar laws affecting creditors' rights generally; (vii) the Company must deliver to the, Trustee an Officers' Certificate stating that the deposit was not made by the Company with the intent of preferring the Holders of Notes over the other creditors of the Company or any Guarantor with the intent of defeating, hindering, delaying or defrauding creditors, any Guarantor of the Company or others; and (viii) the Company must deliver to the Trustee an Officers' Certificate and an opinion of counsel, each stating that all conditions precedent provided for relating to the Legal Defeasance or the Covenant Defeasance have been complied with.
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

SATISFACTION AND DISCHARGE

     The Indenture will be discharged and will cease to be of further effect as to all Notes issued thereunder when (i) either (a) all such Notes theretofore authenticated and delivered (except lost, stolen or destroyed Notes which have been replaced or paid and Notes for which payment money has theretofore been deposited in trust and thereafter repaid to the Company) have been delivered to the Trustee for cancellation; or (b) all such Notes not theretofore delivered to such Trustee for cancellation have become due and payable by reason of the making of a notice of redemption or otherwise or will become due and payable within one year and the Company has irrevocably deposited or caused to be deposited with such Trustee as trust funds in trust solely for the benefit of the Holders, cash in United States dollars, non-callable Government Securities, or a combination thereof, in such amounts as will be sufficient without consideration of any reinvestment of interest, to pay and discharge the entire indebtedness on such Notes not theretofore delivered to the Trustee for cancellation for principal, premium, if any, and accrued interest to the date of maturity or redemption; (ii) no Default or Event of Default with respect to the Indenture or the Notes shall have occurred and be continuing on the date of such deposit or shall occur as a result of such deposit and such deposit will not result in a breach or violation of, or constitute a default under, any other instrument to which the Company is a party or by which the Company is bound;
(iii) the Company has paid or caused to be paid all sums payable by it under such Indenture; and (iv) the Company has delivered irrevocable instructions to the Trustee under such Indenture to apply the deposited money toward the payment of such Notes at maturity or the redemption date, as the case may be. In addition, the Company must deliver an Officers' Certificate and an opinion of counsel to the Trustee stating that all conditions precedent to satisfaction and discharge have been satisfied.

AMENDMENT, SUPPLEMENT AND WAIVER

     Except as provided in the next succeeding paragraphs, the Indenture, the Guarantees or the Notes may be amended or supplemented with the consent of the Holders of at least a majority in aggregate principal amount of the Notes then outstanding (including, without limitation, consents obtained in connection with a purchase of, or tender offer or exchange offer for, Notes), and any existing default or compliance with any provision of the Indenture, the Guarantees or the Notes may be waived with the consent of the Holders of a majority in aggregate principal amount of the then outstanding Notes (including consents obtained in connection with a purchase of, or a tender offer or exchange offer for, Notes).

     Without the consent of each Holder affected, an amendment, supplement or waiver may not (with respect to any Notes held by a non-consenting Holder): (i) reduce the principal amount of Notes whose Holders must consent to an amendment, supplement or waiver, (ii) reduce the principal of or change the fixed maturity of any Note or alter the provisions with respect to the redemption or repurchase of the Notes (other than provisions relating to the covenant described above under the caption -- Repurchase at the Option of Holders"), (iii) reduce the rate of or change the time for payment of interest on any Note, (iv) waive a Default or Event of Default in the payment of principal of or premium, if any, or interest on the Notes (except a rescission of acceleration of the Notes by the Holders of at least a majority in aggregate principal amount of the Notes and a waiver of the payment default that resulted from such acceleration), (v) make any Note payable in money other than that stated in the Notes, (vi) make any change in the provisions of the Indenture relating to waivers of past Defaults or the rights of Holders of Notes to receive payments of principal of or premium, if any, or interest on the Notes, (vii) waive a redemption payment with respect to any Note (other than a payment required by one of the covenants described above under the caption "-- Repurchase at the Option of Holders"
(viii) release any Guarantor from any of its obligations under its Guarantee or the Indenture, except in accordance with the terms of the Indenture, (ix) make any change to the provisions of the Indenture described under "Special Redemption" above, or (x) make any change in the foregoing amendment and waiver provisions. In addition, any amendment to the provisions of Article 10 of the Indenture (which relate to subordination) or the related definitions will require the consent of the Holders of at least 75% in aggregate principal amount of the Notes then outstanding if such amendment would adversely affect the rights of Holders of Notes.

     Notwithstanding the foregoing, without the consent of any Holder of Notes, the Company, the Guarantors and the Trustee may amend or supplement the Indenture, the Guarantees or the Notes to cure any
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

ambiguity, defect or inconsistency, to provide for uncertificated Notes in addition to or in place of certificated Notes, to provide for the assumption of the Company's or a Guarantor's obligations to Holders of Notes in the case of a merger or consolidation, to make any change that would provide any additional rights or benefits to the Holders of Notes or that does not adversely affect the legal rights under the Indenture of any such Holder, or to comply with requirements of the Commission in order to effect or maintain the location of the Indenture under the Trust Indenture Act.

CONCERNING THE TRUSTEE

     The Indenture contains certain limitations on the rights of the Trustee, should it become a creditor of the Company, to obtain payment of claims in certain cases, or to realize on certain property received in respect of any such claim as security or otherwise. The Trustee will be permitted to engage in other transactions; however, if it acquires any conflicting interest it must eliminate such conflict within 90 days, apply to the Commission for permission to continue or resign.

     The Holders of a majority in aggregate principal amount of the then outstanding Notes will have the right to direct the time, method and place of conducting any proceeding for exercising any remedy available to the Trustee), subject to certain exceptions. The Indenture provides that in case an Event of Default shall occur (which shall not be cured), the Trustee will be required, in the exercise of its power, to use the degree of care of a prudent man in the conduct of his own affairs. Subject to such provisions, the Trustee will be under no obligation to exercise any of its rights or powers under the Indenture at the request of any Holder of Notes, unless such Holder shall have offered to the Trustee security and indemnity satisfactory to it against any loss, liability or expense.

BOOK-ENTRY, DELIVERY AND FORM

     The Series A Notes were offered and sold (i) to qualified institutional buyers in reliance on Rule 144A under the Securities Act ("Rule 144A Notes"),
(ii) to institutional "accredited investors" as defined in Rule 501(a)(1), (2),
(3) or (7) under the Securities Act ("Accredited Investor Notes") and (iii) in offshore transactions in reliance on Regulation S under the Securities Act ("Regulation S Notes") and in each case are represented by a separate note in registered, global form (collectively, the "Series A Global Notes").

     The Series B Notes will initially be issued in the form of one global certificate (the "Series B Global Note" and collectively with the Series A Global Notes, the "Global Notes"). The Series B Global Note will be deposited on the date of the consummation of the Exchange Offer (the "Exchange Offer Closing Date") with or on behalf of DTC and registered in the name of DTC or its nominee.

     The Company understands that DTC is a limited purpose trust company organized under the laws of the State of New York, a "banking organization" within the meaning of New York Banking Law, a member of the Federal Reserve System, a "clearing corporation" within the meaning of the Uniform Commercial Code, and a "Clearing Agency" registered pursuant to the provisions of Section 17A of the Exchange Act. DTC was created to hold securities for its participants and facilitate the clearance and settlement of securities transactions between participants through electronic book-entry changes in accounts of its participants, thereby eliminating the need for physical movement of certificates. Participants include securities brokers and dealers, banks, trust companies, and clearing corporations and may include certain other organizations. Indirect access to the DTC system is available to others such as banks, brokers, dealers, and trust companies that clear through or maintain a custodial relationship with a participant, either directly or indirectly ("indirect participants").

     So long as DTC, or its nominee, is the registered owner or holder of the Series B Global Note, DTC or such nominee, as the case may be, will be considered the sole owner or holder of the Notes represented by such Series B Global Note for all purposes under the Indenture. The Company understands that pursuant to procedures established by DTC (i) upon deposit of the Series B Global Note in amounts proportionate to the respective beneficial interests in the principal amount of the Series B Global Note and (ii) ownership of the Series B Notes evidenced by the Series B Global Note will be shown on, and the transfer of ownership thereof will be effected only through, records maintained by DTC (with respect to the interests of DTC's
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

participants), DTC's participants and DTC's indirect participants. No beneficial owner of an interest in the Series B Global Note will be able to transfer that interest except in accordance with DTC's applicable procedures, in addition to those provided for under the Indenture.

     Payments made with respect to the Series B Global Note will be made to DTC or its nominee, as the case may be, as the registered owner thereof. The Company will have no responsibility or liability for any aspect of the records relating to or payments made on account of beneficial ownership interests in the Series B Global Note or for maintaining, supervising, or reviewing any records relating to such beneficial ownership interests.

     The Company expects that DTC or its nominee, upon receipt of any payments made with respect to the Series B Global Note, will credit participants' accounts with payments in amounts proportionate to their respective beneficial interests in the amount of such Series B Global Note as shown on the records of DTC or its nominee. The Company also expects that payments by participants to owners of beneficial interests in such Series B Global Note held through such participants will be governed by standing instructions and customary practices, as is now the case with securities held for the accounts of customers registered in the names of nominees for such customers. Such payments will be the responsibility of such participants.

     Transfers between participants in DTC will be effected in the ordinary way in accordance with DTC rules and will be settled in same-day funds.

     Although DTC is expected to follow the foregoing procedures in order to facilitate transfers of interests in the Series B Global Note among participants of DTC, it is under no obligation to perform or continue to perform such procedures, and such procedures may be discontinued at any time. The Company will have no responsibility for the performance by DTC or its respective participants or indirect participants of its respective obligations under the rules and procedures governing their operations.

CERTIFICATED NOTES

     Subject to certain conditions contained in the Indenture, any person having a beneficial interest in the Global Notes may, upon request to the Trustee, exchange such beneficial interest for Series B Notes in registered certificated form ("Certificated Notes"). Upon any such issuance, the Trustee is required to register such Certificated Notes in the name of, and cause the same to be delivered to, such person or persons (or the nominee of any thereof). In addition, if (i) the Company notifies the Trustee in writing that DTC is no longer willing or able to act as a depositary and the Company is unable to locate a qualified successor within 90 days or (ii) the Company, at its option, notifies the Trustee in writing that it elects to cause the issuance of Series B Notes in the form of Certificated Notes under the Indenture, then, upon surrender by the Global Note Holder of the Global Notes, Series B Notes in such form will be issued to each person that the Global Note Holder and the DTC identify as being the beneficial owner of the related Series A Notes.

     Neither the Company nor the Trustee will be liable for any delay by the Global Note Holder or the DTC in identifying the beneficial owners of the Notes and the Company and the Trustee may conclusively rely on, and will be protected in relying on, instructions from the Global Note Holder or the DTC for all purposes.

SAME DAY SETTLEMENT AND PAYMENT

     The Indenture requires that payments in respect of the Notes represented by the Global Notes (including principal, premium, if any, interest and Liquidated Damages, if any) be made by wire transfer of immediately available funds to the accounts specified by the Global Note Holder. With respect to Notes in certificated form, the Company will make all payments of principal, premium, if any, interest and Liquidated Damages, if any, by wire transfer of immediately available funds to the accounts specified by the Holders thereof or, if no such account is specified, by mailing a check to each such holder's registered address. The Notes represented by the Global Notes are expected to trade in the DTC's Same-Day Funds Settlement System and any permitted secondary market trading activity in such Notes will, therefore, be required by the DTC to be settled in immediately available funds. The Company expects that secondary trading in any certificated Notes will also be settled in immediately available funds.

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

     Because of time zone differences, the securities account of a Euroclear System ("Euroclear") or Cedel Bank societe anonyme ("Cedel") participant purchasing an interest in a Global Note from a Participant in DTC will be credited, and any such crediting will be reported to the relevant Euroclear or Cedel participant, during the securities settlement processing day (which must be a business day for Euroclear and Cedel) immediately following the settlement date of DTC. DTC has advised the Company that cash received in Euroclear or Cedel as a result of sales of interests in a Global Note by or through a Euroclear or Cedel participant to a Participant in DTC will be received with value on the settlement date of DTC but will be available in the relevant Euroclear or Cedel cash account only as of the business day for Euroclear or Cedel following DTC's settlement date.

REGISTRATION RIGHTS; LIQUIDATED DAMAGES

     The Holders of the Series B Notes are not entitled to any registration rights with respect to the Series B Notes. The Company, the Guarantors, and the Initial Purchasers have entered into the Registration Rights Agreement dated as of December 18, 1997. Pursuant to the Registration Rights Agreement, the Company agreed to file with the Commission the Exchange Offer Registration Statement on the appropriate form under the Securities Act with respect to the Series B Notes. The Registration Statement of which this Prospectus forms a part constitutes the Exchange Offer Registration Statement. Upon the effectiveness of the Exchange Offer Registration Statement, the Company will offer to the Holders of Transfer Restricted Securities pursuant to the Exchange Offer who are able to make certain representations the opportunity to exchange their Transfer Restricted Securities for Series B Notes. If (i) the Company and the Guarantors are not required to file the Exchange Offer Registration Statement or permitted to consummate the Exchange Offer because the Exchange Offer is not permitted by applicable law or Commission policy or (ii) any Holder of Transfer Restricted Securities notifies the Company within the specified time period that (a) it is prohibited by law or Commission policy from participating in the Exchange Offer, or (b) that it may not resell the Series B Notes acquired by it in the Exchange Offer to the public without delivering a prospectus and the prospectus contained in the Exchange Offer Registration Statement is not appropriate or available for such resales, or (c) that it is a broker-dealer and owns Series A Notes acquired directly from the Company or an affiliate of the Company, the Company and the Guarantors will file with the Commission a Shelf Registration Statement to cover resales of the Series A Notes by the Holders thereof who satisfy certain conditions relating to the provision of information in connection with the Shelf Registration Statement. The Company will use its best efforts (x) to cause the applicable registration statement to be declared effective as promptly as possible by the Commission and (y) to keep such Shelf Registration Statement effective for up to one year after the Closing Date or such shorter period ending when all of the Notes have been sold thereunder. For purposes of the foregoing, "Transfer Restricted Securities" means each Series A Note until (i) the date on which such Note has been exchanged by a person other than a broker-dealer for a Series A Note in the Exchange Offer, (ii) following the exchange by a broker-dealer in the Exchange Offer of a Series A Note for a Series B Note, the date on which such Series B Note is sold to a purchaser who receives from such broker-dealer on or prior to the date of such sale a copy of the prospectus contained in the Exchange Offer Registration Statement, (iii) the date on which such Series A Note has been effectively registered under the Securities Act and disposed of in accordance with the Shelf Registration Statement or (iv) the date on which such Series A Note is distributed to the public pursuant to Rule 144 under the Securities Act.

     The Registration Rights Agreement provides that (i) the Company will file an Exchange Offer Registration Statement with the Commission on or prior to 60 days after December 18, 1997, (ii) the Company will use its best efforts to have the Exchange Offer Registration Statement declared effective by the Commission on or prior to 105 days after December 18, 1997, (iii) unless the Exchange Offer would not be permitted by applicable law or Commission policy, the Company will commence the Exchange Offer and use its best efforts to issue on or prior to 30 business days after the date on which the Exchange Offer Registration Statement was declared effective by the Commission, Series B Notes in exchange for all Series A Notes tendered prior thereto in the Exchange Offer, and (iv) if obligated to file the Shelf Registration Statement, the Company will use its best efforts to file the Shelf Registration Statement with the Commission on or prior to 45 days after such filing obligation arises and to cause the Shelf Registration Statement to be declared effective by the Commission on or prior to 105 days after such obligation arises. If (a) the Company fails to file any of the Registration Statements required by the Registration Rights Agreement on or before the date specified for such filing, (b) any of such Registration Statements is not declared effective by the Commission on or prior to the date specified for such effectiveness (the "Effectiveness Date"), or (c) the Company fails to Consummate the Exchange Offer within 30 business days of the Effectiveness Target Date with respect to the Exchange Offer Registration Statement, or (d) the Shelf Registration Statement or the Exchange Offer Registration Statement is declared effective but thereafter ceases to be effective or usable in connection with resales of Transfer Restricted Securities during the periods specified in the Registration Rights Agreement (each such event referred to in clauses (a) through (d) above a "Registration Default"), then the Company will pay Liquidated Damages to each Holder of Notes, with respect to the first 90-day period immediately following the occurrence of such Registration Default in an amount equal to $.05 per week per $1,000 principal amount of Notes held by such Holder. The amount of the Liquidated Damages will increase by an additional $.05 per week per $1,000 principal amount of Notes with respect to each subsequent 90-day period until all Registration Defaults have been cured, up to a maximum amount of Liquidated Damages of $.30 per week per $1,000 principal amount of Notes. All accrued Liquidated Damages will be paid by the Company on each Damages Payment Date to the Global Note Holder by wire transfer of immediately available funds or by federal funds check and to Holders of Certificated Notes by wire transfer to the accounts specified by them or by mailing checks to their registered addresses if no such accounts have been specified. Following the cure of all Registration Defaults, the accrual of Liquidated Damages will cease.

     Holders of Series A Notes will be required to make certain representations to the Company (as described in the Registration Rights Agreement) in order to participate in the Exchange Offer and will be required to deliver information to be used in connection with the Shelf Registration Statement and to provide comments on the Shelf Registration Statement within the time periods set forth in the Registration Rights Agreement in order to have their Series A Notes included in the Shelf Registration Statement and benefit from the provisions regarding Liquidated Damages set forth above.

     The summary herein of certain provisions of the Registration Rights Agreement does not purport to be complete and is subject to, and is qualified in its entirety by, reference to all the provisions of the Registration Rights Agreement, a copy of which is filed as an exhibit to the Registration Statement of which this Prospectus constitutes a part.

CERTAIN DEFINITIONS

     Set forth below are certain defined terms used in the Indenture. Reference is made to the Indenture for a full disclosure of all such terms, as well as any other capitalized terms used herein for which no definition is provided.

     "Acquired Indebtedness" means, with respect to any specified Person, (i) Indebtedness of any other Person existing at the time such other Person is merged with or into or became a Restricted Subsidiary of such specified Person that was not incurred in connection with, or in contemplation of, such other Person merging with or into or becoming a Restricted Subsidiary of such specified Person, and (ii) Indebtedness secured by a Lien encumbering any asset acquired by such specified Person.

     "Affiliate" of any specified Person means any other Person directly or indirectly controlling or controlled by or under direct or indirect common control with such specified Person. For purposes of this definition, "control" (including, with correlative meanings, the terms "controlling," "controlled by" and "under common control with"), as used with respect to any Person, shall mean the possession, directly or indirectly, of the power to direct or cause the direction of the management or policies of such Person, whether through the ownership of voting securities, by agreement or otherwise; provided that, beneficial ownership of 10% or more of the voting securities of a Person shall be deemed to be control, except with respect to the definition of "Related Party" below.

     "Asset Sale" means the sale, lease, conveyance or other disposition of any assets (including; without limitation, by way of a sale and leaseback) whether in a single transaction or a series of related transactions that (a) have a fair market value in excess of $1,000,000 or (b) net proceeds in excess of $1,000,000; provided that, the sale, lease, conveyance or other disposition of all or substantially all of the assets of the Company and its Restricted Subsidiaries taken as a whole will be governed by the provisions of the Indenture described above under the caption "-- Repurchase at the Option of Holders -- Change of Control" and/or the provisions described above under the caption "-- Certain Covenants -- Merger, Consolidation or Sale of Assets" and shall not be deemed to be "Asset Sales." Notwithstanding the foregoing, the following transactions shall not constitute Asset Sales: (i) the conveyance, sale, transfer, assignment or other disposition of inventory and other property in the ordinary course of business; (ii) the sale or disposition of damaged, worn out or other obsolete personal property in the ordinary course of business so long as such property is no longer necessary for the proper conduct of the business of the Company or such Restricted Subsidiary, as applicable; (iii) the surrender or waiver of contract rights or the settlement, release or surrender of contract, tort or other claims of any kind; (iv) the granting of Liens not prohibited by the Indenture; (v) sales of accounts receivable and related assets customarily transferred in an asset securitization transaction involving accounts receivable to a Receivables Subsidiary or by a Receivables Subsidiary in connection with a Qualified Receivables Transaction; (vi) a transfer of assets by the Company to a Wholly Owned Restricted Subsidiary (other than a Receivables Subsidiary) or by a Wholly Owned Restricted Subsidiary (other than a Receivables Subsidiary) to the Company or to another Wholly Owned Restricted Subsidiary (other than a Receivables Subsidiary); (vii) an issuance of Equity Interests by a Wholly Owned Restricted Subsidiary (other than a Receivables Subsidiary) to the Company or to another Wholly Owned Subsidiary (other than a Receivables Subsidiary); (viii) a Restricted Payment that is permitted by the covenant described above under the caption "-- Restricted Payments;" and (ix) the execution of contracts to provide manufacturing consideration and other services, including in connection with Asset Sales.

     "Capital Lease Obligation" means, at the time any determination thereof is to be made, the amount of the liability in respect of a capital lease that would at such time be required to be capitalized on a balance sheet in accordance with GAAP.

     "Capital Stock" means (i) in the case of a corporation, corporate stock,
(ii) in the case of an association or business entity, any and all shares, interests, participations, rights or other equivalents (however designated) of corporate stock, (iii) in the case of a partnership, partnership interests (whether general or limited) and (iv) any other interest or participation that confers on a Person the right to receive a share of the profits and losses of, or distributions of assets of, the issuing Person.

     "Cash Equivalents" means (i) United States dollars, (ii) securities issued or directly and fully guaranteed or insured by the United States government or any agency or instrumentality thereof having maturities of not more than 12 months from the date of acquisition, (iii) United States dollar or Canadian dollar denominated (or foreign currency fully hedged) time deposits, certificates of deposit, Eurodollar time deposits or Eurodollar certificates of deposit of (a) any domestic commercial bank of recognized standing having capital and surplus in excess of $500 million or (b) any bank whose short term commercial paper rating from Standard & Poor's is at least A-1 or the equivalent thereof or from Moody's is at least P-1 or the equivalent thereof (any such bank being an "Approved Lender"), in each case with maturities of not more than 12 months from the date of acquisition; and (iv) commercial paper issued by any Approved Lender (or by the parent company thereof) or any variable rate notes issued by, or guaranteed by, any domestic corporation rated A-2 (or the equivalent thereof) or better by Standard & Poor's or P-2 (or the equivalent thereof) or better by Moody's and maturing within 12 months of the date of acquisition.

     "Change of Control" means the occurrence of any of the following: (i) the sale, lease, transfer, conveyance or other disposition (other than by way of merger or consolidation), in one or a series of related transactions, of all or substantially all of the assets of the Company and its Restricted Subsidiaries, taken as a whole to any "person" (as such term is used in Section 13(d)(3) of the Exchange Act) other than the Principals or their Related Parties, (ii) the adoption of a plan relating to the liquidation or dissolution of the Company,
(iii) the consummation of any transaction (including, without limitation, any merger or consolidation) the result of which is that any "person" (as defined above), other than the Principals and their Related Parties, becomes the "beneficial owner" (as such term is defined in Rule 13d-3 and Rule 13d-5 under the Exchange Act), directly or indirectly, of more than 50% of the Voting Stock of the Company or (iv) the first day on which a majority of the members of the Board of Directors of the Company are not Continuing Directors. The Indenture provides that the Merger shall not constitute a Change of Control.

     "Consolidated Cash Flow" means, with respect to any Person for any period, the Consolidated Net Income of such Person for such period plus (i) an amount equal to any extraordinary loss plus any net loss realized in connection with an Asset Sale (to the extent such losses were deducted in computing such Consolidated Net Income), plus (ii) provision for taxes based on income or profits of such Person and its Restricted Subsidiaries for such period, to the extent that such provision for taxes was included in computing such Consolidated Net Income, plus (iii) consolidated interest expense of such Person and its Restricted Subsidiaries for such period, whether paid or accrued and whether or not capitalized (including, without limitation, amortization of original issue discount, non-cash interest payments, the interest component of any deferred payment obligations' the interest component of all payments associated with Capital Lease Obligations commissions, discounts and other fees and charges incurred in respect of letter of credit or bankers' acceptance financings, and net payments (if any) pursuant to Hedging Obligations), to the extent that any such expense was deducted in computing such Consolidated Net income, plus (iv) depreciation, amortization (including amortization of goodwill and other intangibles but excluding amortization of prepaid cash expenses that were paid in a prior period) and other non-cash charges (excluding any such non-cash charge to the extent that it represents an accrual of or reserve for cash charges in any future period or amortization of a prepaid cash expense that was paid in a prior period) of such Person and its Restricted Subsidiaries for such period to the extent that such depreciation, amortization and other non-cash charges were deducted in computing such Consolidated Net Income minus (v) non-cash items of such Person and its Restricted Subsidiaries increasing Consolidated Net Income for such period, in each case, on a consolidated basis and determined in accordance with GAAP. Notwithstanding the foregoing, the provision for taxes on the income or profits of, and the depreciation and amortization and other non-cash charges of, a Restricted Subsidiary of the referent Person shall be added to Consolidated Net Income to compute Consolidated Cash Flow only to the extent (and in same proportion) that the Net Income of such Restricted Subsidiary was included in calculating the Consolidated Net Income of such Person and only if a corresponding amount would be permitted at the date of determination to be dividend to the Company by such Restricted Subsidiary without prior governmental approval (that has not been obtained), and without direct or indirect restriction pursuant to the terms of its charter and all agreements, instruments, judgments, decrees, orders, statutes, rules and governmental regulations applicable to that Restricted Subsidiary or its shareholders.

     "Consolidated Net Income" means, with respect to any Person for any period, the aggregate of the Net Income of such Person and its Restricted Subsidiaries for such period, on a consolidated basis, determined in accordance with GAAP; provided that (i) the Net Income (but not loss) of any Person that is not a Restricted Subsidiary or that is accounted for by the equity method of accounting shall be included only to the extent of the amount of dividends or distributions paid in cash to the referent Person or a Wholly Owned Restricted Subsidiary thereof, (ii) the Net Income of any Restricted Subsidiary shall be excluded to the extent that the declaration or payment of dividends or similar distributions by that Restricted Subsidiary of that Net Income is not at the date of determination permitted without any prior governmental approval (that has not been obtained) or, directly or indirectly, by operation of the terms of its charter or any agreement, instrument, judgment, decree, order, statute, rule or governmental regulation applicable to that Restricted Subsidiary or its shareholders, (iii) the Net Income of any Person acquired in a pooling of interests transaction for any period prior to the date of such acquisition shall be excluded, (iv) the cumulative effect of a change in accounting principles shall be excluded, and (v) the Net Income of any Unrestricted Subsidiary shall be excluded.

     "Consolidated Net Worth" means, with respect to any Person as of any date, the sum of (i) the consolidated equity of the common shareholders of such Person and its consolidated Subsidiaries as of such date plus (ii) the respective amounts reported on such Person's balance sheet as of such date with respect to any series of preferred stock (other than Disqualified Stock) that by its terms is not entitled to the payment of dividends unless such dividends may be declared and paid only out of net earnings in respect of the year of such declaration and payment, but only to the extent of any cash received by such Person upon issuance of such preferred stock, less (x) all write-ups (other than write-ups resulting from foreign currency translations and write-ups of tangible assets of a going concern business made within 12 months after the acquisition of such business) subsequent to the date of the Indenture in the book value of any asset owned by such Person or a consolidated Restricted Subsidiary of such Person, (y) all investments as of such date in unconsolidated

Restricted Subsidiaries and in Persons that are not Subsidiaries (except, in each case, Permitted Investments), and (z) all unamortized debt discount and expense and unamortized deferred charges as of such date, all of the foregoing determined in accordance with GAAP.

     "Continuing Directors" means, as of any date of determination, any member of the Board of Directors of the Company who (i) was a member of such Board of Directors on the Issue Date or (ii) was nominated for election or elected to such Board of Directors with the approval of a majority of the Continuing Directors who were members of such Board at the time of such nomination or election.

     "Default" means any event that is or with the passage of time or the giving of notice or both would be an Event of Default.

     "Designated Senior Indebtedness" means (i) so long as Senior Indebtedness is outstanding under the New Senior Credit Facilities, all Senior Indebtedness outstanding under the New Senior Credit Facilities and (ii) thereafter, any other Senior Indebtedness permitted under the Indenture the principal amount of which is $50.0 million or more and that has been designated by the Company as "Designated Senior Indebtedness."

     "Disqualified Stock" means any Capital Stock that, by its terms (or by the terms of any security into which it is convertible or for which it is exchangeable), or upon the happening of any event, matures or is mandatorily redeemable, pursuant to a sinking fund obligation or otherwise, or redeemable at the option of the holder thereof, in whole or in part, on or prior to the date that is 91 days after the date on which the Notes mature.

     "Eligible Inventory" means, as of any date, all inventory of the Company and any of its Subsidiaries, wherever located, valued in accordance with GAAP and shown on the balance sheet of the Company for the quarterly period most recently ended prior to such date for which financial statements of the Company are available.

     "Eligible Receivables" means, as of any date, all accounts receivable of the Company and any of its Restricted Subsidiaries arising out of the sale of inventory in the ordinary course of business, valued in accordance with GAAP and shown on the balance sheet of the Company for the quarterly period most recently ended prior to such date for which financial statements of the Company are available.

     "Equity Interests" means Capital Stock and all warrants, options or other rights to acquire Capital Stock (but excluding any debt security that is convertible into, or exchangeable for, Capital Stock).

     "Existing Indebtedness" means (i) Indebtedness of the Company and its Restricted Subsidiaries in existence on the Issue Date and (ii) Indebtedness of Fieldcrest and its Subsidiaries outstanding on the effective date of the Merger; provided that immediately following the consummation of the Merger all Indebtedness of Fieldcrest outstanding under its existing credit facilities shall be refinanced with the proceeds of borrowings under the New Senior Credit Facility and Fieldcrest's obligations under its 11.25% Senior Subordinated Debentures shall have been satisfied and discharged in accordance with the terms of the Indenture governing such securities.

     "Fixed Charges" means, with respect to any Person for any period, the sum of (i) the consolidated interest expense of such Person and its Restricted Subsidiaries for such period calculated in conformity with GAAP, whether paid or accrued (including, without limitation, amortization of original issue discount, non-cash interest payments, the interest component of any deferred payment obligations, the interest component of all payments associated with Capital Lease Obligations, commissions, discounts and other fees and charges incurred in respect of letter of credit or bankers' acceptance financings, and net payments (if any) pursuant to Hedging Obligations but excluding amortization of debt, issuance costs and deferred financing fees, incurred in connection with the Merger on or before the Issue Date) and (ii) the consolidated interest expense of such Person and its Restricted Subsidiaries that was capitalized during such period, and (iii) any interest expense on Indebtedness of another Person that is guaranteed by such Person or one of its Restricted Subsidiaries or secured by a Lien on assets of such Person or one of its Restricted Subsidiaries (whether or not such guarantee or Lien is called upon) and (iv) the product of (a) all cash dividend payments (and non-cash dividend payments in the case of a Person that is a Restricted Subsidiary) on any series of preferred stock of such Person and its Restricted Subsidiary, times (b) a fraction, the numerator of which is one and the denominator of which is one minus the then current combined federal, state and local statutory tax rate of such Person, expressed as a decimal, in each case, on a consolidated basis and in accordance with GAAP.

     "Fixed Charge Coverage Ratio" means with respect to any Person for any period, the ratio of the Consolidated Cash Flow of such Person and its Restricted Subsidiaries for such period to the Fixed Charges of such Person and its Restricted Subsidiaries for such period. In the event that the Company or any of its Restricted Subsidiaries incurs, assumes, guarantees or redeems any Indebtedness (other than revolving credit borrowings) or issues preferred stock subsequent to the commencement of the period for which the Fixed Charge Coverage Ratio is being calculated but prior to the date on which the event for which the calculation of the Fixed Charge Coverage Ratio is made (the "Calculation Date"), then the Fixed Charge Coverage Ratio shall be calculated giving pro forma effect to such incurrence, assumption, guarantee or redemption of Indebtedness, or such issuance or redemption of preferred stock, as if the same had occurred at the beginning of the applicable four-quarter reference period. In addition, for purposes of making the computation referred to above, (i) acquisitions that have been made by the Company or any of its Restricted Subsidiaries, including through mergers or consolidations and including any related financing transactions, during the four-quarter reference period or subsequent to such reference period and on or prior to the Calculation Date shall be deemed to have occurred on the first day of the four-quarter reference period and Consolidated Cash Flow for such reference period shall be calculated without giving effect to clause (iii) of the proviso set forth in the definition of Consolidated Net Income, and (ii) the Consolidated Cash Flow attributable to discontinued operations, as determined in accordance with GAAP, and operations or businesses disposed of prior to the Calculation Date, shall be excluded, and (iii) the Fixed Charges attributable to discontinued operations, as determined in accordance with GAAP, and operations or businesses disposed of prior to the Calculation Date, shall be excluded, but only to the extent that the obligations giving rise to such Fixed Charges will not be obligations of the referent Person or any of its Restricted Subsidiaries following the Calculation Date.

     "GAAP" means generally accepted accounting principles set forth in the opinions and pronouncements of the Accounting Principles Board of the American Institute of Certified Public Accountants and statements and pronouncements of the Financial Accounting Standards Board or in such other statements by such other entity as have been approved by a significant segment of the accounting profession which are in effect on the Issue Date.

     "Guarantee" means a guarantee (other than by endorsement of negotiable instruments for collection in the ordinary course of business), direct or indirect, in any manner (including, without limitation, letters of credit and reimbursement agreements in respect thereof), of all or any part of any Indebtedness.

     "Guarantor Senior Indebtedness" means, with respect to any Guarantor, (i) the guarantee of such Guarantor of the Company's Obligations under the New Senior Credit Facilities and (ii) any other Indebtedness permitted to be incurred by such Guarantor under the terms of the Indenture, unless the instrument under which such Indebtedness is incurred expressly provides that it is on a parity with or subordinated in right of payment to the Guarantee of such Guarantor. Notwithstanding anything to the contrary in the foregoing, Guarantor Senior Indebtedness will not include (u) any Indebtedness of such Guarantor representing a guarantee of Indebtedness of the Company or any other Guarantor which Indebtedness is subordinate or junior to, or pari passu with, the Notes or the Guarantee of such other Guarantor, as the case may be, (v) any Indebtedness that is expressly subordinate or junior in right of payment to any other Indebtedness of such Guarantor, (w) any liability for federal, state, local or other taxes owed or owing by such Guarantor, (x) any Indebtedness of such Guarantor to any of its Subsidiaries or other Affiliates, (y) any trade payables or (z) that portion of any Indebtedness that is incurred in violation of the Indenture.

     "Hedging Obligations" means, with respect to any Person, the obligations of such Person under (i) interest rate swap agreements, interest rate cap agreements and interest rate collar agreements and (ii) other agreements or arrangements designed to protect such Person against fluctuations in interest rates, the value of foreign currencies and the value of commodities purchased by the Company or any of its Restricted Subsidiaries in the ordinary course of business.

     "Indebtedness" means, with respect to any Person, (a) any indebtedness of such Person, whether or not contingent, (i) in respect of borrowed money; (ii) evidenced by bonds, notes, debentures or similar instruments; (iii) evidenced by letters of credit (or reimbursement agreements in respect thereof) or banker's acceptances; (iv) representing Capital Lease Obligations; (v) representing the balance deferred and unpaid of the purchase price of any property; or (vi) representing any net obligations under Hedging Obligations, if and only to the extent any of the foregoing indebtedness (other than letters of credit and Hedging Obligations) would appear as a liability upon a balance sheet of such Person prepared in accordance with GAAP, and excluding therefrom any portion of any indebtedness constituting an accrued expense or trade payable; (b) all indebtedness of others secured by a Lien on any asset of such Person (whether or not such indebtedness is assumed by such Person) and, (c) to the extent not otherwise included, the guarantee by such Person of any indebtedness of any other Person.

     "Independent" means, with respect to the Company and its Subsidiaries, any person who (i) is in fact independent, (ii) does not have any direct financial interest or any material indirect financial interest in the Company or any of its Subsidiaries, or in any Affiliate of the Company or any of its Subsidiaries (other than as a result of holding securities of the Company) and (iii) is not an officer, employee, promoter, underwriter, trustee, partner or person performing similar functions for the Company or any of its Subsidiaries.

     "Investment Assets" means assets and property of the Company and its Restricted Subsidiaries held for investment on the effective date of the Merger with an aggregate fair market value not exceeding $25.0 million.

     "Investments" means, with respect to any Person, all investments by such Person in other Persons (including Affiliates) in the forms of direct or indirect loans (including guarantees of Indebtedness or other obligations), advances or capital contributions (excluding commission, travel and similar advances to officers and employees made in the ordinary course of business), purchases or other acquisitions for consideration of Indebtedness, Equity Interests or other securities, together with all items that are or would be classified as investments on a balance sheet prepared in accordance with GAAP; provided that an acquisition of assets, Equity Interests or other securities by the Company for consideration consisting of common equity securities of the Company shall not be deemed to be an Investment.

     "Issue Date" means the date of the original issuance of Notes under the Indenture.

     "Lien" means, with respect to any asset, any mortgage, lien, pledge, charge, security interest or encumbrance of any kind in respect of such asset, whether or not filed, recorded or otherwise perfected under applicable law (including any conditional sale or other title retention agreement, any option or other agreement to sell or give a security interest in and any filing of or agreement to give any financing statement under the Uniform Commercial Code (or equivalent statutes) of any jurisdiction, any capital lease and any other preferential arrangement that has substantially the same practical effect as a security interest in an asset).

     "Net Income" means, with respect to any Person, the net income (loss) of such Person, determined in accordance with GAAP and before any reduction in respect of preferred stock dividends, excluding, however, (i) any gain (but not loss), together with any related provision for taxes on such gain (but not loss), realized in connection with (a) any Asset Sale (including, without limitation, dispositions pursuant to sale and leaseback transactions) or (b) the disposition of any securities by such Person or any of its Restricted Subsidiaries or the extinguishment of any Indebtedness of such Person or any of its Restricted Subsidiaries and (ii) any extraordinary or nonrecurring gain (but not loss), together with any related provision for taxes on such extraordinary or nonrecurring gain (but not loss).

     "Net Proceeds" means the aggregate cash proceeds received by the Company or any of its Restricted Subsidiaries in respect of any Asset Sale (including, without limitation, any cash received upon the sale or other disposition of any non-cash consideration received in any Asset Sale), net of the direct costs relating to such Asset Sale (including, without limitation, legal, accounting, and investment banking fees, and sales commissions), any relocation expenses incurred as a result thereof, taxes paid or payable as a result thereof (after taking into account any available tax credits or deductions and any tax sharing arrangements), amounts required to be applied to the repayment of Indebtedness (other than Indebtedness under the New Senior Credit Facilities) secured by a Lien on the asset or assets that were the subject of such Asset Sale, and any reserve for adjustment in respect of the sale price of such asset or assets established in accordance with GAAP.

     "New Senior Credit Facilities" means the credit agreements entered into by and among the Company, NationsBanc Montgomery Securities, Inc., as arranger and syndication agent, certain lending parties thereto and NationsBank of Texas, N.A., as agent, including any related notes, guarantees, collateral documents, instruments and agreements executed in connection therewith, as such credit agreements and/or related documents may be amended, restated, supplemented, renewed, replaced or otherwise modified from time to time whether or not with the same agent, trustee, representative lenders or holders, and, subject to the proviso to the next succeeding sentence, irrespective of any changes in the terms and conditions thereof. Without limiting the generality of the foregoing, the term "New Senior Credit Facilities" shall include any amendment, amendment and restatement, renewal, extension, restructuring, supplement or modification to any New Senior Credit Facilities and all refundings, refinancings and replacements of any New Senior Credit Facilities, including any agreement (i) extending the maturity of any Indebtedness incurred thereunder or contemplated thereby, (ii) adding or deleting borrowers or guarantors thereunder, so long as borrowers and issuers include one or more of the Company and its Subsidiaries and their respective successors and assigns, or (iii) increasing the amount of Indebtedness incurred thereunder or available to be borrowed thereunder.

     "Non-Recourse Debt" means Indebtedness (i) as to which neither the Company nor any of its Restricted Subsidiaries (a) provides credit support of any kind (including any undertaking, agreement or instrument that would constitute Indebtedness), (b) is directly or indirectly liable (as a guarantor or otherwise), or (c) constitutes the lender; and (ii) no default with respect to which (including any rights that the holders thereof may have to take enforcement action against an Unrestricted Subsidiary) would permit (upon notice, lapse of time or both) any holder of any other Indebtedness (other than the Notes being offered hereby) of the Company or any of its Restricted Subsidiaries to declare a default on such other Indebtedness or cause the payment thereof to be accelerated or payable prior to its stated maturity; and
(iii) as to which the lenders have been notified in the documents governing such Indebtedness that they will not have any recourse to the stock or assets of the Company or any of its Restricted Subsidiaries.

     "Obligations" means any principal, interest, penalties, fees, indemnifications, reimbursements, damages and other liabilities payable under the documentation governing any Indebtedness.

     "Pari Passu Indebtedness" means Indebtedness ranking pari passu in right of payment with the Notes.

     "Permitted Investment" means (i) Investments by the Company or any Guarantor in any person that is or immediately after such Investment becomes a Guarantor, or immediately after such Investment merges or consolidates into the Company or any Guarantor in compliance with the terms of the Indenture, provided that such Person is engaged in all material respects in Related Business; (ii) Investments in the Company by any Guarantor; provided that in the case of Indebtedness constituting any such Investment, such Indebtedness shall be unsecured and subordinated in all respects to the Company's obligations under the Notes; (iii) Hedging Obligations entered into in the ordinary course of the Company's or its Subsidiaries' businesses and otherwise in compliance with the Indenture; (iv) Investments in securities of trade creditors or customers received in settlement of obligations that arose in the ordinary course of business or pursuant to any plan of reorganization or similar arrangement upon the bankruptcy or insolvency of such trade creditors or customers; (v) Investments made by the Company or any of its Subsidiaries as a result of non-cash consideration received in connection with an Asset Sale made in compliance with the covenant described above under the caption "-- Repurchase at the Option of Holders -- Asset Sales;" (vi) any Investment by the Company or a Subsidiary of the Company in a Receivables Subsidiary or any Investment by a Receivables Subsidiary in any other person or assets in connection with a Qualified Receivables Transaction; provided, that the foregoing Investment in any such person is in the form of a Purchase Money Note, an equity interest or interests in accounts receivable generated by the Company or a Subsidiary of the Company and transferred to any person in connection with a Qualified Receivables Transaction or any such person owning such accounts receivable; (vii) Investments by the Company outstanding on the Issue Date; (viii) acquisitions by the Company of

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

assets, Equity Interests or other securities for consideration consisting solely of Capital Stock (other than Disqualified Stock) of the Company; and (ix) Investments in Cash Equivalents or money market funds which invest solely in Cash Equivalents.

     "Permitted Lien" means (i) Liens existing on the Issue Date; (ii) Liens securing Senior Indebtedness and Liens on assets of Restricted Subsidiaries securing Guarantor Senior Indebtedness permitted to be incurred under the Indenture; (iii) Liens securing Permitted Refinancing Indebtedness which is incurred to refinance any Indebtedness which has been secured by a Lien permitted under the Indenture and which has been incurred in accordance with the provisions of the Indenture, provided, however, that such Liens (a) are not materially less favorable to the Holders and are not materially more favorable to the lienholders with respect to such Liens than the Liens in respect of the Indebtedness being refinanced and (b) do not extend to or cover any property or assets of the Company or any of its Restricted Subsidiaries not securing the Indebtedness so refinanced; (iv) Liens securing the Notes; (v) Liens securing Indebtedness of a Person existing at the time such Person becomes a Subsidiary, provided that such liens were in existence prior to the contemplation of such acquisition, merger or consolidation, were not incurred in anticipation thereof, and do not extend to any other assets; (vi) Liens arising from Indebtedness permitted to be incurred under clause (iii) of the covenant "Limitation on Incurrence of Additional Indebtedness and Issuance of Preferred Stock," provided such Liens relate solely to the property, plant or equipment which is purchased, constructed or improved pursuant to such financing; (vii) Liens imposed by governmental authorities for taxes, assessments or other charges or claims either (a) not delinquent or (b) contested in good faith by appropriate proceedings and as to which the Company or any of its Subsidiaries shall have set aside on its books such reserves as may be required pursuant to GAAP; (viii) statutory Liens of landlords, carriers, warehousemen, mechanics, suppliers, materialmen, repairmen and other like Liens arising by operation of law in the ordinary course of business for sums not yet delinquent or being contested in good faith, if such reserves or other appropriate provisions, if any, as shall be required by GAAP shall have been made in respect thereof; (ix) Liens incurred or deposits made in the ordinary course of business in connection with workers' compensation, unemployment insurance and other types of social security or similar obligations, including any Lien securing letters of credit issued in the ordinary course of business in connection therewith, or to secure the performance of tenders, statutory obligations, surety and appeal bonds, bids, leases, government contracts, performance and return-of-money bonds and other similar obligations (exclusive of obligations for the payment of borrowed money) incurred in the ordinary course of business; (x) judgment Liens not giving rise to an Event of Default so long as such Lien is adequately bonded and any appropriate legal proceedings which may have been duly initiated for the review of such judgment shall not have been finally terminated or the period within which such proceedings may be initiated shall not have expired; (xi) easements, rights-of-way, zoning restrictions, minor defects or irregularities with title and other similar charges or encumbrances in respect of real property not materially detracting from the value of the property subject thereto and not interfering in any material respect with the ordinary conduct of business of the Company or any of its Subsidiaries; (xii) Liens upon specific items of inventory or other goods and proceeds of any person securing such person's obligations in respect of banker's acceptances issued or created for the account of such person to facilitate the purchase, shipment or storage of such inventory or other goods in the ordinary course of business; (xiii) Liens in favor of the Company or a Guarantor; (xiv) leases or subleases granted to others not interfering in any material respect with the business of the Company or its Subsidiaries; (xv) Liens arising out of consignment or similar arrangements for the sale of goods entered into by the Company or any of its Subsidiaries in the ordinary course of business; and (xvi) Liens on assets of a Receivables Subsidiary securing Indebtedness incurred in connection with a Qualified Receivables Transaction.

     "Permitted Refinancing Indebtedness" means any Indebtedness of the Company or any of its Restricted Subsidiaries issued in exchange for, or the net proceeds of which are used to extend, refinance, renew, replace, defease or refund other Indebtedness of the Company or any of its Restricted Subsidiaries; provided that: (i) the aggregate principal amount (or accreted value, if applicable) of such Permitted Refinancing Indebtedness does not exceed the aggregate principal amount (or accreted value, if applicable) of the Indebtedness so extended, refinanced, renewed, replaced, defeased or refunded (plus the amount of reasonable expenses incurred in connection therewith); (ii) such Permitted Refinancing Indebtedness has a final maturity date later than the final maturity date of, and has a Weighted Average Life to Maturity equal to or
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

greater than the Weighted Average Life to Maturity of, the Indebtedness being extended, refinanced, renewed, replaced, defeased or refunded; (iii) if the Indebtedness being extended, refinanced, renewed, replaced, defeased or refunded is subordinated in right of payment to the Notes, such Permitted Refinancing Indebtedness has a final maturity date later than the final maturity date of, and is subordinated in right of payment to, the Notes on terms at least as favorable to the Holders of Notes as those contained in the documentation governing the Indebtedness being extended, refinanced, renewed, replaced, defeased or refunded; and (iv) such Indebtedness is incurred either by the Company or by the Restricted Subsidiary that is the obliger on the Indebtedness being extended, refinanced, renewed, replaced, defeased or refunded.

     "Principals" means Charles M. Hansen, Jr., his spouse and any of his lineal descendants.

     "Purchase Money Note" means a promissory note evidencing a line of credit, which may be irrevocable, from, or evidencing other Indebtedness owed to, the Company or any Subsidiary of the Company in connection with a Qualified Receivables Transaction, which note shall be repaid from cash available to the maker of such note, other than amounts required to be established as reserves pursuant to agreements, amounts paid to investors in respect of interest, principal and other amounts owing to such investors, and amounts paid in connection with the purchase of newly generated receivables.

     "Qualified Receivables Transaction" means any transaction or series of transactions that may be entered into by the Company or any Subsidiary pursuant to which the Company or any Subsidiary may sell, convey or otherwise transfer to
(i) a Receivables Subsidiary (in the case of a transfer by the Company or any Subsidiary) and (ii) any other person (in the case of a transfer by a Receivables Subsidiary), or may grant a security interest in, any accounts receivable (whether now existing or arising in the future) of the Company or any Subsidiary of the Company, and any assets related thereto, including, without limitation, all collateral securing such accounts receivable, all contracts and all guarantees or other obligations in respect of such accounts receivable, proceeds of such accounts receivable and other assets which are customarily transferred or in respect of which security interests are customarily granted in connection with asset securitization transactions involving accounts receivable.

     "Receivables Subsidiary" means a Wholly Owned Restricted Subsidiary of the Company (other than a Subsidiary Guarantor) which engages in no activities other than in connection with the financing or sale of accounts receivable and which is designated by the Board of Directors of the Company (as provided below) as a Receivables Subsidiary (i) no portion of any Indebtedness or any other Obligations (contingent or otherwise) of which (a) is guaranteed by the Company or any other Restricted Subsidiary of the Company (excluding guarantees of obligations (other than the principal of and interest on, Indebtedness) pursuant to Standard Securitization Undertakings), (b) is recourse to or obligates the Company or any other Restricted Subsidiary of the Company in any way other than pursuant to Standard Securitization Undertakings, or (c) subjects any property or asset of the Company or any other Subsidiary of the Company, directly or indirectly, contingently or otherwise, to the satisfaction thereof, other than pursuant to Standard Securitization Undertakings, (ii) with which neither the Company nor any other Restricted Subsidiary of the Company has any material contract, agreement, arrangement or understanding (except in connection with a Purchase Money Note or Qualified Receivables Transaction) other than on terms no less favorable to the Company or such other Restricted Subsidiary of the Company than those that might be obtained at the time from persons that are not Affiliates of the Company, other than fees payable in the ordinary course of business in connection with servicing accounts receivable; and (iii) to which neither the Company nor any of its other Restricted Subsidiaries has any obligation to maintain or preserve such entity's financial condition or cause such entity to achieve certain levels of operating results. Any such designation by the Board of Directors of the Company shall be evidenced to the Trustee by the filing with the Trustee a certified copy of the resolution of the Board of Directors of the Company giving effect to such designation and an Officers' Certificate certifying that such designation complied with the foregoing conditions.

     "Related Business" means the business conducted (or proposed to be conducted) by the Company and its Subsidiaries as of the Issue Date and any and all businesses that in the good faith judgment of the Board of Directors of the Company are materially related businesses.

     "Related Party" with respect to any Principal means any trust, corporation, partnership or other entity, the beneficiaries, shareholders, partners, owners, or Persons beneficially holding a 50% or more controlling interest of which consist of such Principal.

     "Restricted Investment" means an Investment other than a Permitted Investment.

     "Restricted Subsidiary" means each Subsidiary of the Company that is not designated as an Unrestricted Subsidiary in accordance with the provisions of the Indenture.

     "Senior Indebtedness" means (i) Indebtedness under the New Senior Credit Facilities (including interest in respect thereof accruing after the commencement of any bankruptcy or similar proceeding to the extent that such interest is allowable as a bankruptcy claim in such proceeding) and (ii) any other Indebtedness permitted to be incurred by the Company under the terms of the Indenture, unless the instrument under which such Indebtedness is incurred expressly provides that it is on a parity with or subordinated in right of payment to the Notes. Notwithstanding anything to the contrary in the foregoing, Senior Indebtedness will not include (v) any Indebtedness that is expressly subordinate or junior in right of payment to any other Indebtedness of the Company, (w) any liability for federal, state, local or other taxes owed or owing by the Company (x) any Indebtedness of the Company to any of its Subsidiaries or other Affiliates, (y) any trade payables or (z) that portion of Indebtedness that is incurred in violation of the Indenture.

     "Significant Subsidiary" means any Subsidiary that would be a "significant subsidiary" as defined in Article 1, Rule 1-02 of Regulation S-X, promulgated pursuant to the Act, as such Regulation is in effect on the date hereof.

     "Standard Securitization Undertaking" means representations, warranties, covenants, and indemnities entered into by the Company or any Subsidiary of the Company that are reasonably customary in an accounts receivable transaction.

     "Stated Maturity" means, with respect to any payment of interest on or principal of any Indebtedness, the date on which such payment was scheduled to be made in the documentation governing such Indebtedness, without regard to the occurrence of any subsequent event or contingency.

     "Subsidiary" means, with respect to any Person, (i) any corporation, association or other business entity of which more than 50% of the total voting power of shares of Capital Stock entitled (without regard to the occurrence of any contingency) to vote in the election of directors, managers or trustees thereof is at the time owned or controlled, directly or indirectly, by such Person or one or more of the other Subsidiaries of that Person (or a combination thereof) and (ii) any partnership (a) the sole general partner or the managing general partner of which is such Person or a Subsidiary of such Person or (b) the only general partners of which are such Person or of one or more Subsidiaries of such Person (or any combination thereof).

     "Unrestricted Subsidiary" means any Subsidiary that is designated by the Board of Directors as an Unrestricted Subsidiary pursuant to a Board Resolution; but only to the extent that such Subsidiary: (i) has no Indebtedness other than Non-Recourse Debt; (ii) is not party to any agreement, contract, arrangement or understanding with the Company or any Restricted Subsidiary of the Company unless the terms of any such agreement, contract, arrangement or understanding are no less favorable to the Company or such Restricted Subsidiary than those that might be obtained at the time from Persons who are not Affiliates of the Company; (iii) is a Person with respect to which neither the Company nor any of its Restricted Subsidiaries has any direct or indirect obligations (x) to subscribe for additional Equity Interests or (y) to maintain or preserve such Person's financial condition or to cause such Person to achieve any specified levels of operating results; and (iv) has not guaranteed or otherwise directly or indirectly provided credit support for any Indebtedness of the Company or any of its Restricted Subsidiaries. Any such designation by the Board of Directors shall be evidenced to the Trustee by filing with the Trustee a certified copy of the Board Resolution giving effect to such designation and an Officers' Certificate certifying that such designation complied with the foregoing conditions and was permitted by the covenant described above under the caption "Certain Covenants -- Restricted Payments." If, at any time, any Unrestricted Subsidiary would fail to meet the foregoing requirements as an Unrestricted Subsidiary, it shall thereafter cease to be an Unrestricted Subsidiary for
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

purposes of the Indenture and any Indebtedness of such Subsidiary shall be deemed to be incurred by a Restricted Subsidiary of the Company as of such date (and, if such Indebtedness is not permitted to be incurred as of such date under the covenant described under the caption "Incurrence of Indebtedness and Issuance of Preferred Stock," the Company shall be in default of such covenant). The Board of Directors of the Company may at any time designate any Unrestricted Subsidiary to be a Restricted Subsidiary; provided that such designation shall be deemed to be an incurrence of Indebtedness by a Restricted Subsidiary of the Company of any outstanding Indebtedness of such Unrestricted Subsidiary and such designation shall only be permitted if (i) such Indebtedness is permitted under the covenant described under the caption "Certain Covenants -- Incurrence of Indebtedness and Issuance of Preferred Stock," calculated on a pro forma basis as if such designation had occurred at the beginning of the four-quarter reference period, and (ii) no Default or Event of Default would be in existence following such designation.

     "Voting Stock" means, with respect to any Person as of any date, the Capital Stock of such Person that is at the time entitled to vote in the election of the Board of Directors of such Person.

     "Weighted Average Life to Maturity" means, when applied to any Indebtedness at any date, the number of years obtained by dividing (i) the sum of the products obtained by multiplying (a) the amount of each then remaining installment, sinking fund, serial maturity or other required payments of principal, including payment at final maturity, in respect thereof, by (b) the number of years (calculated to the nearest one twelfth) that will elapse between such date and the making of such payment, by (ii) the then outstanding principal amount of such Indebtedness.

     "Wholly Owned Subsidiary" of any Person means a Subsidiary of such Person all of the outstanding Capital Stock or other ownership interests of which (other than directors' qualifying shares) shall at the time be owned by such Person or by one or more Wholly Owned Subsidiaries of such Person and one or more Wholly Owned Subsidiaries of such Person.

                            POST-MERGER INDEBTEDNESS

INTRODUCTION

     Principal indebtedness of the Company currently outstanding following the Merger is described briefly below.

NEW SENIOR CREDIT FACILITIES

     The agreement with respect to the New Senior Credit Facilities (the "New Senior Credit Facilities Agreement") provides for, on the terms and subject to the conditions set forth therein, (i) the Revolver (including $55.0 million for standby and commercial letters of credit and up to $25.0 million for swing line loans) and (ii) the Term Loan. The Term Loan consists of a $125.0 million Tranche A Term Loan and a $125.0 million Tranche B Term Loan. The Revolver will terminate on December 31, 2003. The Tranche A Term Loan and the Tranche B Term Loan will begin scheduled quarterly amortization of principal in arrears commencing in 1999 and 1998, respectively, with final maturities on December 31, 2003 and December 31, 2004, respectively. Pillowtex drew fully on the Term Loan at the closing of the New Senior Credit Facilities and drew a portion of the Revolver contemporaneously with the consummation of the Merger. The Company will initially pay quarterly a commitment fee of 50 basis points per annum calculated on the unused portion of the Revolver. The commitment fee could, however, be reduced during future periods depending upon the ratio of the Company's consolidated indebtedness to EBITDA (as defined in the definitive documents with respect to the New Senior Credit Facilities).

     The Revolver and the Tranche A Term Loan bear interest, at the option of the Company, at a rate per annum equal to either (i) the LIBOR interbank rate, adjusted for reserves, plus a margin of up to 225 basis points or (ii) the "Base Rate" (which is the higher of (a) the prime rate then in effect and published by NationsBank of Texas, N.A. and (b) the Federal Funds rate plus 0.5%), plus a margin of up to 75 basis points, subject to adjustments in accordance with the terms of the New Senior Credit Facilities Commitment.

The specific margin in any particular case will depend upon the ratio of the Company's consolidated indebtedness to EBITDA, as calculated based upon the Company's quarterly financial statements. The Tranche B Term Loan bears interest on a similar basis, plus an additional margin of 50 basis points, but will not bear interest at a rate less than LIBOR plus 200 basis points or the Base Rate plus 50 basis points. The initial interest rates will not be less than (i) the LIBOR interbank rate plus 200 basis points or the Base Rate plus 50 basis points for the Revolver and the Tranche A Term Loan and (ii) the LIBOR interbank rate plus 250 basis points or the Base Rate plus 100 basis points for the Tranche B Term Loan, and will not be subject to any change until the receipt of the Company's March 31, 1998 financial statements.

     The Revolver and the Term Loan are guaranteed by each of the domestic subsidiaries of the Company, including Fieldcrest and its domestic subsidiaries, and are secured by first priority liens on all of the capital stock of each domestic subsidiary of the Company, including Fieldcrest and its domestic subsidiaries, and by 65% of the capital stock of each foreign subsidiary of the Company and Fieldcrest. The Company also granted a first priority security interest in all of its presently unencumbered and future domestic assets and properties and all presently unencumbered and future domestic assets and properties of each of its subsidiaries, including Fieldcrest and its subsidiaries. The Term Loan is subject to mandatory prepayment from all net cash proceeds of asset sales and debt issuances by the Company or any of its subsidiaries, 50% of the net cash proceeds of equity issuances by the Company or any of its subsidiaries, and 75% of Excess Cash Flow (as defined). All mandatory prepayments will be applied pro rata between the Tranche A Term Loan and the Tranche B Term Loan (and within each tranche pro rata) to reduce the remaining installments of principal.

     The New Senior Credit Facilities Agreement includes representations, warranties, and covenants (including financial covenants) usual and customary for credit facilities such as the New Senior Credit Facilities, and provides for usual and customary events of default, including without limitation nonpayment of principal, interest, or fees, violation of any covenant, inaccurate representations and warranties, bankruptcy, actual or asserted invalidity of any loan documents or security interests, change of control, and cross-default with other material agreements and indebtedness of the Company.

10% SENIOR SUBORDINATED NOTES

     The Company presently has outstanding $125.0 million aggregate principal amount of the 10% Senior Subordinated Notes. The 10% Senior Subordinated Notes bear interest at a rate of 10% per annum, payable semiannually in arrears on May 15 and November 15 of each year. The 10% Senior Subordinated Notes are scheduled to mature in their entirety on November 15, 2006. The Company has the option to redeem the 10% Senior Subordinated Notes, in whole or in part, at any time on or after November 15, 2001, at redemption prices starting at 105% of stated principal on November 15, 2001 and decreasing at a rate of 1.667% per year to 100% on and after November 15, 2004, plus all accrued and unpaid interest to the redemption date. There is no mandatory redemption of the 10% Senior Subordinated Notes except upon a Change of Control (as defined in the Indenture with respect to the 10% Senior Subordinated Notes). Upon the occurrence of a Change of Control, each holder of 10% Senior Subordinated Notes will have the right to require the Company to repurchase all or any part of such holder's 10% Senior Subordinated Notes pursuant to a Change of Control Offer (as defined in the Indenture with respect to the 10% Senior Subordinated Notes) at a price equal to 101% of the aggregate principal amount thereof plus accrued and unpaid interest and Liquidated Damages (as defined in the Indenture with respect to the 10% Senior Subordinated Notes) thereon to the date of purchase.

     The 10% Senior Subordinated Notes are subject to certain covenants which restrict, among other things, the Company's ability to incur additional indebtedness and issue preferred stock, incur liens to secure subordinated indebtedness, pay dividends or make certain other restricted payments, apply net proceeds from certain asset sales, enter into certain transactions with affiliates, incur indebtedness that is subordinate in right of payment to any senior indebtedness and senior in right of payment to the 10% Senior Subordinated Notes, merge or consolidate with any other person, sell stock of subsidiaries, or sell, assign, transfer, lease, convey, or otherwise dispose of substantially all of the assets of the Company.

FIELDCREST CONVERTIBLE DEBENTURES

     Fieldcrest presently has outstanding $112.5 million ($118.5 million at September 30, 1997) in aggregate principal amount of its Convertible Debentures, of which $4.0 million is current maturities. The Fieldcrest Convertible Debentures currently remain outstanding as debt obligations of the Company. The Fieldcrest Convertible Debentures bear interest at the rate of 6.0% per annum, payable on March 15 and September 15 of each year. The Fieldcrest Convertible Debentures are convertible into the same consideration that a holder of the number of shares of Fieldcrest Common Stock into which such Fieldcrest Convertible Debentures might have been converted immediately prior to the Merger would be entitled to receive in the Merger. For example, a Fieldcrest Convertible Debenture having an aggregate principal amount of $1,000 is convertible into (i) a cash payment equal to the product of (a) the amount of the cash payment to be made on account of each share of Fieldcrest Common Stock converted in the Merger and (b) 22.60 and (ii) a number of shares of Pillowtex Common Stock equal to the product of (a) the Conversion Number and (b) 22.60.

     The Fieldcrest Convertible Debentures are presently redeemable at their stated principal amount, in whole or in part, at the option of Fieldcrest, plus any accrued and unpaid interest to the date of redemption. The Fieldcrest Convertible Debentures are subject to mandatory redemption at their stated principal amount plus any accrued and unpaid interest pursuant to a sinking fund provision whereby Fieldcrest is required on March 15 of the years 1997 to 2011 inclusive, to deposit with the indenture trustee an amount equal to 5.0% of the original $125.0 million aggregate principal amount of Fieldcrest Convertible Debentures. The sinking fund provision is designed to cause the redemption of 75% of the Fieldcrest Convertible Debentures as of their maturity date.

PILLOWTEX DEED OF TRUST NOTE

     Pillowtex presently has outstanding a $2.4 million deed of trust note collateralized by land and buildings (the "Pillowtex Trust Note"). The Pillowtex Trust Note bears interest at 10.5% per annum, payable monthly in arrears, and matures on July 1, 1998.

PILLOWTEX INDUSTRIAL REVENUE BONDS

     Pillowtex has certain obligations in respect of certain industrial revenue bonds issued by the Pennsylvania Economic Development Financing Authority (the "PEDFA Bonds"). The PEDFA Bonds bear interest, payable semiannually, at a variable rate (7.0% to 7.85% per annum), and mature serially in annual amounts ranging from $285,000 to $640,000 through April 1, 2002. Approximately $2.8 million in aggregate principal amount of PEDFA Bonds is presently outstanding.

     Pillowtex also has certain obligations in respect of certain industrial revenue bonds issued by the Mississippi Business Finance Corporation (the "MBFC Bonds"). The MBFC Bonds bear interest, payable monthly (or, in certain circumstances, quarterly), at a variable rate (2.75% to 4.5% per annum), provide for annual principal payments of $460,000 beginning July 1, 1995, and mature on July 1, 2004. Approximately $3.2 million in aggregate principal amount of MBFC Bonds is presently outstanding.

FIELDCREST INDUSTRIAL REVENUE BONDS

     Fieldcrest has additional obligations in respect of certain industrial revenue bonds issued by the Industrial Development Board of the City of Scottsboro, Alabama (the "Scottsboro Bonds"). The Scottsboro Bonds bear interest, payable semiannually, at a rate equal to 6.75% per annum, provide for annual principal payments of $200,000 beginning September 1, 1998, and mature on September 1, 2002. Approximately $1.0 million in aggregate principal amount of the Scottsboro Bonds is presently outstanding.

     Fieldcrest has further obligations in respect of certain industrial revenue bonds issued by the State Industrial Development Authority of the State of Alabama (the "Alabama Bonds"). The Alabama Bonds bear interest at a variable rate (approximating LIBOR), and mature on July 1, 2021. Approximately $10,000,000 in aggregate principal amount of the Alabama Bonds is presently outstanding.

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

           PILLOWTEX SERIES A REDEEMABLE CONVERTIBLE PREFERRED STOCK

     General. Pursuant to the terms of Pillowtex Preferred Stock Purchase Agreement, as amended (the "Preferred Stock Purchase Agreement"), Apollo purchased of 65,000 shares of Pillowtex Preferred Stock at an offering price of $1,000 per share, which resulted in net proceeds to Pillowtex of approximately $62.9 million.

     Liquidation Preference; Ranking. Each share of Pillowtex Preferred Stock has a liquidation preference of $1,000, plus accrued and unpaid dividends (the "Liquidation Preference"). The Pillowtex Preferred Stock ranks senior in right of payment to all common equity stock and all other classes of preferred stock of the Company (other than parity securities), but ranks junior in right of payment to all indebtedness of the Company. The terms of the Pillowtex Preferred Stock restrict, among other things, the Company's ability to pay dividends or make certain other restricted payments on the Pillowtex Common Stock.

     Dividends. Subject to the provisions described below, dividends will accrue on the Pillowtex Preferred Stock from the issue date through and including December 31, 1999, at a rate per annum equal to 3.0%. However, the Company may at its option pay dividends in cash during each quarterly period during calendar years 1998 and 1999 at a rate in excess of 3.0%. Beginning January 1, 2000, dividends will accrue on the Pillowtex Preferred Stock at the Applicable Dividend Rate, which is defined as 3.0%, 7.0%, or 10.0% depending upon the Company's 1999 Pro Forma EPS (as defined herein) as set forth in the following table:

                                                     APPLICABLE DIVIDEND
                      1999                                 RATE AT
                  PRO FORMA EPS                        JANUARY 1, 2000
                  -------------                      -------------------
$2.70 or greater.................................       3.0% per annum
$2.35 to $2.69...................................       7.0% per annum
$2.34 or less....................................      10.0% per annum

     The term "1999 Pro Forma EPS" is defined as the Company's diluted earnings per share as included in its audited financial statements for the fiscal year ending January 1, 2000, as adjusted to exclude the after-tax effect of (i) any change in generally accepted accounting principles from September 5, 1997, other than the effects of Financial Accounting Standards Board Statement No. 128; (ii) extraordinary gains or losses, and (iii) gain on sale of assets having a fair market value in excess of $1.0 million ("1999 EPS"), calculated on a pro forma basis assuming (a) the dividend rate on the Pillowtex Preferred Stock for calendar 1997 (if applicable) and calendar 1998 was (1) 3.0% per annum if 1999 EPS is equal to or greater than $2.35 or (2) 10.0% per annum if 1999 EPS is less than $2.35; (b) the dividend rate on the Pillowtex Preferred Stock for calendar 1999 was (1) 3.0% per annum if 1999 EPS is greater than or equal to $2.70, (2) 7.0% per annum if 1999 EPS is greater than or equal to $2.35 but less than $2.70, and (3) 10.0% per annum if 1999 EPS is less than $2.35; and (c) any incremental dividends included pursuant to clauses (a) and (b) which were not paid when due (either in cash or in shares of Pillowtex Preferred Stock) were paid in additional shares of Pillowtex Preferred Stock (including the effect of all dividends earned on unpaid dividends).

     In addition to paying dividends from and after January 1, 2000 at the Applicable Dividend Rate, the Company is required to pay a one-time Catch Up Dividend in shares of Pillowtex Preferred Stock in 1999 equal to the difference between the aggregate amount of dividends paid (whether in cash or additional shares of Pillowtex Preferred Stock)(the "Aggregate Dividends Paid") and the aggregate amount of dividends that would have been paid on the Pillowtex Preferred Stock from the issue date through and including the last Dividend Payment Date prior to the date on which the Company finally determines the amount of 1999 Pro Forma EPS ("Aggregate Dividends Owed") assuming (i) the dividend rate for calendar 1997 (if applicable) and calendar 1998 was (a) 3.0% per annum if 1999 Pro Forma EPS is equal to or greater than $2.35 or (b) 10.0% per annum if 1999 Pro Forma EPS is less than $2.35, (ii) the dividend rate for calendar 1999 was the Applicable Dividend Rate, and (iii) any incremental dividends included in calculating dividends described in clauses (i) and (ii) which were not paid when due (either in cash or in shares of Pillowtex Preferred Stock) were paid in additional shares of Pillowtex Preferred Stock (including the effect of all dividends earned on unpaid dividends). If the Aggregate Dividends Paid is more than the Aggregate Dividends Owed, then no Catch Up Dividend will be payable and an amount equal to the difference between Aggregate Dividends Paid and Aggregate Dividends Owed will be offset against dividends payable on the next succeeding Dividend Payment Date or Dividend Payment Dates, as the case may be.

     The following table sets forth for each of the three categories of 1999 Pro Forma EPS indicated the number of shares to be issued as a Catch Up Dividend (assuming that the Pillowtex Preferred Stock were to be initially issued on December 31, 1997, that dividends due prior to January 1, 2000 are paid in cash when due at a rate per annum of 3.0%, and that the Determination Price is $24.00 per share):

                      1999                            APPLICABLE CATCH
                  PRO FORMA EPS                          UP DIVIDEND
                  -------------                      -------------------
$2.70 or greater.................................                  N/A
$2.35 to $2.69...................................      2,669.05 shares
$2.34 or less....................................      9,952.15 shares

     If the Determination Price is less than $23.00, each of the $2.35 and $2.70 targets for 1999 Pro Forma EPS will be reduced by an amount equal to the product of (i) 0.065 and (ii)(a) $23.00 minus (b) the Determination Price. All dividends will be cumulative, whether or not declared, on a daily basis from the date of issuance and will be payable quarterly, in arrears, on March 31, June 30, September 30, and December 31 (each a "Dividend Payment Date"). Dividends (in the form of additional dividends due) will compound quarterly on all unpaid dividends from the Dividend Payment Date with respect thereto until the date of payment. At the option of the Company, dividends other than the Catch Up Dividend will be payable either in cash or in kind (through the issuance of additional shares of Pillowtex Preferred Stock) for the first five years after issuance and will be payable only in cash thereafter.

     In the event that after the fifth anniversary of the initial issuance of the Pillowtex Preferred Stock, Pillowtex fails to pay dividends in cash on the Dividend Payment Date when due, the dividend rate applicable to any period in which any such dividends remain unpaid will be increased by 0.5% per quarter for each quarter in which any such dividends remain unpaid (such rate increase, the "Dividend Increase"). The applicable dividend rate plus the Dividend Increase applicable to any period will not exceed the lesser of (i) 18.0% per annum and
(ii) the maximum rate permitted by applicable law. After a Dividend Increase, when the Company pays all accrued and unpaid dividends, and upon the payment of dividends on the next Dividend Payment Date at the rate in effect prior to giving effect to any Dividend Increase, the annual dividend rate will be decreased to the otherwise applicable dividend rate.

     Conversion. At the option of the holders thereof, at any time or from time to time, each share of the Pillowtex Preferred Stock will be convertible into the number of shares of Pillowtex Common Stock as is determined by dividing (i) the sum of (a) $1,000 and (b) any unpaid dividends on such share by (ii) an initial conversion price equal to $24.00 per share, except that if the Determination Price is less than $23.00, then the conversion price will be equal to the Determination Price plus $1.00, subject to subsequent adjustment in certain circumstances to prevent dilution.

     Mandatory Redemption. Each share of Pillowtex Preferred Stock is subject to mandatory redemption on the date ten and one-half years after the initial issuance of the Pillowtex Preferred Stock (the "Mandatory Redemption Date"), at a redemption price equal to $1,000, plus accrued and unpaid dividends.

     Optional Redemption. The Company has the right to, at any time and from time to time after the fourth anniversary of the initial issuance of the Pillowtex Preferred Stock, call all or any portion of the Pillowtex Preferred Stock for redemption at a redemption price equal to (i) the Liquidation Preference plus (ii) the product of (a) a premium, which declines ratably from the percentage equal to the applicable dividend rate on such fourth anniversary to zero on the Mandatory Redemption Date, and (b) the Liquidation Preference (minus any accrued and unpaid dividends from the Dividend Payment Date prior to the date fixed for redemption).

     Voting Rights. Except as described below and as otherwise required by law, holders of Pillowtex Preferred Stock are not entitled to any vote on matters presented to shareholders of the Company.

     So long as any shares of the Pillowtex Preferred Stock are outstanding, the Company may not (i) amend its Articles of Incorporation (the "Pillowtex Articles") so as to (a) affect adversely the specified rights, preferences, privileges, or voting rights of holders of shares of Pillowtex Preferred Stock or (b) authorize the issuance of additional shares of any class of senior securities or (ii) merge, consolidate, or enter into any other reclassification that would (a) materially affect adversely the special or relative rights, preferences, privileges, or voting rights of the Pillowtex Preferred Stock or
(b) result in a breach of the terms of the Pillowtex Preferred Stock without, in any such case, the affirmative vote or consent of holders of more than 50% of the outstanding shares of the Pillowtex Preferred Stock. In addition, any amendment to the Pillowtex Articles that would alter in any material respect the dividend rates, liquidation preference, redemption rights, or conversion rights of the Pillowtex Preferred Stock will require the affirmative vote or consent of each holder of Pillowtex Preferred Stock.

     In the event of the Company's failure to pay dividends or the occurrence of certain breaches that shall have continued for a period of 60 days after notice thereof from any holder of Pillowtex Preferred Stock, within ten business days of such events, the number of members on the Board of Directors of Pillowtex would be automatically increased by 25% and the holders of the Pillowtex Preferred Stock would be entitled to elect directors to fill the new positions created by such expansion, so long as such nonpayment of dividends and breaches were not cured after notice thereof, except that if the event of default related to (i) the failure to redeem the Pillowtex Preferred Stock, (ii) a breach of certain restrictions on the Company's activities, or (iii) a bankruptcy event with respect to the Company or any of its subsidiaries, there would be no 60-day grace period or right to cure and the holders' right to so elect directors would continue for as long as the Pillowtex Preferred Stock were outstanding.

     Registration Rights. Upon the occurrence of certain conditions, holders of Pillowtex Preferred Stock will have the right to require the Company to file a registration statement with the Commission to register shares of Pillowtex Common Stock receivable by such holders upon conversion of Pillowtex Preferred Stock. Holders will also have so-called "piggyback" registration rights with respect to shares of Pillowtex Common Stock receivable upon conversion of Pillowtex Preferred Stock.

            CERTAIN UNITED STATES FEDERAL INCOME TAX CONSIDERATIONS

     The exchange of Series A Notes for Series B Notes pursuant to the Exchange Offer will not be considered a taxable exchange for federal income tax purposes because the Series B Notes will not differ materially in kind or extent from the Series A Notes and because the exchange will occur by operation of the terms of the Series B Notes. Accordingly, such exchange will have no federal income tax consequences to Holders of Series A Notes. A Holder's adjusted tax basis and holding period in a Series B Note will be the same as such Holder's adjusted tax basis and holding period, respectively, in the Series A Note exchanged therefor.

     Holders considering the exchange of Series A Notes for Series B Notes should consult their own tax advisors concerning the United States federal income tax consequences in light of their particular situations as well as any consequences arising under state, local, and foreign income tax and other tax law.

                              PLAN OF DISTRIBUTION

     The Series B Notes will be offered by the Company to the holders of the Series A Notes in exchange for the Series A Notes pursuant to the Exchange Offer.

     Except as described below, a broker-dealer may not participate in the Exchange Offer in connection with a distribution of the Series B Notes. Each broker-dealer that receives Series B Notes for its own account pursuant to the Exchange Offer must acknowledge that it will deliver a prospectus in connection with any resale of such Series B Notes. This Prospectus, as it may be amended or supplemented from time to time, may be used by a broker-dealer in connection with resales of Series B Notes received in exchange for Series A Notes where such Series A Notes were acquired as a result of market-making activities or other trading activities. The Company has agreed that for a period of one year after the Registration Statement has been declared effective, it will make this Prospectus, as amended or supplemented, available to any broker-dealer for use in connection with any such resale subject to the conditions described under "The Exchange Offer -- Consequences of Exchanging Series A Notes."

     The Company will not receive any proceeds from any sale of Series B Notes by broker-dealers. Series B Notes received by broker-dealers for their own account pursuant to the Exchange Offer may be sold from time to time in one or more transactions in the over-the-counter market, in negotiated transactions, through the writing of options on the Series B Notes or a combination of such methods of resale, at market prices prevailing at the time of resale, at prices related to such prevailing market prices, or negotiated prices. Any such resale may be made directly to purchasers or through brokers or dealers who may receive compensation in the form of commissions or concessions from any such broker-dealer and/or the purchasers of any such Series B Notes. Any broker or dealer that participates in a distribution of such Series B Notes may be deemed to be an "underwriter" within the meaning of the Securities Act, and any profit on any such resale of Series B Notes and any commissions or concessions received by any such persons may be deemed to be underwriting compensation under the Securities Act. The Letter of Transmittal states that by acknowledging that it will deliver and by delivering a prospectus a broker-dealer will not be deemed to admit that it is an "underwriter" within the meaning of the Securities Act.

     The Company has agreed to pay all expenses incident to the Exchange Offer other than commissions or concessions of any brokers or dealers and expenses of counsel for the holders of the Series B Notes and will indemnify the holders of the Series B Notes (including any broker-dealers) against certain liabilities, including liabilities under the Securities Act.

                                 LEGAL MATTERS

     Certain legal matters with respect to the validity of the Series B Notes offered hereby will be passed upon for the Company by Jones, Day, Reavis & Pogue, Dallas, Texas.

                                    EXPERTS

     The consolidated financial statements of Pillowtex as of December 30, 1995 and December 28, 1996, and for each of the years in the three-year period ended December 28, 1996 have been incorporated by reference herein and in the Registration Statement in reliance upon the report of KPMG Peat Marwick LLP, independent certified public accountants, incorporated by reference herein, and upon the authority of said firm as experts in accounting and auditing.

     The consolidated financial statements of Fieldcrest incorporated by reference in and included in an exhibit to Fieldcrest's Annual Report (Form 10-K) for the year ended December 31, 1996 and incorporated herein by reference, have been audited by Ernst & Young LLP, independent auditors, as set forth in their report incorporated by reference therein and included in an exhibit thereto and incorporated herein by reference. Such consolidated financial statements are incorporated herein by reference in reliance upon such report given upon the authority of such firm as experts in accounting and auditing.

                                    PART II

                     INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM 20.  INDEMNIFICATION OF DIRECTORS AND OFFICERS

     Set forth below is a description of certain provisions of the articles of incorporation and bylaws of the Company and the Guarantors. These descriptions are intended as a summary only and are qualified in their entirety by reference to the appropriate articles, bylaws and state law.

     (a) Pillowtex Corporation (a Texas corporation). Under the Texas Business Corporation Act (the "TBCA"), a corporation may indemnify a person who was, is, or is threatened to be made a named defendant or respondent in any threatened, pending, or completed action, suit, or proceeding, whether civil, criminal, administrative, arbitrative, or investigative, any appeal in such an action, suit, or proceeding, or any inquiry or investigation that could lead to such an action, suit, or proceeding (a "proceeding"), because the person is or was a director of the corporation or, while a director of the corporation, is or was serving at the request of the corporation as a director, officer, partner, venturer, proprietor, trustee, employee, agent, or similar functionary of another foreign or domestic corporation, partnership, joint venture, sole proprietorship, trust, employee benefit plan, or other enterprise, but only if it is determined in the manner described below that the person: (i) conducted himself in good faith; (ii) reasonably believed (a) in the case of conduct in his official capacity as a director of the corporation, that his conduct was in the corporation's best interests, and (b) in all other cases, that his conduct was at least not opposed to the corporation's best interests; and (iii) in the case of any criminal proceeding, had no reasonable cause to believe his conduct was unlawful. Except to the extent described in the next following sentence, a director may not be indemnified under the TBCA in respect of a proceeding in which the person is found liable on the basis that personal benefit was improperly received by him, whether or not the benefit resulted from an action taken in the person's official capacity, or in which the person is found liable to the corporation. A person may be indemnified as described in the second preceding sentence against judgments, penalties (including excise and similar taxes), fines, settlements, and reasonable expenses (including court costs and attorneys' fees) actually incurred by the person in connection with a proceeding, except that if the person is found liable to the corporation or is found liable on the basis that personal benefit was improperly received by the person, the indemnification (i) is limited to reasonable expenses (including court costs and attorneys' fees) actually incurred by the person in connection with the proceeding and (ii) will not be made in respect of any proceeding in which the person shall have been found liable for willful or intentional misconduct in the performance of his duty to the corporation.

     Under the TBCA, a corporation must indemnify a director against reasonable expenses (including court costs and attorneys' fees) incurred by him in connection with a proceeding in which he is a named defendant or respondent because he is or was a director of the corporation or, while a director of the corporation, is or was serving at the request of the corporation as a director, officer, partner, venturer, proprietor, trustee, employee, agent, or similar functionary of another foreign or domestic corporation, partnership, joint venture, sole proprietorship, trust, employee benefit plan, or other enterprise, if he has been wholly successful, on the merits or otherwise, in the defense of the proceeding. Under the TBCA, if, in a suit for the indemnification required as described in the immediately preceding sentence, a court of competent jurisdiction determines that the director is entitled to such indemnification, the court will order indemnification and will award to the director the expenses (including court costs and attorneys' fees) incurred in securing the indemnification. Under the TBCA, if, upon application of a director, a court of competent jurisdiction determines, after giving any notice the court considers necessary, that the director is fairly and reasonably entitled to indemnification in view of all the relevant circumstances, whether or not he has met the requirements for indemnification described in the first sentence of the immediately preceding paragraph or has been found liable in the circumstances described in the second sentence of such paragraph, the court may order the indemnification that the court determines is proper and equitable, except that if the person is found liable to the corporation or is found liable on the basis that personal benefit was improperly received by the person, the indemnification will be limited to reasonable expenses (including court costs and attorneys' fees) actually incurred by the person in connection with the proceeding.

     A determination that indemnification as described in the first sentence of the second preceding paragraph is permissible must be made: (i) by a majority vote of a quorum consisting of directors who at the time of the vote are not named defendants or respondents in the proceeding; (ii) if such a quorum cannot be obtained, by a majority vote of a committee of the board of directors, designated to act in the matter by a majority vote of all directors, consisting solely of two or more directors who at the time of the vote are not named defendants or respondents in the proceeding; (iii) by special legal counsel selected by the board of directors or a committee of the board by vote as described in clauses (i) and (ii) above, or, if such a quorum cannot be obtained and such a committee cannot be established, by a majority vote of all directors; or (iv) by the shareholders in a vote that excludes the shares held by directors who are named defendants or respondents in the proceeding. Under the TBCA, authorization of indemnification and determination as to reasonableness of expenses must be made in the same manner as the determination that indemnification is permissible, except that if the determination that indemnification is permissible is made by special legal counsel, authorization of indemnification and determination as to reasonableness of expenses must be made in the manner described in clause (iii) of the immediately preceding sentence for the selection of special legal counsel; a provision contained in the articles of incorporation, the bylaws, a resolution of shareholders or directors, or an agreement that makes mandatory the indemnification permitted under the TBCA will be deemed to constitute authorization of indemnification in the manner required by the TBCA even though such provision may not have been adopted or authorized in the same manner as the determination that indemnification is permissible. The TBCA provides that reasonable expenses (including court costs and attorneys' fees) incurred by a director who was, is, or is threatened to be made a named defendant or respondent in a proceeding may be paid or reimbursed by the corporation, in advance of the final disposition of the proceeding and without the determination, authorization, or determination described above, after the corporation receives a written affirmation by the director of his good faith belief that he has met the standard of conduct necessary for indemnification and a written undertaking by or on behalf of the director to repay the amount paid or reimbursed if it is ultimately determined that he has not met the standard or if it is ultimately determined that indemnification of the director against expenses incurred by him in connection with that proceeding is prohibited by the TBCA; a provision contained in the articles of incorporation, the bylaws, a resolution of shareholders or directors, or an agreement that makes mandatory the payment or reimbursement permitted under the TBCA will be deemed to constitute authorization of that payment or reimbursement.

     Under the TBCA, an officer of the corporation must be indemnified as, and to the same extent described in the second preceding paragraph, for a director. A corporation may indemnify and advance expenses to an officer, employee, or agent of the corporation to the same extent that it may indemnify and advance expenses to directors as described above. In addition, under the TBCA, a corporation may indemnify and advance expenses to persons who are not or were not officers, employees, or agents of the corporation but who are or were serving at the request of the corporation as a director, officer, partner, venturer, proprietor, trustee, employee, agent, or similar functionary of another foreign or domestic corporation, partnership, joint venture, sole proprietorship, trust, employee benefit plan, or other enterprise to the same extent that it may indemnify and advance expenses to directors.

     Under the TBCA, a corporation may purchase and maintain insurance or another arrangement on behalf of any person who is or was a director, officer, employee, or agent of the corporation or who is or was serving at the request of the corporation as a director, officer, partner, venturer, proprietor, trustee, employee, agent, or similar functionary of another foreign or domestic corporation, partnership, joint venture, sole proprietorship, trust, employee benefit plan, or other enterprise, against any liability asserted against him and incurred by him in such a capacity or arising out of his status as such a person, whether or not the corporation would have the power to indemnify him against that liability under the TBCA. Pillowtex has purchased liability insurance policies covering its directors and officers to insure against losses incurred in their capacities, including liabilities under the Securities Act.

     The Pillowtex Articles do not address indemnification of directors, officers, or other persons. The Bylaws of Pillowtex (the "Pillowtex Bylaws"), however, provide that: (i) Pillowtex will indemnify persons who are or were directors or officers (both in their capacities as directors and officers and, if serving at the request of Pillowtex as a director, officer, trustee, employee, agent, or similar functionary of another foreign or domestic corporation, trust, partnership, joint venture, sole proprietorship, employee benefit plan, or other enterprise, in each of those capacities) to the full extent permitted by the TBCA; (ii) Pillowtex will pay or reimburse, in advance of the final disposition of any proceeding, to all persons who are or were directors or officers of Pillowtex all reasonable expenses incurred by such persons to the full extent permitted by the TBCA; and (iii) Pillowtex will indemnify persons who are or were employees or agents (other than directors or officers), or persons who are not or were not employees or agents but who are or were serving at the request of Pillowtex as directors, officers, trustees, employees, agents, or similar functionaries of another foreign or domestic corporation, trust, partnership, joint venture, sole proprietorship, employee benefit plan or other enterprise (collectively, together with the directors and officers, "Corporate Functionaries"), to the full extent permitted by the TBCA. The Pillowtex Bylaws also provide that Pillowtex may purchase or maintain insurance on behalf of any Corporate Functionary against any liability asserted against him and incurred by him in such a capacity or arising out of his status as a Corporate Functionary, whether or not Pillowtex would have the power to indemnify him against the liability under the TBCA or the Pillowtex Bylaws.

     Pillowtex has entered into Indemnification Agreements with each of its directors pursuant to which Pillowtex has agreed to indemnify the directors to the full extent authorized or permitted by the TBCA.

     Pillowtex Corporation maintains directors' and officers' liability insurance on behalf of the directors and officers of Pillowtex Corporation and each of its subsidiaries (including Fieldcrest) against liability arising from actions taken in their capacity as directors or officers. Additionally, pursuant to the Merger Agreement, the Company has purchased and will maintain directors' and officers' liability insurance on behalf of former directors and officers of Fieldcrest for a period of four years after consummation of the Merger.

     (b) Guarantors.

     Under the Delaware General Corporation Law (the "DGCL"), directors and officers as well as other employees and individuals may be indemnified against expenses (including attorneys' fees), judgments, fines and amounts paid in settlement in connection with specified actions, suits, or proceedings, whether civil or criminal, administrative, or investigative (other than an action by or in the right of the corporation as a derivative action) if they acted in good faith and in a manner they reasonably believed to be in or not opposed to the best interests of the corporation and, with respect to any criminal action or proceeding, had no reasonable cause to believe their conduct was unlawful. However, the DGCL does not permit a corporation to eliminate or limit a director's personal liability for monetary damages to the corporation or its stockholders (i) for any branch of the director's duty of loyalty to such corporation or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of the law, (iii) for paying a dividend or approving a stock repurchase in violation of Section 174 of the DGCL, or (iv) for any transaction from which the director derived an improper personal benefit.

     Amoskeag Company (a Delaware corporation). The Amended and Restated Certificate of Incorporation provides that, except to the extent that the DGCL prohibits the elimination or limitation of liability of directors for breaches of fiduciary duty, no director of Amoskeag Company shall be personally liable to Amoskeag Company or its stockholders for monetary damages for any breach of fiduciary duty as a director, notwithstanding any provision of law imposing such liability.

     The Amended and Restated Certificate of Incorporation provides that Amoskeag Company shall, to the fullest extent permitted by Section 145 of the DGCL, as amended from time to time, indemnify each person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative, by reason of the fact that he is or was, or has agreed to become, a director or officer of Amoskeag Company, or is or was serving, or has agreed to serve, at the request of Amoskeag Company, as a director, officer or trustee of, or in a similar capacity with, another corporation, partnership, joint venture, trust or other enterprise (including any employee benefit plan), or by reason of any action alleged to have been taken or omitted in such capacity, against all expenses (including attorneys' fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by him or on his behalf in connection with such action, suit or proceeding and any appeal therefrom.

     With respect to any action, suit, proceeding or investigation for which indemnity will or could be sought, Amoskeag Company will be entitled to participate therein at its own expense and/or to assume the defense thereof at its own expense, with legal counsel reasonably acceptable to the person seeking indemnification.

     In the event that Amoskeag Company does not assume the defense of any action, suit, proceeding or investigation for which indemnity will or could be sought, any expenses (including attorneys' fees) incurred by the person seeking indemnification in defending a civil or criminal action, suit, proceeding or investigation or any appeal therefrom shall be paid by Amoskeag Company in advance of the final deposition of such matter upon receipt of any undertaking by the person indemnified to repay such payment if it is ultimately determined that such person is not entitled to indemnification under the Amended and Restated Certificate of Incorporation, which undertaking may be accepted without reference to the financial ability of such person to make such repayment.

     Amoskeag Company will not indemnify any such person seeking indemnification in connection with a proceeding (or part thereof) initiated by such person unless the initiation thereof was approved by the Board of Directors.

     The indemnification rights provided in the Amended and Restated Certificate of Incorporation (i) shall not be deemed exclusive of any other rights to which those indemnified may be entitled under any law, agreement or vote of stockholders or disinterested directors or otherwise, and (ii) shall inure to the benefit of the heirs, executors and administrators of such persons. Amoskeag Company may, to the extent authorized from time to time by its Board of Directors, grant indemnification rights to other employees or agents of Amoskeag Company or other persons serving Amoskeag Company and such rights may be equivalent to, or greater or less than, those set forth in the Amended and Restated Certificate of Incorporation.

     The Bylaws of Amoskeag Company do not contain any indemnification provisions.

     Amoskeag Management Corporation (a Delaware corporation). The Certificate of Incorporation provides that Amoskeag Management Corporation shall indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (including an action by or in the right of the corporation) by reason of the fact that he is or was a director, officer, employee or agent of Amoskeag Management Corporation), or a stockholder purporting to act on behalf of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses (including attorneys' fees), judgments and fines actually imposed or reasonably incurred by him in connection with such action, suit or proceeding unless in any proceeding he shall be finally adjudged not to have acted in good faith and in a manner reasonably believed to be in or not opposed to the best interest of Amoskeag Management Corporation; provided, however, that such indemnification shall not cover liabilities in connection with any manner which shall be disposed of through a compromise payment by such person, pursuant to a consent decree or otherwise, unless such compromise shall be approved as in the best interests of Amoskeag Management Corporation, after notice that it involves such indemnification, (i) by a vote of the directors in which no interested director participates, or (ii) by a vote or the written approval of the holders of a majority of the outstanding stock at the time having the right to vote for directors, not counting as outstanding any stock owned by any interested director or officer. Such indemnification may include payment by Amoskeag Management Corporation of expenses incurred in defending a civil or criminal action or proceeding in advance of the final disposition of such action or proceeding, upon receipt of an undertaking by the person indemnified to repay such payment if he shall be adjudicated to be not entitled to indemnification under these provisions.

     The termination of any action, suit or proceeding by judgment, order, settlement, conviction, or upon a plea of nolo contendere or its equivalent, shall not, of itself, create any presumption that the person did not act in good faith and in a manner in which he reasonably believed to be in the best interests of the corporation, and with respect to any criminal action or proceeding, had reasonable cause to believe that his conduct was unlawful. The rights of indemnification hereby provided shall not be exclusive of or affect other rights to which any director, officer, employee, agent or stockholder may be entitled. As used in this paragraph, the terms "director", "officer", "employee", "agent", or "stockholder" include their respective heirs, executors and administrators, and an "interested" director or officer is one against whom as such the proceeding in question or another proceeding on the same or similar grounds is then pending. Any indemnification to which a person is entitled under the Certificate of Incorporation shall be provided although the person to be indemnified is no longer such a director, officer, employee, agent or stockholder.

     The Bylaws of Amoskeag Management Corporation do not contain any indemnification provisions.

     Downeast Securities Corporation (a Delaware corporation). The Certificate of Incorporation, as amended, provides that Downeast Securities Corporation shall indemnify any person who was or is party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (including an action by or in the right of the corporation) by reason of the fact that he is or was a director, officer, employee or agent of the corporation, or a stockholder purporting to act on behalf of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses (including attorneys' fees), judgments and fines actually imposed or reasonably incurred by him in connection with such action, suit or proceeding unless in any proceeding he shall be finally adjudged not to have acted in good faith in reasonable belief that his action was in the best interest of the corporation; provided, however, that such indemnification shall not cover liabilities in connection with any matter which shall be disposed of through a compromise payment by such person, pursuant to a consent decree or otherwise, unless such compromise shall be approved as in the best interests of the corporation, after notice that it involves such indemnification, (i) by vote of the directors in which no interested director participates, or (ii) by a vote or the written approval of the holders of a majority of the outstanding stock at the time having the right to vote for directors, not counting as outstanding any stock owned by any interested director or officer. Such indemnification may include payment by the corporation of expenses incurred in defending a civil or criminal action or proceeding in advance of the final disposition of such action or proceeding, upon receipt of an undertaking by the person indemnified to repay such payment if he shall be adjudicated to be not entitled to indemnification under these provisions.

     The rights of indemnification provided shall not be exclusive of or affect other rights to which any director, officer, employee, agent or stockholder may be entitled. As used in this paragraph, the terms "director", "officer", "employee", "agent" or "stockholder" include their respective heirs, executors and administrators, and an "interested" director or officer is one against whom as such the proceeding in question or another proceeding on the same or similar grounds is then pending. Any indemnification to which a person is entitled under this paragraph shall be provided although the person to be indemnified is no longer such a director, officer, employee, agent or stockholder.

     The Bylaws of Downeast Securities Corporation do not contain any indemnification provisions.

     Encee, Inc. (a Delaware corporation). The Certificate of Incorporation provides that Encee, Inc. shall, to the full extent permitted by Section 145 of the DGCL, as amended from time to time, indemnify all persons whom it may indemnify pursuant thereto. The Bylaws of Encee, Inc. do not contain any indemnification provisions.

     FCC Canada, Inc. (a Delaware corporation). The Certificate of Incorporation eliminates the personal liability of the directors of FCC Canada, Inc. to the fullest extent permitted by the DGCL, as the same may be amended and supplemented.

     The Certificate of Incorporation also, to the fullest extent permitted by the DGCL, indemnifies any and all persons whom it shall have power to indemnify from and against any and all of the expenses, liabilities or other matters. The indemnification provided for in the Certificate of Incorporation is not exclusive of any other rights to which those indemnified may be entitled under any By-Law, agreement, vote of stockholders or disinterested directors or otherwise, both as to action in his official capacity and as to action in another capacity while holding such office, and shall continue as to a person who has ceased to be a director, officer, employee or agent and shall inure to the benefit of the heirs, executors and administrators of such a person.

     The Bylaws of FCC Canada, Inc. do not contain any indemnification provisions.

     Fieldcrest Cannon Financing, Inc., Fieldcrest Cannon Licensing, Inc., Fieldcrest Cannon Sure Fit, Inc., Fieldcrest Cannon Transportation, Inc. (each, a Delaware corporation). These four entities have identical indemnification provisions in their Certificates of Incorporation and Bylaws.

     The Certificates of Incorporation provide that no person who is serving or has served as a director shall be liable to the corporation or to any stockholder for monetary damages for breach of any fiduciary duty of such person as a director by reason of any act or omission occurring on or after the date this article becomes effective. Nothing within such Certificate of Incorporation shall be deemed to limit or eliminate the liability of any person (i) for any breach of such person's duty of loyalty as a director to the corporation or its stockholders; (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of the law; (iii) for the unlawful payment of a dividend by the corporation or the unlawful purchase or redemption of the corporation's capital stock by the corporation; (iv) for any transaction from which such person derived an improper personal benefit; or (v) to any extent that such liability may not be limited or eliminated by virtue of the provisions of Section 102(b)(7) of the DGCL or any successor statute.

     The indemnification provisions of the Bylaws provide that each person who was or is made a party to or is threatened to be made a party to or is otherwise involved in any action, suit or proceeding, whether civil, criminal, administrative or investigative (hereinafter a "proceeding"), by reason of the fact that he or she is or was a director, officer or employee of the corporation or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation or of a partnership, joint venture, trust or other enterprise, including service with respect to employee benefit plans (hereinafter an "indemnitee"), whether the basis of such proceeding is alleged action in an official capacity as a director, officer, employee or agent, shall be indemnified and held harmless by the corporation to the fullest extent authorized by the DGCL. Indemnification shall continue as to an indemnitee who has ceased to be a director, officer, employee or agent and shall inure to the benefit of the indemnitee's heirs, executors and administrators. The corporation shall indemnify and any such indemnitee in connection with a proceeding (or part thereof) initiated by such indemnitee only if such proceeding (or part thereof) was authorized by the Board of Directors of the corporation. The right to indemnification conferred is a contract right and shall include the right to be paid by the corporation and the expenses incurred in defending any such proceeding in advance of its final disposition (hereinafter an "advancement of expenses"); provided, however, that if the DGCL requires, an advancement of expenses incurred by an indemnitee in his or her capacity as a director or officer (and not in any other capacity in which service was or is rendered by such indemnitee, including without limitation, service to an employee benefit plan) shall be made only upon delivery to the corporation of an undertaking, by or on behalf of such indemnitee, to repay all amounts so advanced if it shall ultimately be determined by final judicial decision from which there is no further right to appeal that such indemnitee is not entitled to be indemnified for such expenses under the Bylaws.

     If a claim for indemnification is not paid in a timely manner, the indemnitee may at any time thereafter bring suit against the corporation to recover the unpaid amount of the claim. If successful in whole or in part in any suit or in a suit brought by the corporation to recover an advancement of expenses pursuant to the terms of an undertaking, the indemnitee shall be entitled to be paid also the expense of prosecuting or defending such suit. In any suit brought by the indemnitee to enforce a right hereunder, or by the corporation to recover an advancement of expenses pursuant to the terms of an undertaking, the burden of proving that the indemnitee is not entitled to be indemnified or to such advancement of expenses under the Bylaws shall be on the corporation.

     The rights to indemnification and to the advancement of expenses shall not be exclusive of any other right which any person may have or acquire. In addition, the corporation may maintain insurance, at its expense, to protect itself and any director, officer, employee or agent of the corporation or another corporation, partnership, joint venture, trust or other enterprise against any expense, liability or loss under the DGCL.

     The corporation may, to the extent authorized from time to time by the Board of Directors, grant rights to indemnification and to the advancement of expenses, to any agent of the corporation to the fullest extent allowed under these bylaws with respect to the indemnification and advancement of expenses of directors, officers and employees of the corporation.

     Fieldcrest Cannon, Inc. (a Delaware corporation). The Restated Certificate of Incorporation, as amended, provides that the corporation will indemnify each person (and his heirs, executors, administrators, or other legal representatives) who is, or shall have been, a director, officer or employee of the corporation or any person who is serving, or shall have served, at the request of this corporation as a director or officer of another corporation, against all liabilities and expenses (including judgments, fines, penalties and attorneys' fees) reasonably incurred by any such director, officer, employee or person in connection with, or arising out of, any action, suit or proceeding in which any such director, officer, employee or person may be a party defendant or with which he may be threatened or otherwise involved, directly or indirectly, by reason of his being or having been a director, officer or employee of this corporation or such other corporation, except in relation to matters as to which any such director, officer, employee or person shall be finally adjudged in such action, suit or proceeding to have been liable for misconduct or negligence in the performance of his duty as such director, officer or employee. Where a director, officer, employee or person has not been finally adjudged to have been liable for negligence or misconduct in the performance of his duty as such director, officer or employee, indemnity will not be made unless the corporation has received an opinion of independent counsel to the effect that such director, officer, employee or person acted in good faith, for a purpose which he reasonably believed would be in the best interests of the corporation and had no reasonable cause to believe that his conduct was unlawful.

     The indemnification provision also applies to all amounts paid in compromise or settlement (other than amounts paid to the corporation or such other corporation), and all expenses (including attorneys' fees) reasonably incurred, provided that prior to such indemnification the corporation shall have received an opinion of independent counsel to the effect that the director, officer, employee or person making such compromise or settlement was not liable for misconduct or negligence in the performance of his duty in connection with the matter or matters out of which such compromise or settlement arose.

     The corporation may from time to time, if authorized by the directors, prior to final adjudication or compromise or settlement of the matter or matters as to which indemnification is claimed, advance to such director, officer, employee or person all expenses imposed upon or incurred by him if the corporation shall have received an opinion of independent counsel to the effect that it is probable that upon the termination of the action, suit or proceeding or threatened action, suit or proceeding as to which such reimbursement is sought, such director, officer, employee or person will be entitled to indemnity under the Restated Certificate of Incorporation, as amended, in respect of such advances and that such advances may properly be made by the corporation. The rights of indemnification shall not be exclusive of other rights to which any director, officer, employee or person is entitled.

     The Amended and Restated Bylaws of Fieldcrest Cannon, Inc. provide that the corporation will indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of the corporation) by reason of the fact that he is or was a director, officer or employee of the corporation, or is or was serving at the request of the corporation as a director, officer or employee of another corporation, partnership, joint venture, trust or other enterprise, against expenses (including attorneys' fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by him in connection with such action, suit or proceeding if he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe his conduct was unlawful. The termination of any action, suit or proceeding by judgment, order, settlement, conviction, or upon a plea of nolo contendere or its equivalent, will not, of itself, create a presumption that the person did not act in good faith and in a manner which he reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had reasonable cause to believe that his conduct was unlawful.

     Further, the corporation will indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action or suit by or in the right of the corporation to procure a judgment in its favor by reason of the fact that he is or was a director, officer or employee of the corporation, or is or was serving at the request of the corporation as a director, officer or employee of another corporation, partnership, joint venture, trust or other enterprise against expenses (including attorneys' fees) actually and reasonably incurred by him in connection with the defense or settlement of such action or suit if he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the corporation. To the extent that a director, officer, employee or agent of the corporation has been successful on the merits or otherwise in defense of any such action, suit or proceeding he shall be indemnified against expenses actually and reasonably incurred. Indemnification will not be made, however if such person has been adjudged to be liable for negligence or misconduct in the performance of his duty to the corporation unless and only to the extent that the Court of Chancery or the court in which such action or suit was brought shall determine upon application that, despite the adjudication of liability but in view of all the circumstances of the case, such person is fairly and reasonably entitled to indemnify for such expenses which the Court of Chancery or such other court shall deem proper.

     Whether indemnification is available will be decided (i) by the Board of Directors by a majority vote of a quorum consisting of directors who were not parties to such action, suit or proceeding, or (ii) if such a quorum is not obtainable, or, even if obtainable a quorum of disinterested directors so directs, by independent legal counsel in a written opinion, or (iii) by the stockholders.

     Expenses incurred by an officer or director in defending a civil or criminal action, suit or proceeding may be paid by the corporation in advance of the final disposition of such action, suit or proceeding as authorized by the Board of Directors in the specific case upon receipt of an undertaking by or on behalf of such director or officer to repay such amount unless it shall ultimately be determined that he is entitled to be indemnified by the corporation as authorized. Such expenses incurred by other employees may be paid upon such terms and conditions, if any, as the Board of Directors deems appropriate.

     The indemnification provided shall not be deemed exclusive of any other rights to which those seeking indemnification may be entitled as to action in his official capacity and as to action in another capacity while holding such office, and shall continue as to a person who has ceased to be a director, officer or employee and shall inure to the benefit of the heirs, executors and administrators of such a person.

     The corporation may purchase and maintain insurance on behalf of any person who is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise against any liability asserted against him and incurred by him in any such capacity.

     Fieldcrest Cannon International, Inc. (a Delaware corporation). The Certificate of Incorporation, as amended, provides that any person made a party to any action, suit or proceeding by reason of the fact that he, his testator or intestate, is or was a director, officer or employee of the corporation or of any corporation which he served as such at the request of the corporation, shall be indemnified by the corporation against the reasonable expenses, including attorneys' fees, actually and necessarily incurred by him in connection with the defense of such action, suit or proceeding, or in connection with any appeal therein, except in relation to matters as to which it shall be adjudged in such action, suit or proceeding that such officer, director or employee is liable for negligence or misconduct in the performance of his duties. Such right of indemnification shall not be deemed exclusive of any other rights to which such director, officer or employee may be entitled by law.

     The Bylaws of Fieldcrest Cannon International, Inc., as amended, do not contain any indemnification provisions.

     Moore's Falls Corporation (a Delaware corporation). The Certificate of Incorporation, as amended, provides that the corporation shall indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than action by or in the right of the corporation) by reason of the fact that he is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses (including attorneys' fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by him in connection with such action, suit or proceeding if he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe his conduct was unlawful. The termination of any action, suit, or proceeding by judgment, order, settlement, conviction, or upon a plea of nolo contendere or its equivalent, shall not, of itself, create a presumption that the person did not act in good faith and in a manner which he reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had reasonable cause to believe that his conduct was unlawful.

     The corporation shall indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action or suit by or in the right of the corporation to procure a judgment in its favor by reason of the fact that he is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise against expenses (including attorneys' fees) actually and reasonably incurred by him in conjunction with the defense or settlement of such action or suit if he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the corporation. Indemnification will not be made in respect of any claim, issue or matter as to which such person shall have been adjudged to be liable for negligence or misconduct in the performance of his duty to the corporation unless and only to the extent that the Court of Chancery of the State of Delaware or the court in which such action or suit was brought shall determine upon application that, despite the adjudication of liability but in view of all the circumstances of the case, such person is fairly and reasonably entitled to indemnify for such expenses which the Court of Chancery of the State of Delaware or such other court shall deem proper.

     Any indemnification will be made by the corporation only as authorized in the specific case upon a determination that indemnification of the director, officer, employee or agent is proper in the circumstances because he has met the applicable standard of conduct. Such determination shall be made (i) by the Board of Directors by a majority vote of a quorum consisting of directors who were not parties to such action, suit or proceeding, or (ii) if such quorum is not obtainable, or, even if obtainable a quorum of disinterested directors so directs, by independent legal counsel in a written opinion or (iii) by the stockholders.

     Expenses incurred in defending a civil or criminal action, suit or proceeding may be paid by the corporation in advance of the final disposition of such action, suit or proceeding as authorized by the Board of Directors in the specific case upon receipt of an undertaking by or on behalf of the directors, officer, employee or agent to repay such amount unless it shall ultimately be determined that he is entitled to be indemnified by the corporation.

     The indemnification provided shall not be deemed exclusive of any other rights to which those seeking indemnification may be entitled, both as to action in his official capacity and as to action in another capacity while holding such office, and shall continue as to a person who has ceased to be a director, officer, employee or agent and shall inure to the benefit of the heirs, executors and administrators of such a person.

     The corporation may purchase and maintain insurance on behalf of any person who is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee, or agent of another corporation, partnership, joint venture, trust or other enterprise, against any liability asserted against him and incurred by him in any such capacity.

     The Bylaws of Moore's Falls Corporation do not contain any indemnification provisions.

     Pillowtex, Inc. and PTEX Holding Company (each, a Delaware corporation). The Certificates of Incorporation of both Pillowtex, Inc. and PTEX Holding Company provide that a director of the corporation shall not be personally liable to the corporation or its stockholders for monetary damages for breach of fiduciary duty as a director, except for liability (i) for any breach of the director's duty of loyalty to the corporation or its stockholders,
(ii) for acts or omissions not in good faith or that involve intentional misconduct or a knowing violation of law, (iii) under Section 174 of the DGCL, or (iv) for any transaction from which the director derived an improper personal benefit. The limitation on personal liability shall be limited to the fullest extent permitted by the amended DGCL. Any repeal or modification of this paragraph by the stockholders of the corporation shall be prospective only, and shall not adversely affect any limitation on the personal liability of a director of the corporation existing at the time of such repeal or modification.

     Bylaws of both entities provide that the corporation will indemnify (i) any person who is or was a director, officer, agent, or employee of the corporation, and (ii) any person who serves or served at the corporation's request as a director, officer, partner, venturer, proprietor, trustee, agent, employee, or similar functionary of another corporation or of a partnership, joint venture, sole proprietorship, joint venture, sole proprietorship, trust, employee benefit plan, or other enterprise (collectively "indemnitees").

     In case of a suit, action, or proceeding (whether civil, criminal, administrative, or investigative), other than a suit by or on behalf of the corporation against an indemnitee, collectively hereinafter referred to as a nonderivative suit, the corporation may indemnify such person for amounts actually and reasonably incurred by such person in connection with the defense or settlement of the nonderivative suit for judgments, penalties, including excise and similar taxes, fines, settlements, and reasonable expenses actually incurred (including attorneys' fees).

     In case of a derivative suit, an indemnitee may be indemnified if such person acted in good faith in the transaction that is the subject of the suit, and in a manner reasonably believed to be in or not opposed to the corporation's best interest; provided that no indemnification shall be made in respect to any claim, issue, or matter as to which such person shall have been adjudged to be liable to the corporation unless, and only to the extent that, the Court of Chancery or the court in which such action or suit was brought shall determine upon application that, despite the adjudication of liability but in view of all the circumstances of the case, such person is fairly and reasonably entitled to indemnity for such expenses which the Court of Chancery or other such court shall deem proper. In the case of nonderivative suit, indemnification will be provided if such person acted in good faith and in a manner reasonably believed to be in or not opposed to the corporation's best interest. With respect to any criminal action or proceeding, the person must have had no reasonable cause to believe that the conduct that is the subject of such action was unlawful. The termination of a nonderivative proceeding by judgment, order, settlement, conviction, or on a plea of nolo contendere or its equivalent, does not of itself create a presumption that the person does not meet the standards set forth in this paragraph.

     The corporation will indemnify against expenses (including attorneys' fees) actually and reasonably incurred in connection with a proceeding in which such person is a party by reason of such person holding their position to the extent such person has been successful, on the merits or otherwise, in the defense of the proceeding.

     A determination that the standard has been satisfied shall be made by (i) majority vote of the directors of the corporation who at the time of the vote are not parties to the action, suit, or proceeding even though less than a quorum, or (ii) if there are no such directors, or if such directors so direct, by independent legal counsel in a written opinion, or (iii) the shareholders of the corporation.

     The corporation may pay in advance any expense (including attorneys' fees) that may become subject to indemnification under the bylaws if the person receiving the payment affirms in writing that in good faith the person believes the standards set forth in the bylaws have been met, and undertakes to repay any advance payments if it is ultimately determined that such person has not yet met those standards.

     The corporation may purchase and maintain insurance on behalf of any person who holds or who has held any position named in the bylaws, against any liability asserted against or incurred by such person in any such position, or arising out of such person's status.

     The rights of indemnification provided in the bylaws shall be in addition to any other rights to which any person named may otherwise be entitled by contract, under the DGCL or as a matter of law; and if any such person dies, then such rights shall extend to such person's heirs and legal representatives.

     St. Marys, Inc. (a Delaware corporation). The Certificate of Incorporation provides that the corporation shall indemnify all persons to the full extent permitted by Section 145 of the DGCL. The Bylaws of St. Mary's, Inc. do not contain any indemnification provisions.

     Under Section 3817 of the Delaware Business Trust Act, a business trust may indemnify and hold harmless any trustee or beneficial owner or other person from and against any and all claims and demands subject to any standards and restrictions, if any, set forth in the governing instrument. The absence of a provision for indemnity in the governing instrument shall not be construed to deprive any trustee or beneficial owner or other person of any right to indemnity which is otherwise available to such person under Delaware law.

     Pillowtex Management Services Company (a Delaware business trust). The Certificate of Trust of Pillowtex Management Services Company does not contain any indemnification provisions, however, the Declaration of Trust provides that no Beneficial Interest Holder will be liable for any debt, claim, demand, judgment or obligation of any kind of, against or with respect to the Trust by reason of being a Beneficial Interest Holder, nor shall any Beneficial Interest Holder, by reason of such status, be subject to any personal liability whatsoever, in tort, contract or otherwise, to any person in connection with the Trust Estate or the affairs of the Trust.

     A Trustee, when acting in such capacity, will be personally liable to any person other than the Trust or a Beneficial Interest Holder for any act, omission or obligation of the Trust or any Trustee. To the maximum extent that Delaware law in effect from time to time permits limitation of the liability of trustees of a business trust, no Trustee will be liable to the Trust or to any Beneficial Interest Holder for monetary damages for breach of any duty (including, without limitation, fiduciary duty) as a Trustee, except (i) for acts or omissions which involve actual fraud or willful misconduct or (ii) for any transaction from which the Trustee derived improper personal benefit.

     Neither the Beneficial Interest Holders nor the Trustees, officers, employees or agents of the Trust will be liable under any written instrument creating an obligation of the Trust, and all persons shall look solely to the Trust Estate for the payment of any claim under or for the performance of that instrument. All such written instruments may contain an express exculpatory clause to the foregoing effect. The omission of the foregoing exculpatory language from any instrument shall not affect the validity or enforceability of such instrument and shall not render any Beneficial Interest Holder, Trustee, officer, employee or agent liable thereunder to any third party, nor shall the Trustee or any officer, employee or agent of the Trust be liable to anyone for such omission.

     The Trust shall indemnify and hold harmless each Trustee and officer of the Trust (including any persons who, while a Trustee or officer of the Trust, is or was serving at the request of the Trust as a director, officer, partner, trustee, employee or agent of another foreign or domestic corporation, partnership, joint venture, trust, other enterprise or employee benefit plan) to the maximum extent permitted by law, except to the extent that the indemnitee is found liable for (i) an act or omission involving actual fraud or willful misconduct or (ii) a transaction in which the indemnitee received an improper personal benefit. The Trust shall, upon request by the concerned Trustee or officer assume the defense of any claim made against such Trustee or officer and
(i) whether or not such request is made, pay in advance of any final disposition of such claims all costs of defense upon an undertaking by or on behalf of such Trustee or officer to repay such amount if it shall be ultimately determined that such Trustee or officer is not entitled to indemnification by the Trust, and (ii) satisfy any judgment thereon from the assets of the Trust.

     In the event any Beneficial Interest Holder or former Beneficial Interest Holder shall be held to be personally liable for any obligation of the Trust solely by reason of his or its being or having been a Beneficial Interest Holder and not because of his or its acts or omissions or some other reason, the Beneficial Interest Holder or former Beneficial Interest Holder (or his or its legal representatives or successors) shall be entitled to be indemnified and held harmless out of the Trust Estate against all loss and expenses arising from such liability. The Trust shall, upon request by the concerned Beneficial Interest Holder, assume the defense of any claim made against the Beneficial Interest Holder and (i) whether or not such request is made, pay in advance of any final disposition of such claims all costs of defense upon an undertaking by or on behalf of such Beneficial Interest Holder to repay such amount if it is ultimately determined that such Beneficial Interest Holder is not entitled to indemnification by the Trust, and (ii) satisfy any judgment thereon from the assets of the Trust.

     Subject to any express restrictions in the Declaration of Trust or adopted by the Managing Trustees, the Trust may enter into any contract or transaction of any kind (including without limitation, for the purchase or sale of property or for any type of services, including those in connection with underwriting or the offer of sale of securities of the Trust) with any person, including any Trustee, officer, employee or agent of the Trust or any person affiliated with a Trustee, officer, employee or agent of the Trust, whether or not any of them has a financial interest in such transaction.

     The Maine Business Corporation Act generally provides that a corporation must indemnify, if so provided in the bylaws of the corporation, any person who was or is a party or threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative, if that person is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, trustee, partner, fiduciary, employee or agent of another corporation, partnership, joint venture, trust, pension or other employee benefit plan or other enterprise, against expenses, including attorneys' fees, judgments, fines and amounts paid in settlement actually and reasonably incurred by that person in connection with such action, suit or proceeding; provided that no indemnification may be provided for any person with respect to any matter as to which that person shall have been fully adjudicated. A corporation may not indemnify any person with respect to any claim, issue or matter asserted by or in the right of the corporation as to which that person is finally adjudicated to be liable to the corporation unless the court in which the action, suit or proceeding was brought shall determine that, in view of all the circumstances of the case, that person is fairly and reasonably entitled to indemnity for such amounts as the court shall deem reasonable.

     Bangor Investment Company (a Maine corporation). The Articles of Incorporation of Bangor Investment Company, as amended, do not contain any indemnification provisions, however, the Bylaws provide that the company shall indemnify each present and future director and officer of the company (and his heirs, executors and administrators) against all expenses and liabilities reasonably incurred by him in connection with or arising out of any action, suit or proceeding in which he may be involved by reason of his being or having been a director or officer of the company, except in relation to matters as to which he shall be adjudged in such action, suit or proceeding to have been liable for negligence or misconduct in the performance of his duties as such director or officer.

     The North Carolina Business Corporation Act ("NCBCA") grants corporations the power to indemnify an individual made a party to a proceeding because he or she is or was a director against liability incurred in the proceeding if: (i) the director conducted himself or herself in good faith, (ii) he or she reasonably believed (a) if in the case of conduct in official capacity, the conduct was in the best interests of the corporation and (b) in all other cases, that the conduct was at the least not opposed to the best interests of the corporation, and (iii) in the case of any criminal proceeding, he had no reasonable cause to believe his conduct was unlawful. A corporation may not indemnify a director (i) if the director was adjudged liable to the corporation, or (ii) if the director was adjudged liable on the basis that personal benefit was improperly received. The NCBCA mandates that unless limited by its articles of incorporation, a corporation must indemnity a director who was wholly successful, on the merits or otherwise, in the defense of any proceeding to which he or she was a party because he or she is or was a director of the corporation against reasonable expenses incurred by the director in connection with the proceeding. In addition, the NCBCA generally provides that a corporation indemnify an officer to the same extent as a director.

     Beacon Manufacturing Company, Manetta Home Fashions, Inc. (each, a North Carolina corporation). The Articles of Incorporation, as amended, of both corporations provide that to the fullest extent permitted by law, no person who is serving or who has served as a director of the corporation shall be personally liable in any action for monetary damages for breach of his or her duty as a director, whether such action is brought by or in the right of the corporation or otherwise.

     The Bylaws for both corporations provide that any person who at any time serves or has served as a director or officer of the corporation or of any wholly owned subsidiary of the corporation, or in such capacity at the request of the corporation for any other foreign or domestic corporation, partnership, joint venture, trust or other enterprise, or as a trustee or administrator under any employee benefit plan of the corporation or of any wholly owned subsidiary thereof (a "Claimant"), shall have the right to be indemnified and held harmless by the corporation to the fullest extent permitted by law against all liabilities and litigation expenses in the event a claim shall be made or threatened against that person in, or that person is made or threatened to be made a party to, any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative, and whether or not brought by or on behalf of the corporation, including all appeals therefrom (a "proceeding"), arising out of such service; provided, that such indemnification shall not be effective with respect to (i) that portion of any liabilities or litigation expenses with respect to which the Claimant is entitled to receive payment under any insurance policy or (ii) any liabilities or litigation expenses incurred on account of any of the Claimant's activities which were at the time taken known or believed by the Claimant to be clearly in conflict with the best interests of the corporation.

     The corporation shall not be liable to indemnify the Claimant for any amounts paid in settlement of any proceeding effected without the corporation's written consent. The corporation will not unreasonably withhold its consent to any proposed settlement.

     Except as provided below, any litigation expenses shall be advanced to any Claimant within 30 days of receipt by the secretary of the corporation of a demand therefor, together with an undertaking by or on behalf of the Claimant to repay to the corporation such amount unless it is ultimately determined that the Claimant is entitled to be indemnified by the corporation against such expenses. The secretary shall promptly forward notice of the demand and undertaking immediately to all directors of the corporation. Within 10 days after mailing of notice to the directors, any disinterested director may, if desired, call a meeting of all disinterested directors to review the reasonableness of the expenses so requested. No advance shall be made if a majority of the disinterested directors affirmatively determines that the item of expense is unreasonable in amount; but if the disinterested directors determine that a portion of the expense item is reasonable, the corporation shall advance such portion. The board of directors may take action to advance any litigation expenses to a Claimant upon receipt of an undertaking by or on behalf of the Claimant to repay to the corporation such amount unless it is ultimately determined that the Claimant is entitled to be indemnified by the corporation against such expenses.

     No Claimant shall be entitled to bring suit against the corporation to enforce his rights under this Article until sixty days after a written claim has been received by the corporation, together with any undertaking to repay. Neither the failure of the corporation to determine that indemnification of the Claimant is proper, nor determination by the corporation that indemnification is not due shall be a defense to the action or create a presumption that the Claimant has not met the applicable standard or conduct.

     The right of indemnification provided herein or therein shall inure to the benefit of the legal representatives of any Claimant, and the right shall not be exclusive of any other rights to which the Claimant or legal representative may be entitled. The rights granted shall not be limited by the provisions of the NCBCA or any successor statute.

     The Tennessee Business Corporation Act grants corporations the power to indemnify an individual made a party to a proceeding because he or she is or was a director against liability incurred in the proceeding if: (i) the director conducted himself or herself in good faith, (ii) he or she reasonably believed
(a) if in the case of conduct in official capacity, the conduct was in the best interests of the corporation and (b) in all other cases, that the conduct was at the least not opposed to the best interests of the corporation, and (iii) in the case of any criminal proceeding, he had no reasonable cause to believe his conduct was unlawful. A corporation may not indemnify a director (i) if the director was adjudged liable to the corporation, or (ii) if the director was adjudged liable on the basis that personal benefit was improperly received. The Tennessee Business Corporation Act mandates that unless limited by its articles of incorporation, a corporation must indemnity a director who was wholly successful, on the merits or otherwise, in the defense of any proceeding to which he or she was a party because he or she is or was a director of the corporation against reasonable expenses incurred by the director in connection with the proceeding. The Tennessee Business Corporation Act generally provides that a corporation indemnify an officer to the same extent as a director.

     Crestfield Cotton Company (a Tennessee corporation). The Charter of Crestfield Cotton Company, as amended, does not contain any indemnification provisions, however, the Bylaws, as amended, provide that the corporation shall indemnify each present and future director and officer of the corporation against, and each director or officer shall be entitled without further act to indemnity from the corporation for, all expenses (including counsel fees and the amount of judgments and the amount of reasonable settlements made with a view to the curtailment of costs of litigation, other than amounts paid to the corporation itself) reasonably incurred in connection with or arising out of any action, suit or proceeding in which he may be involved by reason of being or having been a director or officer. Provided, however, that the director or officer (i) conducted himself in good faith; and
(ii) reasonably believed: (a) in the case of conduct in his official capacity with the corporation that his conduct was in its best interest; and (b) in all other cases, that his conduct was at least not opposed to the corporation's best interest; and (iii) in the case of any criminal proceeding, he had no reasonable cause to believe his conduct was unlawful. However, the corporation shall not indemnify a director or officer in connection with: (i) a proceeding by or in the right of the corporation in which the director was adjudged liable to the corporation; or (ii) in connection with any other proceeding charging improper personal benefit to him, whether or not involving action in his official capacity, in which he was adjudged liable on the basis that personal benefit was improperly received by him.

     In addition, the corporation may pay for or reimburse the reasonable expenses incurred by an officer or director who is a party to a proceeding in advance of the final disposition of the proceeding if: (i) the director or officer furnishes the corporation a written affirmation of his good faith belief that he has met the standard of conduct hereinbefore described; (ii) the director or officer furnishes the corporation a written undertaking, executed personally or on his behalf, to repay the advance if it is ultimately determined that he is not entitled to indemnification; and (iii) a determination is made that the facts then known to those making the determination would not preclude indemnification. The determination whether indemnification is permissible shall be made by (i) a majority vote of a quorum of the Board of Directors not parties to the proceeding; (ii) by majority vote of a committee duly designated by the Board of Directors consisting of two or more directors not parties to the proceeding; (iii) by independent special legal counsel selected by the Board of Directors, or its committee; or by the shareholders, except the shares owned or voted under the control of directors who are at the time parties to the proceeding may not be voted on the determination. In no event shall indemnification be made to, or on behalf of any director or officer if a judgment or final adjudication adverse to the director or officer establishes his liability (i) for any breach of the duty of loyalty to the corporation or its shareholders; (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of the law; or (iii) for any unlawful distributions from the corporation. The foregoing right of indemnification shall inure to the benefit of the heirs, executors or administrators of each director or officer and shall be in addition to all other rights to which the director or officer may be entitled as a matter of law.

     Tennessee Woolen Mills, Inc. (a Tennessee corporation). The Restated Charter of Tennessee Woolen Mills, Inc., as amended, provides that to the fullest extent permitted by the Tennessee Business Corporation Act, a director of the corporation shall not be liable to the corporation or its shareholders for monetary damages for breach of fiduciary duty as a director. If the Tennessee Business Corporation Act or any successor statute is amended after adoption of this provision to authorize corporate action further eliminating or limiting the personal liability of directors, then the liability of a director of the corporation shall be eliminated or limited to the fullest extent permitted by the Tennessee Business Corporation Act, as so amended from time to time. Any repeal or modification of this indemnification by the shareholders of the corporation shall not adversely affect any right or protection of a director of the corporation existing at the time of such repeal or modification or with respect to events occurring prior to such time.

     The Bylaws provide that any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action suit or proceeding, whether civil, criminal, administrative or investigative (including any action by or in the right of the corporation) by reason of the fact that he is or was serving as an officer or director of the corporation or is or was serving at the request of the corporation as a director or officer of another corporation, partnership, joint venture, trust or other enterprise, shall be indemnified by the corporation against expenses (including reasonable attorneys' fees), judgments, fines, and amounts paid in settlement actually and reasonably incurred by him in connection with such action, suit or proceeding if he acted in good faith for a purpose which he reasonably believed to be in the best interest of the corporation, and, in criminal actions or proceedings, in addition, had no reasonable cause to believe that his conduct was unlawful, to the maximum extent permitted by, and in the manner provided by, the Tennessee General Corporation Act.

ITEM 21.  EXHIBITS

     Pursuant to Item 601 of Regulation S-K, 17 C.F.R. sec. 229.601 (b) (4)
(iii) (A), the Company has excluded from Exhibit No. 4 instruments defining the rights of holders of long-term debt with respect to debt that does not exceed 10% of the total assets of the Company. The Company agrees to furnish copies of such instruments to the Commission upon request.

   EXHIBIT
   NUMBER                        DESCRIPTION OF EXHIBITS
   -------                       -----------------------
     2.1       -- Agreement and Plan of Merger, dated as of September 10,
                  1997, by and among Pillowtex Corporation, Pegasus Merger
                  Sub, Inc., and Fieldcrest Cannon, Inc. (incorporated by
                  reference to Exhibit 2.1 to Pillowtex Corporation's
                  Registration Statement on Form S-4 (No. 333-36663) filed
                  on September 29, 1997)
     2.2       -- Amendment to Agreement and Plan of Merger, dated as of
                  September 23, 1997, by and among Pillowtex Corporation,
                  Pegasus Merger Sub, Inc., and Fieldcrest Cannon, Inc.
                  (incorporated by reference to Exhibit 2.2 to Pillowtex
                  Corporation's Registration Statement on Form S-4 (No.
                  333-36663) filed on September 29, 1997)
     3.1       -- Restated Articles of Incorporation of Pillowtex
                  Corporation, as amended (incorporated by reference to
                  Exhibit 3.1 to Pillowtex Corporation's Current Report on
                  Form 8-K No. 001-11756) filed on January 6, 1998)
     3.2       -- Amended and Restated Bylaws of Pillowtex Corporation, as
                  amended (incorporated by reference to Exhibit 3.2 to
                  Pillowtex Corporation's Annual Report on Form 10-K for
                  the fiscal year ended December 30, 1994)
     3.3       -- Restated Certificate of Incorporation of Fieldcrest
                  Cannon, Inc., as amended (incorporated by reference to
                  Exhibit 3.1 to Fieldcrest Cannon, Inc.'s Registration
                  Statement on Form S-3 (No. 33-52325) filed on February
                  18, 1994)
     3.4       -- Amended and Restated Bylaws of Fieldcrest Cannon, Inc.,
                  as amended (incorporated by reference to Exhibit 3.1 of
                  Fieldcrest Cannon, Inc.'s Current Report on Form 8-K
                  dated November 24, 1993)
    *3.5       -- Amended and Restated Certificate of Incorporation of
                  Amoskeag Company
    *3.6       -- Bylaws of Amoskeag Company, as amended
    *3.7       -- Certificate of Incorporation of Amoskeag Management
                  Corporation
    *3.8       -- Bylaws of Amoskeag Management Corporation
    *3.9       -- Articles of Incorporation of Bangor Investment Company,
                  as amended
    *3.10      -- Bylaws of Bangor Investment Company
    *3.11      -- Articles of Amendment of Beacon Manufacturing Company
    *3.12      -- Amended and Restated Bylaws of Beacon Manufacturing
                  Company
    *3.13      -- Charter of Crestfield Cotton Company, as amended
    *3.14      -- Bylaws of Crestfield Cotton Company, as amended
    *3.15      -- Certificate of Incorporation of Downeast Securities
                  Corporation, as amended
    *3.16      -- Bylaws of Downeast Securities Corporation
    *3.17      -- Certificate of Incorporation of Encee, Inc.
    *3.18      -- Bylaws of Encee, Inc.
    *3.19      -- Certificate of Incorporation of FCC Canada, Inc.
    *3.20      -- Bylaws of FCC Canada, Inc.

 EXHIBIT
 NUMBER                                            DESCRIPTION OF EXHIBITS
---------  --------------------------------------------------------------------------------------------------------
   *3.21   -- Certificate of Incorporation of Fieldcrest Cannon Financing, Inc.
   *3.22   -- Bylaws of Fieldcrest Cannon Financing, Inc.
   *3.23   -- Certificate of Incorporation Fieldcrest Cannon International, Inc., as amended
   *3.24   -- Bylaws of Fieldcrest Cannon International, Inc., as amended
   *3.25   -- Certificate of Incorporation of Fieldcrest Cannon Licensing, Inc.
   *3.26   -- Bylaws of Fieldcrest Cannon Licensing, Inc.
   *3.27   -- Certificate of Incorporation of Fieldcrest Cannon Sure Fit, Inc.
   *3.28   -- Bylaws of Fieldcrest Cannon Sure Fit, Inc.
   *3.29   -- Certificate of Incorporation of Fieldcrest Cannon Transportation, Inc.
   *3.30   -- Bylaws of Fieldcrest Cannon Transportation, Inc.
   *3.31   -- Articles of Incorporation of Manetta Home Fashions, Inc., as amended
   *3.32   -- Bylaws of Manetta Home Fashions, Inc.
   *3.33   -- Certificate of Incorporation of Moore's Falls Corporation, as amended
   *3.34   -- Bylaws of Moore's Falls Corporation
   *3.35   -- Certificate of Incorporation of Pillowtex, Inc.
   *3.36   -- Bylaws of Pillowtex, Inc.
   *3.37   -- Certificate of Trust of Pillowtex Management Services Company
   *3.38   -- Declaration of Trust of Pillowtex Management Services Company
   *3.39   -- Certificate of Trust of PTEX Holding Company
   *3.40   -- Bylaws of PTEX Holding Company
   *3.41   -- Certificate of Incorporation of St. Mary's, Inc.
   *3.42   -- Bylaws of St. Mary's, Inc.
   *3.43   -- Articles of Amendment to the Restated Charter of Tennessee Woolen Mills, Inc.
   *3.44   -- Bylaws of Tennessee Woolen Mills, Inc.
   *4.1    -- Indenture, dated as of December 18, 1997, among Pillowtex Corporation, the guarantors listed on the signature page thereto, and Norwest Bank Minnesota, National Association, as Trustee
   *4.2    -- Supplemental Indenture, dated as of December 19, 1997, among Pillowtex Corporation, the guarantors listed on the signature page thereto, and Norwest Bank Minnesota, National Association, as Trustee
    4.3    -- Registration Rights Agreement, dated as of December 18, 1997, among Pillowtex Corporation, the guarantors listed on the signature page thereto, and NationsBanc Montgomery Securities, Inc. and
              Bear, Stearns & Co. Inc. (incorporated by reference to Exhibit 10.7 to Pillowtex Corporation's
              Current Report on Form 8-K (No. 001-11756) filed on January 6, 1998)
    4.4    -- Registration Rights Agreement Supplement, dated as of December 19, 1997, among Pillowtex Corporation, the guarantors listed on the signature page thereto, and NationsBanc Montgomery Securities, Inc. and
              Bear, Stearns & Co. Inc. (incorporated by reference to Exhibit 10.8 to Pillowtex Corporation's
              Current Report on Form 8-K (No. 001-11756) filed on January 6, 1998)
   *4.5    -- Form of 9% Senior Subordinated Note
   *4.6    -- Form of Guarantee
  **5.1    -- Opinion of Jones, Day, Reavis & Pogue regarding the legality of securities to be issued
    9.1    -- Voting Agreement, dated as of October 2, 1997, by and between Pillowtex Corporation and Charles M.
              Hansen, Jr. (incorporated by reference to Exhibit 9.1 to Pillowtex Corporation's Registration
              Statement on Form S-4 (No. 333-36663) filed on September 29, 1997)

   EXHIBIT
   NUMBER                        DESCRIPTION OF EXHIBITS
   -------                       -----------------------
     9.2       -- Voting Agreement, dated as of October 2, 1997, by and
                  between Pillowtex Corporation, on the one hand, and Mary
                  R. Silverthorne, the John H. Silverthorne Marital Trust
                  B, and the John H. Silverthorne Family Trust A, on the
                  other hand (incorporated by reference to Exhibit 9.2 to
                  Pillowtex Corporation's Registration Statement on Form
                  S-4 (No. 333-36663) filed on September 29, 1997)
    10.1       -- Commitment Letter, dated September 10, 1997, by and
                  between NationsBank of Texas, N.A. and Pillowtex
                  Corporation (incorporated by reference to Exhibit 10.1 to
                  Pillowtex Corporation's Current Report on Form 8-K dated
                  September 10, 1997, as amended by a Form 8-K/A (Amendment
                  No. 1) dated September 10, 1997)
    10.2       -- Registration Rights Agreement, dated as of November 12,
                  1996, by and among Pillowtex Corporation, each domestic
                  subsidiary of Pillowtex Corporation, and NationsBanc
                  Capital Markets, Inc., and Merrill Lynch, Pierce, Fenner
                  & Smith, Incorporated (incorporated by reference to
                  Exhibit 10.59 to Pillowtex Corporation's Form S-4 (No.
                  333-17731) filed on December 12, 1996)
    10.3       -- Restated Credit Agreement, dated as of November 12, 1996, by and among Pillowtex Corporation and NationsBank of
                  Texas, N.A., as Agent for the Lenders specified therein
                  (excludes Schedules) (incorporated by reference to
                  Exhibit 10.60 to Pillowtex Corporation's Form S-4 (No.
                  333-17731) filed on December 12, 1996)
    10.4       -- Form of Swing-Line Note, dated as of November 12, 1996, by and among Pillowtex Corporation and NationsBank of
                  Texas, N.A. (incorporated by reference to Exhibit 10.61
                  to Pillowtex Corporation's Form S-4 (No. 333-17731) filed
                  on December 12, 1996)
    10.5       -- Form of Revolving Note, by and among Pillowtex
                  Corporation and NationsBank of Texas, N.A. (incorporated
                  by reference to Exhibit 10.62 to Pillowtex Corporation's
                  Form S-4 (No. 333-17731) filed on December 12, 1996)
    10.6       -- Form of Restated Guaranty, by and among Beacon
                  Manufacturing Company, Manetta Home Fashions, Inc.,
                  Tennessee Woolen Mills, Inc., Pillowtex, Inc., PTEX
                  Holding Company, and Pillowtex Management Services
                  Company as guarantors, NationsBank of Texas, N.A. as
                  Agent, and Pillowtex Corporation as Borrower
                  (incorporated by reference to Exhibit 10.63 to Pillowtex
                  Corporation's Form S-4 (No. 333-17731) filed on December
                  12, 1996)
    10.7       -- Form of Restated Security Agreement, by and among
                  Pillowtex Corporation as Debtor/Borrower, NationsBank of
                  Texas, N.A. as Secured Party, and Beacon Manufacturing
                  Company, Manetta Home Fashions, Inc., Tennessee Woolen
                  Mills, Inc., Pillowtex, Inc., PTEX Holding Company, and
                  Pillowtex Management Services Company as Subsidiary
                  Debtors (incorporated by reference to Exhibit 10.64 to
                  Pillowtex Corporation's Form S-4 (No. 333-17731) filed on
                  December 12, 1996)
    10.8       -- Asset Purchase Agreement, dated as of October 3, 1996, by and among Pillowtex Corporation and Fieldcrest Cannon,
                  Inc. (incorporated by reference to Exhibit 10.65 to
                  Pillowtex Corporation's Form S-4 (No. 333-17731) filed on
                  December 12, 1996)
    10.9       -- Mississippi Business Finance Corporation Industrial
                  Development Variable Rate Demand Notes (Pillowtex
                  Corporation Project) Series 1992 Loan Agreement,
                  Indenture of Trust, Promissory Note, Remarketing and
                  Interest Services Agreement, Placement Agreement, Deed of
                  Trust and Security Agreement, Bond Fund Trustee
                  Agreement, Reimbursement Agreement, and Lease Agreement
                  (including First Amendment) (incorporated by reference to
                  Exhibit 10.3 to Pillowtex Corporation's Registration
                  Statement on Form S-1 (No. 33-57314) filed on January 22,
                  1993)
    10.10      -- Second through Fourth Amendment to Mississippi Business
                  Finance Corporation Industrial Development Variable Rate
                  Demand Notes (Pillowtex Corporation Project) Loan
                  Agreement (incorporated by reference to Exhibit 10.4 to
                  Pillowtex Corporation's Annual Report on Form 10-K for
                  the fiscal year ended December 31, 1993)

   EXHIBIT
   NUMBER                        DESCRIPTION OF EXHIBITS
   -------                       -----------------------
    10.11      -- Deed of Trust (with Security Agreement and Assignment of
                  Rents and Leases), dated as of July 15, 1988, between
                  Pillowtex Corporation and Principal Mutual Life Insurance
                  Company, as amended, Deed of Trust Note, and Loan
                  Modification and Amendment Agreement (incorporated by
                  reference to Exhibit 10.5 to Pillowtex Corporation's
                  Registration Statement on Form S-1 (No. 33-57314) filed
                  on January 22, 1993)
    10.12      -- Second Loan Agreement Modification and Amendment
                  Agreement dated as of January 19, 1993, between Pillowtex
                  Corporation and Principal Mutual Life Insurance Company
                  (incorporated by reference to Exhibit 10.6 to Pillowtex
                  Corporation's Registration Statement on Form S-1 (No.
                  33-57314) filed on January 22, 1993)
    10.13      -- Deed of Trust Note dated as of July 15, 1988, from
                  Pillowtex Corporation to Principal Mutual Life Insurance
                  Company (incorporated by reference to Exhibit 10.7 to
                  Pillowtex Corporation's Registration Statement on Form
                  S-1 (No. 33-57314) filed on January 22, 1993)
    10.14      -- Loan and Security Agreement dated April 6, 1992, between
                  MetLife Capital Corporation and Pillowtex Corporation, as
                  amended, and including Term Note dated June 5, 1992
                  (incorporated by reference to Exhibit 10.8 to Pillowtex
                  Corporation's Registration Statement on Form S-1 (No.
                  33-57314) filed on January 22, 1993)
    10.15      -- Pennsylvania Economic Development Financing Authority
                  ("PEDFA") Economic Development Revenue Bonds 1990 Series
                  C (Silversen-Hanover Corporation Project), dated April 1,
                  1990, Indenture of Trust between PEDFA and First
                  Pennsylvania Bank; Financing Agreement between PEDFA and
                  Silversen-Hanover Corporation; Bond Placement Agreement
                  among PEDFA, NCNB National Bank of North Carolina, and
                  Silversen-Hanover Corporation; Reimbursement Agreement
                  between Silversen-Hanover Corporation and NCNB National
                  Bank of North Carolina; and Form of Bond (incorporated by
                  reference to Exhibit 10.44 to Pillowtex Corporation's
                  Annual Report on Form 10-K for the fiscal year ended
                  December 31, 1993)
    10.16      -- Distribution Agreement, dated February 1, 1995 by and
                  among Beacon Manufacturing Company, Manetta Home
                  Fashions, Inc.,Tennessee Woolen Mills, Inc., NEMCOR,
                  Inc., Norm McIntyre, Tim McIntyre, and Don McIntyre
                  (incorporated by reference to Exhibit 10.35 to Pillowtex
                  Corporation's Annual Report on Form 10-K for the fiscal
                  year ended December 31, 1994)
    10.17      -- The Priorities Agreement, dated February 27, 1995,
                  between Toronto Dominion Bank, Manetta Home Fashions,
                  Inc., Tennessee Woolen Mills, Beacon Manufacturing
                  Company, and NEMCOR, Inc. (incorporated by reference to
                  Exhibit 10.36 to Pillowtex Corporation's Annual Report on
                  Form 10-K for the fiscal year ended December 31, 1994)
    10.18      -- A Guarantee, dated February 27, 1995, between Beacon
                  Manufacturing Company, Manetta Home Fashions, Inc.,
                  Tennessee Woolen Mills, Inc., and NEMCOR, Inc.
                  (incorporated by reference to Exhibit 10.37 to Pillowtex
                  Corporation's Annual Report on Form 10-K for the fiscal
                  year ended December 30, 1994)
    10.19      -- Security Agreement, dated February 16, 1995, between
                  NEMCOR, Inc. and Manetta Home Fashions, Inc.
                  (incorporated by reference to Exhibit 10.38 to Pillowtex
                  Corporation's Annual Report on Form 10-K for the fiscal
                  year ended December 31, 1994)
    10.20      -- Security Agreement, dated February 16, 1995, between
                  NEMCOR, Inc. and Tennessee Woolen Mills, Inc.
                  (incorporated by reference to Exhibit 10.39 to Pillowtex
                  Corporation's Annual Report on Form 10-K for the fiscal
                  year ended December 31, 1994)
    10.21      -- Security Agreement, dated February 16, 1995, between
                  NEMCOR, Inc. and Beacon Manufacturing Company
                  (incorporated by reference to Exhibit 10.40 to Pillowtex
                  Corporation's Annual Report on Form 10-K for the fiscal
                  year ended December 31, 1994)

   EXHIBIT
   NUMBER                        DESCRIPTION OF EXHIBITS
   -------                       -----------------------
    10.22      -- Amended and Restated Acquisition Agreement, dated as of
                  November 30, 1994, by and among David H. Murdock, Beacon
                  Manufacturing Company, Wiscassett Mills Company,
                  Pillowtex Corporation, Be-Ac, Inc., Realmac, Inc., and
                  Wiscat, Inc. (incorporated by reference to Exhibit 10.41
                  to Pillowtex Corporation's Current Report on Form 8-K
                  dated December 14, 1994)
    10.23      -- Purchase agreement between Coopers & Lybrand and Torfeaco
                  Industries Limited for certain assets, dated August 19,
                  1994 (incorporated by reference to Exhibit 10.42 to
                  Pillowtex Corporation's Annual Report on Form 10-K for
                  the fiscal year ended December 31, 1994)
    10.24      -- Indenture dated as of February 1, 1994, by and among
                  Torfeaco Industries Limited and Lodestone Investments
                  Limited, Lese Holdings Limited, Golden Elms Limited, M.
                  Swadron Limited, and Helsinor Investments Limited
                  (incorporated by reference to Exhibit 10.29 to Pillowtex
                  Corporation's Annual Report on Form 10-K for the fiscal
                  year ended December 31, 1993)
    10.25      -- Sublicense Agreement, dated as of July 1, 1995, between
                  Pillowtex Corporation and the Ralph Lauren Home
                  Collection (incorporated by reference to Exhibit 10 to
                  Pillowtex Corporation's Quarterly on Form 10-Q for the
                  quarter ended July 1, 1995)
    10.26      -- Lease Agreement, dated as of September 18, 1995, between
                  Pillowtex Corporation and Sanwa Business Credit Corp.
                  (incorporated by reference to Exhibit 10.4 to Pillowtex
                  Corporation's Quarterly Report on Form 10-Q, as amended
                  for the quarter ended September 30, 1995)
    10.27      -- Agreement of Lease, dated May 23, 1995, between Ten
                  Seventy One Joint Venture and Pillowtex Corporation
                  (incorporated by reference to Exhibit 10.66 to Pillowtex
                  Corporation's Annual Report on Form 10-K for the fiscal
                  year ended December 30, 1995)
    10.28      -- Lease, dated as of March 1, 1977, by and among Torfeaco
                  Industries Limited and Standa Investment Limited, and
                  Sharon Construction Limited (incorporated by reference to
                  Exhibit 10.43 to Pillowtex Corporation's Annual Report on
                  Form 10-K for the fiscal year ended December 31, 1993)
    10.29      -- Industrial Lease, dated as of November 23, 1992, between
                  Angel and Jean Echevarria and Pillowtex Corporation
                  (incorporated by reference to Exhibit 10.21 to Pillowtex
                  Corporation's Registration Statement on Form S-1 (No.
                  33-57314) filed on January 22, 1993)
    10.30      -- Form of Lease, dated as of October 12, 1988, between
                  Jimmie D. Smith, Jr. and Pillowtex Corporation
                  (incorporated by reference to Exhibit 10.23 to Pillowtex
                  Corporation's Registration Statement on Form S-1 (No.
                  33-57314) filed on January 22, 1993)
    10.31      -- Form of Equipment Leasing Agreement between BTM Financial
                  & Leasing Corporation B-4 and Beacon Manufacturing
                  Company, Manetta Home Fashions, Inc., and Tennessee
                  Woolen Mills, Inc., dated as of June 14, 1996 (without
                  Exhibits) (incorporated by reference to Exhibit 10 to
                  Pillowtex Corporation's Quarterly Report on Form 10-Q for
                  the quarter ended June 30, 1996)
    10.32      -- Employment Agreement dated as of January 1, 1993, between
                  Pillowtex Corporation and Charles M. Hansen, Jr.
                  (incorporated by reference to Exhibit 10.2 to Pillowtex
                  Corporation's Registration Statement on Form S-1 (No.
                  33-57314) filed on January 22, 1993)
    10.33      -- Amendment to Employment Agreement, dated as of July 26,
                  1993, between Pillowtex Corporation and Charles M.
                  Hansen, Jr. (incorporated by reference to Exhibit 10.26
                  to Pillowtex Corporation's Annual Report on Form 10-K for
                  the fiscal year ended December 31, 1993)
    10.34      -- Forms of Employment Agreement dated as of September 1,
                  1995, between Pillowtex Corporation and each of
                  Christopher N. Baker, Jeffrey D. Cordes, and Scott E.
                  Shimizu (incorporated by reference to Exhibits 10.1,
                  10.2, and 10.3 to Pillowtex Corporation's Quarterly
                  Report on Form 10-Q, as amended, for the quarter ended
                  September 30, 1995)

   EXHIBIT
   NUMBER                        DESCRIPTION OF EXHIBITS
   -------                       -----------------------
    10.35      -- Forms of Change of Control Agreement, dated as of
                  September 1, 1995, between Pillowtex Corporation and each
                  of Christopher N. Baker, Jeffrey D. Cordes, and Scott E.
                  Shimizu (incorporated by reference to Exhibits 10.5,
                  10.6, and 10.7 to Pillowtex Corporation's Quarterly
                  Report on Form 10-Q, as amended, for the quarter ended
                  September 30, 1995)
    10.36      -- Form of Confidentiality and Noncompetition Agreement
                  (incorporated by reference to Exhibit 10.27 to Pillowtex
                  Corporation's Registration Statement on Form S-1 (No.
                  33-57314) filed on January 22, 1993)
    10.37      -- Form of Director Indemnification Agreement (incorporated by reference to Exhibit 10.36 to Pillowtex Corporation's
                  Registration Statement on Form S-1 (No. 33-57314) filed
                  on January 22, 1993)
    10.38      -- Split Dollar Life Insurance Agreement between Pillowtex
                  Corporation and Charles M. Hansen, Jr. dated July 26,
                  1993 (incorporated by reference to Exhibit 10.32 to
                  Pillowtex Corporation's Annual Report on Form 10-K for
                  the fiscal year ended December 31, 1993)
    10.39      -- Pillowtex Corporation 1993 Stock Option Plan
                  (incorporated by reference to Appendix A to Pillowtex
                  Corporation's Proxy Statement relating to its Annual
                  Meeting of Shareholders held on May 8, 1997)
    10.40      -- Form of Employment Agreement entered into between
                  Pillowtex Management Services Company and each of
                  Christopher N. Baker, Jeffrey D. Cordes, Scott E.
                  Shimizu, and John H. Karnes (incorporated by reference to
                  Exhibit 10.1 to Pillowtex Corporation's Quarterly Report
                  on Form 10-Q for the quarter ended June 28, 1997)
    10.41      -- Form of Guaranty Agreement dated as of April 22, 1997,
                  between Pillowtex Corporation and each of Christopher N.
                  Baker, Jeffrey D. Cordes, Scott E. Shimizu, Kevin M.
                  Finlay, and John H. Karnes (incorporated by reference to
                  Exhibit 10.2 to Pillowtex Corporation's Quarterly Report
                  on Form 10-Q for the quarter ended June 28, 1997)
    10.42      -- Form of Employment Agreement dated as of April 11, 1997, between Pillowtex Management Services Company and Kevin
                  M. Finlay (incorporated by reference to Exhibit 10.3 to
                  Pillowtex Corporation's Quarterly Report on Form 10-Q for
                  the quarter ended June 28, 1997)
    10.43      -- Pillowtex Corporation Supplemental Executive Retirement
                  Plan, effective as of January 1, 1997 (incorporated by
                  reference to Exhibit 10.1.44 to Pillowtex Corporation's
                  Registration Statement on Form S-4 (No. 33-36663) filed
                  on September 29, 1997)
    10.44      -- Pillowtex Corporation Management Incentive Plan
                  (incorporated by reference to Appendix B to Pillowtex
                  Corporation's Proxy Statement relating to its Annual
                  Meeting of Shareholders held on May 8, 1997)
    10.45      -- Amended and Restated Director Stock Option Plan of the
                  Registrant approved by the stockholders of the
                  Corporation on April 28, 1992 (incorporated by reference
                  to Exhibit A to Fieldcrest Cannon, Inc.'s Proxy Statement
                  relating to its Annual Meeting of Stockholders held on
                  April 28, 1992)
    10.46      -- Stock Option Agreement between Fieldcrest Cannon, Inc.
                  and James M. Fitzgibbons, dated as of September 11, 1991
                  (incorporated by reference to Exhibit 4.1 to Fieldcrest
                  Cannon, Inc.'s Registration Statement on Form S-8 (No.
                  33-44703) filed on December 23, 1991)
    10.47      -- Employee Retention Agreement between Fieldcrest Cannon,
                  Inc. and James M. Fitzgibbons, effective as of July 9,
                  1993 (incorporated by reference to Exhibit 10.2 to
                  Fieldcrest Cannon, Inc.'s Quarterly Report on Form 10-Q
                  for the quarter ended September 30, 1993)
    10.48      -- Instrument of Amendment, dated July 15, 1996 between
                  Fieldcrest Cannon, Inc. and James M. Fitzgibbons
                  (incorporated by reference to Exhibit 10.4 to Fieldcrest
                  Cannon, Inc.'s Annual Report on Form 10-K for the fiscal
                  year ended December 31, 1996)
    10.49      -- Employee Retention Agreement between Fieldcrest Cannon,
                  Inc. and Robert E. Dellinger, effective as of July 9,
                  1993 (incorporated by reference to Exhibit 10.9 to
                  Fieldcrest Cannon, Inc.'s Annual Report on Form 10-K for
                  the fiscal year ending December 31, 1993)

   EXHIBIT
   NUMBER                        DESCRIPTION OF EXHIBITS
   -------                       -----------------------
    10.50      -- Instrument of Amendment, dated July 29, 1993 between
                  Fieldcrest Cannon, Inc. and Robert E. Dellinger
                  (incorporated by reference to Exhibit 10.10 to Fieldcrest
                  Cannon, Inc.'s Annual Report on Form 10-K for the fiscal
                  year ending December 31, 1993)
    10.51      -- Instrument of Amendment, dated July 15, 1996 between
                  Fieldcrest Cannon, Inc. and Robert E. Dellinger
                  (incorporated by reference to Exhibit 10.7 Fieldcrest
                  Cannon, Inc.'s Annual Report on Form 10-K for the fiscal
                  year ended December 31, 1996)
    10.52      -- Employee Retention Agreement between Fieldcrest Cannon,
                  Inc. and Thomas R. Staab, effective as of July 9, 1993
                  (incorporated by reference to Exhibit 10.8 to Fieldcrest
                  Cannon, Inc.'s Annual Report on Form 10-K for the fiscal
                  year ending December 31, 1995)
    10.53      -- Instrument of Amendment, dated July 29, 1993 between
                  Fieldcrest Cannon, Inc. and Thomas R. Staab (incorporated
                  by reference to Exhibit 10.9 to Fieldcrest Cannon, Inc.'s
                  Annual Report on Form 10-K for the fiscal year ending
                  December 31, 1995)
    10.54      -- Instrument of Amendment, dated July 15, 1996 between
                  Fieldcrest Cannon, Inc. and Thomas R. Staab (incorporated
                  by reference to Exhibit 10.10 to Fieldcrest Cannon,
                  Inc.'s Annual Report on Form 10-K for the fiscal year
                  ended December 31, 1996)
    10.55      -- Employee Retention Agreement between Fieldcrest Cannon,
                  Inc. and John Nevin, effective as of October 3, 1996
                  (incorporated by reference to Exhibit 10.11 to Fieldcrest
                  Cannon, Inc.'s Annual Report on Form 10-K for the fiscal
                  year ended December 31, 1996)
    10.56      -- Form of Employee Retention Agreement between Fieldcrest
                  Cannon, Inc. and other executive officers of Fieldcrest
                  Cannon, Inc., effective as of July 9, 1993 (incorporated
                  by reference to Exhibit 10.6 to Fieldcrest Cannon, Inc.'s
                  Quarterly Report on Form 10-Q for the quarter ended
                  September 30, 1993)
    10.57      -- Form of Instrument of Amendment, dated July 29, 1993
                  between Fieldcrest Cannon, Inc. and other executive
                  officers of Fieldcrest Cannon, Inc. (incorporated by
                  reference to Exhibit 10.7 to Fieldcrest Cannon, Inc.'s
                  Quarterly Report on Form 10-Q for the quarter ended
                  September 30, 1993)
    10.58      -- Form of Instrument of Amendment, dated July 15, 1996
                  between Fieldcrest Cannon, Inc. and other executive
                  officers of Fieldcrest Cannon, Inc. (incorporated by
                  reference to Exhibit 10.14 to Fieldcrest Cannon, Inc.'s
                  Annual Report on Form 10-K for the fiscal year ended
                  December 31, 1996)
    10.59      -- 1995 Employee Stock Option Plan of Fieldcrest Cannon,
                  Inc. (incorporated by reference to Exhibit 4.1 of
                  Fieldcrest Cannon, Inc.'s Registration Statement of Form
                  S-8 (No. 33-59145) filed on May 8, 1995)
    10.60      -- Yarn Purchase Agreement between Parkdale Mills,
                  Incorporated and Fieldcrest Cannon, Inc. (incorporated by
                  reference to Exhibit 10 to Fieldcrest Cannon, Inc.'s
                  Quarterly Report on Form 10-Q for the quarter ended March
                  31, 1996)
    10.61      -- Amended and Restated Credit Agreement, dated as of
                  December 19, 1997, among Pillowtex Corporation, certain
                  Lenders named therein, and NationsBank of Texas, N.A., as
                  Administrative Agent (incorporated by reference to
                  Exhibit 10.1 to Pillowtex Corporation's Current Report on
                  Form 8-K (No. 001-11756) filed on January 6, 1998)
    10.62      -- Term Credit Agreement, dated as of December 19, 1997,
                  among Pillowtex Corporation, certain Lenders named
                  herein, and NationsBank of Texas, N.A., as Administrative
                  Agent (incorporated by reference to Exhibit 10.2 to
                  Pillowtex Corporation's Current Report on Form 8-K (No.
                  001-11756) filed on January 6, 1998)
    10.63      -- Preferred Stock Purchase Agreement, dated as of September
                  10, 1997, by and among Pillowtex Corporation, Apollo
                  Investment Fund III, L.P., Apollo Overseas Partners III,
                  L.P., and Apollo (UK) Partners III, L.P. (incorporated by
                  reference to Exhibit 10.2 to Pillowtex Corporation's
                  Current Report on Form 8-K dated September 10, 1997, as
                  amended by a Form 8-K/A (Amendment No. 1) dated September
                  10, 1997)

   EXHIBIT
   NUMBER                        DESCRIPTION OF EXHIBITS
   -------                       -----------------------
    10.64      -- Amendment No. 1 to the Preferred Stock Purchase
                  Agreement, dated as of November 21, 1997, by and among
                  Pillowtex Corporation, Apollo Investment Fund III, L.P.,
                  Apollo Overseas Partners III, L.P., and Apollo (UK)
                  Partners III, L.P. (incorporated by reference to Exhibit
                  10.1 to Pillowtex Corporation's Current Report on Form
                  8-K dated November 21, 1997)
    10.65      -- Purchase Agreement, dated December 15, 1997, among
                  Pillowtex Corporation, the guarantors listed on the
                  signature page thereto, and NationsBanc Montgomery
                  Securities, Inc. and Bear, Stearns & Co. Inc.
                  (incorporated by reference to Exhibit 10.5 to Pillowtex
                  Corporation's Current Report on Form 8-K (No. 001-11756)
                  filed on January 6, 1998)
    10.66      -- Purchase Agreement Supplement, dated December 19, 1997, among Pillowtex Corporation, the guarantors listed on the
                  signature page thereto, and NationsBank Montgomery
                  Securities, Inc. and Bear, Stearns & Co. Inc.
                  (incorporated by reference to Exhibit 10.6 to Pillowtex
                  Corporation's Current Report on Form 8-K (No. 001-11756)
                  filed on January 6, 1998)
    11.1       -- Fieldcrest Cannon, Inc.'s Computation of Primary and
                  Fully Diluted Net Income Per Share (incorporated by
                  reference to Exhibit 11 to Fieldcrest Cannon, Inc.'s
                  Annual Report on Form 10-K for the fiscal year ended
                  December 31, 1996)
    11.2       -- Fieldcrest Cannon, Inc.'s Computation of Primary and
                  Fully Diluted Net Income Per Share (incorporated by
                  reference to Exhibit 11 to Fieldcrest Cannon, Inc.'s
                  Quarterly Report on Form 10-Q for the quarter ended
                  September 30, 1997)
   *12.1       -- Statement regarding computation of ratios
    16.1       -- Letter from Ernst & Young LLP (incorporated by reference to Exhibit 16.1 to Fieldcrest Cannon, Inc.'s Current
                  Report on Form 8-K (No. 002-79328) filed on December 29,
                  1997)
    21.1       -- List of Pillowtex Corporation's Principal Operating
                  Subsidiaries (incorporated by reference to Exhibit 21.1
                  to Pillowtex Corporation's Form S-4 (No. 333-17731) filed
                  on December 12, 1996)
    21.2       -- List of Fieldcrest Cannon, Inc.'s Principal Operating
                  Subsidiaries (incorporated by reference to Exhibit 21 to
                  Fieldcrest Cannon, Inc.'s Annual Report on Form 10-K for
                  the fiscal year ended December 31, 1996)
    23.1       -- Consent of Jones, Day, Reavis & Pogue (included in
                  Exhibit 5.1)
   *23.2       -- Consent of KPMG Peat Marwick LLP
   *23.3       -- Consent of Ernst & Young LLP
   *24.1       -- Powers of Attorney
   *25.1       -- Statement of eligibility under the Trust Indenture Act of
                  1939 on Form T-1
   *99.1       -- Form of Letter of Transmittal
   *99.2       -- Form of Notice of Guaranteed Delivery

---------------

* Filed herewith

+ To be filed by amendment

ITEM 22.  UNDERTAKINGS

     (a) The undersigned registrant hereby undertakes:

          (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

             (i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

             (ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement; and

             (iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

     provided, however, that paragraphs (1)(i) and (1)(ii) do not apply if the registration statement is on Form S-3 or Form S-8, and the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the Commission by the registrant pursuant to Sections 13 or 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement.

          (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

          (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

     (b) The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     (c) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnifica-tion by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

     (d) The undersigned registrant hereby undertakes to file an application for the purpose of determining the eligibility of the trustee to act under subsection (a) of Section 310 of the Trust Indenture Act in accordance with the rules and regulations prescribed by the Commission under Section 305(b)(2) of the Act.

     (e) The undersigned registrant hereby undertakes to respond to requests for information that is incorporated by reference into the prospectus pursuant to Items 4, 10(b), 11, or 13 of this form, within one business day of receipt of such request, and to send the incorporated documents by first class mail or other equally prompt means. This includes information contained in documents filed subsequent to the effective date of the registration statement through the date of responding to the request.

     (f) The undersigned registrant hereby undertakes to supply by means of a post-effective amendment all information concerning a transaction, and the company being acquired involved therein, that was not the subject of and included in the registration statement when it became effective.

                                   SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, Pillowtex Corporation has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Dallas, State of Texas on February 11, 1998.

                                          PILLOWTEX CORPORATION

                                          By      /s/ JEFFREY D. CORDES
                                            ------------------------------------
                                                     Jeffrey D. Cordes
                                               President and Chief Operating
                                                      Officer, Director

     Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed below by the following persons in the capacities indicated on February 11, 1998.

                 SIGNATURES                                              TITLE
                 ----------                                              -----
                      *                            Chairman of the Board and Chief Executive Officer;
---------------------------------------------            Director (Principal Executive Officer)
           Charles M. Hansen, Jr.

                      *                                                 Director
---------------------------------------------
            Christopher N. Baker

                      *                                                 Director
---------------------------------------------
               Kevin M. Finlay

                      *                                                 Director
---------------------------------------------
              Scott E. Shimizu

                      *                                                 Director
---------------------------------------------
            Mary R. Silverthorne

                      *                                                 Director
---------------------------------------------
              William B. Madden

                      *                                                 Director
---------------------------------------------
              M. Joseph McHugh

                      *                                                 Director
---------------------------------------------
              Paul G. Gillease

                      *                                                 Director
---------------------------------------------
               Ralph La Rovere

The undersigned, by signing his name hereto, does sign and execute this Registration Statement pursuant to the Powers of Attorney executed on behalf of the above-named officers and directors and filed herewith.

                                                 /s/ JEFFREY D. CORDES
                                          --------------------------------------
                                                    Jeffrey D. Cordes
                                                     Attorney-in-Fact

                                   SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, Amoskeag Company has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Dallas, State of Texas on February 11, 1998.

                                          AMOSKEAG COMPANY

                                          By      /s/ JEFFREY D. CORDES
                                            ------------------------------------
                                                     Jeffrey D. Cordes
                                                         President

     Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed below by the following persons in the capacities indicated on February 11, 1998.

                 SIGNATURES                                              TITLE
                 ----------                                              -----
                      *                                   Chief Executive Officer and Director
---------------------------------------------
           Charles M. Hansen, Jr.

The undersigned, by signing his name hereto, does sign and execute this Registration Statement pursuant to the Powers of Attorney executed on behalf of the above-named officers and directors and filed herewith.

                                                 /s/ JEFFREY D. CORDES
                                          --------------------------------------
                                                    Jeffrey D. Cordes
                                                     Attorney-in-Fact

                                   SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, Amoskeag Management Corporation has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Dallas, State of Texas on February 11, 1998.

                                          AMOSKEAG MANAGEMENT CORPORATION

                                          By      /s/ JEFFREY D. CORDES
                                            ------------------------------------
                                                     Jeffrey D. Cordes
                                                   President and Director

     Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed below by the following persons in the capacities indicated on February 11, 1998.

                 SIGNATURES                                              TITLE
                 ----------                                              -----
                      *                                   Chief Executive Officer and Director
---------------------------------------------
           Charles M. Hansen, Jr.

The undersigned, by signing his name hereto, does sign and execute this Registration Statement pursuant to the Powers of Attorney executed on behalf of the above-named officers and directors and filed herewith.

                                                 /s/ JEFFREY D. CORDES
                                          --------------------------------------
                                                    Jeffrey D. Cordes
                                                     Attorney-in-Fact

                                   SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, Bangor Investment Company has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Dallas, State of Texas on February 11, 1998.

                                          BANGOR INVESTMENT COMPANY

                                          By      /s/ JEFFREY D. CORDES
                                            ------------------------------------
                                                     Jeffrey D. Cordes
                                                   President and Director

     Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed below by the following persons in the capacities indicated on February 11, 1998.

                 SIGNATURES                                              TITLE
                 ----------                                              -----
                      *                                                 Director
---------------------------------------------
           Charles M. Hansen, Jr.

                      *                                 Vice President and Controller; Director
---------------------------------------------
              Ronald M. Wehtje

The undersigned, by signing his name hereto, does sign and execute this Registration Statement pursuant to the Powers of Attorney executed on behalf of the above-named officers and directors and filed herewith.

                                                 /s/ JEFFREY D. CORDES
                                          --------------------------------------
                                                    Jeffrey D. Cordes
                                                     Attorney-in-Fact

                                   SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, Beacon Manufacturing Company has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Dallas, State of Texas on February 11, 1998.

                                          BEACON MANUFACTURING COMPANY

                                          By      /s/ JEFFREY D. CORDES
                                            ------------------------------------
                                                     Jeffrey D. Cordes
                                                    President and Chief
                                                Operating Officer, Director

     Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed below by the following persons in the capacities indicated on February 11, 1998.

                 SIGNATURES                                              TITLE
                 ----------                                              -----
                      *                            Chairman of the Board and Chief Executive Officer;
---------------------------------------------            Director (Principal Executive Officer)
           Charles M. Hansen, Jr.

The undersigned, by signing his name hereto, does sign and execute this Registration Statement pursuant to the Powers of Attorney executed on behalf of the above-named officers and directors and filed herewith.

                                                 /s/ JEFFREY D. CORDES
                                          --------------------------------------
                                                    Jeffrey D. Cordes
                                                     Attorney-in-Fact

                                   SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, Crestfield Cotton Company has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Dallas, State of Texas on February 11, 1998.

                                          CRESTFIELD COTTON COMPANY

                                          By      /s/ JEFFREY D. CORDES
                                            ------------------------------------
                                                     Jeffrey D. Cordes
                                                   President and Director

     Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed below by the following persons in the capacities indicated on February 11, 1998.

                 SIGNATURES                                              TITLE
                 ----------                                              -----
                      *                                   Chief Executive Officer and Director
---------------------------------------------
           Charles M. Hansen, Jr.

The undersigned, by signing his name hereto, does sign and execute this Registration Statement pursuant to the Powers of Attorney executed on behalf of the above-named officers and directors and filed herewith.

                                                 /s/ JEFFREY D. CORDES
                                          --------------------------------------
                                                    Jeffrey D. Cordes
                                                     Attorney-in-Fact

                                   SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, Downeast Securities Corporation has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Dallas, State of Texas on February 11, 1998.

                                          DOWNEAST SECURITIES CORPORATION

                                          By      /s/ JEFFREY D. CORDES
                                            ------------------------------------
                                                     Jeffrey D. Cordes
                                                   President and Director

     Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed below by the following persons in the capacities indicated on February 11, 1998.

                 SIGNATURES                                              TITLE
                 ----------                                              -----
                      *                                   Chief Executive Officer and Director
---------------------------------------------
           Charles M. Hansen, Jr.

The undersigned, by signing his name hereto, does sign and execute this Registration Statement pursuant to the Powers of Attorney executed on behalf of the above-named officers and directors and filed herewith.

                                                 /s/ JEFFREY D. CORDES
                                          --------------------------------------
                                                    Jeffrey D. Cordes
                                                     Attorney-in-Fact

                                   SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, Encee, Inc. has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Dallas, State of Texas on February 11, 1998.

                                          ENCEE, INC.

                                          By      /s/ JEFFREY D. CORDES
                                            ------------------------------------
                                                     Jeffrey D. Cordes
                                                   President and Director

     Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed below by the following persons in the capacities indicated on February 11, 1998.

                 SIGNATURES                                              TITLE
                 ----------                                              -----
                      *                                   Chief Executive Officer and Director
---------------------------------------------
           Charles M. Hansen, Jr.

The undersigned, by signing his name hereto, does sign and execute this Registration Statement pursuant to the Powers of Attorney executed on behalf of the above-named officers and directors and filed herewith.

                                                 /s/ JEFFREY D. CORDES
                                          --------------------------------------
                                                    Jeffrey D. Cordes
                                                     Attorney-in-Fact

                                   SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, FCC Canada, Inc. has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Dallas, State of Texas on February 11, 1998.

                                          FCC CANADA, INC.

                                          By      /s/ JEFFREY D. CORDES
                                            ------------------------------------
                                                     Jeffrey D. Cordes
                                                   President and Director

     Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed below by the following persons in the capacities indicated on February 11, 1998.

                 SIGNATURES                                              TITLE
                 ----------                                              -----
                      *                                   Chief Executive Officer and Director
---------------------------------------------
           Charles M. Hansen, Jr.

The undersigned, by signing his name hereto, does sign and execute this Registration Statement pursuant to the Powers of Attorney executed on behalf of the above-named officers and directors and filed herewith.

                                                 /s/ JEFFREY D. CORDES
                                          --------------------------------------
                                                    Jeffrey D. Cordes
                                                     Attorney-in-Fact

                                   SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, Fieldcrest Cannon, Inc. has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Dallas, State of Texas on February 11, 1998.

                                          FIELDCREST CANNON, INC.

                                          By      /s/ JEFFREY D. CORDES
                                            ------------------------------------
                                                     Jeffrey D. Cordes
                                                   President and Director

     Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed below by the following persons in the capacities indicated on February 11, 1998.

                 SIGNATURES                                              TITLE
                 ----------                                              -----
                      *                                   Chief Executive Officer and Director
---------------------------------------------
           Charles M. Hansen, Jr.

The undersigned, by signing his name hereto, does sign and execute this Registration Statement pursuant to the Powers of Attorney executed on behalf of the above-named officers and directors and filed herewith.

                                                 /s/ JEFFREY D. CORDES
                                          --------------------------------------
                                                    Jeffrey D. Cordes
                                                     Attorney-in-Fact

                                   SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, Fieldcrest Cannon Financing, Inc. has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Dallas, State of Texas on February 11, 1998.

                                          FIELDCREST CANNON FINANCING, INC.

                                          By      /s/ JEFFREY D. CORDES
                                            ------------------------------------
                                                     Jeffrey D. Cordes
                                                   President and Director

     Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed below by the following persons in the capacities indicated on February 11, 1998.

                 SIGNATURES                                              TITLE
                 ----------                                              -----
                      *                                   Chief Executive Officer and Director
---------------------------------------------
           Charles M. Hansen, Jr.

The undersigned, by signing his name hereto, does sign and execute this Registration Statement pursuant to the Powers of Attorney executed on behalf of the above-named officers and directors and filed herewith.

                                                 /s/ JEFFREY D. CORDES
                                          --------------------------------------
                                                    Jeffrey D. Cordes
                                                     Attorney-in-Fact

                                   SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, Fieldcrest Cannon International, Inc. has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Dallas, State of Texas on February 11, 1998.

                                        FIELDCREST CANNON INTERNATIONAL, INC.

                                          By      /s/ JEFFREY D. CORDES
                                            ------------------------------------
                                                     Jeffrey D. Cordes
                                                   President and Director

     Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed below by the following persons in the capacities indicated on February 11, 1998.

                 SIGNATURES                                              TITLE
                 ----------                                              -----
                      *                                   Chief Executive Officer and Director
---------------------------------------------
           Charles M. Hansen, Jr.

                      *                                 Vice President and Controller; Director
---------------------------------------------
              Ronald M. Wehtje

The undersigned, by signing his name hereto, does sign and execute this Registration Statement pursuant to the Powers of Attorney executed on behalf of the above-named officers and directors and filed herewith.

                                                 /s/ JEFFREY D. CORDES
                                          --------------------------------------
                                                    Jeffrey D. Cordes
                                                     Attorney-in-Fact

                                   SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, Fieldcrest Cannon Licensing, Inc. has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Dallas, State of Texas on February 11, 1998.

                                          FIELDCREST CANNON LICENSING, INC.

                                          By      /s/ JEFFREY D. CORDES
                                            ------------------------------------
                                                     Jeffrey D. Cordes
                                                   President and Director

     Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed below by the following persons in the capacities indicated on February 11, 1998.

                 SIGNATURES                                              TITLE
                 ----------                                              -----
                      *                                   Chief Executive Officer and Director
---------------------------------------------
           Charles M. Hansen, Jr.

The undersigned, by signing his name hereto, does sign and execute this Registration Statement pursuant to the Powers of Attorney executed on behalf of the above-named officers and directors and filed herewith.

                                                 /s/ JEFFREY D. CORDES
                                          --------------------------------------
                                                    Jeffrey D. Cordes
                                                     Attorney-in-Fact

                                   SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, Fieldcrest Cannon Sure Fit, Inc. has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Dallas, State of Texas on February 11, 1998.

                                          FIELDCREST CANNON SURE FIT, INC.

                                          By      /s/ JEFFREY D. CORDES
                                            ------------------------------------
                                                     Jeffrey D. Cordes
                                                   President and Director

     Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed below by the following persons in the capacities indicated on February 11, 1998.

                 SIGNATURES                                              TITLE
                 ----------                                              -----
                      *                                   Chief Executive Officer and Director
---------------------------------------------
           Charles M. Hansen, Jr.

The undersigned, by signing his name hereto, does sign and execute this Registration Statement pursuant to the Powers of Attorney executed on behalf of the above-named officers and directors and filed herewith.

                                                 /s/ JEFFREY D. CORDES
                                          --------------------------------------
                                                    Jeffrey D. Cordes
                                                     Attorney-in-Fact

                                   SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, Fieldcrest Cannon Transportation, Inc. has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Dallas, State of Texas on February 11, 1998.

FIELDCREST CANNON TRANSPORTATION, INC.

                                          By      /s/ JEFFREY D. CORDES
                                            ------------------------------------
                                                     Jeffrey D. Cordes
                                                   President and Director

     Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed below by the following persons in the capacities indicated on February 11, 1998.

                 SIGNATURES                                              TITLE
                 ----------                                              -----
                      *                                   Chief Executive Officer and Director
---------------------------------------------
           Charles M. Hansen, Jr.

The undersigned, by signing his name hereto, does sign and execute this Registration Statement pursuant to the Powers of Attorney executed on behalf of the above-named officers and directors and filed herewith.

                                                 /s/ JEFFREY D. CORDES
                                          --------------------------------------
                                                    Jeffrey D. Cordes
                                                     Attorney-in-Fact

                                   SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, Manetta Home Fashions, Inc. has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Dallas, State of Texas on February 11, 1998.

                                          MANETTA HOME FASHIONS, INC.

                                          By      /s/ JEFFREY D. CORDES
                                            ------------------------------------
                                                     Jeffrey D. Cordes
                                                    President and Chief
                                                Operating Officer, Director

     Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed below by the following persons in the capacities indicated on February 11, 1998.

                 SIGNATURES                                              TITLE
                 ----------                                              -----
                      *                            Chairman of the Board and Chief Executive Officer;
---------------------------------------------            Director (Principal Executive Officer)
           Charles M. Hansen, Jr.

The undersigned, by signing his name hereto, does sign and execute this Registration Statement pursuant to the Powers of Attorney executed on behalf of the above-named officers and directors and filed herewith.

                                                 /s/ JEFFREY D. CORDES
                                          --------------------------------------
                                                    Jeffrey D. Cordes
                                                     Attorney-in-Fact

                                   SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, Moore's Falls Corporation has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Dallas, State of Texas on February 11, 1998.

                                          MOORE'S FALLS CORPORATION

                                          By      /s/ JEFFREY D. CORDES
                                            ------------------------------------
                                                     Jeffrey D. Cordes
                                                   President and Director

     Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed below by the following persons in the capacities indicated on February 11, 1998.

                 SIGNATURES                                              TITLE
                 ----------                                              -----
                      *                                   Chief Executive Officer and Director
---------------------------------------------
           Charles M. Hansen, Jr.

                      *                                 Vice President and Controller; Director
---------------------------------------------
              Ronald M. Wehtje

The undersigned, by signing his name hereto, does sign and execute this Registration Statement pursuant to the Powers of Attorney executed on behalf of the above-named officers and directors and filed herewith.

                                                 /s/ JEFFREY D. CORDES
                                          --------------------------------------
                                                    Jeffrey D. Cordes
                                                     Attorney-in-Fact

                                   SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, Pillowtex, Inc. has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Dallas, State of Texas on February 11, 1998.

                                          PILLOWTEX, INC.

                                          By      /s/ JEFFREY D. CORDES
                                            ------------------------------------
                                                     Jeffrey D. Cordes
                                                    President and Chief
                                                Operating Officer, Director

     Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed below by the following persons in the capacities indicated on February 11, 1998.

                 SIGNATURES                                              TITLE
                 ----------                                              -----
                      *                            Chairman of the Board and Chief Executive Officer;
---------------------------------------------            Director (Principal Executive Officer)
           Charles M. Hansen, Jr.

                      *                                            Resident Director
---------------------------------------------
            Charles H. Slaybaugh

The undersigned, by signing his name hereto, does sign and execute this Registration Statement pursuant to the Powers of Attorney executed on behalf of the above-named officers and directors and filed herewith.

                                                 /s/ JEFFREY D. CORDES
                                          --------------------------------------
                                                    Jeffrey D. Cordes
                                                     Attorney-in-Fact

                                   SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, Pillowtex Management Services Company has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Dallas, State of Texas on February 11, 1998.

PILLOWTEX MANAGEMENT SERVICES COMPANY

                                          By      /s/ JEFFREY D. CORDES
                                            ------------------------------------
                                                     Jeffrey D. Cordes
                                               President and Managing Trustee

     Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed below by the following persons in the capacities indicated on February 11, 1998.

                 SIGNATURES                                              TITLE
                 ----------                                              -----
                      *                             Managing Trustee and President -- Manufacturing
---------------------------------------------                           Division
            Christopher N. Baker

                      *                                             Managing Trustee
---------------------------------------------
              Scott E. Shimizu

The undersigned, by signing his name hereto, does sign and execute this Registration Statement pursuant to the Powers of Attorney executed on behalf of the above-named officers and directors and filed herewith.

                                                 /s/ JEFFREY D. CORDES
                                          --------------------------------------
                                                    Jeffrey D. Cordes
                                                     Attorney-in-Fact

                                   SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, PTEX Holding Company has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Dallas, State of Texas on February 11, 1998.

                                          PTEX HOLDING COMPANY

                                          By      /s/ JEFFREY D. CORDES
                                            ------------------------------------
                                                     Jeffrey D. Cordes
                                                    President and Chief
                                                Operating Officer, Director

     Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed below by the following persons in the capacities indicated on February 11, 1998.

                 SIGNATURES                                              TITLE
                 ----------                                              -----
                      *                            Chairman of the Board and Chief Executive Officer;
---------------------------------------------            Director (Principal Executive Officer)
           Charles M. Hansen, Jr.

                      *                                            Resident Director
---------------------------------------------
            Charles H. Slaybaugh

The undersigned, by signing his name hereto, does sign and execute this Registration Statement pursuant to the Powers of Attorney executed on behalf of the above-named officers and directors and filed herewith.

                                                 /s/ JEFFREY D. CORDES
                                          --------------------------------------
                                                    Jeffrey D. Cordes
                                                     Attorney-in-Fact

                                   SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, St. Marys, Inc. has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Dallas, State of Texas on February 11, 1998.

                                          ST. MARYS, INC.

                                          By      /s/ JEFFREY D. CORDES
                                            ------------------------------------
                                                     Jeffrey D. Cordes
                                                   President and Director

     Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed below by the following persons in the capacities indicated on February 11, 1998.

                 SIGNATURES                                              TITLE
                 ----------                                              -----
                      *                                   Chief Executive Officer and Director
---------------------------------------------
           Charles M. Hansen, Jr.

The undersigned, by signing his name hereto, does sign and execute this Registration Statement pursuant to the Powers of Attorney executed on behalf of the above-named officers and directors and filed herewith.

                                                 /s/ JEFFREY D. CORDES
                                          --------------------------------------
                                                    Jeffrey D. Cordes
                                                     Attorney-in-Fact

                                   SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, Tennessee Woolen Mills, Inc. has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Dallas, State of Texas on February 11, 1998.

                                          TENNESSEE WOOLEN MILLS, INC.

                                          By      /s/ JEFFREY D. CORDES
                                            ------------------------------------
                                                     Jeffrey D. Cordes
                                                    President and Chief
                                                Operating Officer, Director

     Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed below by the following persons in the capacities indicated on February 11, 1998.

                 SIGNATURES                                              TITLE
                 ----------                                              -----
                      *                            Chairman of the Board and Chief Executive Officer;
---------------------------------------------            Director (Principal Executive Officer)
           Charles M. Hansen, Jr.

The undersigned, by signing his name hereto, does sign and execute this Registration Statement pursuant to the Powers of Attorney executed on behalf of the above-named officers and directors and filed herewith.

                                                 /s/ JEFFREY D. CORDES
                                          --------------------------------------
                                                    Jeffrey D. Cordes
                                                     Attorney-in-Fact

                               INDEX TO EXHIBITS

   EXHIBIT
   NUMBER                        DESCRIPTION OF EXHIBITS                     PAGE NUMBER
   -------                       -----------------------                     -----------
     2.1       -- Agreement and Plan of Merger, dated as of September 10,        NOT
                  1997, by and among Pillowtex Corporation, Pegasus Merger   APPLICABLE
                  Sub, Inc., and Fieldcrest Cannon, Inc. (incorporated by
                  reference to Exhibit 2.1 to Pillowtex Corporation's
                  Registration Statement on Form S-4 (No. 333-36663) filed
                  on September 29, 1997)
     2.2       -- Amendment to Agreement and Plan of Merger, dated as of         NOT
                  September 23, 1997, by and among Pillowtex Corporation,    APPLICABLE
                  Pegasus Merger Sub, Inc., and Fieldcrest Cannon, Inc.
                  (incorporated by reference to Exhibit 2.2 to Pillowtex
                  Corporation's Registration Statement on Form S-4 (No.
                  333-36663) filed on September 29, 1997)
     3.1       -- Restated Articles of Incorporation of Pillowtex                NOT
                  Corporation, as amended (incorporated by reference to      APPLICABLE
                  Exhibit 3.1 to Pillowtex Corporation's Current Report on
                  Form 8-K (No. 001-11756) filed on January 6, 1998)
     3.2       -- Amended and Restated Bylaws of Pillowtex Corporation, as       NOT
                  amended (incorporated by reference to Exhibit 3.2 to       APPLICABLE
                  Pillowtex Corporation's Annual Report on Form 10-K for
                  the fiscal year ended December 30, 1994)
     3.3       -- Restated Certificate of Incorporation of Fieldcrest            NOT
                  Cannon, Inc., as amended (incorporated by reference to     APPLICABLE
                  Exhibit 3.1 to Fieldcrest Cannon, Inc.'s Registration
                  Statement on Form S-3 (No. 33-52325) filed on February
                  18, 1994)
     3.4       -- Amended and Restated Bylaws of Fieldcrest Cannon, Inc.,        NOT
                  as amended (incorporated by reference to Exhibit 3.1 of    APPLICABLE
                  Fieldcrest Cannon, Inc.'s Current Report on Form 8-K
                  dated November 24, 1993)
    *3.5       -- Amended and Restated Certificate of Incorporation of
                  Amoskeag Company
    *3.6       -- Bylaws of Amoskeag Company, as amended
    *3.7       -- Certificate of Incorporation of Amoskeag Management
                  Corporation
    *3.8       -- Bylaws of Amoskeag Management Corporation
    *3.9       -- Articles of Incorporation of Bangor Investment Company,
                  as amended
    *3.10      -- Bylaws of Bangor Investment Company
    *3.11      -- Articles of Amendment of Beacon Manufacturing Company
    *3.12      -- Amended and Restated Bylaws of Beacon Manufacturing
                  Company
    *3.13      -- Charter of Crestfield Cotton Company, as amended
    *3.14      -- Bylaws of Crestfield Cotton Company, as amended
    *3.15      -- Certificate of Incorporation of Downeast Securities
                  Corporation, as amended
    *3.16      -- Bylaws of Downeast Securities Corporation
    *3.17      -- Certificate of Incorporation of Encee, Inc.
    *3.18      -- Bylaws of Encee, Inc.
    *3.19      -- Certificate of Incorporation of FCC Canada, Inc.
    *3.20      -- Bylaws of FCC Canada, Inc.
    *3.21      -- Certificate of Incorporation of Fieldcrest Cannon
                  Financing, Inc.
    *3.22      -- Bylaws of Fieldcrest Cannon Financing, Inc.

 EXHIBIT
 NUMBER                                   DESCRIPTION OF EXHIBITS                                    PAGE NUMBER
---------  -------------------------------------------------------------------------------------  -----------------
   *3.23   -- Certificate of Incorporation Fieldcrest Cannon International, Inc., as amended
   *3.24   -- Bylaws of Fieldcrest Cannon International, Inc., as amended
   *3.25   -- Certificate of Incorporation of Fieldcrest Cannon Licensing, Inc.
   *3.26   -- Bylaws of Fieldcrest Cannon Licensing, Inc.
   *3.27   -- Certificate of Incorporation of Fieldcrest Cannon Sure Fit, Inc.
   *3.28   -- Bylaws of Fieldcrest Cannon Sure Fit, Inc.
   *3.29   -- Certificate of Incorporation of Fieldcrest Cannon Transportation, Inc.
   *3.30   -- Bylaws of Fieldcrest Cannon Transportation, Inc.
   *3.31   -- Articles of Incorporation of Manetta Home Fashions, Inc., as amended
   *3.32   -- Bylaws of Manetta Home Fashions, Inc.
   *3.33   -- Certificate of Incorporation of Moore's Falls Corporation, as amended
   *3.34   -- Bylaws of Moore's Falls Corporation
   *3.35   -- Certificate of Incorporation of Pillowtex, Inc.
   *3.36   -- Bylaws of Pillowtex, Inc.
   *3.37   -- Certificate of Trust of Pillowtex Management Services Company
   *3.38   -- Declaration of Trust of Pillowtex Management Services Company
   *3.39   -- Certificate of Incorporation of PTEX Holding Company
   *3.40   -- Bylaws of PTEX Holding Company
   *3.41   -- Certificate of Incorporation of St. Mary's, Inc.
   *3.42   -- Bylaws of St. Mary's, Inc.
   *3.43   -- Articles of Amendment to the Restated Charter of Tennessee Woolen Mills, Inc.
   *3.44   -- Bylaws of Tennessee Woolen Mills, Inc.
   *4.1    -- Indenture, dated as of December 18, 1997, among Pillowtex Corporation, the guarantors listed on the signature page thereto, and Norwest Bank Minnesota,
              National Association, as Trustee
   *4.2    -- Supplemental Indenture, dated as of December 19, 1997, among Pillowtex
              Corporation, the guarantors listed on the signature page thereto, and Norwest Bank
              Minnesota, National Association, as Trustee
    4.3    -- Registration Rights Agreement, dated as of December 18, 1997, among Pillowtex        NOT APPLICABLE
              Corporation, the guarantors listed on the signature page thereto, and NationsBanc
              Montgomery Securities, Inc. and Bear, Stearns & Co. Inc. (incorporated by reference to Exhibit 10.7 to Pillowtex Corporation's Current Report on Form 8-K
              (No. 001-11756) filed on January 6, 1998)
    4.4    -- Registration Rights Agreement Supplement, dated as of December 19, 1997, among       NOT APPLICABLE
              Pillowtex Corporation, the guarantors listed on the signature page thereto, and
              NationsBanc Montgomery Securities, Inc. and Bear, Stearns & Co. Inc. (incorporated by reference to Exhibit 10.8 to Pillowtex Corporation's Current Report on Form 8-K
              (No. 001-11756) filed on January 6, 1998)
   *4.5    -- Form of 9% Senior Subordinated Note
   *4.6    -- Form of Guarantee
  **5.1    -- Opinion of Jones, Day, Reavis & Pogue regarding the legality of securities to be issued

   EXHIBIT
   NUMBER                        DESCRIPTION OF EXHIBITS                     PAGE NUMBER
   -------                       -----------------------                     -----------
     9.1       -- Voting Agreement, dated as of October 2, 1997, by and          NOT
                  between Pillowtex Corporation and Charles M. Hansen, Jr.   APPLICABLE
                  (incorporated by reference to Exhibit 9.1 to Pillowtex
                  Corporation's Registration Statement on Form S-4 (No.
                  333-36663) filed on September 29, 1997)
     9.2       -- Voting Agreement, dated as of October 2, 1997, by and          NOT
                  between Pillowtex Corporation, on the one hand, and Mary   APPLICABLE
                  R. Silverthorne, the John H. Silverthorne Marital Trust
                  B, and the John H. Silverthorne Family Trust A, on the
                  other hand (incorporated by reference to Exhibit 9.2 to
                  Pillowtex Corporation's Registration Statement on Form
                  S-4 (No. 333-36663) filed on September 29, 1997)
    10.1       -- Commitment Letter, dated September 10, 1997, by and            NOT
                  between NationsBank of Texas, N.A. and Pillowtex           APPLICABLE
                  Corporation (incorporated by reference to Exhibit 10.1 to
                  Pillowtex Corporation's Current Report on Form 8-K dated
                  September 10, 1997, as amended by a Form 8-K/A (Amendment
                  No. 1) dated September 10, 1997)
    10.2       -- Registration Rights Agreement, dated as of November 12,        NOT
                  1996, by and among Pillowtex Corporation, each domestic    APPLICABLE
                  subsidiary of Pillowtex Corporation, and NationsBanc
                  Capital Markets, Inc., and Merrill Lynch, Pierce, Fenner
                  & Smith, Incorporated (incorporated by reference to
                  Exhibit 10.59 to Pillowtex Corporation's Form S-4 (No.
                  333-17731) filed on December 12, 1996)
    10.3       -- Restated Credit Agreement, dated as of November 12, 1996,      NOT
                  by and among Pillowtex Corporation and NationsBank of      APPLICABLE
                  Texas, N.A., as Agent for the Lenders specified therein
                  (excludes Schedules) (incorporated by reference to
                  Exhibit 10.60 to Pillowtex Corporation's Form S-4 (No.
                  333-17731) filed on December 12, 1996)
    10.4       -- Form of Swing-Line Note, dated as of November 12, 1996,        NOT
                  by and among Pillowtex Corporation and NationsBank of      APPLICABLE
                  Texas, N.A. (incorporated by reference to Exhibit 10.61
                  to Pillowtex Corporation's Form S-4 (No. 333-17731) filed
                  on December 12, 1996)
    10.5       -- Form of Revolving Note, by and among Pillowtex                 NOT
                  Corporation and NationsBank of Texas, N.A. (incorporated   APPLICABLE
                  by reference to Exhibit 10.62 to Pillowtex Corporation's
                  Form S-4 (No. 333-17731) filed on December 12, 1996)
    10.6       -- Form of Restated Guaranty, by and among Beacon                 NOT
                  Manufacturing Company, Manetta Home Fashions, Inc.,        APPLICABLE
                  Tennessee Woolen Mills, Inc., Pillowtex, Inc., PTEX
                  Holding Company, and Pillowtex Management Services
                  Company as guarantors, NationsBank of Texas, N.A. as
                  Agent, and Pillowtex Corporation as Borrower
                  (incorporated by reference to Exhibit 10.63 to Pillowtex
                  Corporation's Form S-4 (No. 333-17731) filed on December
                  12, 1996)
    10.7       -- Form of Restated Security Agreement, by and among              NOT
                  Pillowtex Corporation as Debtor/Borrower, NationsBank of   APPLICABLE
                  Texas, N.A. as Secured Party, and Beacon Manufacturing
                  Company, Manetta Home Fashions, Inc., Tennessee Woolen
                  Mills, Inc., Pillowtex, Inc., PTEX Holding Company, and
                  Pillowtex Management Services Company as Subsidiary
                  Debtors (incorporated by reference to Exhibit 10.64 to
                  Pillowtex Corporation's Form S-4 (No. 333-17731) filed on
                  December 12, 1996)

   EXHIBIT
   NUMBER                        DESCRIPTION OF EXHIBITS                     PAGE NUMBER
   -------                       -----------------------                     -----------
    10.8       -- Asset Purchase Agreement, dated as of October 3, 1996, by      NOT
                  and among Pillowtex Corporation and Fieldcrest Cannon,     APPLICABLE
                  Inc. (incorporated by reference to Exhibit 10.65 to
                  Pillowtex Corporation's Form S-4 (No. 333-17731) filed on
                  December 12, 1996)
    10.9       -- Mississippi Business Finance Corporation Industrial            NOT
                  Development Variable Rate Demand Notes (Pillowtex          APPLICABLE
                  Corporation Project) Series 1992 Loan Agreement,
                  Indenture of Trust, Promissory Note, Remarketing and
                  Interest Services Agreement, Placement Agreement, Deed of
                  Trust and Security Agreement, Bond Fund Trustee
                  Agreement, Reimbursement Agreement, and Lease Agreement
                  (including First Amendment) (incorporated by reference to
                  Exhibit 10.3 to Pillowtex Corporation's Registration
                  Statement on Form S-1 (No. 33-57314) filed on January 22,
                  1993)
    10.10      -- Second through Fourth Amendment to Mississippi Business        NOT
                  Finance Corporation Industrial Development Variable Rate   APPLICABLE
                  Demand Notes (Pillowtex Corporation Project) Loan
                  Agreement (incorporated by reference to Exhibit 10.4 to
                  Pillowtex Corporation's Annual Report on Form 10-K for
                  the fiscal year ended December 31, 1993)
    10.11      -- Deed of Trust (with Security Agreement and Assignment of       NOT
                  Rents and Leases), dated as of July 15, 1988, between      APPLICABLE
                  Pillowtex Corporation and Principal Mutual Life Insurance
                  Company, as amended, Deed of Trust Note, and Loan
                  Modification and Amendment Agreement (incorporated by
                  reference to Exhibit 10.5 to Pillowtex Corporation's
                  Registration Statement on Form S-1 (No. 33-57314) filed
                  on January 22, 1993)
    10.12      -- Second Loan Agreement Modification and Amendment               NOT
                  Agreement dated as of January 19, 1993, between Pillowtex  APPLICABLE
                  Corporation and Principal Mutual Life Insurance Company
                  (incorporated by reference to Exhibit 10.6 to Pillowtex
                  Corporation's Registration Statement on Form S-1 (No.
                  33-57314) filed on January 22, 1993)
    10.13      -- Deed of Trust Note dated as of July 15, 1988, from             NOT
                  Pillowtex Corporation to Principal Mutual Life Insurance   APPLICABLE
                  Company (incorporated by reference to Exhibit 10.7 to
                  Pillowtex Corporation's Registration Statement on Form
                  S-1 (No. 33-57314) filed on January 22, 1993)
    10.14      -- Loan and Security Agreement dated April 6, 1992, between       NOT
                  MetLife Capital Corporation and Pillowtex Corporation, as  APPLICABLE
                  amended, and including Term Note dated June 5, 1992
                  (incorporated by reference to Exhibit 10.8 to Pillowtex
                  Corporation's Registration Statement on Form S-1 (No.
                  33-57314) filed on January 22, 1993)
    10.15      -- Pennsylvania Economic Development Financing Authority          NOT
                  ("PEDFA") Economic Development Revenue Bonds 1990 Series   APPLICABLE
                  C (Silversen-Hanover Corporation Project), dated April 1,
                  1990, Indenture of Trust between PEDFA and First
                  Pennsylvania Bank; Financing Agreement between PEDFA and
                  Silversen-Hanover Corporation; Bond Placement Agreement
                  among PEDFA, NCNB National Bank of North Carolina, and
                  Silversen-Hanover Corporation; Reimbursement Agreement
                  between Silversen-Hanover Corporation and NCNB National
                  Bank of North Carolina; and Form of Bond (incorporated by
                  reference to Exhibit 10.44 to Pillowtex Corporation's
                  Annual Report on Form 10-K for the fiscal year ended
                  December 31, 1993)

   EXHIBIT
   NUMBER                        DESCRIPTION OF EXHIBITS                     PAGE NUMBER
   -------                       -----------------------                     -----------
    10.16      -- Distribution Agreement, dated February 1, 1995 by and          NOT
                  among Beacon Manufacturing Company, Manetta Home           APPLICABLE
                  Fashions, Inc.,Tennessee Woolen Mills, Inc., NEMCOR,
                  Inc., Norm McIntyre, Tim McIntyre, and Don McIntyre
                  (incorporated by reference to Exhibit 10.35 to Pillowtex
                  Corporation's Annual Report on Form 10-K for the fiscal
                  year ended December 31, 1994)
    10.17      -- The Priorities Agreement, dated February 27, 1995,             NOT
                  between Toronto Dominion Bank, Manetta Home Fashions,      APPLICABLE
                  Inc., Tennessee Woolen Mills, Beacon Manufacturing
                  Company, and NEMCOR, Inc. (incorporated by reference to
                  Exhibit 10.36 to Pillowtex Corporation's Annual Report on
                  Form 10-K for the fiscal year ended December 31, 1994)
    10.18      -- A Guarantee, dated February 27, 1995, between Beacon           NOT
                  Manufacturing Company, Manetta Home Fashions, Inc.,        APPLICABLE
                  Tennessee Woolen Mills, Inc., and NEMCOR, Inc.
                  (incorporated by reference to Exhibit 10.37 to Pillowtex
                  Corporation's Annual Report on Form 10-K for the fiscal
                  year ended December 30, 1994)
    10.19      -- Security Agreement, dated February 16, 1995, between           NOT
                  NEMCOR, Inc. and Manetta Home Fashions, Inc.               APPLICABLE
                  (incorporated by reference to Exhibit 10.38 to Pillowtex
                  Corporation's Annual Report on Form 10-K for the fiscal
                  year ended December 31, 1994)
    10.20      -- Security Agreement, dated February 16, 1995, between           NOT
                  NEMCOR, Inc. and Tennessee Woolen Mills, Inc.              APPLICABLE
                  (incorporated by reference to Exhibit 10.39 to Pillowtex
                  Corporation's Annual Report on Form 10-K for the fiscal
                  year ended December 31, 1994)
    10.21      -- Security Agreement, dated February 16, 1995, between           NOT
                  NEMCOR, Inc. and Beacon Manufacturing Company              APPLICABLE
                  (incorporated by reference to Exhibit 10.40 to Pillowtex
                  Corporation's Annual Report on Form 10-K for the fiscal
                  year ended December 31, 1994)
    10.22      -- Amended and Restated Acquisition Agreement, dated as of        NOT
                  November 30, 1994, by and among David H. Murdock, Beacon   APPLICABLE
                  Manufacturing Company, Wiscassett Mills Company,
                  Pillowtex Corporation, Be-Ac, Inc., Realmac, Inc., and
                  Wiscat, Inc. (incorporated by reference to Exhibit 10.41
                  to Pillowtex Corporation's Current Report on Form 8-K
                  dated December 14, 1994)
    10.23      -- Purchase agreement between Coopers & Lybrand and Torfeaco      NOT
                  Industries Limited for certain assets, dated August 19,    APPLICABLE
                  1994 (incorporated by reference to Exhibit 10.42 to
                  Pillowtex Corporation's Annual Report on Form 10-K for
                  the fiscal year ended December 31, 1994)
    10.24      -- Indenture dated as of February 1, 1994, by and among           NOT
                  Torfeaco Industries Limited and Lodestone Investments      APPLICABLE
                  Limited, Lese Holdings Limited, Golden Elms Limited, M.
                  Swadron Limited, and Helsinor Investments Limited
                  (incorporated by reference to Exhibit 10.29 to Pillowtex
                  Corporation's Annual Report on Form 10-K for the fiscal
                  year ended December 31, 1993)
    10.25      -- Sublicense Agreement, dated as of July 1, 1995, between        NOT
                  Pillowtex Corporation and the Ralph Lauren Home            APPLICABLE
                  Collection (incorporated by reference to Exhibit 10 to
                  Pillowtex Corporation's Quarterly on Form 10-Q for the
                  quarter ended July 1, 1995)

   EXHIBIT
   NUMBER                        DESCRIPTION OF EXHIBITS                     PAGE NUMBER
   -------                       -----------------------                     -----------
    10.26      -- Lease Agreement, dated as of September 18, 1995, between       NOT
                  Pillowtex Corporation and Sanwa Business Credit Corp.      APPLICABLE
                  (incorporated by reference to Exhibit 10.4 to Pillowtex
                  Corporation's Quarterly Report on Form 10-Q, as amended
                  for the quarter ended September 30, 1995)
    10.27      -- Agreement of Lease, dated May 23, 1995, between Ten            NOT
                  Seventy One Joint Venture and Pillowtex Corporation        APPLICABLE
                  (incorporated by reference to Exhibit 10.66 to Pillowtex
                  Corporation's Annual Report on Form 10-K for the fiscal
                  year ended December 30, 1995)
    10.28      -- Lease, dated as of March 1, 1977, by and among Torfeaco        NOT
                  Industries Limited and Standa Investment Limited, and      APPLICABLE
                  Sharon Construction Limited (incorporated by reference to
                  Exhibit 10.43 to Pillowtex Corporation's Annual Report on
                  Form 10-K for the fiscal year ended December 31, 1993)
    10.29      -- Industrial Lease, dated as of November 23, 1992, between       NOT
                  Angel and Jean Echevarria and Pillowtex Corporation        APPLICABLE
                  (incorporated by reference to Exhibit 10.21 to Pillowtex
                  Corporation's Registration Statement on Form S-1 (No.
                  33-57314) filed on January 22, 1993)
    10.30      -- Form of Lease, dated as of October 12, 1988, between           NOT
                  Jimmie D. Smith, Jr. and Pillowtex Corporation             APPLICABLE
                  (incorporated by reference to Exhibit 10.23 to Pillowtex
                  Corporation's Registration Statement on Form S-1 (No.
                  33-57314) filed on January 22, 1993)
    10.31      -- Form of Equipment Leasing Agreement between BTM Financial      NOT
                  & Leasing Corporation B-4 and Beacon Manufacturing         APPLICABLE
                  Company, Manetta Home Fashions, Inc., and Tennessee
                  Woolen Mills, Inc., dated as of June 14, 1996 (without
                  Exhibits) (incorporated by reference to Exhibit 10 to
                  Pillowtex Corporation's Quarterly Report on Form 10-Q for
                  the quarter ended June 30, 1996)
    10.32      -- Employment Agreement dated as of January 1, 1993, between      NOT
                  Pillowtex Corporation and Charles M. Hansen, Jr.           APPLICABLE
                  (incorporated by reference to Exhibit 10.2 to Pillowtex
                  Corporation's Registration Statement on Form S-1 (No.
                  33-57314) filed on January 22, 1993)
    10.33      -- Amendment to Employment Agreement, dated as of July 26,        NOT
                  1993, between Pillowtex Corporation and Charles M.         APPLICABLE
                  Hansen, Jr. (incorporated by reference to Exhibit 10.26
                  to Pillowtex Corporation's Annual Report on Form 10-K for
                  the fiscal year ended December 31, 1993)
    10.34      -- Forms of Employment Agreement dated as of September 1,         NOT
                  1995, between Pillowtex Corporation and each of            APPLICABLE
                  Christopher N. Baker, Jeffrey D. Cordes, and Scott E.
                  Shimizu (incorporated by reference to Exhibits 10.1,
                  10.2, and 10.3 to Pillowtex Corporation's Quarterly
                  Report on Form 10-Q, as amended, for the quarter ended
                  September 30, 1995)
    10.35      -- Forms of Change of Control Agreement, dated as of              NOT
                  September 1, 1995, between Pillowtex Corporation and each  APPLICABLE of Christopher N. Baker, Jeffrey D. Cordes, and Scott E.
                  Shimizu (incorporated by reference to Exhibits 10.5,
                  10.6, and 10.7 to Pillowtex Corporation's Quarterly
                  Report on Form 10-Q, as amended, for the quarter ended
                  September 30, 1995)
    10.36      -- Form of Confidentiality and Noncompetition Agreement           NOT
                  (incorporated by reference to Exhibit 10.27 to Pillowtex   APPLICABLE
                  Corporation's Registration Statement on Form S-1 (No.
                  33-57314) filed on January 22, 1993)

   EXHIBIT
   NUMBER                        DESCRIPTION OF EXHIBITS                     PAGE NUMBER
   -------                       -----------------------                     -----------
    10.37      -- Form of Director Indemnification Agreement (incorporated       NOT
                  by reference to Exhibit 10.36 to Pillowtex Corporation's   APPLICABLE
                  Registration Statement on Form S-1 (No. 33-57314) filed
                  on January 22, 1993)
    10.38      -- Split Dollar Life Insurance Agreement between Pillowtex        NOT
                  Corporation and Charles M. Hansen, Jr. dated July 26,      APPLICABLE
                  1993 (incorporated by reference to Exhibit 10.32 to
                  Pillowtex Corporation's Annual Report on Form 10-K for
                  the fiscal year ended December 31, 1993)
    10.39      -- Pillowtex Corporation 1993 Stock Option Plan                   NOT
                  (incorporated by reference to Appendix A to Pillowtex      APPLICABLE
                  Corporation's Proxy Statement relating to its Annual
                  Meeting of Shareholders held on May 8, 1997)
    10.40      -- Form of Employment Agreement entered into between              NOT
                  Pillowtex Management Services Company and each of          APPLICABLE
                  Christopher N. Baker, Jeffrey D. Cordes, Scott E.
                  Shimizu, and John H. Karnes (incorporated by reference to
                  Exhibit 10.1 to Pillowtex Corporation's Quarterly Report
                  on Form 10-Q for the quarter ended June 28, 1997)
    10.41      -- Form of Guaranty Agreement dated as of April 22, 1997,         NOT
                  between Pillowtex Corporation and each of Christopher N.   APPLICABLE
                  Baker, Jeffrey D. Cordes, Scott E. Shimizu, Kevin M.
                  Finlay, and John H. Karnes (incorporated by reference to
                  Exhibit 10.2 to Pillowtex Corporation's Quarterly Report
                  on Form 10-Q for the quarter ended June 28, 1997)
    10.42      -- Form of Employment Agreement dated as of April 11, 1997,       NOT
                  between Pillowtex Management Services Company and Kevin    APPLICABLE
                  M. Finlay (incorporated by reference to Exhibit 10.3 to
                  Pillowtex Corporation's Quarterly Report on Form 10-Q for
                  the quarter ended June 28, 1997)
    10.43      -- Pillowtex Corporation Supplemental Executive Retirement        NOT
                  Plan, effective as of January 1, 1997 (incorporated by     APPLICABLE
                  reference to Exhibit 10.1.44 to Pillowtex Corporation's
                  Registration Statement on Form S-4 (No. 33-36663) filed
                  on September 29, 1997)
    10.44      -- Pillowtex Corporation Management Incentive Plan                NOT
                  (incorporated by reference to Appendix B to Pillowtex      APPLICABLE
                  Corporation's Proxy Statement relating to its Annual
                  Meeting of Shareholders held on May 8, 1997)
    10.45      -- Amended and Restated Director Stock Option Plan of the         NOT
                  Registrant approved by the stockholders of the             APPLICABLE
                  Corporation on April 28, 1992 (incorporated by reference
                  to Exhibit A to Fieldcrest Cannon, Inc.'s Proxy Statement
                  relating to its Annual Meeting of Stockholders held on
                  April 28, 1992)
    10.46      -- Stock Option Agreement between Fieldcrest Cannon, Inc.         NOT
                  and James M. Fitzgibbons, dated as of September 11, 1991   APPLICABLE
                  (incorporated by reference to Exhibit 4.1 to Fieldcrest
                  Cannon, Inc.'s Registration Statement on Form S-8 (No.
                  33-44703) filed on December 23, 1991)
    10.47      -- Employee Retention Agreement between Fieldcrest Cannon,        NOT
                  Inc. and James M. Fitzgibbons, effective as of July 9,     APPLICABLE
                  1993 (incorporated by reference to Exhibit 10.2 to
                  Fieldcrest Cannon, Inc.'s Quarterly Report on Form 10-Q
                  for the quarter ended September 30, 1993)
    10.48      -- Instrument of Amendment, dated July 15, 1996 between           NOT
                  Fieldcrest Cannon, Inc. and James M. Fitzgibbons           APPLICABLE
                  (incorporated by reference to Exhibit 10.4 to Fieldcrest
                  Cannon, Inc.'s Annual Report on Form 10-K for the fiscal
                  year ended December 31, 1996)

   EXHIBIT
   NUMBER                        DESCRIPTION OF EXHIBITS                     PAGE NUMBER
   -------                       -----------------------                     -----------
    10.49      -- Employee Retention Agreement between Fieldcrest Cannon,        NOT
                  Inc. and Robert E. Dellinger, effective as of July 9,      APPLICABLE
                  1993 (incorporated by reference to Exhibit 10.9 to
                  Fieldcrest Cannon, Inc.'s Annual Report on Form 10-K for
                  the fiscal year ending December 31, 1993)
    10.50      -- Instrument of Amendment, dated July 29, 1993 between           NOT
                  Fieldcrest Cannon, Inc. and Robert E. Dellinger            APPLICABLE
                  (incorporated by reference to Exhibit 10.10 to Fieldcrest
                  Cannon, Inc.'s Annual Report on Form 10-K for the fiscal
                  year ending December 31, 1993)
    10.51      -- Instrument of Amendment, dated July 15, 1996 between           NOT
                  Fieldcrest Cannon, Inc. and Robert E. Dellinger            APPLICABLE
                  (incorporated by reference to Exhibit 10.7 Fieldcrest
                  Cannon, Inc.'s Annual Report on Form 10-K for the fiscal
                  year ended December 31, 1996)
    10.52      -- Employee Retention Agreement between Fieldcrest Cannon,        NOT
                  Inc. and Thomas R. Staab, effective as of July 9, 1993     APPLICABLE
                  (incorporated by reference to Exhibit 10.8 to Fieldcrest
                  Cannon, Inc.'s Annual Report on Form 10-K for the fiscal
                  year ending December 31, 1995)
    10.53      -- Instrument of Amendment, dated July 29, 1993 between           NOT
                  Fieldcrest Cannon, Inc. and Thomas R. Staab (incorporated  APPLICABLE by reference to Exhibit 10.9 to Fieldcrest Cannon, Inc.'s
                  Annual Report on Form 10-K for the fiscal year ending
                  December 31, 1995)
    10.54      -- Instrument of Amendment, dated July 15, 1996 between           NOT
                  Fieldcrest Cannon, Inc. and Thomas R. Staab (incorporated  APPLICABLE by reference to Exhibit 10.10 to Fieldcrest Cannon,
                  Inc.'s Annual Report on Form 10-K for the fiscal year
                  ended December 31, 1996)
    10.55      -- Employee Retention Agreement between Fieldcrest Cannon,        NOT
                  Inc. and John Nevin, effective as of October 3, 1996       APPLICABLE
                  (incorporated by reference to Exhibit 10.11 to Fieldcrest
                  Cannon, Inc.'s Annual Report on Form 10-K for the fiscal
                  year ended December 31, 1996)
    10.56      -- Form of Employee Retention Agreement between Fieldcrest        NOT
                  Cannon, Inc. and other executive officers of Fieldcrest    APPLICABLE
                  Cannon, Inc., effective as of July 9, 1993 (incorporated
                  by reference to Exhibit 10.6 to Fieldcrest Cannon, Inc.'s
                  Quarterly Report on Form 10-Q for the quarter ended
                  September 30, 1993)
    10.57      -- Form of Instrument of Amendment, dated July 29, 1993           NOT
                  between Fieldcrest Cannon, Inc. and other executive        APPLICABLE
                  officers of Fieldcrest Cannon, Inc. (incorporated by
                  reference to Exhibit 10.7 to Fieldcrest Cannon, Inc.'s
                  Quarterly Report on Form 10-Q for the quarter ended
                  September 30, 1993)
    10.58      -- Form of Instrument of Amendment, dated July 15, 1996           NOT
                  between Fieldcrest Cannon, Inc. and other executive        APPLICABLE
                  officers of Fieldcrest Cannon, Inc. (incorporated by
                  reference to Exhibit 10.14 to Fieldcrest Cannon, Inc.'s
                  Annual Report on Form 10-K for the fiscal year ended
                  December 31, 1996)
    10.59      -- 1995 Employee Stock Option Plan of Fieldcrest Cannon,          NOT
                  Inc. (incorporated by reference to Exhibit 4.1 of          APPLICABLE
                  Fieldcrest Cannon, Inc.'s Registration Statement of Form
                  S-8 (No. 33-59145) filed on May 8, 1995)
    10.60      -- Yarn Purchase Agreement between Parkdale Mills,                NOT
                  Incorporated and Fieldcrest Cannon, Inc. (incorporated by  APPLICABLE reference to Exhibit 10 to Fieldcrest Cannon, Inc.'s
                  Quarterly Report on Form 10-Q for the quarter ended March
                  31, 1996)

   EXHIBIT
   NUMBER                        DESCRIPTION OF EXHIBITS                     PAGE NUMBER
   -------                       -----------------------                     -----------
    10.61      -- Amended and Restated Credit Agreement, dated as of             NOT
                  December 19, 1997, among Pillowtex Corporation, certain    APPLICABLE
                  Lenders named therein, and NationsBank of Texas, N.A., as
                  Administrative Agent (incorporated by reference to
                  Exhibit 10.1 to Pillowtex Corporation's Current Report on
                  Form 8-K (No. 001-11756) filed on January 6, 1998)
    10.62      -- Term Credit Agreement, dated as of December 19, 1997,          NOT
                  among Pillowtex Corporation, certain Lenders named         APPLICABLE
                  herein, and NationsBank of Texas, N.A., as Administrative
                  Agent (incorporated by reference to Exhibit 10.2 to
                  Pillowtex Corporation's Current Report on Form 8-K (No.
                  001-11756) filed on January 6, 1998)
    10.63      -- Preferred Stock Purchase Agreement, dated as of September      NOT
                  10, 1997, by and among Pillowtex Corporation, Apollo       APPLICABLE
                  Investment Fund III, L.P., Apollo Overseas Partners III,
                  L.P., and Apollo (UK) Partners III, L.P. (incorporated by
                  reference to Exhibit 10.2 to Pillowtex Corporation's
                  Current Report on Form 8-K dated September 10, 1997, as
                  amended by a Form 8-K/A (Amendment No. 1) dated September
                  10, 1997)
    10.64      -- Amendment No. 1 to the Preferred Stock Purchase                NOT
                  Agreement, dated as of November 21, 1997, by and among     APPLICABLE
                  Pillowtex Corporation, Apollo Investment Fund III, L.P.,
                  Apollo Overseas Partners III, L.P., and Apollo (UK)
                  Partners III, L.P. (incorporated by reference to Exhibit
                  10.1 to Pillowtex Corporation's Current Report on Form
                  8-K dated November 21, 1997)
    10.65      -- Purchase Agreement, dated December 15, 1997, among             NOT
                  Pillowtex Corporation, the guarantors listed on the        APPLICABLE
                  signature page thereto, and NationsBanc Montgomery
                  Securities, Inc. and Bear, Stearns & Co. Inc.
                  (incorporated by reference to Exhibit 10.5 to Pillowtex
                  Corporation's Current Report on Form 8-K (No. 001-11756)
                  filed on January 6, 1998)
    10.66      -- Purchase Agreement Supplement, dated December 19, 1997,        NOT
                  among Pillowtex Corporation, the guarantors listed on the  APPLICABLE signature page thereto, and NationsBank Montgomery
                  Securities, Inc. and Bear, Stearns & Co. Inc.
                  (incorporated by reference to Exhibit 10.6 to Pillowtex
                  Corporation's Current Report on Form 8-K (No. 001-11756)
                  filed on January 6, 1998)
    11.1       -- Fieldcrest Cannon, Inc.'s Computation of Primary and           NOT
                  Fully Diluted Net Income Per Share (incorporated by        APPLICABLE
                  reference to Exhibit 11 to Fieldcrest Cannon, Inc.'s
                  Annual Report on Form 10-K for the fiscal year ended
                  December 31, 1996)
    11.2       -- Fieldcrest Cannon, Inc.'s Computation of Primary and           NOT
                  Fully Diluted Net Income Per Share (incorporated by        APPLICABLE
                  reference to Exhibit 11 to Fieldcrest Cannon, Inc.'s
                  Quarterly Report on Form 10-Q for the quarter ended
                  September 30, 1997)
   *12.1       -- Statement regarding computation of ratios earnings to
                  fixed charges
    16.1       -- Letter from Ernst & Young LLP (incorporated by reference       NOT
                  to Exhibit 16.1 to Fieldcrest Cannon, Inc.'s Current       APPLICABLE
                  Report on Form 8-K (No. 002-79328) filed on December 29,
                  1997)
    21.1       -- List of Pillowtex Corporation's Principal Operating            NOT
                  Subsidiaries (incorporated by reference to Exhibit 21.1    APPLICABLE
                  to Pillowtex Corporation's Form S-4 (No. 333-17731) filed
                  on December 12, 1996)

   EXHIBIT
   NUMBER                        DESCRIPTION OF EXHIBITS                     PAGE NUMBER
   -------                       -----------------------                     -----------
    21.2       -- List of Fieldcrest Cannon, Inc.'s Principal Operating          NOT
                  Subsidiaries (incorporated by reference to Exhibit 21 to   APPLICABLE
                  Fieldcrest Cannon, Inc.'s Annual Report on Form 10-K for
                  the fiscal year ended December 31, 1996)
    23.1       -- Consent of Jones, Day, Reavis & Pogue (included in
                  Exhibit 5.1)
   *23.2       -- Consent of KPMG Peat Marwick LLP
   *23.3       -- Consent of Ernst & Young LLP
   *24.1       -- Powers of Attorney
   *25.1       -- Statement of eligibility under the Trust Indenture Act of
                  1939 on Form T-1
   *99.1       -- Form of Letter of Transmittal
   *99.2       -- Form of Notice of Guaranteed Delivery

---------------

* Filed herewith

+ To be filed by amendment